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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CENTEX CONSTRUCTION PRODUCTS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Centex Construction Products, Inc.

2728 N. Harwood
Dallas, Texas 75201

                    , 2003

Dear Stockholder:

      You are cordially invited to attend a special meeting of stockholders of Centex Construction Products, Inc., which we refer to as “CXP,” to be held at 9:00 a.m., local time, on                     , 2003, at 2728 N. Harwood, 10th Floor, Dallas, Texas. At the special meeting, you will be asked to consider and vote upon nine proposals. The first of these proposals relates to a reclassification of the common stock of CXP that is necessary to permit the tax-free distribution by Centex Corporation, which we refer to as “Centex,” of all of the shares of CXP common stock held by Centex to its stockholders. Centex currently holds 11,962,304 shares of common stock, representing approximately 65% of our outstanding common stock. We refer to our currently existing class of common stock as our “common stock” prior to the reclassification and as “Class A common stock” after the reclassification.

      Given the nature of Centex’s ownership of CXP, in order for the reclassification and the distribution to be tax-free to Centex and its stockholders for U.S. federal income tax purposes, among other things, Centex must own, at the time of the distribution, capital stock of CXP having the right to elect at least 85% of the members of our board of directors, and Centex must distribute all of that stock to its stockholders in a single transaction. Accordingly, the proposal provides for the reclassification of 9,220,000 of the 11,962,304 shares of our common stock held by Centex into a new class of common stock, called the “Class B common stock,” having the right to elect at least 85% of the members of our board of directors. The holders of shares of our Class A common stock will have the right to elect the remaining member or members of our board of directors. In all other respects the rights of the holders of these two classes of stock will be substantially the same. Immediately after the reclassification, all of the Class B common stock and the remaining 2,742,304 shares of our Class A common stock held by Centex will be distributed to the Centex stockholders.

      As a technical matter, you will be voting to adopt an agreement and plan of merger, dated as of July 21, 2003, among CXP, Centex and ARG Merger Corporation, a newly formed wholly-owned subsidiary of Centex, as a means to effect the reclassification. The merger agreement provides for certain amendments to our certificate of incorporation that are necessary to effect the reclassification.

      If the reclassification is approved and other conditions are satisfied or waived, CXP will declare and pay a special one-time cash dividend to CXP stockholders (including Centex) of $6.00 per share, or an aggregate of approximately $112 million, payable to stockholders of record prior to the distribution.

      The reclassification, the distribution and related transactions, which are described in detail in the accompanying proxy statement, are expected to provide certain benefits to CXP and its stockholders. The reclassification will allow the public holders of our Class A common stock to elect one director, compared to their current inability to significantly influence the election of any members of our board of directors due to Centex’s majority voting control. Apart from the increased influence over the election of one director, the reclassification itself will not result in any material benefits to our stockholders. However, the reclassification is a prerequisite to the other proposed transactions, because Centex advised us that it would only be willing to proceed with the distribution and related transactions if the distribution were tax-free to Centex and its stockholders. Accordingly, our board of directors reviewed the proposed transactions in their entirety, and considered the following benefits from the distribution and related transactions:

•	The proposed transactions will significantly increase the public float and liquidity of our capital stock by increasing the number of shares held by stockholders (other than Centex) from about 6.6 million shares to about 18.6 million shares, which includes shares of the Class A common stock and shares of the Class B common stock. The proposed transactions will also significantly increase the public float and liquidity of our existing class of common stock by increasing the number of shares of that class held by stockholders (other than Centex) from about 6.6 million shares to about 9.4 million shares. In addition, the transactions will result in a broader stockholder base when Centex distributes the shares of Class B common stock and Class A common stock held by it to its stockholders. We estimate that there will be at least 28,000 beneficial owners of our capital stock immediately following the distribution, which represents more than ten times our current number of beneficial owners.

•	We believe that a broader stockholder base, coupled with increased public float and liquidity of our capital stock may attract additional analyst coverage of us, which we believe would enhance the market’s awareness of our capital stock and stimulate interest from new investors.

•	We expect that an expansion of our stockholder base and broader exposure in the investment community will enhance our ability to use our capital stock as an acquisition currency and as a means of raising capital.

•	Our stockholders will receive immediate tangible value through the special one-time cash dividend.

•	As a 65% owned subsidiary of Centex, we currently must compete for capital with Centex’s other lines of business. The proposed transactions will permit us to manage our business and seek growth opportunities without regard to considerations or limitations related to Centex’s other businesses.

•	The proposed transactions will permit us to pursue our business interests independent of Centex, particularly with respect to acquisitions, business and asset sales and other corporate opportunities.

•	Subject to a two-year limitation on mergers and other extraordinary transactions and the effect of the governance proposals described below, the transactions may permit our stockholders to share in any premium associated with a future transfer of control of CXP, if such an event should occur.

      These transactions also have certain actual or potential disadvantages to CXP and its stockholders, which you should carefully consider:

•	After the reclassification, our current public stockholders will hold shares of Class A common stock, which have voting rights that are inferior to those of the Class B common stock with respect to the election of directors. As a result, our current public stockholders will have diminished voting rights in the election of directors inasmuch as our current stockholders will only have the right to elect directors comprising 15% or less of our board of directors.

•	In order to fund payment of the special dividend to our stockholders, we expect to incur approximately $112 million of debt under a new bank credit facility. Our debt service obligations with respect to this new debt will have an adverse impact on our earnings and cash flow for as long as the indebtedness is outstanding. This adverse effect on our earnings and cash flow could negatively impact our stock price.

•	In certain precedent distribution transactions similar in structure to the proposed transactions, the market price of the common stock held by the stockholders of the issuer declined during specified periods after the announcement of such transactions. Numerous factors impact stock price

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performance and we cannot predict the impact the proposed transactions will have on our stock price.

•	We expect to incur some additional administrative and other costs after the distribution as a public company that operates independently of Centex.

•	We have agreed with Centex that we will not engage in certain transactions, including mergers, consolidations, liquidations, asset sales and stock repurchases, for a period of two years after the distribution, unless Centex has received satisfactory assurances that these transactions will not affect the tax-free nature of the distribution. These obligations could limit our ability to engage in these types of transactions, even if such transactions would otherwise be in the best interests of our stockholders.

•	After the distribution, it is likely that some Centex stockholders will sell all or part of the shares of Class A common stock and Class B common stock received by them, which could depress the market price of our Class A common stock and Class B common stock.

      You will also be asked to consider and vote upon certain corporate governance and authorized capital proposals which are described in detail in the attached proxy statement. You are also being asked to approve a stockholders’ rights plan. We believe that these proposals will help foster our long-term growth as an independent company following the distribution and, in the case of the governance and the stockholders’ rights plan proposals, will help protect our stockholders from potentially coercive or abusive takeover tactics and attempts to acquire control of us at a price or on terms that are not in the best interests of our stockholders. In addition, we have agreed to indemnify Centex for tax liabilities under certain circumstances if the distribution becomes subject to tax. The likelihood of the distribution losing its tax-free status and CXP being subject to liability under the tax indemnification provisions of the distribution agreement increase if CXP is acquired. By making a takeover of CXP without approval of our board of directors more difficult, these proposals will also protect CXP from potential liabilities resulting from the loss of the tax-free status of the distribution. The governance and authorized capital proposals would amend our certificate of incorporation to create a classified board of directors consisting of three classes, eliminate the ability of our stockholders to act by written consent, eliminate the ability of our stockholders to call a special meeting of stockholders, require a supermajority vote by our stockholders to amend certain provisions of our certificate of incorporation and increase the amount of our authorized capital stock. The governance proposals and stockholders’ rights plan proposal may discourage takeover bids and other transactions that could result in the removal of our board of directors or incumbent management, even if a substantial number of stockholders believe that these actions would be in their best interests.

      You will also be asked to consider and vote upon a proposal to change our name to “Eagle Materials Inc.”

      Finally, you will be asked to vote upon a proposal to adopt a new incentive plan combining, amending and restating our two existing stock option plans without increasing the number of shares available for awards.

      The accompanying proxy statement provides information about the proposed transactions. Our board encourages you to read the entire proxy statement and the appendices carefully.

      The board of directors of CXP, upon the recommendation of its special committee consisting of independent directors, has determined that the distribution and related transactions, including the reclassification, are advisable, fair to and in the best interests of CXP and its stockholders and have unanimously approved the merger agreement and each of the governance, authorized capital increase, name change, stockholders’ rights plan and incentive plan proposals. The board of directors of CXP recommends that you vote “For” the adoption of the merger agreement and the governance, authorized capital increase, name change, stockholders’ rights plan and incentive plan proposals and urges you to sign, date and mail the enclosed proxy in the reply envelope at your earliest convenience.

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      Thank you for your continued support as we proceed to consider and implement these important transactions.

Very truly yours,

LAURENCE E. HIRSCH
Chairman of the Board

      Your vote is important. Whether or not you plan to attend the special meeting, please fill in, sign and promptly return your proxy in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted. Executed but unmarked proxies will be voted for the adoption of the agreement and plan of merger and for the approval of each of the governance, authorized capital increase, name change, stockholders’ rights plan and incentive plan proposals. There is no need to send any CXP stock certificates to us in your proxy envelope or otherwise.

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SUMMARY TERM SHEET
Centex Construction Products, Inc.
Centex Corporation
Summary of the Transactions
Transaction and Ownership Structure
Expected Benefits of the Transactions to CXP and its Stockholders
Disadvantages of the Transactions to CXP and its Stockholders
Conditions to the Transactions and Other Proposals
Special Meeting
Board of Directors Recommendation
Required Vote
Interests of Our Officers and Directors
Appendices
QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION, THE GOVERNANCE PROPOSALS, THE AUTHORIZED CAPITAL INCREASE PROPOSAL, THE NAME CHANGE PROPOSAL, THE STOCKHOLDERS’ RIGHTS PLAN PROPOSAL AND THE INCENTIVE PLAN PROPOSAL
THE SPECIAL MEETING
Date, Time and Place of the Special Meeting of Stockholders
Recommendation of the CXP Board
Record Date and Shares Entitled to Vote
Voting of Proxies
Required Vote
Quorum, Abstentions and Broker Non-Votes
Other Matters
Solicitation of Proxies and Expenses
CERTAIN CONSIDERATIONS
PROPOSAL ONE: THE RECLASSIFICATION AND RELATED TRANSACTIONS
Background of the Reclassification and the Related Transactions
CXP’s Reasons for the Reclassification and Related Transactions
Opinion of the Special Committee’s Financial Advisor
Certain Financial Projections
Description of the Reclassification Proposal
Description of Bylaws Amendments
Recommendation of the CXP Board
Required Vote
Effects of the Reclassification on Outstanding Shares
Cash Dividend
Stock Option Adjustment
Financing; Bank Credit Facility
Tax Matters -- Reclassification and Distribution
Tax Matters -- Cash Dividend
Interests of Our Officers and Directors in the Reclassification
Relationship Between Centex and CXP after the Distribution
New York Stock Exchange Approvals
Federal Securities Law Consequences
No Appraisal Rights
DESCRIPTION OF THE MERGER AGREEMENT AND DISTRIBUTION AGREEMENT
The Merger Agreement
The Distribution Agreement
UNAUDITED PROFORMA FINANCIAL INFORMATION
UNAUDITED PRO FORMA BALANCE SHEET As of June 30, 2003 (in $000s)
UNAUDITED PRO FORMA INCOME STATEMENT For the Three Months Ended June 30, 2003
UNAUDITED PRO FORMA INCOME STATEMENT For the Year Ended March 31, 2003
Transactions
Pro Forma Adjustments
PROPOSALS TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT AND NINE: GOVERNANCE PROPOSALS, AUTHORIZED CAPITAL INCREASE PROPOSAL, NAME CHANGE PROPOSAL, STOCKHOLDERS’ RIGHTS PLAN PROPOSAL AND INCENTIVE PLAN PROPOSAL
General
Purpose and Effects of the Governance Proposals
Purpose and Effects of the Authorized Capital Increase Proposal
Purpose and Effects of Name Change Proposal
The Governance Proposals, the Authorized Capital Increase Proposal and the Name Change Proposal
Recommendation of the CXP Board
Description of Bylaws Amendments
Stockholders’ Rights Plan Proposal
Recommendation of the CXP Board
Incentive Plan Proposal
Recommendation of the CXP Board
Required Vote
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CXP
BOARD OF DIRECTORS AND MANAGEMENT OF CXP
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
WHERE YOU CAN FIND MORE INFORMATION
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D
APPENDIX E
APPENDIX F

Centex Construction Products, Inc.

2728 N. Harwood
Dallas, Texas 75201

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held                     , 2003

To the Stockholders:

      NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Centex Construction Products, Inc., a Delaware corporation (“CXP”), will be held at 2728 N. Harwood, 10th Floor, Dallas, Texas 75201 at 9:00 a.m., local time, on                     , 2003, for the following purposes:

(1) Reclassification Proposal. You are being asked to approve the adoption of an agreement and plan of merger, dated as of July 21, 2003, among CXP, Centex Corporation (“Centex”) and ARG Merger Corporation, a newly-formed, wholly-owned subsidiary of Centex. The merger agreement provides for the merger of ARG Merger Corporation with and into CXP in order to reclassify our capital stock to create a new class of common stock, to be called “Class B common stock,” having the right to elect at least 85% of the members of our board of directors. We refer to our existing class of common stock as “common stock” prior to the reclassification and as “Class A common stock” after the reclassification. The reclassification is being proposed to facilitate the tax-free distribution by Centex to its stockholders of its approximately 65% equity ownership interest in CXP. In the reclassification, Centex will exchange 9,220,000 shares of common stock held by it for an equal number of shares of Class B common stock. Immediately following the reclassification, Centex will distribute these shares of Class B common stock and the remaining 2,742,304 shares of Class A common stock held by Centex to its stockholders. The merger agreement provides for certain amendments to our certificate of incorporation that are necessary to create the Class B common stock.

(2) Governance Proposals. You are also being asked to approve a number of proposals that would, if approved, amend our certificate of incorporation at the effective time of the merger as follows:

•	Staggered Board Proposal. To amend our certificate of incorporation to divide our board of directors into three classes, with each director serving for a term of three years.

•	Written Consent Proposal. To amend our certificate of incorporation to eliminate the ability of our stockholders to act by written consent.

•	Special Meeting Proposal. To amend our certificate of incorporation to eliminate the ability of our stockholders to call special meetings of the stockholders.

•	Supermajority Voting Proposal. To amend our certificate of incorporation to require approval of 66 2/3% of the outstanding shares of our common stock entitled to vote, voting together as a single class, to alter, amend, rescind or repeal our bylaws by action of our stockholders or to adopt or modify the provisions of our certificate of incorporation relating to:

•	the division of our board of directors into three classes;

•	the inability of our stockholders to act by written consent;

•	the inability of our stockholders to call special meetings of the stockholders;

•	the ability of our board of directors to adopt, alter, amend and repeal the bylaws;

•	a special voting provision limiting the voting rights of beneficial owners of 15% or more of the outstanding shares of our Class B common stock; and

•	the 66 2/3% vote required in order for our stockholders to modify any of the provisions of the certificate of incorporation described above.

These proposals are collectively referred to as the “governance proposals.” None of the governance proposals will become effective unless the reclassification is completed.

(3) Authorized Capital Increase Proposal. To approve an amendment to our certificate of incorporation to increase the authorized number of shares of common stock and preferred stock that we may issue from 50,000,000 shares of common stock and 2,000,000 shares of preferred stock to 100,000,000 shares of common stock (consisting of 50,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock) and 5,000,000 shares of preferred stock. The authorized capital increase proposal will not become effective unless the reclassification is completed.

(4) Name Change Proposal. To approve an amendment to our certificate of incorporation to change our name from “Centex Construction Products, Inc.” to “Eagle Materials Inc.” The name change proposal will not become effective unless the reclassification is completed.

(5) Stockholders’ Rights Plan Proposal. To approve a proposal to implement a stockholders’ rights plan. The stockholders’ rights plan proposal will not become effective unless the reclassification is completed.

(6) Incentive Plan Proposal. To approve a proposal to adopt a new incentive plan combining, amending and restating our two existing stock option plans without increasing the number of shares available for awards. The incentive plan proposal will become effective even if the reclassification is not completed.

(7) Other Business. To conduct such other business as may properly come before the special meeting or any adjournment thereof.

      Each of the foregoing items of business is more fully described in the proxy statement accompanying this notice. We urge you to review the proxy statement and appendices thereto in their entirety.

      If the reclassification is approved and other conditions to the proposed transactions are satisfied or waived, CXP will declare and pay a special one-time cash dividend to CXP stockholders (including Centex) of $6.00 per share, or an aggregate of approximately $112 million, payable to stockholders of record prior to the distribution.

      The Board of Directors of CXP has fixed the close of business on October 24, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the special meeting. The transfer books will not be closed.

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      You are cordially invited to attend the special meeting. Whether or not you expect to attend the special meeting in person, you are urged to sign, date and mail promptly the accompanying form of proxy so that your shares may be represented and voted at the special meeting. Your proxy will be returned to you if you choose to attend the special meeting and request that it be returned.

By Order of the Board of Directors

James H. Graass
Executive Vice President,
General Counsel and Secretary

Dallas, Texas

                    , 2003

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Page

SUMMARY TERM SHEET	1
Centex Construction Products, Inc.	1
Centex Corporation	1
Summary of the Transactions	1
Other Proposals	3
Transaction and Ownership Structure	6
Expected Benefits of the Transactions to CXP and its Stockholders	7
Disadvantages of the Transactions to CXP and its Stockholders	8
Conditions to the Transactions and Other Proposals	9
Special Meeting	9
Board of Directors Recommendation	9
Required Vote	9
Interests of Our Officers and Directors	10
Appendices	10
QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION, THE GOVERNANCE PROPOSALS, THE AUTHORIZED CAPITAL INCREASE PROPOSAL, THE NAME CHANGE PROPOSAL, THE STOCKHOLDERS’ RIGHTS PLAN PROPOSAL AND THE INCENTIVE PLAN PROPOSAL	12
THE SPECIAL MEETING	15
Date, Time and Place of the Special Meeting of Stockholders	15
Recommendation of the CXP Board	15
Record Date and Shares Entitled to Vote	16
Voting of Proxies	16
Required Vote	17
Quorum, Abstentions and Broker Non-Votes	17
Other Matters	18
Solicitation of Proxies and Expenses	18
CERTAIN CONSIDERATIONS	20
PROPOSAL ONE: THE RECLASSIFICATION AND RELATED TRANSACTIONS	25
Background of the Reclassification and the Related Transactions	25
CXP’s Reasons for the Reclassification and Related Transactions	30
Opinion of the Special Committee’s Financial Advisor	34
Certain Financial Projections	43
Description of the Reclassification Proposal	44
Description of Bylaws Amendments	46
Recommendation of the CXP Board	46
Required Vote	47
Effects of the Reclassification on Outstanding Shares	47
Cash Dividend	47
Stock Option Adjustment	48
Financing; Bank Credit Facility	48
Tax Matters — Reclassification and Distribution	49
Tax Matters — Cash Dividend	51

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Page

Interests of Our Officers and Directors in the Reclassification	52
Relationship Between Centex and CXP after the Distribution	53
New York Stock Exchange Approvals	53
Federal Securities Law Consequences	53
No Appraisal Rights	54
DESCRIPTION OF THE MERGER AGREEMENT AND DISTRIBUTION AGREEMENT	55
The Merger Agreement	55
The Distribution Agreement	57
UNAUDITED PRO FORMA FINANCIAL INFORMATION	62
Unaudited Pro Forma Balance Sheet As of June 30, 2003	63
Unaudited Pro Forma Income Statement For the Three Months Ended June 30, 2003	64
Unaudited Pro Forma Income Statement For the Year Ended March 31, 2003	65
Transactions	65
Pro Forma Adjustments	65
PROPOSALS TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT AND NINE: GOVERNANCE PROPOSALS, AUTHORIZED CAPITAL INCREASE PROPOSAL, NAME CHANGE PROPOSAL, STOCKHOLDERS’ RIGHTS PLAN PROPOSAL AND INCENTIVE PLAN PROPOSAL	67
General	67
Purpose and Effects of the Governance Proposals	67
Purpose and Effects of the Authorized Capital Increase Proposal	69
Purpose and Effects of Name Change Proposal	69
The Governance Proposals, the Authorized Capital Increase Proposal and the Name Change Proposal	70
Recommendation of the CXP Board	72
Description of Bylaws Amendments	72
Stockholders’ Rights Plan Proposal	73
Recommendation of the CXP Board	78
Incentive Plan Proposal	79
Recommendation of the CXP Board	85
Required Vote	85
STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CXP	86
BOARD OF DIRECTORS AND MANAGEMENT OF CXP	89
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS	90
WHERE YOU CAN FIND MORE INFORMATION	91
Appendix A — Amended and Restated Agreement and Plan of Merger
Appendix B — Amended and Restated Distribution Agreement
Appendix C — Restated Certificate of Incorporation of CXP
Appendix D — Bylaws of CXP
Appendix E — Opinion of Bear, Stearns & Co. Inc.
Appendix F — Centex Construction Products, Inc. Incentive Plan

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SUMMARY TERM SHEET

      This summary term sheet provides an overview of the material information that is presented in this proxy statement and may not contain all the information that is important to you. You should carefully read this entire proxy statement and the attached appendices for a more complete understanding of the transactions. References in this proxy statement to “CXP,” “we,” “us,” “ours” or like terms refer to Centex Construction Products, Inc. In this proxy statement we refer to our currently existing class of common stock as our “common stock” prior to the reclassification described below and as “Class A common stock” after the reclassification. Additionally, we refer to the new class of common stock created pursuant to the reclassification as “Class B common stock.” This proxy statement and the accompanying proxy were first sent to our stockholders on or about                     , 2003.

Centex Construction Products, Inc.

      We produce and sell cement, gypsum wallboard, recycled paperboard, aggregates and readymix concrete used in residential, industrial, commercial and infrastructure applications. We are a holding company and the businesses of the consolidated group are conducted through our subsidiaries. Prior to April 19, 1994, CXP was a wholly-owned subsidiary of Centex Corporation which we refer to as “Centex.” On April 19, 1994, we completed an initial public offering of 51% of our common stock. Our existing common stock, par value $0.01 per share, began trading publicly on the New York Stock Exchange on April 19, 1994. Centex currently owns approximately 65% of our common stock. Our principal executive offices are located at 2728 N. Harwood, Dallas, Texas 75201, and our telephone number at that location is (214) 981-5000.

Centex Corporation

      Centex, through its subsidiaries, is engaged in five principal business segments: home building, financial services, construction products, construction services and investment real estate. Centex’s home building operations involve the purchase and development of land or lots and the construction and sale of single-family homes, townhomes and low-rise condominiums. Through its financial services operations, Centex is engaged in the residential mortgage banking business, as well as in other financial services that are in large part related to the residential mortgage market, and include mortgage origination, servicing and other related services. Centex’s construction products operations are conducted through its ownership interest in CXP. The construction services operations involve the construction of buildings for both private and government interests, including office, commercial and industrial buildings, hospitals, hotels, correctional facilities, education institutions, museums, libraries, airport facilities and sports facilities. Centex’s investment real estate operations involve the acquisition, development and sale of land, primarily for industrial, office, multi-family, retail, residential and mixed-use projects. Centex’s principal executive offices are located at 2728 N. Harwood, Dallas, Texas 75201, and its telephone number at that location is (214) 981-5000.

Summary of the Transactions

      CXP and Centex have agreed, subject to various conditions, to effect a series of transactions that will permit Centex to distribute its entire equity interest in CXP to Centex’s stockholders in a transaction that is tax-free to Centex and its stockholders. In order to permit this distribution to be tax-free for U.S. federal income tax purposes, CXP proposes to make the changes to its capital structure described in this proxy statement.

•	Summary of the Merger and Reclassification Proposal.

•	On July 21, 2003, CXP, Centex and ARG Merger Corporation, a newly formed wholly-owned subsidiary of Centex that we refer to as “Merger Sub,” entered into an agreement and plan of merger. We subsequently amended and restated this agreement to make certain minor modifications. This amended and restated agreement and plan of merger, which we refer to as the “merger agreement,” provides for the merger of Merger Sub with CXP in order to reclassify its common stock to create a new class of our common stock called Class B common stock. The reclassification is being proposed to facilitate the tax-free distribution by Centex to its stockholders of its approximate 65% ownership interest in CXP.

•	Given the nature of Centex’s ownership interest in CXP, in order for the distribution by Centex of its entire equity interest in CXP to be tax-free to Centex and its stockholders, among other things, Centex must own, at the time of the distribution, capital stock of CXP having the right to elect at least 85% of the members of CXP’s board of directors, and Centex must distribute its entire equity interest in CXP to Centex’s stockholders in a single transaction.

•	The reclassification will be implemented as follows:

•	Centex will first contribute to Merger Sub 9,220,000 shares of our common stock and will retain its remaining 2,742,304 shares of our common stock.

•	Merger Sub will then merge with and into CXP and, as a result, the shares of common stock of Merger Sub held by Centex will be converted into 9,220,000 shares of Class B common stock.

•	The shares of our common stock held by stockholders other than Merger Sub will not be affected by the merger. We refer to these transactions in this proxy statement as the “reclassification.”

•	The holders of shares of Class B common stock will be entitled to elect at least 85% of our board of directors. The holders of shares of our Class A common stock will have the right to elect the remaining member or members of our board of directors. The minimum number of directors of our board will be set at seven so that the holders of our Class A common stock will always be entitled to elect at least one director. In all other respects, the rights of the holders of our Class A common stock and the Class B common stock will be substantially the same, including with respect to voting rights on fundamental transactions affecting CXP. See “Proposal One: The Reclassification and Related Transactions — Description of the Reclassification Proposal” and “Description of the Merger Agreement and Distribution Agreement — The Merger Agreement — Reclassification and Merger.”

•	The merger agreement provides for certain amendments to our certificate of incorporation necessary to create the Class B common stock. The amendments also include a special voting provision that limits the voting rights of holders of 15% or more of the Class B common stock as described under “Proposal One: The Reclassification and Related Transactions — Description of the Reclassification Proposal — Limitation on Voting Rights of Class B Common Stock.”

•	We are asking our stockholders to approve the adoption of the merger agreement, which, upon the merger of Merger Sub with CXP, will effect the reclassification. We refer to this proposal in this proxy statement as the “reclassification proposal.”

•	Cash Dividend. If the reclassification proposal is approved and the other conditions described in the merger agreement and the distribution agreement, dated as of July 21, 2003, between CXP and Centex are satisfied or waived, then we will declare a special one-time cash dividend to our holders of common stock (including Centex) of $6.00 per share, payable to stockholders of record as of a date prior to the record date for the distribution. Based on the number of shares of common stock that are outstanding as of October 31, 2003, the total amount of the special dividend will be approximately $112 million, of which Centex will be entitled to receive approximately $72 million. All or substantially all of the special dividend will be funded through borrowings by CXP under a new bank credit facility to be established in connection with these transactions. See “Proposal One: The Reclassification and Related Transactions — Financing; Bank Credit Facility” and “Description of the Merger Agreement and Distribution Agreement — The Distribution Agreement.”

•	Distribution. We also have entered into a distribution agreement, dated as of July 21, 2003, which governs the terms and conditions of the distribution and the special cash dividend. This distribution agreement was subsequently amended and restated to incorporate certain minor technical changes and we refer to the amended and restated distribution agreement as the “distribution agreement.” If the reclassification proposal is approved and the other conditions described in the merger agreement and the distribution agreement are satisfied or waived, then immediately following the payment of the cash dividend and completion of the reclassification, Centex will distribute to its stockholders, in proportion to the number of Centex shares they hold, all of the shares of Class B common stock that Centex receives in the reclassification, together with all of the remaining shares of Class A common stock owned by Centex. Centex estimates that a holder of a share of Centex common stock will receive approximately .19 shares of CXP stock pursuant to the distribution, consisting of approximately .04 shares of Class A common stock and approximately .15 shares of Class B common stock. No fractional CXP shares will be distributed in the distribution. Fractional shares will instead be aggregated and sold in the public market by the distribution agent, and the aggregate net cash proceeds will be distributed ratably to those stockholders who would otherwise receive fractional interests. After the reclassification and distribution, the number of outstanding shares of our Class A common stock and Class B common stock will be substantially equal. See “Proposal One: The Reclassification and Related Transactions” and “Description of the Merger Agreement and Distribution Agreement — The Distribution Agreement.”

Other Proposals

      We are asking our stockholders to approve several other proposals relating to the amendment of our certificate of incorporation and other matters in connection with the transactions described above. These proposals, other than the incentive plan proposal, will not be implemented if the reclassification proposal is not approved by the required vote of our stockholders.

•	Governance Proposals. We are asking our stockholders to approve a number of governance proposals that we believe would, if approved, foster our long-term growth as an independent company following the distribution and protect our stockholders from potentially coercive or abusive takeover tactics and attempts to acquire CXP at a price or on terms that are not in the best interests of CXP stockholders. In addition, by making a takeover or other change of control of CXP without approval of our board of directors more difficult, the proposals will also protect CXP from potential liabilities under the distribution agreement resulting from the loss of the tax free status of the distribution. We are proposing to amend our certificate of incorporation as follows:

•	Staggered Board Proposal. If this proposal is approved, our certificate of incorporation will be amended to divide our board of directors into three classes, with each director serving for a term of three years.

•	Written Consent Proposal. If this proposal is approved, our certificate of incorporation will be amended to eliminate the ability of our stockholders to act by written consent.

•	Special Meeting Proposal. If this proposal is approved, our certificate of incorporation will be amended to eliminate the ability of our stockholders to call special meetings of the stockholders.

•	Supermajority Voting Proposal. If this proposal is approved, our certificate of incorporation will be amended to require the approval of 66 2/3% of the outstanding shares of our stock entitled to vote, voting together as a single class, to alter, amend, rescind or repeal our bylaws by action of our stockholders or to adopt or modify the provisions of our certificate of incorporation relating to:

•	the division of our board of directors into three classes;

•	the inability of our stockholders to act by written consent;

•	the inability of our stockholders to call special meetings of the stockholders;

•	the ability of our board of directors to adopt, alter, amend and repeal the bylaws;

•	the special voting limitation that limits the voting rights of beneficial owners of 15% or more of the outstanding shares of our Class B common stock; and

•	the 66 2/3% vote required in order for our stockholders to modify any of the provisions of the certificate of incorporation described above.

See “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — The Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal and the Incentive Plan Proposal.”

•	Authorized Capital Increase Proposal. We are asking our stockholders to approve a proposal that would, if approved, provide us with sufficient authorized capital stock for future issuances. If this proposal is approved, our certificate of incorporation will be amended to increase our authorized common stock from 50,000,000 to 100,000,000 shares of common stock (consisting of 50,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock). We are also proposing to increase our authorized preferred stock from 2,000,000 to 5,000,000 shares. Our board of directors believes that this increase in our authorized capital will ensure that there remains a sufficient authorized number of shares of common stock and preferred stock after the reclassification in order to provide for potential future stock splits, sales of our securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, and providing options or other stock incentives to our employees, consultants or others. See “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — The Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal and the Incentive Plan Proposal.”

•	Name Change Proposal. We are asking our stockholders to approve an amendment to our certificate of incorporation that would, if approved, change our name to “Eagle Materials Inc.” See “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — The Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal and the Incentive Plan Proposal.”

•	Stockholders’ Rights Plan Proposal. Our board of directors has approved a stockholders’ rights plan to be implemented, subject to approval by our stockholders, upon consummation of the distribution. The purpose of the stockholders’ rights plan is to enhance the ability of our board of directors to ensure that our stockholders receive full, fair value for their shares of common stock in the event of a hostile takeover attempt. The stockholders’ rights plan encourages potential acquirors to negotiate with our board of directors and discourages certain coercive takeover tactics. In addition, by making a takeover or other change of control of CXP without approval of our board of directors more difficult, this proposal will also protect CXP from potential liabilities under the distribution agreement resulting from the loss of the tax free status of the distribution. Under the terms of the stockholders’ rights plan, our board of directors will declare a dividend of one right for each outstanding share of any class of our common stock. Upon the occurrence of certain triggering events, as described in greater detail under “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Stockholders’ Rights Plan Proposal,” each holder of a right (other than the acquiring person and certain related parties) will generally have the right to receive, upon exercise, capital stock having a value equal to two times the purchase price of the right. The effect of the exercise of the rights is to dilute the ownership position of a person who has acquired percent of our common stock by allowing our stockholders (other than the acquiring stockholder) to buy our capital stock at a lower price. The stockholders’ rights plan will include a provision requiring a committee comprised of independent directors of CXP to review and evaluate the plan no less frequently than once every three years, with the first review to take place two years after the distribution. See “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Stockholders’ Rights Plan Proposal.”

•	Incentive Plan Proposal. We are asking our stockholders to approve an incentive plan that would combine, amend and restate our existing stock option plans. We are proposing this new plan at this time in order to, among other things, ensure that our equity compensation arrangements are governed by a uniform set of terms and provisions. The number of shares that would be available for issuance under the incentive plan has not increased and is the same as the total number of shares available for issuance under our two existing stock option plans. The purpose of the incentive plan is to further the interests of CXP and our stockholders by providing incentives in the form of awards to key employees and nonemployee directors who can contribute materially to the success and profitability of CXP and our affiliates. See “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Incentive Plan Proposal.”

Transaction and Ownership Structure

      The following chart illustrates CXP’s current ownership structure, the effect of the reclassification, dividend and distribution, and the ownership of CXP immediately after the reclassification and the distribution:

Expected Benefits of the Transactions to CXP and its Stockholders

      The reclassification, the distribution and the related transactions described in this proxy statement are expected to result in the benefits set forth below, which are described in greater detail under “Proposal One: The Reclassification and Related Transactions — CXP’s Reasons for the Reclassification and Related Transactions.” The reclassification will allow the public holders of our Class A common stock to elect one director, compared to their current inability to significantly influence the election of any members of our board of directors due to Centex’s majority voting control. Apart from the increased influence over the election of one director, the reclassification itself will not result in any material benefits to our stockholders. However, the reclassification is a prerequisite to the other proposed transactions, because Centex advised us that it would only be willing to proceed with the distribution and related transactions if the distribution were tax-free to Centex and its stockholders. Accordingly, our board of directors reviewed the proposed transactions in their entirety, and considered the following benefits from the distribution and related transactions:

•	The proposed transactions will significantly increase the public float and liquidity of our capital stock by increasing the number of shares held by stockholders (other than Centex) from about 6.6 million shares to about 18.6 million shares, which includes shares of the Class A common stock and shares of the Class B common stock. The proposed transactions will also significantly increase the public float and liquidity of our existing class of common stock by increasing the number of shares of that class held by stockholders (other than Centex) from about 6.6 million shares to about 9.4 million shares. In addition, the transactions will result in a broader stockholder base when Centex distributes the shares of Class B common stock and the Class A common stock held by it to its stockholders. We estimate that there will be at least 28,000 beneficial owners of our capital stock immediately following the distribution, which represents more than ten times our current number of beneficial owners.

•	We believe that a broader stockholder base, coupled with increased public float and liquidity of our capital stock, may attract additional analyst coverage of CXP, which we believe would enhance the market’s awareness of our capital stock and stimulate interest from new investors.

•	We expect that an expansion of our stockholder base and broader exposure in the investment community will enhance our ability to use our capital stock as an acquisition currency and as a means of raising capital.

•	Our stockholders will receive immediate tangible value through the special one-time cash dividend.

•	As a 65% owned subsidiary, we currently must compete for capital with Centex’s other businesses. The proposed transactions will permit us to manage our business and seek growth opportunities without regard to considerations or restraints related to Centex’s other businesses, including capital structure limitations required for Centex to maintain its current credit rating.

•	The proposed transactions will permit us to pursue our business interests independent of Centex, particularly with respect to acquisitions, business and asset sales and other corporate opportunities, and are designed to enhance the long term value of CXP.

•	Subject to the two-year limitation on mergers and other extraordinary transactions and the effect of the governance proposals, the transactions may permit our stockholders to share in any premium associated with a future transfer of control of CXP, if such an event should occur.

•	The proposed transactions are expected to enhance the attractiveness of our equity-based compensation plans due to the increased public float and liquidity of our capital stock, thereby increasing our ability to attract and retain qualified employees.

      The governance proposals and stockholders’ rights plan proposal will help foster our long-term growth as an independent company following the reclassification and the distribution by protecting our stockholders from potentially coercive or abusive takeover tactics and attempts to acquire control of CXP at a price or on terms that are not in the best interest of all of CXP’s stockholders.

Disadvantages of the Transactions to CXP and its Stockholders

      The reclassification, the distribution and related transactions also have certain actual or potential disadvantages to CXP and its stockholders, which you should carefully consider:

•	After the reclassification, our current public stockholders will hold shares of Class A common stock, which have voting rights that are inferior to those of the Class B common stock with respect to the election of directors. As a result, our current public stockholders will have diminished voting power in the election of directors inasmuch as our current stockholders will only have the right to elect directors comprising 15% or less of our board of directors. The market value of our Class A common stock could be adversely affected by the inferior voting rights of this class.

•	In order to fund payment of the special dividend to our stockholders, including Centex, we expect to incur approximately $112 million of new bank debt. Our debt service obligations with respect to this new bank debt will have an adverse impact on our earnings and cash flow for as long as the debt is outstanding. This adverse affect on our earnings and cash flow could negatively impact our stock price.

•	In certain precedent distribution transactions similar in structure to the proposed transactions, the market price of the common stock held by the stockholders of the issuer declined during specified periods after the announcement of such transactions. Numerous factors impact stock price performance and we cannot predict the impact the proposed transactions will have on our stock price.

•	We have agreed with Centex that we will not engage in certain transactions, including mergers, consolidations, liquidations, asset sales and stock repurchases, for a period of two years after the distribution, unless Centex has received satisfactory assurances that these transactions will not affect the tax-free nature of the distribution. These obligations could limit our ability to engage in these types of transactions, even if such transactions would otherwise be in the best interests of our stockholders.

•	After the distribution, some Centex stockholders will sell all or part of the shares of Class A common stock and Class B common stock received by them, which could depress the market price of our Class A common stock and Class B common stock.

•	Under certain circumstances, including in the event of an acquisition of CXP by a third party within two years after the distribution, we could be obligated to indemnify Centex and its stockholders against significant tax liabilities.

•	In the past, Centex has performed certain corporate functions for us, including legal, accounting, benefit program administration, insurance administration and internal audit services. As an independent public company, we will be required, after an interim transition period, to replace these services, which costs will likely exceed the fees we pay to Centex.

Conditions to the Transactions and Other Proposals

      The reclassification and the distribution will occur only if all of the necessary conditions contained in the merger agreement and the distribution agreement are satisfied or waived. These conditions include, among other things, the receipt of a ruling from the Internal Revenue Service, or “IRS,” and the approval of the reclassification proposal by the votes of our stockholders described below under “— Required Vote.” As of the date of this proxy statement, Centex has not received the required ruling from the IRS. None of the governance proposals, the authorized capital increase proposal, the name change proposal or the stockholders’ rights plan proposal will be implemented unless the reclassification is completed. The incentive plan proposal will be implemented even if the reclassification is not completed. For a description of the other conditions contained in the merger agreement and the distribution agreement, see “Description of the Merger Agreement and Distribution Agreement — The Merger Agreement — Conditions to the Merger” and “— The Distribution Agreement — Conditions to the Distribution and the Declaration of the Cash Dividend.”

Special Meeting

      We have called a special meeting of our stockholders to be held at 9:00 a.m., local time, on                     , 2003, at 2728 N. Harwood, 10th Floor, Dallas, Texas. At the special meeting, you will be asked to consider and vote upon the adoption of the merger agreement and upon the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal. See “The Special Meeting.”

Board of Directors Recommendation

      Our board of directors, upon the recommendation of the special committee, has unanimously approved the merger agreement and each of the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal. Our board of directors has determined, based upon the recommendations of the special committee, that the distribution and related transactions, including the reclassification, are advisable, fair to and in the best interests of CXP and its unaffiliated and affiliated stockholders. Our board of directors has also determined, based upon the recommendations of the special committee, that each of the governance proposals, the authorized capital increase proposal, the name change proposal and the stockholders’ rights plan proposal are advisable and in the best interests of CXP and our stockholders. Our board of directors recommends that you vote “For” the adoption of the merger agreement and each of the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal. See “Proposal One: The Reclassification and Related Transactions — Recommendation of the CXP Board” and “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Recommendation of the CXP Board.”

Required Vote

      Each outstanding share of our common stock is entitled to one vote on each proposal. Under Delaware corporate law, adoption of the merger agreement and approval of each of the governance proposals, the authorized capital increase proposal and the name change proposal require the affirmative vote of the holders of a majority of our common stock entitled to vote on such proposal. The approval of the stockholders’ rights plan proposal is also being submitted for the affirmative vote of the holders of a majority of our common stock entitled to vote on such proposal. The approval of the incentive plan proposal requires the affirmative vote of the holders of a majority of the shares voting on the proposal. In addition, the reclassification will occur only if the holders of a majority of the shares of our common stock present in person or by proxy at the special meeting and voting on the reclassification proposal, other than Centex, vote to adopt the merger agreement. Throughout this proxy statement, when we refer to the approval of the reclassification proposal by our stockholders, we are referring to both the adoption of the merger agreement by the vote required under Delaware corporate law and the vote described in the previous sentence. See “Proposal One: The Reclassification and Related Transactions — Required Vote” and “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Required Vote.”

      Centex has informed us that it will vote its shares of our common stock in favor of the reclassification proposal, each of the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal. Since Centex owns approximately 65% of our outstanding shares, the approval of each of the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal is assured. See “Proposal One: The Reclassification and Related Transactions — Required Vote” and “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Required Vote.”

Interests of Our Officers and Directors

      Some of our officers and directors may have interests in the reclassification and related transactions that are different from, or in addition to, the interests of our public stockholders. For example, two of our directors, Messrs. Laurence E. Hirsch and Timothy R. Eller, are executive officers and directors of Centex and one of our directors, Mr. Quinn, is a former executive officer and current director of Centex. Centex will receive certain significant benefits in this transaction, including receipt of approximately 65% or approximately $72 million, of the special dividend, which will be funded through the incurrence of debt by CXP. Centex will also receive the Class B common stock as a result of the reclassification, which will have superior voting rights to the Class A common stock, but Centex will not be required to pay any consideration for its increased voting rights. The members of our management and board of directors also have interests in the governance proposals and stockholders’ rights plan proposal that differ from the interests of our public stockholders, because these proposals may discourage takeover bids and other transactions that could result in the removal of our board of directors or incumbent management. In addition, in connection with the cash dividend, we will be making certain adjustments to outstanding stock options held by our optionees, including our officers and directors. Also, our directors and officers hold stock options granted under, and will be eligible to receive grants of stock options and restricted stock under, our incentive plan. See “Certain Considerations,” “Proposal One: The Reclassification and Related Transactions — Interests of Our Officers and Directors in the Reclassification,” “— Stock Option Adjustment” and “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Incentive Plan Proposal.”

Appendices

•	The merger agreement is attached as Appendix A to this proxy statement.

•	The distribution agreement is attached as Appendix B.

•	The proposed restated certificate of incorporation is attached as Appendix C and includes provisions that reflect the reclassification proposal, governance proposals and authorized capital increase proposal, which will become effective if these proposals are approved.

•	The proposed amended and restated bylaws are attached as Appendix D and include proposals adopted in connection with our board’s approval of the reclassification proposal as well as changes to our bylaws relating solely to the governance proposals, which will become effective if the reclassification proposal and the governance proposals are approved.

•	The opinion of Bear, Stearns & Co. Inc., the special committee’s financial advisor, relating to the financial fairness of the reclassification, the cash dividend and the distribution, taken as a whole, to CXP’s public stockholders, is attached as Appendix E.

•	The proposed incentive plan is attached as Appendix F.

      We encourage you to read this proxy statement, the merger agreement, the distribution agreement, the proposed certificate of incorporation and bylaws, the opinion of Bear Stearns and the incentive plan carefully and in their entirety.

QUESTIONS AND ANSWERS ABOUT THE RECLASSIFICATION,

THE GOVERNANCE PROPOSALS, THE AUTHORIZED CAPITAL INCREASE PROPOSAL,
THE NAME CHANGE PROPOSAL, THE STOCKHOLDERS’ RIGHTS PLAN PROPOSAL
AND THE INCENTIVE PLAN PROPOSAL

Q:	What am I being asked to vote upon in the reclassification?

A:	You are being asked to adopt a merger agreement providing for the reclassification of our capital stock. If the merger is approved and completed, a new class of common stock of CXP will be created that will be called Class B common stock and will have the right to elect at least 85% of our directors. The holders of shares of our Class A common stock will have the right to elect the remaining members of our board of directors. Centex currently holds 11,962,304 shares of our common stock. Centex will exchange 9,220,000 of these shares for an equal number of shares of Class B common stock in the reclassification. Centex will then distribute all of the 9,220,000 shares of Class B common stock that it receives in the reclassification, together with the remaining 2,742,304 shares of Class A common stock held by it, to its stockholders in the distribution. After the reclassification and distribution, the number of outstanding shares of our Class A common stock and Class B common stock will be substantially equal. If the reclassification is approved and other conditions to the proposed transactions are satisfied or waived, CXP will declare and pay a special one-time cash dividend to CXP stockholders (including Centex) of $6.00 per share, or an aggregate of approximately $112 million, payable to stockholders of record prior to the distribution.

Q:	Other than the voting rights for the board of directors, is there any difference between a share of our Class A common stock and a share of Class B common stock?

A:	No. In general, the rights of the holders of our Class A common stock and Class B common stock will be substantially the same in all other respects. More specifically, the voting rights of our Class A common stock and Class B common stock will be the same in all matters submitted to our stockholders except the election of our directors and certain other limited matters required by Delaware law. Delaware law requires a separate class voting right if an amendment to our certificate of incorporation would alter the aggregate number of authorized shares or par value of either such class or alter the powers, preferences or special rights of either such class so as to affect these rights adversely.

Q:	What stockholder approvals are needed for the reclassification proposal?

A:	The reclassification requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. In addition, the reclassification will occur only if approved by the affirmative vote of the holders of a majority of the shares of our common stock, other than Centex, that vote on the reclassification in person or by proxy at the special meeting.

Q:	Other than the stockholder approvals discussed above, are there other conditions to the reclassification?

A:	Yes. The reclassification will occur only if all of the conditions described under the caption “Description of the Merger Agreement and Distribution Agreement — The Merger Agreement — Conditions to the Merger” are satisfied or waived. These conditions include, among other things, the receipt of a ruling from the Internal Revenue Service confirming that the reclassification and distribution will be tax-free transactions.

Q:	If the reclassification and distribution occur, will CXP’s name be changed?

A:	Yes. If the reclassification and distribution occur and the name change proposal is approved, our certificate of incorporation will be amended to change our name to “Eagle Materials Inc.”

Q:	Will the cash dividend be paid if the reclassification proposal is not approved?

A:	No. We will declare and pay a special one-time cash dividend of $6.00 per share to the holders of our existing class of common stock, including Centex, only if the reclassification is approved.

Q:	Why is CXP recommending the governance proposals and stockholders’ rights plan proposal?

A:	We believe that, after the reclassification and distribution, we may be vulnerable to unsolicited attempts to acquire control of our company. We have agreed to indemnify Centex for tax liabilities under certain circumstances if the distribution becomes subject to tax. The likelihood of the distribution losing its tax-free status and CXP being subject to liability under the tax indemnification provisions of the distribution agreement increase if CXP is acquired. By making a takeover of CXP without approval of our board of directors more difficult, these proposals, will protect CXP from potential liabilities resulting from the loss of the tax-free status of the distribution. We also believe that the governance proposals and stockholders’ rights plan proposal will help foster our long-term growth as an independent company following the reclassification and the distribution and will help protect our stockholders from potentially abusive takeover tactics and attempts to acquire control of CXP at a price or on terms that are not in the best interests of all of our stockholders.

Q:	Why is CXP recommending the authorized capital increase proposal?

A:	Our board of directors believes that an increase in our authorized capital will ensure that there remains a sufficient authorized number of shares of common stock and preferred stock after the reclassification and distribution in order to provide for potential future stock splits, sales of our securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, and providing options or other stock incentives to our employees, consultants or others.

Q:	What stockholder approvals are needed for the governance proposals, authorized capital increase proposal, name change proposal, stockholders’ rights plan proposal and incentive plan proposal?

A:	Each of the governance proposals, authorized capital increase proposal, name change proposal and stockholders’ rights plan proposal requires the affirmative vote of the holders of a majority of our outstanding shares of common stock. The approval of the incentive plan proposal requires the affirmative vote of the holders of a majority of the shares voting on the proposal. Since Centex has informed us that it will vote its shares of our common stock in favor of each of these proposals, the approval of these proposals is assured.

Q:	Will the governance proposals, authorized capital increase proposal, name change proposal, stockholders’ rights plan proposal or incentive plan proposal be implemented even if the reclassification and distribution do not occur?

A:	Other than the incentive plan proposal, we will not implement any of these proposals, if the reclassification and distribution does not occur.

Q:	What if I do not vote?

A:	The failure to vote your shares will have the same effect as a vote against the reclassification, the governance proposals, authorized capital increase proposal, name change proposal and stockholders’ rights plan proposal, although it will have no effect with respect to the separate required vote on the reclassification by stockholders other than Centex and with respect to the vote on the incentive plan proposal. If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the reclassification, the governance proposals, authorized capital increase proposal, name change proposal, stockholders’ rights plan proposal and incentive plan proposal. If you respond and abstain from voting, your proxy will have the same effect as a vote against the reclassification, the governance proposals, authorized capital increase proposal, name change proposal and stockholders’ rights plan proposal, although your abstention will have no effect with respect to the separate required vote on the reclassification by stockholders other than Centex and with respect to the vote on the incentive plan proposal.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to the secretary of CXP before the special meeting. If your shares are held in an account at a brokerage firm or bank, you should contact your brokerage firm or bank to change your vote. Third, if you are a holder of record, you can attend the special meeting and vote in person.

Q:	Should I send in my stock certificates now?

A:	No. Other than Centex, our stockholders will not be exchanging share certificates. Please do not send in your stock certificates with your proxy or otherwise.

Q:	Will the shares of our common stock continue to be listed on the New York Stock Exchange?

A:	Following the reclassification and distribution, and if the name change proposal is approved, shares of our Class A common stock will be listed on the New York Stock Exchange under the symbol “EXP.” The Class B common stock is expected to be listed on the New York Stock Exchange under the symbol “EXP.b.” Our Class A common stock and Class B common stock will trade independently of each other and the trading prices of the shares of such classes of common stock may be different.

Q:	When do you expect the reclassification and distribution to be completed?

A:	We expect the reclassification and the distribution to be completed promptly following receipt of stockholder approval of the reclassification proposal and the satisfaction or waiver of the applicable conditions to completion of the distribution.

Q:	Who can help answer my questions?

A:	If you have any questions about the reclassification or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Georgeson Shareholder Communications Inc.
17 State Street, 28th Floor
New York, New York 10004
(800)

THE SPECIAL MEETING

This proxy statement is being furnished to our stockholders on or about , 2003 in connection with the solicitation of proxies by our board of directors for use at a special meeting of stockholders at which our stockholders are being asked to vote on the adoption of the merger agreement and on the governance proposals, authorized capital increase proposal, name change proposal, stockholders’ rights plan proposal and incentive plan proposal. When we refer to the special meeting in this proxy statement, we are also referring to any adjournments or postponements of the special meeting.

Date, Time and Place of the Special Meeting of Stockholders

      The special meeting of stockholders will be held at 9:00 a.m., local time, on                     , 2003, at 2728 N. Harwood, 10th Floor, Dallas, Texas 75201.

Recommendation of the CXP Board

      Reclassification Proposal. Our board of directors, upon the recommendation of the special committee, has unanimously determined that the distribution and related transactions, including the reclassification, are advisable, fair to and in the best interests of CXP and our unaffiliated and affiliated stockholders. These transactions will give voting control of CXP to public stockholders and are expected to result in certain benefits that are described under “Proposal One: Reclassification and Related Transactions — CXP’s Reasons for the Reclassification and Related Transactions.” In addition to the long-term benefits of independence for CXP, the proposed transactions will deliver immediate value to our stockholders by virtue of the cash dividend. Our board of directors recommends that you vote “For” the adoption of the merger agreement.

      Governance Proposals. Our board of directors, upon recommendation of the special committee, has unanimously determined that each of the staggered board proposal, the written consent proposal, the special meeting proposal and the supermajority voting proposal is advisable and in the best interests of CXP and our stockholders. Because Centex will no longer own a majority of our capital stock after the distribution, our board of directors believes that the distribution will make it easier for a third party to attempt to acquire CXP. Our board of directors also believes that companies can be and are acquired, and that changes in control of companies can and do occur, at prices below realistically achievable levels when boards do not have measures in place to require an acquiror to negotiate the terms of any acquisition directly with the board. Many companies have put in place provisions that effectively require such negotiations. The governance proposals are intended to make it more difficult for a potential acquiror to seek to acquire control of CXP by means of a proxy contest, merger or tender offer which is not negotiated with our board of directors. In addition, by making a takeover or other change of control of CXP without approval of our board of directors more difficult, these proposals will also protect CXP from potential liabilities under the distribution agreement resulting from the loss of the tax free status of the distribution. Our board of directors recommends that you vote “For” approval of each of the governance proposals.

      Authorized Capital Increase Proposal. Our board of directors has unanimously determined that the authorized capital increase proposal is advisable and in the best interests of CXP and our stockholders. Our board of directors believes that the increase in capital stock will ensure that there remains a sufficient authorized number of shares of common stock and preferred stock after the reclassification for potential future stock splits, sales of our securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, or providing options or other stock incentives to our employees, consultants or others. Our board of directors recommends that you vote “For” approval of the authorized capital increase proposal.

      Name Change Proposal. Our board of directors has unanimously determined that our name should be changed to “Eagle Products Inc.” to eliminate the reference to “Centex” because we will no longer be a majority-owned subsidiary of Centex and in order to establish an independent market presence in the construction products industry. Our board of directors recommends that you vote “For” approval of the name change proposal.

      Stockholders’ Rights Plan Proposal. Our board of directors has unanimously determined that the stockholders’ rights plan proposal is advisable and in the best interests of CXP and its stockholders. Our board of directors believes that implementation of the stockholders’ rights plan will enhance the ability of our board of directors to ensure that our stockholders receive full, fair value for their shares of common stock in the event of a hostile takeover. The stockholders’ rights plan encourages potential acquirors to negotiate with our board of directors and discourages certain coercive takeover tactics. In addition, by making a takeover or other change of control of CXP without approval of our board of directors more difficult, this proposal will also protect CXP from potential liabilities under the distribution agreement resulting from the loss of the tax free status of the distribution. Our board of directors recommends that you vote “For” approval of the stockholders’ rights plan proposal.

      Incentive Plan Proposal. Our board of directors, upon the recommendation of the compensation committee, approved the incentive plan and its submission to our stockholders. We are asking our stockholders to approve an incentive plan that would combine, amend and restate our existing stock option plans. We are proposing this new equity incentive compensation plan at this time in order, among other things, to ensure that our equity compensation arrangements are governed by a uniform set of terms and provisions. The number of shares available for issuance under the incentive plan has not increased and is the same as the total number of shares available for issuance under our two existing stock option plans. The purpose of the incentive plan is to further the interests of CXP and our stockholders by providing incentives in the form of awards to key employees and nonemployee directors who can contribute materially to the success and profitability of CXP and our affiliates. See “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine: Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Incentive Plan Proposal.” Our board of directors recommends that you vote “For” approval of the incentive plan proposal.

Record Date and Shares Entitled to Vote

      Only holders of record of our common stock as of the close of business on the record date, which is October 24, 2003, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. A list of the stockholders of record will be available for inspection at the special meeting and at our headquarters located at 2728 N. Harwood, Dallas, Texas 75201, during ordinary business hours during the ten-day period prior to the special meeting. As of the close of business on the record date, there were 18,571,032 shares of our common stock outstanding and entitled to vote at the special meeting. A majority of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Voting of Proxies

      The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the special meeting. Stockholders are requested to complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope. So long as they are not revoked, all properly executed proxies received prior to the vote at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no direction is indicated, to approve the adoption of the merger agreement and each of the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal. You may revoke your proxy at any time before its use by delivering to our secretary at the above address, written notice of revocation or a duly executed proxy bearing a later date, or by attending the special meeting and voting in person.

Required Vote

      Each outstanding share of our common stock is entitled to one vote on each of the proposals described above and any other matter which properly comes before the special meeting.

      Reclassification Proposal. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock. In addition, the reclassification will be implemented only if the holders of a majority of the shares of our common stock voting on the reclassification proposal, in person or by proxy, at the special meeting, other than Centex, vote to adopt the merger agreement.

      Staggered Board Proposal. The staggered board proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Written Consent Proposal. The written consent proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Special Meeting Proposal. The special meeting proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Supermajority Voting Proposal. The supermajority voting proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Authorized Capital Increase Proposal. The authorized capital increase proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Name Change Proposal. The name change proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Stockholders’ Rights Plan Proposal. The stockholders’ rights plan proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.

      Incentive Plan Proposal. The incentive plan proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock voting with respect to such proposal; provided that the total vote cast represents at least 50% of all shares of common stock entitled to vote on the proposal.

      As of the record date, current executive officers and directors of CXP owned 36,858 shares of our common stock, representing approximately 0.3% of the shares outstanding. CXP has been advised by its executive officers and directors that all of such persons intend to vote in favor of each of the proposals described above at the special meeting.

      As of the record date, Centex owned 11,962,304 shares of our common stock, representing approximately 65% of the shares outstanding at that date. Centex has informed us that it intends to vote all of the shares of our common stock owned by it in favor of the adoption of the merger agreement and each of the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal. Accordingly, approval of the governance proposals, the authorized capital increase proposal, name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal is assured.

Quorum, Abstentions and Broker Non-Votes

      The required quorum for the transaction of business at the special meeting is the presence in person or by proxy of a majority of the shares of common stock issued and outstanding and entitled to vote at the special meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares. If an executed proxy card is returned by a broker or bank holding shares which indicates that the broker or bank does not have discretionary authority to vote for approval of the reclassification proposal, the governance proposals, the authorized capital increase proposal, the name change proposal, the stockholders’ rights plan proposal and/or the incentive plan proposal, this will be considered to be a broker non-vote. Abstentions and broker non-votes each will be included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum. Because the adoption of the merger agreement and approval of each of the governance proposals, the authorized capital increase proposal, the name change proposal and the stockholders’ rights plan proposal require the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote thereon, abstentions and broker non-votes will have the same effect as votes against each of the proposals. Centex has agreed that the approval of the reclassification proposal will also require the approval of the holders of a majority of the shares of our common stock that are present, in person or by proxy, at the special meeting and vote upon the proposal, other than Centex. Abstentions and broker non-votes will not have any effect on the special approval condition for the reclassification proposal or on the approval of the incentive plan proposal.

      The actions proposed in this proxy statement are not matters that can be voted on by brokers holding shares for beneficial owners without the owners’ specific instructions. Accordingly, all beneficial owners of common stock are urged to instruct their brokers how to vote.

Other Matters

      Only one proxy statement is being delivered to multiple security holders who share an address unless we have received contrary instructions from one or more of the security holders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement to a security holder of a shared address to which a single copy was delivered. Also, security holders sharing an address may request a single copy of proxy statements if they are currently receiving multiple copies. Such requests can be made by contacting the Secretary at our principal executive offices.

      The board of directors is not currently aware of any business to be acted upon at the special meeting, other than as described herein. If, however, other matters are properly brought before the special meeting, the persons appointed as proxies will have discretion to vote or act on these matters according to their best judgment, to the extent permitted by applicable law and unless otherwise indicated on any particular proxy. Notwithstanding the foregoing, shares represented by proxies voting against any proposal described in this proxy statement will not be voted in favor of a proposal to adjourn the special meeting for the purposes of soliciting additional proxies with respect to such proposal.

      Representatives of Ernst & Young LLP, our independent auditors for the current fiscal year and the prior fiscal year, are expected to be present at the special meeting and will have the opportunity to make a statement if they desire to do so. Ernst & Young LLP will also be available at the special meeting to respond to appropriate questions from our stockholders.

Solicitation of Proxies and Expenses

      We have engaged Georgeson Shareholder Communications Inc. to assist us in soliciting proxies from banks, brokers and nominees in connection with certain proposals. Georgeson will be paid fees of approximately $8,500 for its services, and will be reimbursed for out-of-pocket expenses. In addition, the directors, officers and employees of CXP may solicit proxies from stockholders by telephone, facsimile or in person. Following the original mailing of this proxy statement, CXP will request banks, brokers, custodians, nominees and other record holders to forward copies of this proxy statement to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In those cases, CXP, upon the request of the record holders, will reimburse those holders for their reasonable expenses incurred in connection with requesting authority to vote.

      The matters to be considered at the special meeting are of great importance to the stockholders of CXP. Accordingly, you are urged to read and carefully consider the information presented in this proxy statement and the appendices, and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope. No physical substitution of stock certificates will be required as a result of the reclassification, and your existing certificates will continue to represent your shares of Class A common stock after the reclassification.

Who can help answer your questions

      If you have questions about the proposals in this proxy statement, you should contact:

Georgeson Shareholder Communications Inc.
17 State Street, 28th Floor
New York, New York 10004
(800)

STOCKHOLDERS SHOULD NOT SEND

ANY STOCK CERTIFICATES WITH THEIR
PROXY CARDS OR OTHERWISE

CERTAIN CONSIDERATIONS

      You should carefully consider the factors described below before voting on the proposals set forth in this proxy statement.

The reclassification will increase the voting rights of the shares of common stock held by Centex without the payment of any consideration by Centex.

      As a result of the reclassification, 9,220,000 of the 11,962,304 shares of our common stock held by Centex will be converted into shares of Class B common stock having the right to elect at least 85% of the members of our board of directors. As a result, Centex will receive shares having superior voting rights with respect to the election of directors without being required to pay any consideration for its increased voting power. The increase in the voting power of a portion of the shares currently held by Centex is necessary to permit Centex to effect the distribution in a transaction that is tax-free to Centex and its stockholders.

The proposed transactions will reduce our earnings per share.

      In order to fund payment of the special dividend to our stockholders, we expect to incur approximately $112 million of debt under a new bank credit facility. Our debt service obligations with respect to this new debt will have an adverse impact on our earnings and cash flow for as long as the indebtedness is outstanding. In addition, we expect to incur some additional administrative and other costs after the distribution as a public company that operates independently of Centex. We estimate that our debt service obligations in respect of borrowings to fund the special dividend, together with additional costs of operating as a public company independent of Centex, could reduce our earnings per share by approximately 4% during our fiscal year ending March 31, 2005. This adverse effect on our earnings could negatively impact our stock price.

Certain of the reviews and analyses undertaken by Bear Stearns in connection with its fairness opinion indicate that the proposed transactions could have a negative effect on our stock price.

      Certain of the reviews and analyses undertaken by Bear Stearns in connection with its fairness opinion indicate that the proposed transactions could have a negative effect on our stock price. For example, as described above, our debt service obligations on borrowings to be made to fund the special dividend, as well as the additional administrative and other costs we are likely to incur when operating as a public company independent of Centex, will reduce our earnings per share, which could have a negative impact on our stock price. Similarly, Bear Stearns’ review of a broad group of 26 completed spin-offs of public companies announced since 1998 indicated that, on average, the stock price performance of these spin-offs underperformed the S&P 500 Index. Additionally, an analysis of seven spin-offs completed since 1995 that Bear Stearns considered more directly comparable to the proposed transactions, because they involved a reclassification of capital stock of the subsidiary into high vote stock (with superior voting rights relating solely to the election of directors) and low vote stock in order to permit the parent company to distribute the subsidiary stock to its stockholders on a tax-free basis (which we refer to as “step-up spin-offs”), provided indications of negative price effects. For example, a majority of the step-up spin-offs underperformed the S&P 500 Index over certain of the time periods reviewed. Moreover, the performance of these transactions, on average over certain of the time periods, was heavily affected by the positive stock price performance of one technology company that was spun off in mid-2000, when valuations of technology companies were significantly higher than they are today. See “Proposal One: The Reclassification and Related Transactions — Opinion of the Special Committee’s Financial Advisor — Summary of Bear Stearns’ Reviews and Analyses.”

The tax-free distribution by Centex results in potential limitations on our ability to effect certain transactions and could potentially result in significant liabilities.

      In the distribution agreement, we have agreed that, if the reclassification and distribution are completed, for a period of two years after the distribution, we will not:

•	merge or consolidate with or into any other corporation;

•	liquidate or partially liquidate;

•	sell or transfer all or substantially all of our assets in a single transaction or series of transactions;

•	except as permitted under the IRS procedures applicable to spin-offs, redeem or otherwise repurchase any of our capital stock; or

•	subject to certain exceptions, take any other actions that would cause or permit one or more persons to acquire stock representing a 50% or greater interest in CXP;

unless, before taking any of these actions, either Centex has obtained a ruling from the IRS (at the expense of CXP) or we have received an opinion of counsel reasonably satisfactory to Centex, that the contemplated actions will not result in the distribution failing to qualify as a tax-free transaction. We have also agreed, in the distribution agreement, to indemnify Centex under certain circumstances for taxes that may become payable by Centex, each member of the consolidated group of companies of which Centex is the common parent corporation and each direct and indirect subsidiary of Centex or its stockholders, whom we refer to collectively as the “Centex group,” if our actions give rise to the imposition of those taxes. As a result, we may be reluctant to pursue or undertake certain mergers, asset sales and other transactions during the two-year period following the reclassification and distribution. These restrictions and potential liabilities may make CXP less attractive to a potential acquiror and reduce the possibility that an acquiror will propose or seek to effect certain transactions with CXP during this two-year period. See “Proposal One: The Reclassification and Related Transactions — CXP’s Reasons for the Reclassification and Related Transactions” and “— Tax Matters — Reclassification and Distribution.”

Our borrowings to pay the cash dividend could limit our future operational flexibility.

      We expect to incur debt under our new bank credit facility in order to pay all or substantially all of the special one-time cash dividend to our stockholders in the aggregate amount of approximately $112 million. Based on, among other things, our current stockholders’ equity and our expected debt repayments during the next few months, we expect that our debt-to-capitalization ratio immediately after the distribution and the payment of the cash dividend will be approximately 22%. Our ability to make principal and interest payments on debt incurred to finance payment of the cash dividend will depend on our future operating performance, which will depend on a number of factors, many of which are outside our control. These factors include prevailing economic conditions, fluctuations in prices for our products, prices for natural gas and other energy costs and competitive and other factors affecting our business and operations. Although we believe that our cash flow from operations, together with our other sources of liquidity, will be adequate to make required payments on our indebtedness, finance anticipated capital expenditures and fund working capital requirements, we cannot assure you that this will be the case.

      In addition, the terms of our indebtedness will impose financial and other covenants on us and will limit the amount of cash or borrowings available to us in the future, and this could adversely affect our operations in various ways, including the following:

•	our ability to respond to adverse economic and industry conditions could be limited;

•	we expect to dedicate a substantial portion of our cash flow from operations to the payment of principal and interest on our indebtedness, which will reduce the available cash to pay for future business activities, including acquisitions, significant investments or significant capital expenditures; and

•	we will have reduced ability to obtain additional financing to fund our future business activities.

See “Proposal One: The Reclassification and Related Transactions — Financing; Bank Credit Facility”.

The Class B common stock will control the election of at least 85% of our board of directors, which may make it easier for a third party to acquire a majority of the voting power of our shares.

      Following the reclassification, holders of Class B common stock will be entitled to elect at least 85% of the members of our board of directors. Accordingly, if any person or group of persons is able to exercise a majority of the voting power of our outstanding shares of Class B common stock, that person or group will be able to eventually obtain control of CXP by electing a majority of our board of directors. Consequently, the creation and issuance of Class B common stock could render us more susceptible to unsolicited takeover bids from third parties. This risk is partially mitigated by the governance proposals and the stockholders’ rights plan proposal and by an additional provision to be included in our certificate of incorporation to the effect that any person who beneficially owns 15% or more of the outstanding shares of Class B common stock may only vote in any election of directors that percentage of the shares of Class B common stock which is equal to the lesser of its percentage ownership of Class B common stock or its percentage ownership of Class A common stock. This provision is intended to protect our public stockholders by ensuring that anyone seeking to accumulate shares of our common stock must acquire a substantial ownership interest in each class of our common stock in order to exercise control over CXP.

Stock sales following the distribution may affect our stock price.

      All of the shares of our Class A common stock and Class B common stock distributed by Centex in the distribution, other than shares distributed to our affiliates, will be eligible for immediate resale in the public market. It is likely that some Centex stockholders will sell shares of our Class A common stock and Class B common stock received in the distribution for various reasons, including the fact that our business profile or market capitalization does not fit their investment objectives. Moreover, a substantial number of shares of Centex common stock are held by index funds tied to the Standard & Poor’s 500 Index or other indices. These index funds may be required to sell the shares of our capital stock that they receive in the distribution, as our stock may not be included in the underlying indices. Any sales of substantial amounts of our Class A common stock or Class B common stock in the public market, or the perception that such sales might occur, could depress the market price of our Class A common stock or Class B common stock. We are unable to predict whether substantial amounts of our Class A common stock or Class B common stock will be sold in the open market following the distribution.

We are currently dependent on Centex for the performance of certain corporate functions.

      In the past, Centex has performed certain significant corporate functions for us, including legal functions, accounting, benefit program administration, insurance administration and internal audit services. Centex will continue to provide some of these services to us during an interim period after the distribution in exchange for a fee payable by us pursuant to an administrative services agreement. For a description of the terms of this agreement, see “Proposal One: The Reclassification and Related Transactions — Relationship Between Centex and CXP after the Distribution.” Once the distribution is completed, we intend to take steps to create our own, or to engage third parties to provide, corporate business functions that will replace many of those currently provided by Centex. As an independent public company, we will be required to bear the costs of replacing these services, which costs will likely exceed the fees we pay to Centex. There can be no assurance that we will be able to perform, or engage third parties to provide, these functions with the same level of expertise and on the same or as favorable terms as they have been provided by Centex.

The governance proposals and stockholders’ rights plan proposal could limit another party’s ability to acquire us and could deprive you of an opportunity to obtain a takeover premium for your shares of our common stock.

      The governance proposals and stockholders’ rights plan proposal, together with the Delaware business combination statute, as described under “Proposals Two, Three, Four, Five, Six, Seven, Eight and Nine:

Governance Proposals, Authorized Capital Increase Proposal, Name Change Proposal, Stockholders’ Rights Plan Proposal and Incentive Plan Proposal — Purpose and Effects of the Governance Proposals” and “— Stockholders’ Rights Plan Proposal,” may discourage unsolicited takeover bids from third parties or efforts to remove incumbent management or our board of directors, or make these actions more difficult to accomplish, even if a substantial number of stockholders believe that these actions would be in their best interests. In addition, upon completion of the reclassification and distribution, our certificate of incorporation will contain a special voting provision that may limit the voting rights of holders of 15% or more of the Class B common stock, as described under “Proposal One: The Reclassification and Related Transactions — Description of the Reclassification Proposal — Limitation on Voting Rights of Class B Common Stock”, which may have the effect of delaying, deterring or preventing a change in control of CXP.

If the authorized capital increase proposal is approved, we will have a significant number of authorized but unissued shares which, if issued, could dilute the equity interests of our existing stockholders and adversely affect earnings per share.

      If a significant number of additional shares of our Class A common stock are issued following the distribution, the equity interests of our existing stockholders would be diluted and our earnings per share could be adversely affected. If the authorized capital increase proposal is approved, immediately following the distribution (and based on the number of outstanding shares as of the record date), we will be authorized to issue up to 31,428,968 additional shares of our Class A common stock, 40,780,000 shares of Class B common stock and 5,000,000 shares of preferred stock. Our board of directors has full discretion to issue additional shares at any time in the future without stockholder approval, subject to applicable legal, stock exchange and other regulatory requirements. At the present time, our board of directors has full discretion to issue up to 31,428,968 additional shares of our common stock.

Forward-looking statements may prove inaccurate.

      This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we are discussing our beliefs, estimates or expectations. These statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause our actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to:

•	levels of construction spending in major markets;

•	price fluctuations and supply and demand for cement, wallboard and our other products;

•	significant changes in the cost of natural gas, other energy costs and cost of other raw materials;

•	availability of raw materials;

•	the cyclical nature of our businesses;

•	national and regional economic conditions;

•	interest rates;

•	seasonality of our operations;

•	unfavorable weather conditions during peak construction periods;

•	changes in and implementation of environmental and other governmental regulations;

•	the ability to successfully identify, complete and efficiently integrate acquisitions;

•	the ability to successfully penetrate new markets;

•	international events that may disrupt the world economy;

•	unexpected operating difficulties; and

•	competition from new or existing competitors.

      In general, we are subject to the risks and uncertainties of the construction industry and of doing business in the U.S. The forward-looking statements are made as of the date of this proxy statement, and we undertake no obligation to update them, whether as a result of new information, future events or otherwise.

PROPOSAL ONE:

THE RECLASSIFICATION AND RELATED TRANSACTIONS

Background of the Reclassification and the Related Transactions

      Centex, through its subsidiaries, is a multi-industry company with five principal business segments: home building, financial services, construction products, construction services and investment real estate. Prior to April 19, 1994, we were a wholly-owned subsidiary of Centex. On April 19, 1994, we completed an initial public offering of 51% of our common stock. As a result of the initial public offering, Centex’s percentage ownership interest in CXP was reduced to 49%.

      Principally as a result of certain repurchases by CXP of its common stock from the public since fiscal year 1997, Centex’s ownership interest in CXP has increased in recent years, and Centex owns approximately 65% of the outstanding shares of our common stock as of the date of this proxy statement.

      During April and May 2003, Centex’s senior management informally advised certain members of our board of directors and management that, because of the continued strong performance of Centex’s core home building and financial services businesses and the likelihood that Centex’s capital would continue to be allocated to its homebuilding business, they were considering whether it was still desirable for Centex to maintain its current ownership interest in CXP. In that regard, Centex further indicated that, although it had made no determination to do so, Centex was evaluating the possibility of distributing to its stockholders on a tax-free basis all or a portion of its equity interest in CXP.

      In early June 2003, Centex summarized for our board of directors the preliminary terms under which Centex would be willing to discuss a possible distribution by Centex of its interest in CXP to its stockholders. Centex indicated that one of the principal purposes of the distribution would be to eliminate the competition for capital between CXP and Centex’s other businesses and permit a sharper focus by Centex’s management on its core businesses. Centex also emphasized that it would only consider a distribution of its interest in CXP if the transaction could be accomplished on a tax-free basis. In order for the transaction to be tax-free, Centex indicated that it believed that, among other things, it would be necessary for CXP to reclassify the shares of our common stock held by Centex into a new class of common stock with voting rights that would allow the holders of the new class of stock to elect at least 85% of our directors. The shares of the new class of common stock would then be distributed to Centex’s stockholders. Centex also indicated that it believed it would be appropriate to discuss the payment by us to our stockholders of a special cash dividend in the range of $100 million to $150 million.

      To facilitate a full and fair evaluation of any transactions to be discussed with Centex, in June 2003, our board of directors formed a special committee of its independent directors consisting of Robert L. Clarke (Chairman), Michael R. Nicolais, Harold K. Work and F. William Barnett. Our board of directors discussed and confirmed that each committee member is independent from Centex and its management, and satisfied itself that the committee members could independently evaluate the proposed transactions free of influence from Centex or its management. The special committee was charged with, among other things, reviewing, considering and negotiating the terms, conditions and merits of a possible distribution by Centex of its interest in CXP and any related transactions and determining whether these transactions are advisable, fair to, and in the best interests of, our current stockholders (other than Centex). Due to the amount of time that it was expected members of the special committee would need to devote to the evaluation and consideration of the distribution and related transactions, the board of directors determined that the chairman of the special committee should be paid a one-time fee of $17,500, each other director should be paid a one-time fee of $10,000, and each committee member should be paid a fee of $2,000 for each meeting of the special committee he attended in person or by telephone, plus expenses.

      To assist it in evaluating the proposed transactions, the special committee, after interviewing several firms, selected the law firm of Haynes and Boone, LLP to serve as its legal advisors, and the investment banking firm of Bear, Stearns & Co. Inc. to serve as its financial advisors. Haynes and Boone and Bear Stearns provided to the special committee certain advice and assistance with respect to the structuring and planning of the distribution and related transactions and advised the special committee with respect to the negotiation of the principal terms and conditions of these transactions and various transaction documents.

      Each of Haynes and Boone and Bear Stearns will receive customary fees as the legal advisors and financial advisors, respectively, for the performance of their services to the special committee in connection with the proposed transactions.

      On July 1, 2003, Centex provided to counsel for the special committee preliminary drafts of transaction documents that reflected certain of the principal terms it would be willing to discuss with the special committee. On July 2, 2003, at a meeting of the special committee, at which its legal counsel was present, the special committee considered the basic terms of the distribution and related transactions as reflected in such preliminary drafts, including the possible reclassification and cash dividend. The special committee also discussed the proposed terms of the engagement letter to be entered into with Bear Stearns. The special committee discussed possible alternative transactions that it believed Centex might have an interest in pursuing in the event that the special committee was not willing to pursue the distribution and related transactions. Bear Stearns also attended a portion of this meeting to answer questions from the special committee about the distribution and related transactions and alternatives, and to discuss the analysis expected to be performed by Bear Stearns in determining the financial fairness of the transactions to our stockholders (other than Centex). At this meeting, the special committee met with four senior members of our management team on an individual basis to seek their respective input on these transactions, their effect on us, and ideas concerning our possible strategies as a fully independent company.

      From July 1, 2003 until July 17, 2003, the special committee and the financial and legal advisors to the special committee evaluated the terms and conditions of the possible distribution and related transactions, considered the nature and scope of the amendments to our certificate of incorporation and bylaws that would be needed in connection with these transactions, considered governance issues that would arise if we became a fully independent company and began formulating proposed changes to each of the draft transaction documents and the charter and bylaw amendments.

      On July 17, 2003, the special committee, along with its legal advisors and financial advisors, met to continue the evaluation of the proposed transactions. At this meeting, Bear Stearns made a presentation on the form, structure, terms and financial aspects of the proposed transactions. In its presentation Bear Stearns:

•	provided a summary description of the proposed transactions and reviewed with the committee the primary terms of the proposed transactions;

•	provided a financial and capital markets overview of CXP, which presentation included an analysis of CXP’s recent stock performance and the stock performance of several comparable publicly-traded companies;

•	discussed the considerations of a cash dividend as proposed by Centex versus a potential share repurchase by us, including the value received by our stockholders, the tax implications to our stockholders and the likely effect on our earnings per share;

•	delivered a pro forma financial analysis of the proposed transactions versus several alternatives that the special committee might consider in lieu of or in addition to the distribution and related transactions (including (1) effecting the distribution but not the cash dividend, (2) effecting the distribution, eliminating the cash dividend and then effecting a share repurchase and (3) effecting the distribution, the cash dividend and a share repurchase);

•	discussed the capital markets considerations of the proposed transactions;

•	discussed stock float, trading volume and research analyst coverage of several comparable publicly-traded companies;

•	discussed in detail an analysis of comparable precedent spin-off transactions including certain stock price performance data; and

•	discussed in detail an analysis of publicly-traded companies with dual-class stock structures including certain stock price performance data.

      Based upon their review and analysis of the terms and financial aspects of the distribution and related transactions being discussed by the parties, Bear Stearns recommended that the special committee consider certain adjustments to the structure of these transactions that they believed would provide greater value to CXP and its minority public stockholders. Bear Stearns also suggested that the special dividend be at the lower end of the range initially discussed by Centex and CXP. Bear Stearns advised that the reclassification and distribution on the terms initially discussed with Centex (under which Centex would convert all of the shares of our common stock held by it into Class B common stock, followed by a distribution of all of the Class B common stock to holders of Centex’s common stock) would not enhance the public float and liquidity of our common stock. For that reason, Bear Stearns recommended that the reclassification be structured in such a way that Centex would convert less than all of its shares of our common stock into Class B common stock, and then distribute to its stockholders both its Class B common stock and the remaining shares of our common stock held by it. Specifically, Bear Stearns suggested that the transaction should provide for the conversion of a number of shares equal to approximately one-half of the outstanding shares of our common stock into Class B common stock so that after the reclassification there would be approximately equal numbers of outstanding shares of Class B common stock and Class A common stock. This approach would increase the float and liquidity of our common stock, which Bear Stearns believed would be more advantageous for the minority public stockholders and would have no material adverse consequences to Centex and its stockholders. After extensive discussion and analysis of the approach suggested by Bear Stearns, the special committee determined to request the changes to the reclassification and distribution recommended by Bear Stearns as well as to request that the special one-time cash dividend be at the lower end of the range.

      At the July 17, 2003 meeting, the special committee also considered a general overview of the nature and substance of the transaction documents previously provided by Centex and discussed each of the material terms in the transaction documents in greater detail. The special committee also considered potential corporate governance measures that we might consider placing in our certificate of incorporation and bylaws in order to deter hostile takeovers. The special committee also considered the legal issues and financial implications of declaring the cash dividend.

      On the morning of July 18, 2003, the special committee, along with its legal advisors and financial advisors met with Mr. Laurence E. Hirsch, Chairman and Chief Executive Officer of Centex, and with Centex’s financial advisors, Merrill Lynch, Pierce, Fenner & Smith Incorporated, to discuss their rationale for the distribution and related transactions and the alternatives to these transactions that had been considered by Centex. Mr. Hirsch explained that Centex was considering the distribution because, among other things, it would eliminate the competition for capital between CXP and Centex’s other businesses and permit a sharper focus by Centex’s management on its core businesses. Mr. Hirsch also explained that Centex had considered alternatives to the distribution, including a possible sale of CXP (or its stake in CXP), maintaining the status quo with CXP continuing as a majority-owned subsidiary of Centex or purchasing the minority interest in CXP, but had determined that these alternatives had significant disadvantages from Centex’s viewpoint. Merrill Lynch discussed with the special committee some of the key terms of the distribution and related transactions. The special committee and its advisors questioned Mr. Hirsch and the Merrill Lynch representatives regarding various transaction terms and raised certain key concerns of the special committee. One of the principal concerns expressed by the special committee was that the reclassification as proposed did not directly enhance the float and liquidity of our common stock. In addition, the special committee indicated that while it was comfortable with a special dividend, it preferred to see the aggregate dividend at the lower end of the range initially discussed with Centex.

      On the afternoon of July 18, 2003, the special committee met again to continue discussions regarding the terms and provisions contained in the transaction documents and the proposed amendments to our certificate of incorporation and bylaws and to further analyze the proposed transactions in light of the special committee’s meetings earlier that morning with representatives of Centex and Merrill Lynch. During this meeting, the special committee extensively discussed and evaluated the merits of the proposed transactions and ultimately concluded that they were prepared to commence negotiations with Centex of the terms of the proposed transactions. The special committee met again with Mr. Hirsch to discuss further the special committee’s concerns, including their concerns regarding the difference in the float and liquidity that would exist between our common stock and the Class B common stock. In response to the committee’s concerns, Mr. Hirsch indicated that, in order to enhance the public float and liquidity of our common stock, Centex would be willing to reclassify only a portion of its shares of our common stock into shares of Class B common stock and distribute the shares of Class B common stock and the balance of its shares of our common stock to Centex stockholders. Further, the parties discussed the amount of the special cash dividend, and agreed on a dividend in the amount of $6.00 per share. The special committee also expressed concern that if Centex were to abandon the proposed transactions, we would bear significant transaction costs. In response, Mr. Hirsch agreed that Centex would pay all of our expenses if the transaction did not close for certain reasons.

      Between July 18, 2003 and July 21, 2003, Centex and its advisors and the special committee and its advisors engaged in negotiations regarding the terms of the definitive agreements to be entered into in connection with the distribution and related transactions, including the merger agreement, the distribution agreement and the necessary amendments to our certificate of incorporation and bylaws. In the course of these negotiations, Centex agreed to various accommodations requested by the special committee and its counsel with respect to the terms of the transaction documents. In particular, Centex agreed to the following changes proposed by the special committee:

•	to pay our expenses with respect to the proposed transactions in the event that the proposed transactions are not consummated for any reason;

•	to revise the distribution agreement provisions to limit the circumstances in which we would be obligated to provide indemnification against certain tax liabilities;

•	to ensure that the conditions to our obligations to pay the cash dividend and to effect the reclassification were substantially equivalent to the obligations of Centex to effect the distribution;

•	to require that the administrative services and office space currently being provided by Centex to CXP will continue to be so provided upon substantially the same terms for a limited time following completion of the distribution;

•	to include additional amendments to our certificate of incorporation relating to voting limitations of Class B common stock, the calling of a stockholders’ meeting, institution of a super-majority voting provision for amendments to the charter and the increase in our authorized capital stock; and

•	to cause our board of directors to consider the adoption of a stockholders’ rights plan.

During this period, the special committee expressed concern regarding the fact that CXP would be subject to covenants limiting its ability to engage in various types of transactions during the two-year period following the distribution and regarding certain related tax indemnities given by CXP to the Centex group. The special committee indicated that it believed that it was important for the governance proposals and stockholders’ rights plan proposal to be submitted to and considered by our stockholders in order, among other things, to reduce the likelihood of liability under these tax indemnification provisions. The special committee was also concerned that CXP could be more susceptible to unsolicited takeover bids from third parties, including offers that our board of directors may regard as being below our intrinsic value or as not being in the best interests of our stockholders. Centex indicated to the special committee that it intended to vote in favor of such proposals.

      Also, during this period, the special committee considered certain alternatives to the transaction structure in respect of the special cash dividend. Specifically, consideration was given to (1) effecting the distribution alone without the payment of any special cash dividend, (2) effecting the distribution with a special cash dividend and a stock repurchase, or (3) effecting the distribution followed by a stock repurchase without a cash dividend. The special committee discussed the expected repayment of all or substantially all of CXP’s current outstanding indebtedness by the time the distribution was effected, CXP’s ability to incur additional indebtedness in light of CXP’s projected capitalization, and CXP’s anticipated cash flow, and its ability to repay any new indebtedness. The special committee concluded that payment of a large special cash dividend in conjunction with the distribution was an action that was beneficial to all of our current stockholders. A stock repurchase prior to completion of the distribution was not possible as this would adversely impact Centex’s ability to effect the distribution on a tax-free basis, which was not acceptable to Centex. Effecting a stock repurchase after completion of the distribution might be advantageous to stockholders (including Centex stockholders receiving shares of capital stock in the distribution). Furthermore, certain of Bear Stearns’ analyses indicated that the theoretical attendant value per share of Class A common stock of a stock repurchase might be slightly higher than the theoretical attendant value per share of Class A common stock of a cash dividend assuming a constant price to earnings ratio and a constant stock repurchase price. However, the special committee did not consider a stock repurchase to be as advantageous to CXP’s current stockholders as a cash dividend because a direct cash payment represents an immediate and tangible benefit to the stockholders and the benefits of a share repurchase would not be realized in the same manner by all stockholders, some of whom would have their shares repurchased and some of whom would benefit from an increase in the value of their shares, which would not be realized until the shares are sold. Furthermore, the special committee had specifically negotiated for and obtained a change in the terms of the proposed transactions whereby the float of the Class A common stock would be increased. A repurchase of Class A common stock would reduce float and liquidity, detracting materially from one of the expected benefits of the distribution. Consequently, the special committee concluded that payment of a large special cash dividend to all our pre-distribution stockholders most directly benefited those stockholders, particularly in light of the changes to the Internal Revenue Code regarding the taxation of dividends recently enacted by Congress.

      On the evening of July 20, 2003, the special committee met with its legal advisors to review and discuss the revised transaction documents. On July 21, 2003, the special committee reconvened and continued its review of the transaction documents. Bear Stearns delivered and discussed with the special committee a written report and its opinion that the reclassification, the cash dividend and the distribution, taken as a whole, were fair from a financial point of view to CXP’s stockholders, other than Centex. After a careful evaluation of the proposed transactions and their anticipated effects on CXP and its stockholders (other than Centex), on July 21, 2003, the special committee approved and recommended that our board of directors approve the proposed transactions and the merger agreement, the distribution agreement, the proposed amendments to the certificate of incorporation and the proposed amendments to the bylaws.

      Subsequently, that evening our board of directors convened a meeting at which the special committee reported to our board of directors the results of their consideration of the proposed transactions and their recommendations. The special committee advised that the proposed transactions were advisable, fair to and in the best interests of CXP and its stockholders (other than Centex) and recommended to our board of directors that it should approve the proposed transactions and each of the merger agreement, the distribution agreement, the certificate of incorporation and the bylaws and that our board of directors should submit such proposals to our stockholders. Bear Stearns also attended this meeting and summarized its report and opinion for the full board. Based upon the recommendation of the special committee, our board of directors determined that the proposed transactions were advisable, fair to and in the best interests of CXP and its stockholders and it approved the proposed transactions and each of the merger agreement, the distribution agreement, and the amendments to the certificate of incorporation and the bylaws. Our board of directors also resolved to submit the proposed transactions to our stockholders for their approval.

      By reason of the retirement policy of our board of directors, Mr. Harold K. Work formally retired from our board of directors effective as of our annual stockholders meeting held in the morning of July 21, 2003. However, due to Mr. Work’s extensive business experience and long-standing involvement with CXP, the special committee requested that Mr. Work continue to participate in certain portions of the committee’s deliberations on July 21. While not a formal member of the special committee at the time of its vote to approve the transactions, Mr. Work did state that he supported the special committee’s conclusions and final decision.

      In the evening of July 21, 2003, Centex and CXP entered into the merger agreement and distribution agreement, and each of them issued a public announcement regarding the distribution and related transactions.

CXP’s Reasons for the Reclassification and Related Transactions

      Our board of directors, upon the recommendation of the special committee, has unanimously determined that the distribution and related transactions, including the reclassification, are advisable, fair to and in the best interests of CXP and our stockholders. The special committee considered a wide range of positive and negative factors associated with the proposed transactions as more fully discussed below. The special committee ultimately concluded that after weighing all of these factors, from a business and stockholder perspective, the interests of our stockholders (other than Centex) would be enhanced by CXP becoming fully independent from Centex in the manner contemplated by the proposed transactions. In reaching its recommendation, the special committee considered and relied on the market judgment, reviews and analyses and conclusions reached by Bear Stearns in rendering its opinion as to the fairness from a financial point of view of the reclassification, cash dividend and distribution, taken as a whole, to CXP’s existing public stockholders.

      In reaching its conclusion, our board of directors and the special committee considered a number of factors including the following:

      Expected Benefits of the Transactions to CXP and its Stockholders. The special committee and our board of directors considered the expected benefits of the proposed transactions.

      The reclassification will allow the public holders of our Class A common stock to elect one director, compared to their current inability to significantly influence the election of any members of our board of directors due to Centex’s majority voting control. Apart from the increased influence over the election of one director, the reclassification itself will not result in any material benefits to our stockholders. However, the reclassification is a prerequisite to the other proposed transactions, because Centex advised us that it would only be willing to proceed with the distribution and related transactions if the distribution were tax-free to Centex and its stockholders. Accordingly, our board of directors reviewed the proposed transactions in their entirety, and considered the following benefits from the distribution and related transactions:

•	The proposed transactions will significantly increase the public float and liquidity of our capital stock by increasing the number of shares held by stockholders (other than Centex) from about 6.6 million shares to about 18.6 million shares, which includes shares of the Class A common stock and shares of the Class B common stock. The proposed transactions will also significantly increase the public float and liquidity of our existing class of common stock by increasing the number of shares of that class held by stockholders (other than Centex) from about 6.6 million shares to about 9.4 million shares. In addition, the transactions will result in a broader stockholder base when Centex distributes the shares of Class B common stock and Class A common stock held by it to its stockholders. We estimate that there will be at least 28,000 beneficial owners of our capital stock immediately following the distribution, which represents more than ten times our current number of beneficial owners.

•	We expect that a broader stockholder base, coupled with increased public float and liquidity of our capital stock, may attract additional analyst coverage of CXP, which we believe would enhance the market’s awareness of our capital stock and stimulate interest from new investors.

•	We believe that an expansion of our stockholder base and broader exposure in the investment community will enhance our ability to use our capital stock as an acquisition currency and as a means of raising capital.

•	Our stockholders will receive immediate tangible value through the special one-time cash dividend.

•	As a 65% owned subsidiary, we currently must compete for capital with Centex’s other businesses. The proposed transactions will permit us to manage our business and growth opportunities without regard to considerations or limitations related to Centex’s other businesses, including capital structure limitations required for Centex to maintain its current credit rating.

•	The proposed transactions will permit us to pursue our business interests independent of Centex, particularly with respect to acquisitions, business and asset sales, and other corporate opportunities, and are designed to enhance the long-term value of CXP.

•	The transactions may permit our stockholders to share in any premium associated with a transfer of control of CXP, if such an event should occur. However, in the distribution agreement we have agreed that if the reclassification and distribution are completed, for a period of two years after the distribution we will not engage in certain transactions, including mergers, consolidations, liquidations, asset sales and stock repurchases, unless, before taking any such action, either Centex has obtained a ruling from the IRS (at the expense of CXP) or we have received an opinion of counsel reasonably satisfactory to Centex that the contemplated actions will not result in the distribution failing to qualify as a tax-free transaction. For a discussion of these prohibitions, please see “— Tax Matters — Reclassification and Distribution.”

•	The proposed transactions are expected to enhance the attractiveness of our equity-based compensation plans due to the increased public float and liquidity of our capital stock, thereby increasing our ability to attract and retain quality employees.

      Economic and Financial Factors. The special committee and our board of directors considered the economic and financial factors associated with the proposed transactions, including the effect of the reclassification, the cash dividend and the distribution on the Class A common stock following the distribution, and the impact on our financial position following the distribution. In this regard the special committee and our board of directors considered the following factors:

•	The reclassification and the distribution are structured to be tax-free to Centex and its stockholders.

•	The advice of Bear Stearns that the trading characteristics of our Class A common stock, including trading volume and liquidity, institutional stockholdings and research analyst coverage, are likely to improve over time.

•	Based on the ability of our businesses to generate significant cash flow, we do not expect that the payment of the cash dividend will materially adversely affect our ability to fund all of our operational needs. We believe that all or substantially all of our current funded indebtedness will be substantially repaid by December 31, 2003. Accordingly, we expect to have considerable borrowing capacity at the time of the payment of the special cash dividend. Based on, among other things, our current stockholders’ equity and our expected debt repayments during the next few months, we expect that our debt-to-capitalization ratio immediately after the distribution and the payment of the cash dividend will be approximately 22%. Moreover, we do not believe these borrowings will materially impair our ability to raise additional capital as necessary to fund any growth plans.

      Governance Matters. The special committee and our board of directors considered that, as a result of the elimination of Centex’s approximate 65% ownership stake through the reclassification and the distribution, we might be more vulnerable to attempts by third parties to acquire control of CXP in a manner not in the best interests of CXP and its stockholders. In that regard they considered the following factors:

•	The distribution agreement limits our ability to undertake a merger, asset sale or similar transaction for two years following the distribution unless it can be established that such transaction will not impair the tax-free status of the distribution to Centex and its stockholders.

•	The governance proposals and stockholders’ rights plan proposal, if approved, would give us additional means to ensure that we do not engage in any transactions that could cause the distribution to be taxable, thereby triggering our obligation to indemnify Centex under certain circumstances. The circumstances under which this indemnity obligation would apply are described under “— Tax Matters — Reclassification and Distribution” and “Description of the Merger Agreement and Distribution Agreement — The Distribution Agreement — Other Agreements — Indemnification Against Tax and Other Liabilities.”

•	If the governance proposals and the stockholders’ rights plan proposal are approved, we would be able to invoke these provisions in response to potentially coercive or abusive takeover tactics and efforts to acquire control of us at a price or on terms that are not in the best interests of all CXP stockholders.

•	The risk that the dual class common stock structure could lead to a person or group gaining control of our board of directors by acquiring a majority of the Class B common stock, and the fact that this risk would be reduced if the governance proposals are approved.

•	The fact that the ability of the holders of Class B common stock to elect at least 85% of our board of directors will not provide those holders with materially different rights than Centex currently possesses because, as the holder of approximately 65% of our common stock, Centex currently has the ability to control the election of our entire board of directors.

      Negative Factors. In addition, the special committee and our board of directors considered and balanced against the potential benefits of the reclassification and related transactions a number of potentially negative factors, including the following:

•	After the reclassification, our current public stockholders will hold shares of Class A common stock, which have voting rights that are inferior to those of the Class B common stock with respect to the election of directors. As a result, our current public stockholders will have diminished voting power in the election of directors inasmuch as our current public stockholders will only have the right to elect directors comprising 15% or less of our board of directors. The market value of our Class A common stock could be adversely affected by the inferior voting rights of this class, as suggested by some, but not all, of the dual-class trading analyses conducted by Bear Stearns, including a review of the historical trading prices of 54 companies that have high vote and low vote classes of stock. See “— Opinion of the Special Committee’s Financial Advisor — Summary of Bear Stearns Reviews and Analyses.”

•	In order to fund payment of the special dividend to our stockholders, including Centex, we expect to incur approximately $112 million of debt under a new bank credit facility. Our debt service obligations with respect to this new debt will have an adverse impact on our earnings for as long as the indebtedness is outstanding. In addition, we expect to incur some additional costs after the distribution as a public company that operates independently of Centex. The pro forma financial analysis performed by Bear Stearns of the additional interest costs from the increased debt as a result of the special cash dividend combined with the anticipated higher administrative costs expected to be incurred by us following completion of the transaction suggested that the effect of these costs on CXP’s earnings per share for fiscal 2004 and fiscal 2005 would be a reduction of 4.2% (or $0.14 per share) and 4.0% (or $0.17 per share), respectively. To the extent that our stock price trades based upon a multiple of our earnings, the adverse affect on our earnings from the incurrence of debt to fund the special one-time cash dividend and the additional administrative costs of being an independent public company could negatively impact our stock price.

•	Certain of the reviews and analyses undertaken by Bear Stearns in connection with its fairness opinion indicate that the proposed transactions could have a negative effect on our stock price. For example, as described above, our debt service obligations on borrowings to be made to fund the special dividend, as well as the additional administrative and other costs we are likely to incur when operating as a public company independent of Centex, will reduce our earnings per share, which could have a negative impact on our stock price. Similarly, Bear Stearns’ review of a broad group of 26 completed spin-offs of public companies announced since 1998 indicated that, on average, the stock price performance of these spin-offs underperformed the S&P 500 Index. Additionally, an analysis of the seven step-up spin-offs provided indications of negative price effects. For example, a majority of the step-up spin-offs underperformed the S&P 500 Index over certain of the time periods reviewed. Moreover, the performance of these transactions, on average over certain of the time periods, was heavily affected by the positive stock price performance of one technology company that was spun off in mid-2000, when valuations of technology companies were significantly higher than they are today. Although the special committee considered this negative stock price performance data, it concluded that it is impracticable to separate the effect of a spin-off transaction on a trading price from the numerous other factors (such as financial performance of a company, industry sector factors, and general economic factors and trends) that affect stock price and the Bear Stearns’ analyses did not attempt to isolate the effect of a spin-off on stock price performance. Stock price performance was one element of the special committee’s analysis, but was not a dispositive or critical factor.

•	We have agreed with Centex that we will not engage in certain transactions, including mergers, consolidations, liquidations, asset sales and stock repurchases, for a period of two years after the distribution, unless Centex has received satisfactory assurances that these transactions will not affect the tax-free nature of the distribution. These obligations could limit our ability to engage in these types of transactions even if such transactions would otherwise be in the best interests of our stockholders. See “— Tax Matters — Reclassification and Distribution.”

•	After the distribution, it is likely that some Centex stockholders will sell all or part of the shares of Class A common stock and Class B common stock received by them, which could depress the market price of our Class A common stock and Class B common stock. See “Certain Considerations.”

•	Under certain circumstances, including in the event of an acquisition of CXP by a third party within two years after the distribution, we could be obligated to indemnify Centex and its stockholders against significant tax liabilities. See “— Tax Matters — Reclassification and Distribution.”

•	In the past, Centex has performed certain corporate functions for us, including legal, accounting, benefit program administration, insurance administration and internal audit services. As an independent public company, we will be required, after an interim transition period, to replace these services, which costs will likely exceed the fees we pay to Centex.

•	By becoming independent from Centex, CXP would lose any positive perceptions from which it may benefit as a result of being associated with a company of Centex’s stature and industry recognition.

      Procedural Factors. The special committee and our board of directors also considered the procedural protections that were implemented to ensure a fair and impartial evaluation and negotiation of the proposed transactions and to provide for consideration and approval of any transactions by our minority stockholders, including the following:

•	Our board of directors formed a special committee composed solely of its outside, independent directors which evaluated, negotiated and ultimately made a recommendation to the board of directors with respect to the proposed transactions.

•	The special committee hired its own independent financial advisor and legal counsel to assist and advise the special committee.

•	It is a condition to approval of the merger agreement that holders of a majority of the shares of our common stock, other than Centex, must vote in favor of adopting the merger agreement.

      The factors described above were considered by the special committee and by our board of directors in their assessment of the proposed transactions. Neither the special committee nor our board of directors quantified or attached any particular weight to the various factors that it considered in reaching its determination that the proposed transactions are advisable and fair to and in the best interests of CXP and its stockholders. Different members of our board may have assigned different weights to different factors. In reaching its determination, the special committee and our board of directors took the various factors into account collectively and did not perform a factor-by-factor analysis.

Opinion of the Special Committee’s Financial Advisor

Overview of Bear Stearns’ Fairness Opinion

      The special committee of our board of directors engaged Bear Stearns to act as its exclusive financial advisor in connection with the proposed reclassification, cash dividend and distribution, which are collectively referred to in this section as the “Transaction,” and to assist the special committee in evaluating and negotiating the Transaction. On July 21, 2003, Bear Stearns rendered its written opinion to the special committee that, as of such date, and based upon qualifications, assumptions, limitations and other matters set forth in the written opinion, the Transaction, taken as a whole, is fair from a financial point of view to the holders of shares of our common stock, other than Centex.

      The full text of Bear Stearns’ written opinion dated July 21, 2003, which sets forth the assumptions made, matters considered and qualifications and limitations on the review undertaken by Bear Stearns, is attached as Appendix E to this proxy statement. You are urged to read the Bear Stearns opinion in its entirety. In reading the description of the Bear Stearns fairness opinion set forth below, you should be aware that such fairness opinion:

•	Was provided to the board of directors and the special committee for their benefit and use in connection with their consideration of the Transaction;

•	Did not constitute a recommendation to the board of directors or the special committee in connection with the Transaction;

•	Does not constitute a recommendation to any holders of our common stock as to how to vote in connection with the reclassification proposal;

•	Did not address CXP’s underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to alternative business strategies that might exist for CXP, the financing of the Transaction or the effects of any other transaction in which CXP might engage; and

•	Did not express an opinion as to the price or range of prices at which the shares of our common stock would trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the shares of our Class A common stock or Class B common stock may trade subsequent to the consummation of the Transaction.

      Although Bear Stearns evaluated the financial fairness of the Transaction, the terms and conditions of the Transaction were determined by arm’s-length negotiations between the special committee and Centex. Bear Stearns provided advice to the special committee during the course of such negotiations as requested by the special committee. None of Centex, CXP, our board of directors or the special committee provided specific instructions to, imposed any limitations on the scope of investigation by, or put in place any procedures to be followed or factors to be considered by, Bear Stearns in performing its analyses or providing its fairness opinion.

      In connection with rendering its fairness opinion, Bear Stearns, among other things:

•	Reviewed the final drafts of the merger agreement and the distribution agreement;

•	Reviewed the final drafts of the restated certificate of incorporation, including the terms of the Class B common stock and Class A common stock as described therein, and the amended and restated bylaws;

•	Reviewed CXP’s Annual Reports to Stockholders and Annual Reports on Form 10-K for the fiscal years ended March 31, 2001 through 2003, its preliminary results for the quarter ended June 30, 2003 and its Current Reports on Form 8-K for the three years ended the date thereof;

•	Reviewed certain operating and financial information relating to CXP’s business and prospects, including projections for the five years ended March 31, 2008, all as prepared and provided by CXP’s management;

•	Met with certain members of CXP’s senior management to discuss CXP’s business, operations, historical and projected financial results and future prospects both on a status quo basis and giving effect to the Transaction;

•	Met with certain members of Centex’s senior management and with the financial advisors of Centex to discuss Centex’s strategic and financial rationale for the Transaction;

•	Met with the special committee to discuss the Transaction rationale, the Transaction structure and its impact on the public holders of our common stock and alternatives for enhancing the stock float of our common stock;

•	Reviewed the historical prices, trading multiples, trading volumes and stock float of our common stock;

•	Reviewed publicly available financial data, stock market performance data, trading multiples and stock float of companies which Bear Stearns deemed generally comparable to CXP;

•	Reviewed the terms, stock price performance and stock float characteristics of selected spin-off transactions and step-up spin-off transactions which Bear Stearns deemed generally comparable to the Transaction;

•	Reviewed the trading performance of companies with dual-class stock structures that Bear Stearns deemed generally comparable to the dual-class stock structure that CXP will maintain after consummation of the Transaction;

•	Reviewed the pro forma financial results, financial condition and capitalization of CXP giving effect to the Transaction; and

•	Conducted such other studies, analyses, inquiries and investigations as Bear Stearns deemed appropriate.

      In preparing its opinion, Bear Stearns relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided by CXP, including, without limitation, the projections. With respect to CXP’s projected financial results, Bear Stearns relied on representations that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CXP as to the expected future performance of CXP. Bear Stearns did not, and does not, assume any responsibility for the independent verification of any such information or of the projections provided to it, and Bear Stearns further relied upon the assurances of the senior management of CXP that they were unaware of any facts that would make the information and projections provided to Bear Stearns incomplete or misleading.

      In arriving at its opinion, Bear Stearns did not perform or obtain any independent appraisal of the assets or liabilities (contingent or otherwise) of CXP, nor was Bear Stearns furnished with any such appraisals. Bear Stearns assumed, with the consent of the special committee, that:

•	The reclassification and the merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code;

•	The distribution will qualify as a tax-free transaction within the meaning of Section 355 of the Internal Revenue Code;

•	The cash dividend will be a taxable dividend to CXP’s stockholders;

•	The administrative services agreement, the intellectual property agreement and the sublease agreement, when executed, will provide that the transactions and services contemplated by such agreements will be effected on terms substantially equivalent to the current arrangements between Centex and CXP with respect thereto; and

•	The Transaction will be consummated in a timely manner and in accordance with the terms of the merger agreement and distribution agreement without any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, that collectively would have a material effect on CXP or the stockholders of CXP (other than Centex).

Summary of Bear Stearns’ Reviews and Analyses

      The following is a summary of the principal reviews and financial and valuation analyses presented by Bear Stearns to the special committee at its meeting held on July 21, 2003. In order to understand fully the reviews and financial and valuation analyses used by Bear Stearns, any information presented in tabular format must be read together with the accompanying text. The tables alone do not represent a complete description of any such reviews or financial and valuation analyses. This summary does not purport to be a complete description of the analyses underlying the Bear Stearns fairness opinion. All such reviews and financial and valuation analyses were based on information available to Bear Stearns on July 21, 2003, and Bear Stearns has assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after such date, except as may be requested by the special committee in accordance with the terms of its engagement letter with Bear Stearns.

      The principal reviews and financial and valuation analyses, upon which the fairness opinion rendered by Bear Stearns was based, included the following:

•	An equity market analysis, which included a review of (i) the stock price performance and trading characteristics of publicly traded subsidiaries that were the subject of recent spin-offs, including seven spin-offs in which the publicly traded subsidiary effected a recapitalization of its capital stock into high vote (with superior voting rights relating solely to the election of directors) and low vote stock in order to permit the parent company to distribute the subsidiary stock to its stockholders on a tax-free basis (which we refer to as “step-up spin-offs”) and (ii) the historical trading prices of high vote and low vote stock of certain public companies with dual classes of common stock, including six of the publicly traded subsidiaries that were the subject of the step-up spin-offs.

•	An analysis of the financial effects of the Transaction on certain historical and projected credit statistics and earnings estimates for CXP.

•	A stock market performance analysis involving a review and evaluation of the historical stock price performance, trading multiples and stock float of the shares of CXP common stock as compared to similar data for other publicly traded companies that Bear Stearns regarded as comparable.

      In connection with its equity market analysis, Bear Stearns noted the following:

•	It could not predict how shares of CXP’s common stock would perform after the Transaction or what trading differences, if any, would likely arise between the Class B common stock and the Class A common stock or whether any such differences would be material.

•	Certain of its analyses suggested that the Transaction could have a negative effect on the price of CXP’s existing class of common stock. Specifically, Bear Stearns noted that the stock price performance of the step-up spin-offs underperformed the S&P 500 Index over certain of the time periods reviewed and, on average, the stock price performance of a broader group of 26 completed spin-offs of public companies announced since 1998 underperformed the S&P 500 Index.

•	The Transaction would directly and significantly increase the total public stock float of CXP’s capital stock, comprised of the Class A common stock and the Class B common stock.

•	More specifically, the Transaction would materially increase the float of CXP’s existing common stock creating substantially the same number of shares of both the Class A common stock and the Class B common stock. In particular, the public float of CXP’s existing class of common stock would increase by 44% from approximately 6.5 million shares to approximately 9.2 million shares as a result of the Transaction. The increase in public float, in Bear Stearns’ market judgment, would tend to have a positive effect on the valuation and liquidity of CXP’s existing class of common stock, all other factors being equal, and would also tend to have a positive effect on institutional investor interest and equity research coverage.

•	In the case of the dual-class stock structures of the step-up spin-offs that it reviewed, where the only difference between the classes of stock related to voting rights for the election of directors, higher relative average daily trading volume tended to be a positive factor mitigating any trading differences that may be attributable to the difference in voting rights between the classes.

      In connection with its analysis of the financial effects of the Transaction, Bear Stearns noted that the holders of CXP’s existing class of common stock would receive a substantial one-time cash dividend of $6.00 per share. Bear Stearns further noted that the effect on CXP of the dividend would be the incurrence of additional debt and a reduction in future expected earnings per share. Bear Stearns reviewed projections provided by CXP for the fiscal years ending March 31, 2004 and 2005 and noted that these projections indicated that CXP expects to generate substantial cash flows that would be available to service the additional debt. Bear Stearns’ analysis showed that CXP’s pro forma ratio of debt to EBITDA for the twelve months ended June 30, 2003 would be below the median ratio of its peer group.

      In connection with its stock market performance analysis, Bear Stearns noted that, although CXP’s common stock has performed reasonably well as compared to its peer group and the S&P 500 Index, it has tended to trade at a lower price/ earnings ratio than CXP’s peer group. Bear Stearns also indicated that one factor that likely affected the price/ earnings ratio of CXP’s stock was the fact that it has a much lower public float than its peer group. In this regard, Bear Stearns again noted that CXP’s public float would improve as a result of the Transaction.

      Based on Bear Stearns’ market judgments, the reviews and analyses performed taken as a whole, and the specific industry, business and stock market dynamics surrounding CXP as well as the unique structural features of the proposed Transaction, it was Bear Stearns’ opinion that the Transaction, taken as a whole, is fair from a financial point of view to the holders of shares of CXP’s common stock, other than Centex.

      Equity Market Analysis. In its equity market analysis, Bear Stearns reviewed and evaluated (i) the stock price performance and trading characteristics of publicly traded subsidiaries that were the subject of recent spin-offs, including seven step-up spin-offs, and (ii) the historical trading prices of high vote and low vote stock of certain public companies with dual classes of common stock, including six public companies that were the subject of the step-up spin-offs.

      Selected Precedent Spin-Off Analysis. Bear Stearns reviewed and analyzed 26 completed spin-offs of publicly traded subsidiaries that were announced since 1998 and also reviewed and analyzed seven step-up spin-offs completed since 1995.

      The following table identifies the seven step-up spin-offs reviewed by Bear Stearns:

Precedent Step-Up Spin-Offs

Spin Co.
Announce Date	Effective Date	Parent Co.	Spin Co.	Low Vote Ticker

11/06/00	11/29/01	Unitrin	Curtiss-Wright	CW
05/17/00	06/20/00	Silicon Graphics	MIPS Technologies	MIPS
10/27/99	10/10/00	St. Joe Paper	Florida East Coast Industries	FLA
05/17/99	10/22/99	Harcourt General	Neiman-Marcus	NMG
11/12/98	07/27/99	IMS Health	Gartner	IT
03/31/95	10/02/95	Peter Kiewit Sons	MFS Communications	MFST
05/03/94	07/28/95	Freeport McMoRan	Freeport McMoRan Copper & Gold	FCXA

      Each of these step-up spin-offs involved a publicly traded subsidiary that underwent a recapitalization prior to the spin-off in which all or a part of the parent company’s shares were exchanged for, or converted into, high vote stock in order to permit the parent company to effect a tax-free distribution of the subsidiary shares to the parent company’s stockholders. In each of these step-up spin-offs, the only difference between the high vote and low vote stock was that the high vote class was afforded superior voting rights in the election of directors. Bear Stearns noted that the step-up spin-offs were more comparable to the Transaction than the broader group of 26 spin-offs that it also reviewed and analyzed.

      In connection with its analysis, Bear Stearns evaluated the stock price performance of the seven step-up spin-offs as compared to the S&P 500 Index over specified time periods. Bear Stearns observed that the stock price performance of these step-up spin-offs varied materially from transaction to transaction and depending on the time period over which performance was measured. Additionally, Bear Stearns noted that the negative or positive stock price performance of each step-up spin-off was potentially affected by a number of factors specific to each transaction, such as the industry, business and stock market dynamics at the time the transaction was announced and consummated and the unique structural and other terms and provisions of each transaction. The following table summarizes the stock price performance, adjusted for dividends paid, of the seven step-up spin-offs relative to the S&P 500 Index, both on an individual basis and using the statistical mean and median, over the specified time periods.

Precedent Step-Up Spin-Offs — Low Vote Stock

Price Performance Relative to S&P 500 Index

	One Day				One Day
	Prior to	One Day			Prior to
	Announce vs.	Prior to	Effective Date vs.	Effective Date vs.	Announce vs.
Spin Co.	Announce	Announce vs.	Effective Date	Effective Date	Effective Date
Low Vote Ticker	+ 5 Days	Effective Date	+ 5 Days	+ 30 Days	+ 30 Days

CW	(0.1)%	5.0%	(3.3)%	7.2%	11.1%
MIPS	(30.9)	28.2	7.1	31.8	68.9
FLA	5.9	5.0	(7.7)	(10.6)	(7.1)
NMG	(1.5)	(21.9)	(0.6)	12.7	(14.5)
IT	(13.9)	(15.5)	2.7	0.9	(14.4)
MFST	(1.1)	7.4	(1.7)	(5.3)	1.0
FCXA	(5.2)	(14.3)	(5.2)	(13.1)	(28.9)
Mean	(6.7)	(0.9)	(1.2)	3.4	2.3
Median	(1.5)	5.0	(1.7)	0.9	(7.1)

      The above analysis showed that a majority of the step-up spin-offs underperformed the S&P 500 Index over certain of the time periods reviewed. Moreover, the average performance of these transactions was heavily affected by the positive stock performance of one technology company, MIPS Technologies, that was spun off in mid-2000, when valuations of technology companies were significantly higher than they are today. Bear Stearns also noted that one of the seven step-up spin-offs reviewed by it, IMS Health/Gartner, involved the payment of a special one-time cash dividend to the stockholders of the subsidiary prior to the spin-off. The Gartner stock price performance in the above analysis has been adjusted by adding the dividend back to the stock price for all periods on or subsequent to the effective date.

      Additionally, Bear Stearns compared the trading characteristics of the low vote stock for the 60 days prior to the announcement of each step-up spin-off to the trading characteristics for the 60 days after the effective date. Bear Stearns noted that the mean and median increase in the average daily trading volume of the low vote shares as a result of the step-up spin-off was 129.0% and 46.3%, respectively.

      Bear Stearns also examined the pre- and post-spin stock float in each of the seven step-up spin-offs. Bear Stearns observed that the Peter Kiewit Sons/ MFS Communications transaction was the only step-up spin-off in which the float of the low vote stock increased significantly and directly, with the publicly-held low vote shares in that transaction increasing by approximately 2.88x. In the other six step-up spin-offs, there was no immediate increase in the stock float for the low vote class of stock. In the Transaction as contemplated, Bear Stearns noted that the float of CXP’s existing class of common stock would increase by approximately 1.44x, thereby creating a significantly larger pool of shares available for public trading.

      Although Bear Stearns viewed the above step-up spin-offs as being more comparable to the Transaction, Bear Stearns also reviewed a broader group of 26 spin-offs of publicly traded subsidiaries announced since 1998. Bear Stearns examined the stock price performance of these spin-offs which, on average, underperformed the S&P 500 Index by (7.9%) from the respective announcement date of each spin-off to its effective date plus 30 days. The following table summarizes the mean and median stock price performance of the stock of these spin-offs relative to the S&P 500 Index over specified periods:

Precedent Spin-Offs Since 1998 — Mean and Median Stock

Price Performance Relative to S&P 500 Index

	One Day				One Day
	Prior to	One Day			Prior to
	Announce vs.	Prior to	Effective Date vs.	Effective Date vs.	Announce vs.
	Announce	Announce vs.	Effective Date	Effective Date	Effective Date
	+ 5 Days	Effective Date	+ 5 Days	+ 30 Days	+ 30 Days

Mean	(3.8)%	(9.3)%	(4.1)%	0.6%	(7.9)%
Median	(2.9)	(10.8)	(4.4)	(3.0)	(8.0)

      Additionally, Bear Stearns compared the trading characteristics of the stock of each of the broader group of precedent spin-offs for the 60 days prior to the spin-off announcement to the trading characteristics for the 60 days after the effective date. Bear Stearns noted that the mean and median increase in the average daily trading volume of the stocks as a result of the spin-off was 479.7% and 282.6%, respectively.

      Based on the precedent spin-off analysis described above, Bear Stearns stated that it could not predict how CXP’s common stock would perform after the Transaction. However, Bear Stearns noted that, in the case of the step-up spin-offs, on average, the average daily trading volume of the low vote stock increased significantly and, in the case of the broader group of spin-offs, on average, both float and the average daily trading volume of the stock that was spun off increased significantly. Furthermore, Bear Stearns noted that the Transaction would directly and significantly increase the total public float of CXP’s capital stock and specifically, unlike all but one of the precedent step-up spin-offs, of CXP’s existing class of common stock, which would increase by 44% from approximately 6.5 million to approximately 9.2 million shares. Bear Stearns expressed its belief that this increase in public float would tend to have a positive effect on the valuation and liquidity of CXP’s existing class of common stock, all other factors being equal, and would also tend to have a positive effect on institutional investor interest and equity research coverage.

      Dual-Class Structure Trading Price Analysis. Upon consummation of the Transaction, CXP will have a dual-class stock structure with CXP’s existing public stockholders holding Class A common stock or low vote stock which will have inferior voting rights only in relation to the election of directors. In order to analyze the trading disparity between such high vote and low vote common stock structures, Bear Stearns examined the historical trading prices of 60 public companies with dual classes of common stock. Out of this broad group of companies with dual-class share structures, Bear Stearns segmented its analysis into two groups: (i) six companies where the high vote stock had superior voting rights only in relation to the election of directors (all of which participated in step-up spin-off transactions similar to the Transaction) and (ii) 54 other companies with differential voting structures (i.e., vote/no-vote or high vote/low vote structures).

      For each of the six step-up spin-offs (excluding the Peter Kiewit Sons/MFS Communications transaction, which was not comparable due to the fact that there was only one publicly traded class of MFS Communications common stock after the transaction), Bear Stearns analyzed the trading disparity between high vote and low vote common stock for certain periods after the effective date. During the periods reviewed immediately after the effective date, the high vote shares of the step-up spin-offs may have experienced selling pressure depressing the market price of the high vote shares. This analysis showed that in the case of the step-up spin-offs, the high vote common stock traded on average at a discount to the low vote common stock:

Step-Up Spin-Offs — High Vote Stock Price Premium (Discount)

Immediately After Effective Date

	Effective Date
Spin Co. Low
Vote Ticker	+ 20 Trading Days	+ 60 Trading Days	+ 240 Trading Days

CW	(4.7)%	(4.1)%	(2.8)%
MIPS	(6.7)	(8.3)	(8.6)
FLA	(4.7)	(3.3)	(3.6)
NMG	(6.7)	(6.9)	(5.0)
IT	(1.7)	(0.4)	(10.7)
FCXA	0.8	0.4	1.6
Mean	(3.9)	(3.8)	(4.9)

      Additionally, Bear Stearns analyzed the same six step-up spin-offs based on the average trading price disparity between high vote and low vote common stock immediately after the effective date segmented into two groups: (i) a group in which the low vote common stock was the more liquid stock class (as defined as the stock class with the higher average daily trading volume for the 120 trading days after the effective date) and (ii) a group in which the high vote common stock was the more liquid stock class (as defined in the same manner). This analysis showed that in the case of the step-up spin-offs the high vote common stock traded on average at a greater discount when it was the less liquid of the two classes of common stock:

Step-Up Spin-Offs — Mean High Vote Stock Price (Discount)

versus Liquidity Immediately After Effective Date

	Effective Date

	+ 20	+ 60	+ 240
	Trading	Trading	Trading
Liquidity of Classes	Days	Days	Days

Low Vote More Liquid	(5.0)%	(4.9)%	(6.8)%
High Vote More Liquid	(1.9)	(1.4)	(1.1)

      Bear Stearns also analyzed the average trading disparity between high vote and low vote common stock for the step-up spin-offs for certain trading periods prior to June 30, 2003. Of the six step-up spin-offs examined above, five had dual-class share structures as of June 30, 2003. Freeport McMoRan Copper & Gold was excluded since its dual-class shares were collapsed into one share class in 2002. In all five cases, the low vote class was the more liquid share class. The analysis showed that in the case of the step-up spin-offs the high vote common stock traded on average at a discount to the low vote common stock:

Step-Up Spin-Offs — High Vote Stock

Price Premium (Discount) at 6/30/03

	Trading Days Prior to 6/30/03
Spin Co. Low
Vote Ticker	20 Trading Days	60 Trading Days	240 Trading Days

CW	(1.6)%	(2.1)%	(2.4)%
MIPS	(3.7)	(5.7)	(7.7)
FLA	(1.0)	(1.0)	(4.7)
NMG	(6.5)	(6.8)	(7.9)
IT	0.2	(0.5)	0.0

Mean	(2.5)	(3.2)	(4.5)

      Although Bear Stearns viewed the dual-class structures of the step-up spin-offs as being more comparable to the Transaction, Bear Stearns also examined the historical trading prices of 54 other public companies with dual-classes of common stock. In particular, Bear Stearns analyzed the average trading price disparity between high vote and low vote common stock for certain trading periods prior to June 30, 2003. This analysis showed that in these 54 dual-class structures, the high vote common stock traded on average at a premium to the low vote common stock:

Other Dual-Class Structures — Mean High Vote Stock

Price Premium at 6/30/03

Trading Days Prior to 6/30/03

20 Trading Days	60 Trading Days	240 Trading Days

3.5%	4.7%	5.2%

      For these same 54 companies, Bear Stearns analyzed the trading price disparity between low vote and high vote common stock prior to June 30, 2003 segmented into two groups: (i) the low vote common stock was the more liquid stock class (as defined as the stock class with the higher average daily trading volume for the 120 trading days prior to June 30, 2003) and (ii) the high vote common stock was the more liquid stock class (as defined in the same manner). This analysis showed that in these 54 dual-class structures, the high vote common stock traded on average at a premium when it was both the more liquid and the less liquid share class:

Other Dual-Class Structures — Mean High Vote Stock Price Premium

versus Liquidity at 6/30/03

	Trading Days Prior to 6/30/03

Liquidity of Classes	20 Trading Days	60 Trading Days	240 Trading Days

Low Vote More Liquid	4.0%	5.4%	6.1%
High Vote More Liquid	0.8	0.8	0.9

      Bear Stearns noted that it did not regard the dual-class structures of these 54 companies as being as comparable to the Transaction as the dual-class structures of the step-up spin-offs, given that (i) the nature of the superior voting rights of the high vote stock issued by these companies was not necessarily the same as the Class B common stock to be created in the Transaction, which has superior voting rights only as to the election of directors and (ii) in some cases there were economic and other differences between the classes of stock issued by these companies that did not relate solely to their voting rights.

      Based on the dual-class structure trading price analysis described above, Bear Stearns stated that it could not predict what trading differences, if any, would likely arise between the Class B common stock and the Class A common stock after consummation of the Transaction or whether any such differences would be material. However, Bear Stearns noted that after the Transaction (i) the float of the Class A common stock and of the Class B common stock would be substantially equal, which should tend to mitigate any typical differences in trading volume due to the difference in float between the two classes, (ii) the only difference in voting rights between the Class B common stock and the Class A common stock would be with regard to the election of directors and (iii) the stock float of the Class A common stock would be significantly and directly increased, and such increase would tend to have a positive effect on the valuation and liquidity of the shares of CXP’s existing class of common stock, all other factors being equal. Bear Stearns indicated that these factors would tend to mitigate any typical trading differences between high vote and low vote shares.

      Pro Forma Financial Analysis. Bear Stearns reviewed and analyzed certain financial effects of the Transaction on CXP. Bear Stearns noted that the Transaction would involve the payment of a substantial one-time cash dividend to the holders of CXP’s common stock and that this dividend would be funded through the incurrence of additional debt. Specifically, Bear Stearns analyzed the effect of the Transaction (including the cash dividend and additional administrative and other costs CXP is likely to incur when operating as a public company independent of Centex) on CXP’s (i) credit statistics for the last twelve months ended June 30, 2003 and for the projected fiscal year ended March 31, 2004 and (ii) estimated earnings per share for the projected fiscal years ending March 31, 2004 and March 31, 2005. Bear Stearns’ analysis compared actual or projected credit statistics and earnings estimates on a pro forma basis (i.e., giving effect to the Transaction, including incurrence of the debt required to fund payment of the dividend) to actual or projected credit statistics and earnings estimates on a status quo basis (i.e., without giving effect to the Transaction). Based on this analysis:

•	CXP’s pro forma total debt/ EBITDA for the twelve months ended June 30, 2003 was 1.4x as compared to a status quo ratio of 0.5x, and its pro forma total debt/ EBITDA for the projected fiscal year ending March 31, 2004 would be 0.8x versus a status quo projected ratio of 0.0x. Bear Stearns noted that CXP’s pro forma ratio of total debt/ EBITDA for the twelve months ended June 30, 2003 of 1.4x was below the median ratio of total debt/ EBITDA for the twelve months ended June 30, 2003 of its peers of 3.0x. Bear Stearns noted that projections provided to it by CXP indicated that CXP expects to generate substantial cash flows that would be available to service the additional debt that would be incurred to fund payment of the cash dividend. Based upon these projections, the ratio of pro forma total debt/ EBITDA is expected to decline from 1.4x for the twelve months ended June 30, 2003 to 0.8x for the twelve months ended March 31, 2004.

•	Additionally, after factoring in the estimated costs of CXP’s operating independently from Centex and additional interest costs from increased debt as a result of the cash dividend, Bear Stearns’ analysis suggested that the effect of these costs on CXP’s earnings per share for the fiscal years ending March 31, 2004 and March 31, 2005 would be a reduction of (4.2%) (or $0.14 per share) and (4.0%) (or $0.17 per share), respectively.

      CXP Stock Market Performance. Bear Stearns also reviewed and analyzed the historical stock price performance, trading multiples, trading volumes and stock float of the shares of our common stock and compared such data to various publicly traded companies deemed by Bear Stearns to be comparable to CXP. Among other things, Bear Stearns noted that CXP’s common stock had traded up since the beginning of 2003 and closed at $37.90 on July 18, 2003 (versus a high price during the past year of $43.99 and a low price during the past year of $31.25). Bear Stearns noted that the shares of CXP’s common stock had performed reasonably well versus its peer group and the S&P 500 Index, but that CXP’s common stock tended to trade at a lower price/ earnings ratio than its peer group. Bear Stearns also noted that, primarily by virtue of Centex’s majority ownership of approximately 65% of CXP’s common stock, CXP had much lower stock float than most of its peer group, and that the Transaction would result in an overall increase in CXP’s stock float.

Other Considerations

      The preparation of a fairness opinion is a complex process that involves various judgments and determinations as to the most appropriate and relevant methods of financial and valuation analysis and the application of those methods to the particular circumstances. The opinion is, therefore, not necessarily susceptible to partial analysis or summary description. Bear Stearns believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered, without considering all of the analyses and factors, would create a misleading and incomplete view of the processes underlying its opinions. Bear Stearns did not form an opinion as to whether any individual analysis or factor, whether positive or negative, considered in isolation, supported or failed to support its opinion. In arriving at its opinion, Bear Stearns did not assign any particular weight to any analysis or factor considered by it, but rather made qualitative judgments based upon its experience in providing such opinions and on then-existing economic, monetary, financial, capital markets, general business and other conditions as to the significance of each analysis and factor. In performing its analyses, Bear Stearns, at CXP’s direction and with the special committee’s consent, made numerous assumptions with respect to industry performance, general business conditions and other matters, many of which are beyond the control of Centex, CXP and Bear Stearns. Any assumed estimates implicitly contained in Bear Stearns’ opinion or relied upon by Bear Stearns in rendering its opinion do not necessarily reflect actual values or predict future results or values. Any estimates relating to the value of the business or securities do not purport to be appraisals or to necessarily reflect the prices at which companies or securities may actually be sold or traded.

      The special committee retained Bear Stearns based upon Bear Stearns’ qualifications, experience and expertise. Bear Stearns is an internationally recognized investment banking firm which, as part of its investment banking business, is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, spin-offs and split-offs, recapitalizations, restructurings, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Centex and CXP for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

      Pursuant to an engagement letter, CXP agreed to pay Bear Stearns a total fee of $1.2 million for its services as financial advisor to the special committee. In addition, CXP agreed to reimburse Bear Stearns, upon request from Bear Stearns from time to time, for all out-of-pocket expenses, including the reasonable fees and expenses of its legal counsel, incurred by Bear Stearns in connection with its engagement. CXP has also agreed to indemnify Bear Stearns against specific liabilities in connection with its engagement, including liabilities under the federal securities laws. Except in connection with the Transaction, neither Centex nor CXP has paid Bear Stearns any fees for investment banking or other advisory services within the past five years.

Certain Financial Projections

      We have summarized below the financial projections utilized by Bear Stearns in connection with its engagement as financial advisor for purposes of the transactions. These financial projections were used by Bear Stearns in performing its financial analyses described under “— Summary of Bear Stearns’ Reviews and Analyses” above.

      The projections in the table below are not facts and should not be relied upon as representing predictions of future results. The estimates and assumptions underlying these projections are inherently uncertain, since they are based upon events that have not taken place, are subject to economic, competitive and other uncertainties and contingencies beyond our control and involve judgments based upon past performance and industry conditions and trends, which may not necessarily be indicative of future performance, conditions or trends. The projections were prepared by our management in March 2003 and revised in June and July 2003 and have not been updated to reflect changes in facts or circumstances since the time they were prepared, and we do not intend to update any of the projections in connection with the transactions. Although we believe that the assumptions upon which the projections are based were reasonable in light of the information that was available to management at the time they were prepared, there can be no assurance that the projected results can be realized, and actual results may be higher or lower than those projected. The projections were not prepared with a view towards compliance with the published guidelines of the SEC or the American Institute of Certified Public Accountants regarding projections or forecasts. Our independent auditors have not examined, reviewed or compiled the projections and, consequently, do not express an opinion or any other form of assurance with respect thereto.

      The projections are prepared on a status quo basis, and do not give effect to the transactions or any of their components, including the incurrence of debt required to fund payment of the special one-time cash dividend or any additional administrative and other expenses expected to be incurred when we become an independent public company as a result of the distribution. The projections should be read together with the pro forma financial information presented in this proxy statement under “Unaudited Pro Forma Financial Information” and the financial statements and other financial information included in the documents incorporated by reference into this proxy statement.

	Year Ending March 31,

	2004	2005	2006

	(In millions)
Revenue	$527.4	$563.0	$608.0
EBITDA(1)	132.7	154.6	177.7
EBIT(2)	96.1	118.4	141.4
Net Income	62.7	79.0	95.0

(1)	EBITDA represents net income, plus interest expense (less interest income), provision for income taxes and depreciation and amortization expense. EBITDA is a non-GAAP measure that provides supplemental information regarding the operating performance of our business without regard to financing methods, capital structures or historical cost bases. EBITDA is widely used in the financial community as a benchmark for evaluating the creditworthiness of particular issuers. EBITDA should not, however, be considered as an alternative to net income, operating income, cash flow from operations or any other measure of financial performance in accordance with GAAP. Our projected EBITDA can be reconciled to our projected net income by adding to net income the following amounts in each of the applicable periods: (a) fiscal year ending March 31, 2004: interest expense, $1.7 million; provision for income taxes, $31.7 million; depreciation and amortization expense, $36.6 million; (b) fiscal year ending March 31, 2005: interest income, $0.4 million; provision for income taxes, $39.8 million; depreciation and amortization expense, $36.2 million; and (c) fiscal year ending March 31, 2006: interest income, $1.3 million; provision for income taxes, $47.7 million; depreciation and amortization expense, $36.3.

(2)	EBIT represents net income, plus interest expense (less interest income) and provisions for income taxes. EBIT is a non-GAAP measure that provides supplemental information regarding the operating performance of our business without regard to financing methods or capital structures, and is used for purposes similar to those described in the case of EBITDA above. EBIT can be reconciled to net income by adding to net income the amounts set forth in footnote (1) above, excluding depreciation and amortization expense.

Description of the Reclassification Proposal

      If our stockholders approve the adoption of the merger agreement, our certificate of incorporation will, upon filing the certificate of merger with the Secretary of State of the State of Delaware, be amended and restated to include the reclassification proposals described below and included in Appendix C. The reclassification proposals include the changes necessary to permit the distribution to be tax-free to Centex and its stockholders.

      For the distribution to be tax-free to Centex and its stockholders, current U.S. federal income tax law requires that, among other things, given the nature of Centex’s ownership interest in CXP, Centex must own, at the time of the distribution, capital stock of CXP having the right to elect at least 85% of our board of directors, and that Centex distribute all of that stock to its stockholders in a single transaction. Accordingly, the reclassification proposal creates a new Class B common stock of CXP that is entitled to elect at least 85% of our board of directors. All of the Class B common stock, together with the remaining shares of our Class A common stock owned by Centex, will be distributed by Centex to its stockholders promptly following the reclassification. Unless and until the holders of at least two-thirds of our Class A common stock and Class B common stock, voting together as a single class, vote to eliminate the special voting rights of the Class B common stock described in the previous sentence, the minimum number of directors on our board will be set at seven so that the holders of our Class A common stock will always be entitled to elect at least one director. The holders of the Class A common stock and the Class B common stock cannot eliminate the special voting rights of the Class B common stock until after the second anniversary of the distribution.

      The reclassification proposal also:

•	provides for the designation of Class A common stock directors and Class B common stock directors and related matters;

•	provides that vacancies on our board may be filled only by the directors, or if there are no directors, by the stockholders, of the class, whether Class A common stock or Class B common stock, in which the vacancy exists; and

•	provides that so long as any person or group of persons beneficially owns 15% or more of the outstanding shares of Class B common stock, then such person or group may only vote in any election of directors that number of shares of Class B common stock which is equal to the lesser of the percentage ownership of the number of shares of Class B common stock or shares of Class A common stock owned by it.

      Authorization of Class A Common Stock and Class B Common Stock. If the authorized capital increase proposal is approved, together with the reclassification proposal, the number of shares of our authorized capital stock will be increased to 105,000,000 shares to be divided among three classes of capital stock: 5,000,000 shares of preferred stock, 50,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock. If the reclassification proposal is approved but the authorized capital increase proposal is not approved, then the current 52,000,000 shares of our authorized capital stock will be divided as follows: 2,000,000 shares of preferred stock, 40,780,000 shares of Class A common stock and 9,220,000 shares of Class B common stock. The authorized number of shares of any class of our capital stock may be increased or decreased by the vote of a majority of the outstanding shares of our capital stock. The Class A common stock and the Class B common stock will have the same rights, except for the fact that the holders of the Class B common stock will have the power to elect 85% of our board, or the next highest whole number, and the holders of Class A common stock will have the power to elect the remaining members of our board. At any time after the second anniversary of the distribution, if approved by our board of directors, the special class voting rights of Class A common stock and Class B common stock with respect to the election of directors may be terminated by at least two-thirds of the outstanding shares of the Class A common stock and the Class B common stock, voting together as a single class, at any annual or special meeting of stockholders. For so long as these special class voting rights continue in effect, the minimum number of directors on our board will be set at seven in order to ensure that the holders of Class A common stock will be entitled to elect at least one director. Except as required by law, the holders of Class A common stock and Class B common stock will vote together as one class on all other matters, including acquisitions and other fundamental transactions, with each share of Class A common stock and Class B common stock having one vote.

      Creation of Class A Common Stock and Class B Common Stock Directors. Currently, our board has one class of directors. The reclassification proposal would amend our certificate of incorporation to provide that our board of directors following the reclassification will consist of at least seven directors which are divided into two classes based on the class of stock that is entitled to elect such directors. Messrs. Barnett, Clarke, Hirsch, Nicolais, Rowley and Quinn will each remain a director of our board following the completion of the reclassification. Mr. Timothy R. Eller will resign from our board of directors and O. Greg Dagnan will be appointed to our board of directors immediately following the reclassification. See “Board of Directors and Management of CXP.” Upon completion of the reclassification, Mr. Clarke will be designated the “common stock director” and the remaining six directors will be designated “Class B common stock directors.” In future elections, the director designated the common stock director will be elected by the holders of the Class A common stock and the directors designated as Class B common stock directors will be elected by the holders of the Class B common stock.

      Filling of Board Vacancies. The reclassification proposal would amend the certificate of incorporation to provide that any vacancy in the office of a common stock director or Class B common stock director will be filled only by the vote of the majority of the remaining directors in the class in which the vacancy exists, or the sole remaining director in the class, unless there are no remaining directors in the class, in which case the vacancy will be filled by the vote of the stockholders entitled to elect the members of the class in which the vacancy exists. All newly created directorships resulting from an increase in the authorized number of directors will be allocated such that at all times the number of Class B common stock directors is equal to 85% of the total number of members of the board of directors (or, if 85% is not a whole number, then the next higher whole number) and the remainder are Class A common stock directors. All such directorships will first be allocated to a class and then filled only by the vote of the majority of the directors in the class in which the newly created directorships exist, or the sole remaining director in the class, unless there are no directors in the class, in which case the newly created directorships will be filled by the vote of the stockholders entitled to elect members of that class. If there is only one common stock director and he or she resigns, dies or is removed for cause, it is possible that there will be no common stock director until the next annual meeting of stockholders.

      Limitations on Voting Rights of Class B Common Stock. The reclassification proposal also includes an amendment to our certificate of incorporation which would help mitigate the potential takeover risks associated with the special voting rights of the Class B common stock in the election of directors. This provision states that so long as any person or group of persons beneficially owns 15% or more of the outstanding shares of Class B common stock, then such person or group may only vote in any election or removal of directors a percentage of shares of Class B common stock equal to the lesser of its percentage ownership of Class B common stock or its percentage ownership of Class A common stock. The purpose of this provision is to ensure that any person, entity or group cannot seek to obtain control of our board of directors solely by acquiring a majority of the outstanding shares of Class B common stock. It is intended to protect our public stockholders by ensuring that anyone seeking to accumulate a substantial number of shares of our capital stock must acquire shares of each class of our common stock in order to exercise control over CXP.

Description of Bylaws Amendments

      In connection with the proposed reclassification and distribution, our board of directors has also approved amendments to our bylaws necessary to conform the bylaws to our certificate of incorporation if the reclassification proposal is approved. We refer you to the full text of the amended and restated bylaws, which are attached as Appendix D. The proposed amendments were approved by our board of directors in connection with the reclassification proposal and are referred to in this proxy statement as the reclassification bylaws amendments. The bylaws amendments will become effective at the time of reclassification.

Recommendation of the CXP Board

      Our board of directors, upon recommendation of the special committee, has unanimously approved the reclassification proposal, including the merger agreement and the cash dividend. Our board of directors has determined that the distribution and related transactions, including the reclassification, are advisable, fair to and in the best interests of CXP and its unaffiliated and affiliated stockholders. Our board of directors recommends that you vote “For” the adoption of the merger agreement and the approval of the reclassification proposal.

Required Vote

      Each outstanding share of our common stock is entitled to one vote on each matter which may properly come before the special meeting. Under Delaware corporate law, adoption of the merger agreement requires the affirmative vote of a majority of the outstanding shares of our common stock, including shares held by Centex. Centex currently owns approximately 65% of our common stock and has informed us that it will vote these shares in favor of adoption of the merger agreement. In addition, the reclassification will be implemented only if the holders of a majority of the shares of our common stock, other than Centex, voting in person or by proxy at the special meeting on the adoption of the merger agreement vote to adopt the merger agreement.

Effects of the Reclassification on Outstanding Shares

      Our Class A common stock and Class B common stock will have substantially the same rights, except for voting rights with respect to the election of our board of directors. However, Delaware law requires a separate class voting right if an amendment to our certificate of incorporation would alter the aggregate number of authorized shares or par value of such class or alter the powers, preferences or special rights of such class so as to affect them adversely. The holders of Class B common stock will be entitled to elect 85% of the board of directors or, if 85% is not a whole number, then the nearest higher whole number of directors. The holders of Class A common stock will be entitled to elect our remaining director or directors. On all other matters requiring a stockholder vote, including acquisitions and other fundamental transactions, the holders of Class A common stock and Class B common stock will vote together as a single class on a one-share, one-vote basis.

      Under the terms governing our two classes of common stock after the reclassification, CXP will not be permitted to reorganize or consolidate with, merge with or enter into a similar combination with a third party unless each holder of Class A common stock and Class B common stock is entitled to receive the same kind and amount of consideration per share receivable upon such reorganization, consolidation, merger or other combination as each other holder of Class A common stock and Class B common stock. However, the holders of Class A common stock and Class B common stock may receive as consideration different kinds of stock if our board of directors determines in good faith that these different kinds of stock differ only in the same manner as the Class A common stock differ from the Class B common stock.

Cash Dividend

      If the reclassification proposal is approved and other conditions are satisfied or waived, we will declare and pay a special one-time cash dividend pro-rata to all holders of our common stock, including Centex, in the amount of $6.00 per share of our common stock, or an aggregate of approximately $112 million, approximately $72 million of which will be received by Centex. The record date for the cash dividend will be prior to the record date for the distribution so that Centex will receive a pro rata share of the cash dividend. The declaration of the cash dividend is contingent, however, upon the approval of the reclassification proposal by our stockholders and the satisfaction of certain other conditions. Please see “Proposal One: Description of the Merger Agreement and Distribution Agreement — The Distribution Agreement — Conditions to the Distribution and the Declaration of the Cash Dividend.”

      On November 5, 2003, we announced that our board of directors had approved an increase in our annual cash dividend from $0.20 per share to $1.20 per share (representing an increase in the regular quarterly cash dividend from $0.05 to $0.30 per share) effective upon completion of the distribution transaction. The increased cash dividend would become effective for the first quarterly cash dividend following completion of the distribution transaction.

      The board of directors considered the dividend increase in light of the special cash dividend and the debt expected to be incurred to fund the special dividend. Based upon CXP’s current and expected performance, CXP believes that it will be able to fund the increased regular dividend from CXP’s cash flow without detracting materially from its ability to take advantage of future growth opportunities. In addition, the recent reduction in the federal income tax rate on dividends makes the increased dividend a more attractive way of distributing earnings to its stockholders. The determination to revise our dividend policy was made by our board of directors after the completion of the analyses prepared by Bear Stearns and the special committee’s analysis discussed in this proxy statement.

Stock Option Adjustment

      The compensation and stock option committee, which we refer to as the “compensation committee” has approved an adjustment to the terms of the outstanding stock options previously granted to our directors, officers and other optionees in order to preserve the value of such options in light of the special one-time dividend payable to our stockholders. Holders of our stock options as of the record date for the special one-time dividend will not be entitled to receive the special one-time dividend. However, as a result of the foregoing adjustment, the exercise price of such stock options will be reduced to an amount equal to the product of (x) the original exercise price of such stock options and (y) the ratio of (1) the opening price per share on the ex-dividend date for the special one-time dividend, to (2) the closing price per share on the business day before the ex-dividend date for the special one-time dividend prior to any adjustment by The New York Stock Exchange. In addition, the number of shares subject to such stock options will be increased to an amount equal to the product of (a) the original number of shares subject to such stock options and (b) the ratio of (1) the original exercise price per share of such options and (2) the adjusted exercise price per share of such options. A corresponding adjustment will be made to the total number of shares available for future grants under the applicable plan. These adjustments are intended to ensure that the economic value of stock options held by our directors, officers and other optionees is preserved, but not increased, as a result of the special one-time dividend. We believe that this adjustment is necessary to continue to provide appropriate incentives to our directors, officers and other optionees, on the same basis as was contemplated when the applicable stock options were granted. In addition, the adjustment will not result in a charge to earnings in our financial statements.

Financing; Bank Credit Facility

      We have received a commitment from J.P. Morgan Chase Bank to use commercially reasonable efforts to assemble a syndicate of financial institutions to provide a three-year senior revolving credit facility in the amount of $200 million. JPMorgan Chase Bank has committed to provide up to $35 million of such credit facility. The proceeds of such credit facility are to be used to pay the special cash dividend of $6.00 per share to our stockholders (not to exceed $115 million in the aggregate) and for general corporate purposes. We will have the option to increase the aggregate amount of the credit facility to an amount up to $250 million. A maximum amount of $25 million of the credit facility will generally be available for issuance of one-year term letters of credit and a maximum amount of $15 million of the credit facility will be available for same-day notice swing line loans. The completion of this credit facility is subject to the satisfaction of certain conditions, including, but not limited to, the ability of J.P. Morgan to arrange for a group of financial institutions to provide at least $165 million of such credit facility and the execution and delivery of definitive financing documentation.

      Borrowings under this credit facility will bear interest, at our option, at a rate equal to either (a) the higher of the JPMorgan Chase Bank prime rate, or the federal funds rate plus 0.5%, plus a margin equal to 0.25% to 1.0%, depending on the ratio of our consolidated debt to consolidated EBITDA, or (b) the eurodollar deposit rate in the London interbank market, plus a margin equal to 1.25% to 2.0%, depending on the ratio of our consolidated debt to consolidated EBITDA. We will pay a commitment fee equal to 0.30% to 0.40% of the unused commitment, depending on the ratio of our consolidated debt to consolidated EBITDA. Loans under the credit facility may be prepaid without premium or penalty (subject to breakage costs associated with early termination of an interest period).

      The credit facility will contain restrictive covenants, including covenants that place limitations on our ability to encumber our assets, to incur additional debt, to sell our assets, to make business acquisitions and to pay dividends. Generally, the aggregate market value of property that we will be able to encumber (other than ordinary course encumbrances and purchase money liens) may not exceed $10 million and the aggregate principal amount of the indebtedness secured thereby may not exceed $10 million. Our ability to incur debt will be limited to purchase money indebtedness, receivables securitization financings in an amount up to $75 million, other subsidiary indebtedness for borrowed money in an aggregate principal amount not to exceed 10% of our consolidated tangible net worth and other CXP indebtedness for borrowed money provided we are in compliance with the financial covenants described below. In order to make business acquisitions, we will be required to maintain a leverage ratio of consolidated debt to consolidated EBITDA of no more than 2.25 to 1.00. Also, the aggregate amount of all consideration paid for any acquisition cannot exceed 30% of our consolidated tangible net worth. Generally, aggregate sales of assets outside the ordinary course of business cannot exceed 15% of our consolidated assets or be responsible for more than 15% of our consolidated net sales or consolidated EBITDA during any 12-month period. Our ability to pay dividends and make other restricted payments (other than the $6.00 per share special cash dividend) will generally be limited unless the aggregate amount of all restricted payments made during any fiscal year is less than 50% of our net income for the preceding fiscal year plus, beginning with the fiscal year commencing on April 1, 2005, the unused portion of such 50% limit for the preceding fiscal year.

      The credit facility will also contain financial covenants requiring minimum interest coverage ratio, maximum leverage ratio and minimum consolidated tangible net worth requirements. Our ratio of consolidated EBIT to consolidated interest expense may not be less than 3.00 to 1.00, on a rolling four quarter basis. Our ratio of consolidated debt to consolidated EBITDA may not exceed 2.50 to 1.00, on a rolling four quarter basis. We must maintain consolidated tangible net worth of at least 85% of our consolidated tangible net worth as of June 30, 2003 (less the one-time special cash dividend) plus 50% of positive consolidated net income after June 30, 2003 and 50% of the net cash proceeds received by us or our subsidiaries in connection with certain equity issuances after June 30, 2003.

Tax Matters — Reclassification and Distribution

      On May 9, 2003, Centex requested a ruling from the IRS to the effect that, for U.S. federal income tax purposes, among other things:

•	the reclassification will be a tax-free transaction to Centex and CXP under Sections 354, 368(a) and 1032 of the Internal Revenue Code, respectively; and

•	the distribution will be tax-free to Centex and its stockholders under Section 355 of the Internal Revenue Code.

      In order to obtain the ruling and protect the tax-free status of the distribution, we have agreed to certain undertakings, including that, for a period of two years after the date of the distribution, we will maintain our status as a company engaged in the active conduct of a trade or business, and will take no action to facilitate certain acquisitions of our stock, as more fully explained below. If we fail to comply with any such undertakings, or take any other action or fail to take any other required action, and that failure to comply, action or omission contributes to a determination that the distribution fails to qualify under Section 355(a) of the Internal Revenue Code or that the CXP shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Internal Revenue Code by reason of Section 355(e) of the Internal Revenue Code, we will be required to indemnify Centex and the other members of the Centex group:

•	for all federal, state and local taxes, including any interest, penalty or additions to tax, incurred or imposed upon Centex or any other members of the Centex group; and

•	for any established tax liabilities of Centex stockholders resulting from the distribution evidenced by (i) an amended tax return of the Centex stockholder reflecting the amount of the tax liability, together with proof of payment of the amount, or (ii) a deficiency notice received by the Centex stockholder from the IRS setting forth the amount of the tax liability, together with proof of payment of the amount.

Under Section 355(e) of the Internal Revenue Code, the distribution will be taxable to Centex if the distribution is part of a plan or series of related transactions pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest, based on either vote or value, in Centex or CXP. Acquisitions that occur during the period beginning two years before the distribution and ending two years after the distribution are subject to a rebuttable presumption that they are part of a plan. If Centex becomes subject to tax under Section 355(e), its tax liability will be based upon the difference between the fair market value of the 9,220,000 shares of Class B common stock and the 2,742,304 shares of our common stock at the time of the distribution and its adjusted basis in the stock at that time. Although it is not possible to predict the fair market value of our Class B common stock and common stock at the time of the distribution, we estimate that the maximum potential corporate-level federal income tax liability that Centex could incur if the distribution were taxable would range from approximately $183 million to $205 million, excluding penalties and interest, assuming that the market price of each applicable class of our common stock is between $45 to $50 per share at the time of the distribution. Furthermore, for each $1.00 per share increase in market price of the applicable classes of our common stock above this range, the maximum potential corporate-level tax liability to Centex would increase by approximately $4 million.

      Accordingly, under the distribution agreement, we have agreed that, until two years after the distribution date, we will not:

•	merge or consolidate with or into any other corporation, which would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Internal Revenue Code, in CXP,

•	liquidate or partially liquidate,

•	sell or transfer all or substantially all of our assets in a single transaction or series of transactions,

•	redeem or otherwise repurchase any CXP capital stock, except as permitted under the IRS procedures applicable to spin-offs, or

•	take any other action or actions which, in the aggregate, would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50% or greater interest, within the meaning of Section 355(e) of the Internal Revenue Code, in CXP,

unless prior to taking any action set forth in the list above, either (1) Centex has obtained, at the expense of CXP, a supplemental ruling from the IRS or (2) CXP has obtained an opinion in form and substance reasonably satisfactory to Centex, that the action will not result in:

•	the distribution failing to qualify under Section 355(a) of the Internal Revenue Code, or

•	the CXP shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Internal Revenue Code by reason of Section 355(e) of the Code.

      We have also agreed to indemnify Centex and the other members of the Centex group for:

•	all federal, state and local taxes, including any interest, penalty or additions to tax, incurred or imposed upon Centex or any other members of the Centex group; and

•	any established tax liabilities of any stockholder of Centex evidenced by (i) an amended tax return of the Centex stockholder reflecting the amount of the tax liability, together with proof of payment of the amount or (ii) a deficiency notice received by the Centex stockholder from the IRS setting forth the amount of the tax liability, together with proof of payment of the amount, arising from either (1) any inaccuracy in, or failure by CXP to comply with, any representation or undertaking made by CXP to the IRS (or made by Centex to the IRS based upon information provided by CXP) in connection with the IRS ruling request if such inaccuracy or failure was intentional or resulted from gross negligence on the part of CXP or (2) our taking or failing to take any action that contributes to the distribution not being treated as a tax-free transaction, each subject to some exceptions.

      CXP will not be obligated to indemnify Centex or any other members of the Centex group for any liability that results solely from an inaccuracy in or failure by Centex to comply with any representation or undertaking by Centex to the IRS in connection with the IRS ruling request (except to the extent such inaccuracy or failure is in respect of a representation based in whole or in part upon inaccurate information provided by CXP, if such inaccuracy was intentional or resulted from gross negligence on the part of CXP). Further, if any liability arises as a result of both:

•	either (i) our taking or failing to take any action that contributes to the distribution not being treated as a tax-free transaction or (ii) an inaccuracy in, or failure by us to comply with, any representation or undertaking made by us to the IRS (or made by Centex to the IRS based upon information provided by CXP) in connection with IRS ruling request if such inaccuracy or failure was intentional or resulted from gross negligence on the part of CXP, and

•	an inaccuracy in or failure by Centex to comply with any representation or undertaking by Centex to the IRS in connection with the IRS ruling request and each failure is an independent cause of such liability, then CXP and Centex will allocate the resulting liability among themselves in a proportion that reflects the relative fault of each party.

      Centex has agreed to indemnify CXP and other members of the CXP group for all liabilities arising from any inaccuracy in, or failure by Centex to comply with, any representation or undertaking made by Centex to the IRS in connection with the IRS ruling request. Centex will not be obligated to indemnify CXP or any member of the CXP group if such liability results solely from an inaccuracy in, or failure by CXP to comply with, any representation or undertaking made by CXP to the IRS or based upon information provided by CXP to Centex and made by Centex to the IRS in connection with the IRS ruling request if such inaccuracy or failure was intentional or resulted from gross negligence on the part of CXP or a failure on the part of CXP to comply with its obligations described above.

      The amount of any tax liability for which CXP could be obligated to indemnify Centex in accordance with the provisions described above depends upon the fair market value of our Class B common stock and common stock at the time of the distribution. If the distribution were taxable to Centex, we estimate that the maximum potential corporate-level federal income tax liability for which CXP would be required to provide indemnification would range from approximately $183 million to $205 million, excluding penalties and interest, assuming that the market price of each applicable class of our common stock ranges between $45 to $50 per share at the time of the distribution. Furthermore, for each $1.00 per share increase in market price of the applicable classes of our common stock above this range, the maximum potential corporate-level tax liability to Centex would increase by approximately $4 million. Similarly, if the distribution were taxable to the stockholders of Centex as a dividend, we estimate that the maximum potential shareholder-level federal income tax liability for which we would be obligated to indemnify the stockholders of Centex would range from $80 million to $90 million, again assuming that the market price of each applicable class of our common stock is between $45 to $50 per share at the time of the distribution. For each $1.00 per share increase in market price of the applicable classes of our common stock above this range, the maximum potential shareholder tax liability would increase by approximately $1.8 million.

Tax Matters — Cash Dividend

      The cash dividend will generally constitute a dividend taxable as ordinary income in the year of receipt to the extent that CXP has current or accumulated “earnings and profits” as of the end of the taxable year in which the cash dividend is made. If the cash dividend exceeds a stockholder’s allocable share of our current and accumulated earnings and profits for federal income tax purposes determined as of the end of our fiscal year ending March 31, 2004, the excess will generally be treated first as a tax-free return of capital to the extent of the stockholder’s basis in his or her shares of common stock, and after this basis is reduced to zero, as capital gain. Our management has advised that, based on the information currently available, our current and accumulated earnings and profits at March 31, 2004 is expected to be such that the cash dividend will not exceed any stockholder’s allocable share of such earnings and profits. Thus it is expected that the cash dividend will be taxable as ordinary income.

      For corporate holders of our common stock, the cash dividend (to the extent treated as ordinary income) will be eligible for a “dividends-received” deduction, subject to limitations and exclusions provided by the Internal Revenue Code. However, the extraordinary dividend rules would apply to the cash dividend paid to a corporate holder with respect to shares of our common stock if such shares have not been held for more than two years before the dividend announcement date and the cash dividend equals or exceeds 10% of the holder’s tax basis in such shares. If the extraordinary dividend rules apply to shares held by a corporate holder, the holder would be required to reduce its tax basis in such shares by the untaxed portion of the dividend. Moreover, to the extent that the untaxed distribution exceeds the corporate holder’s basis, gain will be recognized.

      Under recently enacted legislation, the tax rate applicable to qualifying corporate dividends received by individuals has been reduced to a maximum rate of 15%. In order to qualify for this reduced rate, the shares on which the dividends are paid must have been held by the individual for more than 60 days during the 120 day period beginning 60 days before the ex-dividend date. If the dividend paid to an individual with respect to our shares of common stock qualifies for this reduced rate, and the amount of such dividend equals or exceeds 10% of the individual’s tax basis in such shares, any subsequent loss on such shares will be treated as a long-term capital loss to the extent of the dividend.

      Although this discussion does not generally address tax consequences of the cash dividend to foreign holders of our common stock, such holders should note that the cash dividend (to the extent of such foreign holder’s allocable share of our current and accumulated earnings and profits) will generally be subject to U.S. withholding tax at the rate of 30%. This rate may be reduced by income tax treaties to which the United States is a party.

      Finally, to the extent that the cash dividend constitutes ordinary income, it will generally be subject to back-up withholding with respect to our stockholders who, before the cash dividend, have not provided their correct taxpayer identification numbers to us on an IRS Form W-9 or a substitute for such form.

Interests of Our Officers and Directors in the Reclassification

      In considering the recommendation of our board of directors, you should be aware that some of our officers and directors may have interests in the reclassification that are or may be different from, or in addition to, the interests of our public stockholders. As of October 7, 2003, our directors and executive officers beneficially owned an aggregate of 284,989 shares of our common stock, including shares that may be acquired upon the exercise of outstanding stock options exercisable within 60 days of October 7, 2003. In addition, two of our directors, Messrs. Hirsch and Eller, are executive officers and directors of Centex and one of our directors, Mr. Quinn, is a former executive officer and current director of Centex. As of October 7, 2003, five of our directors and executive officers beneficially owned 3,300,894 shares of common stock of Centex. Centex will receive certain significant benefits in this transaction, including receipt of approximately 65%, or $72 million, of the special dividend, which will be funded through the incurrence of debt by CXP. Centex will also receive the Class B common stock as a result of the reclassification, which will have superior voting rights to the Class A common stock, but Centex will not be required to pay any consideration for its increased voting rights. The members of our management and board of directors also have interests in the governance proposals and stockholders’ rights plan proposal that differ from the interests of our public stockholders, because these proposals may discourage takeover bids and other transactions that could result in the removal of our board of directors or incumbent management. See “Certain Considerations.”

      In addition, in connection with the cash dividend, we will be making certain adjustments to outstanding stock options held by our optionees, including our officers and directors. See “— Stock Option Adjustment.”

      The merger agreement provides that our board of directors following the reclassification will consist of seven members. Messrs. Barnett, Clarke, Hirsch, Nicolais, Rowley and Quinn will each remain as directors following the completion of the reclassification. Mr. Eller will resign from our board of directors and Mr. Dagnan will be appointed to our board of directors immediately following the reclassification. Mr. Clarke will become the common stock director upon completion of the reclassification, and our remaining directors will become Class B directors upon completion of the reclassification. The composition of our board otherwise will not be affected by the reclassification or the distribution. See “Board of Directors and Management of CXP.”

Relationship Between Centex and CXP after the Distribution

      Administrative Services Agreement. At or prior to the completion of the distribution, we and Centex Service Company, a subsidiary of Centex, will enter into an amended and restated administrative services agreement, which will amend and restate a similar agreement that we entered into with Centex in 1994. Under the terms of the administrative services agreement, Centex Service Company will provide us with employee benefit administration, public/investor relations and certain other services. The administrative services agreement will have a term of two years, but will provide that the services to be provided by Centex Service Company will be phased out over the two-year term. Upon the expiration of the term of the administrative services agreement, we will be required to provide such services on our own or obtain such services from third parties. We will pay to Centex Service Company a fee of $21,125 per month, subject to annual adjustment, for such services. In addition, we will reimburse Centex Service Company for its out-of-pocket expenses incurred in connection with the performance of such services. For an estimate of the amount of the increased administrative and other expenses to be incurred by CXP after the distribution, which assumes that the administrative services agreement was not in effect and that all required services were to be obtained from unaffiliated third parties on an arm’s-length basis, see “Unaudited Pro Forma Financial Information.”

      Intellectual Property Agreement. At or prior to the completion of the distribution, we and Centex will enter into a intellectual property agreement. Under the terms of the intellectual property agreement, Centex will grant to us and our wholly-owned subsidiaries an exclusive, perpetual and royalty-free license to use all trademarks held by Centex which relate primarily or exclusively to our business. In addition, Centex will consent to our use of the tradename “Centex” for a period of six months in connection with our business. In addition, Centex will consent to our use of the tradename “Centex” by our subsidiary Centex Materials LLC within the state of Texas. Other than any such use by Centex Materials LLC within the State of Texas, as soon as practicable, and in any event within six months after the date of the distribution, we must remove any and all exterior and interior signs and identifiers which refer or pertain to Centex at our expense. After such six-month period, we cannot use or display the name “Centex” or any variations thereof, or other trademarks, tradenames, logos or identifiers using the name “Centex” or otherwise owned by or licensed to Centex which have not been assigned or licensed to us without the prior written consent of Centex (other than any signs or identifiers used by Centex Materials LLC in connection with its business in Texas).

New York Stock Exchange Approvals

      We are in the process of obtaining the necessary approval from the New York Stock Exchange in order to list the shares of Class B common stock. Our common stock is currently listed on the New York Stock Exchange under the symbol “CXP.” Following the reclassification and distribution, and if the name change proposal is approved, our Class A common stock will be listed on the New York Stock Exchange under the symbol “EXP” and our Class B common stock is expected to be listed on the New York Stock Exchange under the symbol “EXP.b.”

Federal Securities Law Consequences

      All shares of Class A and Class B common stock received by holders of Centex common stock following the reclassification and distribution will be freely transferable, except that shares of our Class A common stock and Class B common stock received by persons who are deemed to be “affiliates” of CXP may be resold by them only in transactions permitted by the resale provision of Rule 144 promulgated under the Securities Act of 1933, or otherwise in compliance with, or pursuant to an exemption from, the registration requirements of the Securities Act of 1933.

No Appraisal Rights

      Holders of our common stock are not entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware in connection with the reclassification or any of the other transactions discussed in this proxy statement.

DESCRIPTION OF THE MERGER AGREEMENT

AND DISTRIBUTION AGREEMENT

      CXP and Centex have entered into a merger agreement and a distribution agreement which will govern the terms of the reclassification, the cash dividend and the distribution.

The Merger Agreement

      The following is a summary of the material terms of the merger agreement, a copy of which is attached as Appendix A. This summary does not contain all of the terms of the merger agreement. All stockholders are urged to read carefully the merger agreement in its entirety.

Reclassification and Merger

      The reclassification will be implemented by a merger of Merger Sub into CXP. The merger agreement provides for the amendment of our certificate of incorporation to provide for the Class B common stock, as well as other proposals to implement the governance proposals, the authorized capital increase proposal and the name change proposal, if approved.

      If the merger agreement is adopted by a majority of the outstanding shares of our common stock, and by a majority of those stockholders present in person or by proxy and voting on the reclassification proposal, other than Centex, our certificate of incorporation will be amended to create the Class B common stock. None of the governance proposals, authorized capital increase proposal, name change proposal or stockholders’ rights plan proposal will be implemented unless the reclassification and distribution are completed.

      Centex has informed us that it will vote the shares of our common stock owned by it in favor of the adoption of the merger agreement, each of the governance proposals, the authorized capital increase proposal, name change proposal, the stockholders’ rights plan proposal and the incentive plan proposal.

Merger and Exchange of Shares

      The merger agreement provides that before the reclassification, Centex will contribute 9,220,000 shares of our common stock held by it to Merger Sub and retain the remaining 2,742,304 shares of our common stock owned by it. At the effective time of the merger, Merger Sub will be merged into CXP and the separate corporate existence of Merger Sub will cease and CXP will be the surviving corporation. All of the shares of Merger Sub common stock outstanding immediately before the effective time of the merger will be converted into 9,220,000 shares of our Class B common stock, each of the shares of our common stock held by Merger Sub will automatically be canceled and retired, and each other share of our common stock will remain issued and outstanding. As a result of and following the reclassification, Centex will own 9,220,000 shares of Class B common stock and 2,742,304 shares of our common stock. Each other stockholder of CXP will own the same number of shares of our common stock as it owned before the reclassification.

Conditions to the Merger

      Conditions to Both Parties’ Obligations. None of CXP, Centex nor Merger Sub are obligated to complete the reclassification unless the following conditions are satisfied or waived, except that none of the parties may waive the required stockholder approvals with respect to the merger agreement:

•	the merger agreement shall have been approved by the holders of (i) a majority of the shares of our common stock outstanding and entitled to vote thereon and (ii) a majority of the shares of our common stock, other than shares held directly or indirectly by Centex or Merger Sub, that are present in person or by proxy at the special meeting and voting on the reclassification proposal;

•	all actions or filings with any governmental entity required to permit the completion of the reclassification shall be completed, except those that would not reasonably be expected to have a material adverse effect on any party’s ability to complete the transactions; and

•	the distribution agreement shall be in full force and effect.

      These conditions are for the benefit of us or Centex, as applicable, and do not give rise to or create any duty on the part of us or Centex, as applicable, to waive or not waive any of these conditions.

      Conditions to Our Obligations. In addition, we are not obligated to complete the reclassification unless the following additional conditions are satisfied or waived by us:

•	the board of directors of Centex shall have declared the distribution subject to the prior completion of the reclassification; and

•	all conditions to our obligation to pay the cash dividend shall be satisfied or waived by us.

      These conditions are for the sole benefit of us and do not give rise to or create any duty on our part to waive or not to waive any of these conditions.

      Conditions to Centex’s Obligations. In addition, Centex and Merger Sub are not obligated to consummate the reclassification unless the following additional conditions are satisfied or waived by them:

•	all the conditions to the declaration of the distribution and the distribution shall be satisfied, other than the prior completion of the reclassification; and

•	we shall have declared and paid the cash dividend to our stockholders (including Centex) in the amount of $6.00 per share.

      These conditions are for the sole benefit of Centex and Merger Sub and do not give rise to or create any duty on the part of Centex or Merger Sub to waive or not waive any of these conditions.

      We have no present intention, and Centex has informed us that it has no present intention, of waiving any of the conditions to the merger.

Termination

      The merger agreement may be terminated and the reclassification may be abandoned at any time before the effective time of the merger, notwithstanding any approval of the merger agreement by the stockholders of CXP:

•	by mutual written consent of CXP and Centex;

•	by either CXP or Centex, if the completion of the merger or the distribution is illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining CXP or Merger Sub from completing the merger or Centex from completing the distribution is entered and becomes final and nonappealable;

•	by either CXP or Centex, if the required CXP stockholder approval for the reclassification proposal is not obtained; or

•	by either CXP or Centex, if the merger is not completed by January 30, 2004. If the merger agreement has been adopted by the vote set forth under “Proposal One: The Reclassification and Related Transactions — Required Vote” by January 30, 2004, but the merger has not been completed by such date, then the date will be extended for a period that ends 30 days (or longer if agreed by Centex and CXP) after the stockholders meeting at which the merger agreement was adopted by the requisite vote.

      The merger agreement will terminate automatically in the event the distribution agreement is terminated according to its terms.

Other Agreements

      Under the merger agreement, each of CXP and Centex has agreed to exercise its reasonable best efforts to promptly obtain any necessary consents and approvals and to take actions as may be necessary or desirable to obtain these consents and approvals.

The Distribution Agreement

      We have entered into the distribution agreement with Centex. The following is a summary of the material terms of the distribution agreement, a copy of which is attached as Appendix B. This summary does not contain all of the terms of the distribution agreement. All stockholders are urged to read carefully the distribution agreement in its entirety.

The Distribution

      Centex will appoint a distribution agent to distribute to the holders of record of Centex common stock in proportion to the number of Centex shares they hold on the record date for the distribution, all shares of our Class A common stock and Class B common stock held by Centex on the date of the distribution. The distribution agent will aggregate all fractional shares of our Class A common stock and Class B common stock that would otherwise be distributed and sell them in an orderly manner after the date of the distribution in the open market and, after completion of the sales, distribute the pro-rata portion of the net proceeds from these sales to each stockholder of Centex who would otherwise have received a fractional share.

Conditions to the Distribution and the Declaration of the Cash Dividend

      Conditions to the Distribution. The obligations of Centex to declare the distribution and to cause the distribution to occur are subject to the satisfaction or waiver, as determined by Centex in its sole discretion, of the conditions set forth below:

•	a private letter ruling from the IRS shall be obtained which provides that the reclassification and distribution will be a tax-free transaction, which ruling is satisfactory to Centex in its sole discretion, and that Centex and CXP shall have complied with all provisions in the ruling applicable prior to the declaration of the distribution and the distribution;

•	any material governmental approvals and consents required in connection with the completion of the transactions shall have been received and shall be in full force;

•	no order, injunction or decree or other prohibition preventing the distribution or the completion of the other transactions contemplated by the merger agreement and the distribution agreement shall be in effect and no other event outside the control of Centex that prevents the legal completion of the distribution or the other transactions shall have occurred;

•	the transactions contemplated by the merger agreement and the distribution agreement shall be in compliance with applicable federal and state securities and other applicable laws;

•	all consents required in connection with the completion of the transactions shall have been obtained;

•	in the case of the declaration of the distribution, all conditions to the payment of the cash dividend shall be satisfied or waived by us, the cash dividend shall have been declared and no circumstances shall exist that would reasonably be expected to prevent the payment of the cash dividend prior to the distribution and, in the case of making the distribution, the cash dividend shall have been paid to our stockholders (including Centex);

•	in the case of the declaration of the distribution, all conditions to Centex’s obligation to complete the reclassification, other than the satisfaction of the obligations to complete the distribution and the prior payment of the cash dividend, shall be satisfied or waived by Centex, and no circumstances shall exist that would reasonably be expected to prevent the completion of the reclassification immediately prior to the distribution and, in the case of making the distribution, the reclassification shall be completed;

•	a registration statement on Form 8-A registering the Class B common stock under the Securities Exchange Act of 1934 shall be filed with the Securities and Exchange Commission;

•	the Class B common stock shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance;

•	our representations and warranties set forth in the distribution agreement and the merger agreement shall be true and correct as of the date of the distribution; and

•	we shall have performed or complied in all material respects with all agreements and covenants required to be performed by us under the distribution agreement and the merger agreement at or prior to the date of the distribution.

      These conditions are for the sole benefit of Centex and do not give rise to or create any duty on the part of Centex to waive or not waive any of these conditions.

      Conditions to the Cash Dividend. Our obligations to declare the cash dividend and to cause the cash dividend to be paid are subject to the satisfaction or waiver, as determined by us in our sole discretion, of the conditions set forth below:

•	any material governmental approvals and consents needed to complete the transactions shall have been received and shall be in full force;

•	no order, injunction or decree or other prohibition preventing the declaration or payment of the cash dividend or the completion of the other transactions contemplated by the merger agreement and the distribution agreement shall be in effect and no other event outside of our control that prevents the declaration or lawful payment of the cash dividend or completion of the other transaction shall have occurred;

•	the transactions contemplated by the merger agreement and the distribution agreement shall be in compliance with applicable federal and state securities and other applicable laws;

•	all consents required in connection with the completion of the transactions shall have been obtained;

•	in the case of the declaration of the cash dividend, all conditions to the distribution (other than the declaration and payment of the cash dividend) shall have been satisfied or waived by Centex, and, in the case of the declaration and the payment of the cash dividend, the distribution shall have been declared by the board of directors of Centex substantially simultaneously with the declaration of the cash dividend and no circumstances shall exist that would reasonably be expected to prevent the prompt completion of the distribution following payment of the cash dividend;

•	in the case of the declaration of the cash dividend, all conditions to our obligation to complete the reclassification shall be satisfied or waived by us and, in the case of the payment of the cash dividend, no circumstances shall exist that would reasonably be expected to prevent the prompt completion of the reclassification following payment of the cash dividend;

•	a registration statement on Form 8-A registering the Class B common stock under the Securities Exchange Act of 1934 shall be filed with the Securities and Exchange Commission;

•	the Class B common stock shall be approved for listing on the New York Stock Exchange, subject to official notice of issuance;

•	Centex’s representations and warranties set forth in the distribution agreement and the merger agreement shall be true and correct as of the date of the declaration of the cash dividend and the date of payment of the cash dividend;

•	Centex shall have performed or complied, in all material respects, with all agreements and covenants required to be performed by it under the distribution agreement and the merger agreement at or prior to the date of the distribution;

•	we shall have entered into loan agreements for financing which will permit the payment of the cash dividend and would reasonably allow us sufficient cash to meet our business needs; and

•	the payment of the cash dividend shall be permitted by the applicable provisions of Delaware law and our board of directors shall have obtained any reasonable and customary assurances that it requires to authorize the cash dividend.

      These conditions are for the sole benefit of us and do not give rise to or create any duty on the part of us to waive or not waive any of these conditions. See “Proposal One: the Reclassification and Related Transactions — Financing; Bank Credit Facility” for a description of the credit facility which will be used to fund the payment of the cash dividend.

      Other. Each of CXP and Centex has agreed that the distribution and the declaration of the cash dividend and the distribution will occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the distribution. The parties have agreed to cause their respective boards of directors (or, in the case of Centex, a duly authorized committee thereof) to meet on the date of the declaration of the distribution and the cash dividend to take any corporate action at the meeting required to effect the transactions contemplated by the distribution agreement and the merger agreement. Following these meetings, CXP and Centex will complete the reclassification in accordance with the terms of the merger agreement, including the filing of the certificate of merger relating to the reclassification with the Secretary of State of the State of Delaware.

Other Agreements

      Indemnification Against Tax and Other Liabilities. The distribution agreement provides that Centex and CXP will comply with and not take any action during the relevant time period that is inconsistent with the representations made to the IRS in connection with the request for the IRS ruling described under “Proposal One: The Reclassification and Related Transactions — Tax Matters — Reclassification and Distribution.” To this end, until the second anniversary of the distribution, we have agreed to maintain our status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Internal Revenue Code, and not to facilitate certain acquisitions of our stock or assets.

      In addition, under Section 355(e) of the Internal Revenue Code, the distribution will be taxable to Centex if the distribution is part of a plan or series of related transactions pursuant to which one or more persons acquire directly or indirectly stock representing a 50% or greater interest, based on either vote or value, in Centex or CXP. Acquisitions that occur during the period beginning two years before the distribution and ending two years after the distribution are subject to a rebuttable presumption that they are part of such a plan. If Centex becomes subject to tax under Section 355(e), its tax liability will be based upon the difference between the fair market value of the shares of Class B common stock and the shares of retained common stock at the time of the distribution and its adjusted basis in such stock at that time and this tax liability will be a significant amount.

      If we take any action or fail to take any required action, and that failure to comply, action or omission contributes to a determination that the distribution fails to qualify under Section 355(a) of the Internal Revenue Code or that the CXP shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Internal Revenue Code by reason of Section 355(e) of the Internal Revenue Code, we have agreed to indemnify Centex and the other members of the Centex group for:

•	all federal, state and local taxes, including any interest, penalties or additions to tax; and

•	any established liability of any Centex stockholders resulting from the distribution evidenced by (i) an amended tax return of the Centex stockholder reflecting the amount of the tax liability, together with proof of payment of the amount or (ii) a deficiency notice received by the Centex stockholder from the IRS setting forth the amount of the tax liability, together with proof of payment of the amount.

      In addition, we have agreed to indemnify Centex and the other members of the Centex group for:

•	all actual tax liability of Centex or any other members of the Centex group; and

•	for any established tax liabilities of any stockholder of Centex evidenced by (i) an amended tax return of the Centex stockholder reflecting the amount of the tax liability, together with proof of payment of the amount or (ii) a deficiency notice received by the Centex stockholder from the IRS setting forth the amount of the tax liability, together with proof of payment of the amount, arising from either (1) any inaccuracy in, or failure by us to comply with, any representation or undertaking made by us to the IRS (or made by Centex to the IRS based upon information provided by us) in connection with the IRS ruling request if such inaccuracy or failure was intentional or resulted from our gross negligence or (2) our taking or failure to take any action that contributes to the distribution not being treated as a tax-free transaction, subject to certain exceptions.

      We will not be obligated to indemnify Centex or any other members of the Centex group for any tax liability that results solely from an inaccuracy in or failure by Centex to comply with any representation or undertaking by Centex to the IRS in connection with the IRS ruling request (except to the extent such inaccuracy or failure is in respect of a representation based in whole or in part upon inaccurate information provided by us, if such inaccuracy was intentional or resulted from our gross negligence). Furthermore, if any tax liability arises as a result of both:

•	either (1) our taking or failing to take any action that contributes to the distribution not being treated as a tax-free transaction or (2) an inaccuracy in or failure by us to comply with any representation or undertaking made by us to the IRS (or made by Centex to the IRS based upon information provided by us) in connection with the IRS ruling request if such inaccuracy or failure was intentional or resulted from our gross negligence; and

•	an inaccuracy in or failure by Centex to comply with any representation or undertaking by Centex to the IRS in connection with the IRS ruling request,

and each failure is an independent cause of the liability, then we and Centex will allocate the tax liability among ourselves in a proportion that reflects the relative fault of each party.

      Centex has agreed to indemnify CXP and other members of the CXP group for all liabilities arising from any inaccuracy in, or failure by Centex to comply with, any representation or undertaking made by Centex to the IRS in connection with the IRS ruling request. Centex will not be obligated to indemnify CXP or any member of the CXP group if such liability results solely from an inaccuracy in, or failure by CXP to comply with, any representation or undertaking made by CXP to the IRS or based upon information provided by CXP to Centex and made by Centex to the IRS in connection with the IRS ruling request if such inaccuracy or failure was intentional or resulted from gross negligence on the part of CXP, or a failure on the part of CXP to comply with its obligations described above.

      Any indemnity payment made by us pursuant to the provisions described above will be made on an after-tax basis, calculated according to the actual tax position of the person receiving the payment.

      As a result of the representations in the IRS ruling request and the covenants in the distribution agreement, the acquisition of control of CXP prior to the second anniversary of the distribution date may be more difficult or less likely to occur because of the potential indemnification liability associated with a breach of these representations or covenants. In addition, our ability to undertake acquisitions and other transactions may be substantially restricted for the two-year period following the distribution.

      The distribution agreement also provides for assumptions of liabilities and cross-indemnities designed to allocate financial responsibility for former, current, or future liabilities arising out of or in connection with the businesses of each respective party.

      No Solicitation. CXP and Centex have agreed not to solicit or negotiate in connection with any proposal for the acquisition by any third party of any shares of capital stock of CXP or the acquisition of, or business combination with, CXP during the pendency of the proposed transactions. Centex will be relieved of this obligation if:

•	our board of directors approves an alternative transaction during the pendency of the transactions, does not recommend or withdraws its recommendation in favor of the transactions or modifies its recommendation in a manner adverse to Centex;

•	we breach or fail to comply with any of our material obligations under the distribution agreement or merger agreement and fail to cure the breach or failure within 30 days following notice; or

•	Centex receives a written proposal for an alternative transaction and the board of directors of Centex in good faith determines that it would be inconsistent with the Centex board’s fiduciary duties to Centex stockholders if the Centex board did not commence discussions or negotiations with the person making the proposal, but only with respect to that specific proposal.

      We will be released from this obligation if we receive a written proposal for an alternative transaction and our board of directors in good faith determines that it would be inconsistent with our fiduciary duties to our stockholders if we did not commence discussions or negotiations with the person making the proposal. This release will only be with respect to that specific proposal.

      Expenses. The distribution agreement also provides that all expenses in connection with the reclassification and distribution shall be paid by the party incurring such costs and expenses, provided that if the distribution agreement is terminated for any reason without the distribution having been completed, then Centex will pay all out-of-pocket expenses incurred by us in connection with the distribution agreement and merger agreement.

Termination

      The distribution agreement may be terminated:

•	by us if Centex is in material breach of any of its obligations or representations and warranties under the distribution agreement, and the breach would reasonably be expected to result in a material adverse effect on us after giving effect to the distribution, and Centex has not substantially cured the breach within 30 days following notice; or

•	by Centex in its sole discretion at any time prior to the payment of the special one-time cash dividend.

      The distribution agreement will terminate automatically in the event the merger agreement is terminated in accordance with its terms. After payment of the cash dividend, the distribution agreement may not be terminated except pursuant to the written agreement of the parties which, in our case, has been approved by a majority of its directors that are not affiliated with Centex.

      Except in circumstances where a party is required to pay the fees and expenses of the other party as set forth above, and except for liability for any breach by either party of the distribution agreement or merger agreement, no party will be liable to any other party or any other person as a result of termination of the distribution agreement.

UNAUDITED PROFORMA FINANCIAL INFORMATION

      The unaudited pro forma financial information set forth below has been derived from the financial statements of CXP as of and for the three months ended June 30, 2003 and as of and for the fiscal year ended March 31, 2003.

      The unaudited pro forma financial information should be read in conjunction with the audited historical consolidated financial statements and related notes and the unaudited historical condensed consolidated financial statements and related notes of CXP, which are incorporated by reference in the proxy statement.

      The unaudited pro forma balance sheet as of June 30, 2003 gives effect to the reclassification, the distribution and the special dividend as if these transactions had occurred as of the balance sheet date. The unaudited pro forma income statements for the fiscal year ended March 31, 2003 and the three months ended June 30, 2003 give effect to the reclassification, the distribution and the special dividend as if these transactions had occurred at the beginning of the applicable period. The unaudited pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X, and reflects those adjustments that management believes are necessary to reflect the effect of these transactions.

      The unaudited pro forma financial information is presented for illustrative purposes only and does not purport to be indicative of operating results or financial position that would have occurred if the transactions had been completed on the dates indicated, nor is it necessarily indicative of future operating results or financial position of CXP. The pro forma adjustments are based on the information and assumptions available to us on the date of this proxy statement.

UNAUDITED PRO FORMA BALANCE SHEET

As of June 30, 2003
(in $000s)

	CXP Historical
	June 30,	Pro Forma			CXP
	2003	Adjustments			Pro Forma

ASSETS
Current Assets
Cash and Cash Equivalents	$11,542	$			$11,542
Accounts and Notes Receivable, net	62,221				62,221
Inventories	54,894				54,894

Total Current Assets	128,657				128,657

Property, Plant and Equipment	795,901				795,901
Less: Accumulated Depreciation	(267,011)				(267,011)

Property, Plant and Equipment, net	528,890				528,890

Notes Receivable, net	929				929
Goodwill	40,290				40,290
Other Assets	12,374				12,374

TOTAL ASSETS	$711,140	$			$711,140

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities
Notes Payable	$0				$0
Accounts Payable	29,888				29,888
Accrued Liabilities	39,287				39,287
Current Portion of Long-term Debt	80				80

Total Current Liabilities	69,255				69,255

Long-term Debt	62,090		111,000	(a)	173,090
Deferred Income Taxes	84,794				84,794
Stockholders’ Equity
Common Stock	184				184
Capital in Excess of Par Value	15,808				15,808
Accumulated Other Comprehensive Income	(1,774)				(1,774)
Retained Earnings	480,783		(111,000	)(a)	369,783

Total Stockholders’ Equity	495,001		(111,000)		384,001

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$711,140		$—		$711,140

UNAUDITED PRO FORMA INCOME STATEMENT

For the Three Months Ended June 30, 2003
(in $000s other than per share and share data)

	CXP Historical
	Quarter Ended	Pro Forma			CXP
	June 30, 2003	Adjustments			Pro Forma

Revenues	$144,089	$			$144,089

Costs and Expenses
Cost of goods sold	113,277				113,277
Selling, General & Administrative	7,941		151	(b)	8,092
Interest Expense, net	1,486		774	(c)	2,260

	122,704		925		123,629

Earnings before income taxes	21,385		(925)		20,460
Income Taxes	7,162		(310	)(d)	6,852

Net Earnings	$14,223		$(615)		$13,608

Earnings Per Share
Basic	$0.77				$0.74
Diluted	$0.77				$0.74

Average Shares Outstanding
Basic	18,406,710				18,406,710
Diluted	18,508,491				18,508,491

UNAUDITED PRO FORMA INCOME STATEMENT

For the Year Ended March 31, 2003
(in $000s other than per share and share data)

	CXP Historical
	Year Ended	Pro Forma			CXP
	March 31, 2003	Adjustments			Pro Forma

Revenues	$501,257	$			$501,257

Costs of Goods Sold	375,979				375,979
Selling, General & Administrative	29,075		604	(b)	29,679
Interest Expense, net	9,590		3,960	(c)	13,550

	414,644		4,564		419,208

Earnings before income taxes	86,613		(4,564)		82,049
Income Taxes	29,007		(1,528	)(d)	27,479

Net Earnings	$57,606		$(3,036)		$54,570

Earnings Per Share
Basic	$3.13				$2.96
Diluted	$3.11				$2.95

Average Shares Outstanding
Basic	18,418,191				18,418,191
Diluted	18,523,651				18,523,651

Transactions

      The pro forma financial statements reflect the following transactions:

•	The reclassification of our capital stock pursuant to the reclassification proposal;

•	The borrowings expected to be incurred under our new bank credit facility to fund the payment of the special dividend;

•	The payment of the special dividend to our stockholders, assuming that 18,500,000 shares of common stock are outstanding on the record date for the distribution; and

•	The distribution, as a result of which CXP will become an independent public company.

Pro Forma Adjustments

      (a) Reflects the payment of the special dividend with borrowings under the new bank credit facility, assuming that 18,500,000 shares of common stock are outstanding at the record date for the special dividend.

      (b) Reflects the additional administrative and other expenses expected to be incurred by CXP when it becomes an independent public company as a result of the distribution. The amount of additional expenses shown in the table above assumes that CXP would be required to obtain from unaffiliated third parties on arm’s-length terms all administrative services that will be provided to it after the distribution by Centex pursuant to the administrative services agreement. See “Proposal One: The Reclassification and Related Transactions — Relationship between Centex and CXP after the Distribution.” The actual amount of additional expenses to be incurred by CXP during the term of the administrative services agreement will be less than the amount shown in the above table.

      (c) Reflects the interest expense assumed to be incurred in respect of borrowings of $111 million to fund payment of the special dividend. The interest rates used to calculate the assumed interest expense are 3.6% and 2.8% for the fiscal year ended March 31, 2003 and the three months ended June 30, 2003, respectively. These interest rates are based on the pricing grid in CXP’s current credit agreement. A  1/8% increase in the interest rate would increase expense by $139,000 annually.

      (d) Reflect the tax benefit assumed to be realized as a result of the incurrence of the interest expense referred to in note (c) above.

PROPOSALS TWO, THREE, FOUR, FIVE, SIX, SEVEN, EIGHT AND NINE:

GOVERNANCE PROPOSALS, AUTHORIZED CAPITAL INCREASE PROPOSAL,

NAME CHANGE PROPOSAL, STOCKHOLDERS’ RIGHTS PLAN PROPOSAL
AND INCENTIVE PLAN PROPOSAL

      The governance proposals, authorized capital increase proposal, name change proposal and stockholders’ rights plan proposal will not be implemented if the reclassification proposal is not approved. The incentive plan proposal will be implemented even if the reclassification proposal is not approved. The following summary is qualified in its entirety by reference to the text of the proposed amendments to our certificate of incorporation and our bylaws, which are attached to this proxy statement as Appendices C and D. All stockholders are urged to read carefully the proposed certificate of incorporation and the proposed bylaws, each as proposed to be amended, and the proposed stockholders’ rights plan in their entirety.

General

      We believe the governance proposals, authorized capital increase proposal and the stockholders’ rights plan proposal are necessary to foster our long-term growth as an independent company following the reclassification and the distribution and to protect our stockholders from unsolicited, potentially coercive or abusive takeover tactics and efforts to acquire control of CXP at a price or on terms that are not in the best interests of all of our stockholders. The authorized capital increase proposal includes changes to our certificate of incorporation intended, among other things, to provide CXP with financing flexibility. Because we will no longer be a majority-owned subsidiary of Centex and in order to establish an independent market presence in the construction products industry, our board of directors has determined that our name should be changed to “Eagle Materials Inc.”

      Our board of directors has also approved amendments to our bylaws that are more fully described under “Proposal One: The Reclassification and Related Transactions — Description of Bylaws Amendments” and “— Description of Bylaws Amendments.” Under the terms of our existing certificate of incorporation, our board of directors has the power to amend our bylaws without stockholder approval. As a result, separate stockholder approval is not required to effect the bylaws amendments. However, the bylaws amendments relating to the governance proposals and name change proposal are subject to the approval of the reclassification proposal, and the governance proposals and name change proposal will become effective only upon the completion of the reclassification. In addition to containing the amendments to our bylaws discussed in “Proposal One: Reclassification and Related Transactions — Description of Bylaws Amendments,” the bylaws amendments contain changes necessary to conform our bylaws to our certificate of incorporation if the governance proposals and name change proposal are approved.

Purpose and Effects of the Governance Proposals

      The proposed reclassification and distribution may make it easier for a single person or group of related persons to gain control over CXP. Because Centex currently holds approximately 65% of our common stock, it is unlikely at the present time that any person could gain control of CXP without acquiring from Centex at least a majority of the shares of our common stock held by it. However, following the reclassification and distribution, holders of Class B common stock will have the right to elect at least 85% of our board of directors. Accordingly, a person or group of related persons could attempt to gain control of CXP by acquiring a sufficient number of shares of Class B common stock to elect a majority of the members of our board of directors. For these reasons, the proposed reclassification and distribution could render CXP more susceptible to unsolicited takeover bids from third parties, including offers that our board of directors may regard as being below our intrinsic value or as not being in the best interests of our stockholders. However, the ability of a person to gain control of our board of directors by acquiring shares of Class B common stock would be hindered by a proposed revision to our certificate of incorporation to the effect that a holder of 15% or more of the outstanding shares of Class B common stock can only vote for the election or removal of directors that percentage of the shares of Class B common stock which is equal to the lesser of its percentage ownership of Class B common stock or its percentage ownership of Class A common stock.

      In order to mitigate the concerns described above, the governance proposals and authorized capital increase proposal, together with the bylaws amendments and the stockholders’ rights plan, are intended to make it more difficult for a potential acquiror of CXP to take advantage of our new capital structure to acquire us by means of a transaction which is not negotiated with our board of directors. The governance proposals and authorized capital increase proposal, the bylaws amendments and the stockholders’ rights plan would reduce our vulnerability to an unsolicited takeover proposal. These provisions are designed to enable us to develop our business in a manner which will foster our long-term growth, reducing, to the extent practicable, the threat of a takeover not deemed by our board of directors to be in the best interests of CXP and its stockholders and the potential disruption entailed by a threat of such a takeover. Absent these provisions, eliminating Centex as an approximately 65% stockholder as a result of the distribution would increase our vulnerability to an unsolicited takeover proposal. In addition, as discussed above under “Proposal One: The Reclassification and Related Transactions — Tax Matters — Reclassification and Distribution,” we have agreed to indemnify Centex for tax liabilities under certain circumstances if the distribution becomes subject to tax. The likelihood of the distribution losing its tax-free status and the likelihood of CXP being subject to liability under the tax indemnification provisions of the distribution agreement increase if CXP is acquired. By making a takeover of CXP without approval of our board of directors more difficult, the governance proposals, the authorized capital increase proposal, the stockholders’ rights plan proposal and the bylaws amendments will also protect CXP and our stockholders from potential liabilities resulting from the loss of the tax-free status of the distribution.

      Our board of directors believes that when companies do not have measures in place to address unsolicited takeover bids, change in control transactions occur at prices below the best price that might otherwise be attainable. Many companies have put provisions in place which effectively require potential acquirors to negotiate with the companies’ boards of directors. Our board of directors desires to provide CXP with the flexibility to grow its business without being subject to unsolicited takeover proposals either at inadequate prices or by means of unfair takeover tactics. Our board of directors is aware of, and committed to, its fiduciary obligations to CXP and its stockholders in respect of these measures.

      State Anti-Takeover Statutes. Under the business combination statute of the Delaware General Corporation Law, a corporation is generally restricted from engaging in a business combination with an interested stockholder for a three-year period following the time the stockholder became an interested stockholder. An interested stockholder is defined as a stockholder who, together with its affiliates or associates, owns, or who is an affiliate or associate of the corporation and within the prior three-year period did own, 15% or more of the corporation’s voting stock. This restriction applies unless:

•	prior to the time the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation, excluding specified shares, upon completion of the transaction which resulted in the stockholder becoming an interested stockholder; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized by the affirmative vote, at an annual or special meeting, and not by written consent, of at least 66 2/3% of the outstanding voting shares of the corporation, excluding shares held by that interested stockholder.

      A business combination generally includes:

•	mergers, consolidations and sales or other dispositions of 10% or more of the assets of a corporation to or with an interested stockholder;

•	transactions resulting in the issuance or transfer to an interested stockholder of any capital stock of the corporation or its subsidiaries, subject to certain exceptions;

•	transactions having the effect of increasing the proportionate share of the interested stockholder in the capital stock of the corporation or its subsidiaries, subject to certain exceptions; and

•	other transactions resulting in a disproportionate financial benefit to an interested stockholder.

      The provisions of the Delaware business combination statute do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange, authorized for quotation on the Nasdaq Stock Market or held of record by more than 2,000 stockholders.

      We have not adopted any provision in our certificate of incorporation or bylaws electing not to be governed by the Delaware business combination statute. As a result, the statute is applicable to business combinations involving CXP.

      The governance proposals and the authorized capital increase proposal, together with the bylaws amendments and the stockholders’ rights plan, may reduce the ability of our stockholders to influence the governance of CXP.

Purpose and Effects of the Authorized Capital Increase Proposal

      The authorized capital increase proposal would increase our authorized capital. See “The Governance Proposals, the Authorized Capital Increase Proposal and the Name Change Proposal — Proposal 6: Authorized Capital Increase Proposal.” Although CXP is not proposing the increase in the authorized shares of our common stock or preferred stock with the sole intention of using the additional shares for anti-takeover purposes, the increase in the number of authorized shares of our Class A common stock, Class B common stock and preferred stock and any subsequent issuance of such shares also could have the effect of delaying or preventing a change in control without further action by the stockholders. As of the date of this proxy statement, we are unaware of any pending or threatened efforts to acquire control of CXP. Shares of our authorized and unissued common stock (within the limits imposed by applicable law and New York Stock Exchange rules) or our preferred stock could be issued in one or more transactions that would make a change in control more difficult, and therefore less likely.

      If the authorized capital increase proposal is adopted, our board of directors would be able to issue such additional shares without further stockholder approval, except as may be required by applicable law or exchange rules. In addition, our stockholders have no statutory preemptive rights with respect to future issuances of our common stock or preferred stock. Our board of directors has no present agreement or arrangement, plan or understanding with respect to the issuance of any such additional shares, other than under its existing employee benefits plans. The increase in our authorized capital will not have any immediate effect on the rights of our existing stockholders. To the extent that the additional authorized shares are issued in the future, however, they will decrease our then-existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to our then-existing stockholders.

Purpose and Effects of Name Change Proposal

      Because we will no longer be a majority-owned subsidiary of Centex and in order to establish an independent market presence in the construction products industry, our board of directors has determined that our name should be changed to eliminate the reference to Centex. Our board of directors believes that the name “Eagle Materials Inc.” will express our identity and our primary business focus and will effectively establish our new independent presence in the public capital markets and our industry generally.

      Effecting the name change will not affect our business, operations or capital structure and will be accomplished at nominal expense to CXP. In addition, the name change will not affect the rights of our stockholders or the validity or transferability of the stock certificates currently outstanding. Our stockholders will not be required to surrender or exchange any stock certificates of CXP that they currently hold. Upon the change of our name, the trading symbol for our Class A common stock on the New York Stock Exchange will be “EXP.” The trading symbol for the Class B common stock on the New York Stock Exchange will be “EXP.b.”

The Governance Proposals, the Authorized Capital Increase Proposal and the Name Change Proposal

      In deciding to approve the governance proposals, we determined that it would be beneficial to have the protections of the governance proposals in place following the reclassification and the distribution. In deciding to approve the authorized capital increase proposal, our board of directors determined that it would be beneficial to provide CXP with financing flexibility following the distribution. The name change proposal is intended to effect an identity independent to Centex. The following is a description of the material terms of the governance proposals, the authorized capital increase proposal and the name change proposal.

      Proposal Two: Staggered Board Proposal. If this proposal is approved, our certificate of incorporation will be amended to divide our board of directors into three classes based on their terms of office: Class I, Class II and Class III. Upon the approval of our stockholders, the Class I directors shall include F. William Barnett, Robert L. Clarke and Steven R. Rowley, the Class II directors shall include Laurence E. Hirsch and Michael R. Nicolais and the Class III directors shall include David W. Quinn and O. Greg Dagnan. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting at which that director was elected. However, the directors first designated as Class I directors shall serve for a term expiring at the next annual meeting of stockholders following the date of this special meeting of stockholders, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders following the date of this special meeting of stockholders, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders following the date of this special meeting of stockholders.

      The vote of 66 2/3% of all CXP capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority voting proposal described below is adopted.

      Proposal Three: Written Consent Proposal. Unless otherwise provided in a company’s certificate of incorporation, Delaware law permits any action required or permitted to be taken by stockholders at a meeting to be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted. Our certificate of incorporation does not currently provide otherwise. Moreover, our bylaws currently provide for stockholder action by written consent. The written consent proposal will amend our certificate of incorporation, and conforming changes will be made to our bylaws, to require that stockholder action be taken at an annual or special meeting of stockholders, and will prohibit stockholder action by written consent.

      The written consent proposal will give all stockholders of CXP the opportunity to participate in determining any proposed action and will prevent the holders of a majority of the voting stock from using the written consent procedure to take stockholder action without affording all stockholders an opportunity to participate. This proposal will prevent stockholders from taking action other than at an annual or special meeting of stockholders at which the proposal is submitted to stockholders in accordance with the advance notice provisions of the bylaws. This could lengthen the amount of time required to take stockholder actions, which will ensure that stockholders will have sufficient time to weigh the arguments presented by both sides in connection with any contested stockholder vote. If the special meeting proposal is adopted, our stockholders will no longer have the ability to call a special meeting of stockholders to take corporate action between annual meetings. Accordingly, the written consent proposal in conjunction with the special meeting proposal may discourage, delay or prevent a change in control of CXP. For example, a proposal for the removal of directors for cause could, if our board of directors desired, be delayed until the next annual meeting of our stockholders.

      The vote of 66 2/3% of all CXP capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority voting proposal described below is adopted.

      Proposal Four: Special Meeting Proposal. Under our bylaws, a special meeting of stockholders may be called by the president or by the secretary, if requested to do so by a majority of the members of our board of directors. If the special meeting proposal is adopted, our certificate of incorporation will be amended, and conforming changes will be made to our bylaws, to expressly prohibit our stockholders from calling a special meeting. This would mean that proposals for stockholder action, such as a proposed amendment to the bylaws or a proposal for the removal of directors for cause, could, if our board of directors desired, be delayed until the next annual meeting of our stockholders. A common tactic of bidders attempting a takeover is to initiate a proxy contest by calling a special meeting. By eliminating the stockholders’ right to call a special meeting, expensive proxy contests cannot occur other than in connection with our annual meeting. Our board of directors can still call a special meeting of the stockholders when issues arise that require a stockholder meeting. The inability of a stockholder to call a special meeting might impact a person’s decision to purchase our voting securities.

      The vote of 66 2/3% of all CXP capital stock entitled to vote, voting together as a single class, will be required to alter, amend, rescind or repeal this provision of the certificate of incorporation or to adopt any provision inconsistent with this provision if the supermajority voting proposal described below is adopted.

      Proposal Five: Supermajority Voting Proposal. Currently, in addition to the approval of our board of directors, the approval of the holders of a majority of the outstanding shares of stock entitled to vote thereon is required to amend any provision of our certificate of incorporation. Delaware law permits a company to include provisions in its certificate of incorporation that require a greater stockholder vote for any corporate action than the vote otherwise required by law. The supermajority voting proposal would amend our certificate of incorporation to require the vote of at least 66 2/3% of all of the shares of our capital stock which are entitled to vote, voting together as a single class, to (1) take stockholder action to alter, amend, rescind or repeal any of our bylaws, or (2) to alter, amend, rescind or repeal certain provisions of our certificate of incorporation or to adopt any provision inconsistent therewith. The provisions in the certificate of incorporation affected by this amendment are:

•	the provision limiting the voting rights of beneficial owners of 15% or more of the outstanding shares of our Class B common stock;

•	the provision dividing our board of directors into three classes;

•	the provision concerning the inability of our stockholders to act by written consent;

•	the provision concerning the inability of our stockholders to call special meetings of the stockholders;

•	the provision concerning the ability of our board of directors to adopt, alter, amend and repeal the bylaws; and

•	the provision requiring a 66 2/3% vote of stockholders to amend the bylaws or to amend the provisions of the certificate of incorporation described above.

      The “supermajority” voting provisions may discourage or deter a person from attempting to obtain control of CXP by making it more difficult to amend some provisions of our certificate of incorporation or for our stockholders to amend any provision of our bylaws, whether to eliminate provisions that have an anti-takeover effect or those that protect the interests of minority stockholders. The supermajority voting provisions will make it more difficult for a stockholder or stockholder group to amend our bylaws or put pressure on our board of directors to amend our certificate of incorporation to facilitate a takeover attempt.

Adoption of the supermajority voting proposal requires only the approval of a majority of the outstanding shares of our common stock. If the supermajority voting proposal is adopted by less than a 66 2/3% vote, stockholders having the same percentage of voting power as those who voted in favor of its adoption will not have sufficient voting power to alter, amend or repeal these provisions at a later date.

      Proposal Six: Authorized Capital Increase Proposal. If this proposal is adopted, our certificate of incorporation will be amended to provide for an increase in the authorized number of shares of common stock and preferred stock which we may issue. Currently, our certificate of incorporation authorizes the issuance of 50,000,000 shares of our common stock, 18,571,032 of which are issued and outstanding as of October 24, 2003, and 2,000,000 shares of preferred stock, none of which are outstanding as of this time. As of October 24, 2003, we have 1,843,454 shares of common stock reserved for issuance pursuant to our existing stock option plans. The remainder of the shares of authorized common stock were not issued or subject to reservation. If the reclassification proposal is adopted by the holders of our common stock, but the authorized capital increase proposal is not adopted, the 50,000,000 shares of our common stock would be divided between 40,780,000 shares of Class A common stock and 9,220,000 shares of Class B common stock. If the authorized capital increase proposal is adopted, our certificate of incorporation will be amended to increase our authorized capitalization to 100,000,000 shares of common stock (consisting of 50,000,000 shares of Class A common stock and 50,000,000 shares of Class B common stock) and 5,000,000 shares of preferred stock. Our board of directors believes that such an increase in the authorized number of shares of Class A common stock, Class B common stock and preferred stock will ensure that there remains a sufficient authorized number of shares after the reclassification for potential future stock splits, sales of our securities to raise additional capital, acquisitions of other companies or their businesses or assets, establishing strategic relationships with third parties, or providing options or other stock incentives to our employees, consultants or others. Our board of directors will determine whether, when and on what terms the issuance of shares of Class A common stock, Class B common stock or preferred stock may be warranted in connection with any of the foregoing purposes. Our board of directors believes that it is beneficial to CXP to have the additional shares available for such purposes without delay or the necessity of a meeting of the stockholders.

      Proposal Seven: Name Change Proposal. If this proposal is adopted, our certificate of incorporation will be amended to change our name to “Eagle Materials Inc.”

Recommendation of the CXP Board

      Our board of directors, upon the recommendation of the special committee, has unanimously approved the governance proposals, the authorized capital increase proposal and the name change proposal and has determined that each of the governance proposals, the authorized capital increase proposal and the name change proposal is advisable and in the best interests of CXP and our unaffiliated and affiliated stockholders. Our board of directors recommends that you vote “For” the approval of each of the governance proposals and the authorized capital increase proposal.

Description of Bylaws Amendments

      As discussed under “Proposal One: The Reclassification and Related Transactions — Description of Bylaws Amendments,” our board of directors has unanimously approved amendments to our bylaws. If our stockholders vote to approve the reclassification proposal, the governance proposals and the name change proposal, the amendments to our bylaws described under “Proposal One: The Reclassification and Related Transactions — Description of Bylaws Amendments” will be implemented as well as provisions necessary to conform our bylaws to the governance proposals and the name change proposal. We refer you to the full text of the proposals to our bylaws, which are attached as Appendix D. If the reclassification proposal is approved but any of the governance proposals are not approved, our bylaws will be amended as indicated by the footnotes to the bylaws included in Appendix D.

      The amendments to our bylaws relating to the governance proposals and the name change proposal are subject to the approval of the reclassification proposal and the governance proposals and the name change proposal and will become effective only upon the completion of the reclassification. The amendments to our bylaws do not require separate stockholder approval. A description of the amendments to our bylaws is included in this proxy statement for informational purposes only.

Stockholders’ Rights Plan Proposal

Terms of Stockholders’ Rights Plan

      Our board of directors has approved, subject to approval by our stockholders, implementation of a stockholders’ rights plan containing the material terms and provisions described in this proxy statement. The following summary is qualified in its entirety by reference to the terms of the stockholders’ rights plan to be entered into between CXP and Mellon Investor Services LLC, as rights agent, filed as an exhibit to our Current Report on Form 8-K dated                     , 2003.

      If the stockholders’ rights plan proposal is approved by our stockholders, immediately after the consummation of the distribution by Centex, our board of directors will distribute to our stockholders of record at the close of business as of a date subsequent to the date of the distribution by Centex:

•	one preferred stock purchase right for each outstanding share of our Class A common stock that will entitle the registered holder to purchase from CXP one one-thousandth of a share of Series A preferred stock, par value $0.01 per share (the “Series A preferred stock”), at a purchase price of $140 per one one-thousandth of a share, subject to adjustment (a “Class A right”); and

•	one preferred stock purchase right for each outstanding share of our Class B common stock that will entitle the registered holder to purchase from CXP one one-thousandth of a share of Series B preferred stock, par value $0.01 per share (the “Series B preferred stock”), at a purchase price of $140 per one one-thousandth of a share, subject to adjustment (a “Class B right,” and collectively with the Class A rights, the “rights”).

      Separation and Distribution of Rights; Exercisability. Initially, the Class A rights will be attached to all certificates representing shares of our Class A common stock then outstanding and the Class B rights will be attached to all certificates representing shares of our Class B common stock then outstanding, and no separate rights certificates will be distributed with respect to any of the rights. The Class A rights will separate from the Class A common stock and the Class B rights will separate from the Class B common stock, respectively, upon the earlier of:

•	ten business days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of shares of our Class A common stock and/or Class B common stock representing in the aggregate 15 percent or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock then outstanding, voting together as a class (the person or group is referred to in this section as the “acquiring person”).

•	ten business days (or some later date as determined by our board of directors) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning shares of our Class A common stock and/or Class B common stock representing in the aggregate 15 percent or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock then outstanding, voting together as a class.

The date the Class A rights separate from our Class A common stock and the Class B rights separate from our Class B common stock is referred to as the “distribution date.”

      Until the distribution date, (i) the rights will be evidenced by and transferred with and only with the stock certificates representing the Class A common stock or Class B common stock to which they are attached, (ii) new stock certificates issued after the record date for the distribution of the rights will contain a notation incorporating the stockholders’ rights plan by reference, and (iii) the surrender for transfer of any certificates for Class A common stock or Class B common stock outstanding will also constitute the transfer of the rights associated with stock represented by those certificates. Pursuant to the stockholders’ rights plan, we reserve the right to require prior to the occurrence of a triggering event (as discussed below) that, upon any exercise of rights, a number of rights be exercised so that only whole shares of preferred stock will be issued.

      The rights are not exercisable until the distribution date and will expire on the tenth anniversary of the plan, unless earlier redeemed by CXP as described below.

      As soon as practicable after the distribution date, separate rights certificates will be mailed to the holders of record of our Class A common stock and Class B common stock as of the close of business on the distribution date and, after that, the separate rights certificates will represent the rights. Except in connection with shares of our Class A common stock or Class B common stock issued or sold pursuant to the exercise of stock options under any employee plan or arrangements, or upon the exercise, conversion or exchange of securities issued by CXP in the future, or as otherwise determined by our board of directors, only shares of Class A common stock or Class B common stock issued prior to the distribution date will be issued with rights.

      Flip-in Events. Each holder of a Class A right (other than the acquiring person and some related parties) will have the right to receive, upon exercise, shares of Class A common stock (or, in some circumstances, cash, property or other securities of CXP) and each holder of a Class B right (other than the acquiring person and some related parties) will have the right to receive, upon exercise, shares of Class B common stock (or, in some circumstances, cash, property or other securities of CXP), in each case having a value equal to two times the purchase price of the Class A or Class B right, as the case may be, if:

•	any person acquires beneficial ownership of shares of our Class A common stock and/or Class B common stock representing, in the aggregate, 15 percent or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock then outstanding, voting together as a class (except pursuant to specified exceptions, including an offer made for all outstanding shares of Class A common stock and Class B common stock at a price and upon terms and conditions that the board of directors determines to be in the best interests of CXP and its stockholders);

•	CXP is the surviving corporation in a merger with an acquiring person and neither Class A common stock nor Class B common stock is changed or exchanged; or

•	during the time that there is an acquiring person, an event occurs that results in increasing the acquiring person’s total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock then outstanding, voting together as a class, by more than 1%.

Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all rights that are, or (under some circumstances specified in the stockholders’ rights plan) were, beneficially owned by any acquiring person will be null and void. The events described in this paragraph are referred to as “flip-in events.”

      For example, at a purchase price of $140.00 per right, each Class A right not owned by an acquiring person (or by some related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $280.00 worth of Class A common stock (or other consideration, as noted above) for $140.00 and each Class B right not owned by an acquiring person (or by some related parties or transferees) following an event set forth in the preceding paragraph would entitle its holder to purchase $280.00 worth of Class B common stock (or other consideration, as noted above) for $140.00.

      Flip-over Events. At any time following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire beneficial ownership of shares of our Class A common stock and/or Class B common stock representing, in the aggregate, 15 percent or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and Class B common stock then outstanding, voting together as a class, each holder of a Class A right or a Class B right (except rights which previously have been voided as set forth above) will have the right to receive, upon exercise, common stock of an acquiring company having a value equal to two times the purchase price of the Class A right or the Class B right, as the case may be, if any of the following occur:

•	CXP enters into a merger in which CXP is not the surviving corporation;

•	CXP is the surviving corporation in a merger pursuant to which all or part of either one or both of the outstanding shares of our Class A common stock or Class B common stock are changed into or exchanged for stock or other securities of any other person or cash or any other property; or

•	more than 50% of the combined assets, cash flow or earning power of CXP and its subsidiaries is sold or transferred (in each case other than some consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to subsidiaries of CXP as specified in the stockholders’ rights plan).

The events described in this paragraph are referred to as “flip-over events.” Flip-in events and flip-over events are referred to collectively as “triggering events.”

      Anti-dilution Adjustments; Fractional Shares. The applicable purchase price payable, the number of shares of the applicable series of preferred stock or other securities or property issuable upon the exercise of the rights, and the number of applicable rights outstanding are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the applicable series of preferred stock;

•	if the holders of the applicable series of preferred stock are granted some rights, options or warrants to subscribe for the applicable preferred stock or securities convertible into the applicable preferred stock at less than the current market price of the applicable preferred stock; or

•	upon the distribution to holders of the applicable series of preferred stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in preferred stock) or subscription rights or warrants (other than those referred to in the bullet point immediately above).

The number of outstanding rights are also subject to adjustment in the event of a stock dividend on, or a subdivision, combination or recapitalization of the applicable class of common stock. With some exceptions, no adjustment in the purchase price relating to a right will be required until cumulative adjustments amount to at least one percent of the purchase price relating to the right.

      No fractional shares of Series A preferred stock or Series B preferred stock are required to be issued (other than fractions which are integral multiples of one one-thousandth of a share of the applicable preferred stock) and, in lieu of the issuance of fractional shares, we may make an adjustment in cash based on the market price of the Series A preferred stock or the Series B preferred stock, as the case may be, on the trading date immediately prior to the date of exercise.

      Dividend, Liquidation and Redemption Rights of the Preferred Stock. Each share of the applicable series of preferred stock will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment equal to the greater of $0.001 per share and an aggregate amount of 1,000 times the dividend declared per share of our Class A common stock or Class B common stock, as the case may be (other than stock dividends payable in Class A common stock or Class B common stock). Upon liquidation, the holders of each series of preferred stock will be entitled to the greater of (1) a minimum preferential liquidation payment of $1,000 per share (plus any accrued but unpaid dividends) and (2) an aggregate payment of 1,000 times the payment made per share of our Class A common stock or Class B common stock, as the case may be. Each share of the applicable series of preferred stock will have 1,000 times the number of votes each share of our Class A common stock or Class B common stock, as the case may be, has on matters the respective class is entitled to vote on, which will be voted together with the applicable class of our Class A common stock or Class B common stock. Upon any merger, consolidation or other transaction in which shares of our Class A common stock or Class B common stock are converted or exchanged, each share of the applicable series of preferred stock will be entitled to receive 1,000 times the amount received per share of our Class A common stock or Class B common stock, as the case may be. These rights are protected by customary antidilution provisions.

      At any time, or from time to time, our board of directors may redeem the outstanding shares of Series A preferred stock or Series B preferred stock, in whole but not in part, at a cash price per share equal to 105 percent of (a) 1,000 (subject to adjustment) times the average market value of our Class A common stock or Class B common stock plus (b) all accrued and unpaid dividends of the Series A preferred stock or the Series B preferred stock, as the case may be, as of the redemption date.

      Because of the nature of the dividend, liquidation and voting rights of each series of preferred stock, the value of the one one-thousandth interest in a share of Series A preferred stock purchasable upon exercise of each Class A right and the value of the one one-thousandth interest in a share of Series B preferred stock purchasable upon exercise of each Class B right, should approximate the value of one share of our Class A common stock and Class B common stock, respectively.

      Exchange of the Rights. At any time after the occurrence of a flip-in event, and prior to the acquisition by a person or group of shares of our Class A common stock and/or our Class B common stock representing, in the aggregate, 50% or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of our Class A common stock and our Class B common stock then outstanding, voting together as a class, our board of directors may, without payment of the purchase price by the holder, exchange the Class A rights and the Class B rights, in whole or in part, as follows:

•	one Class A right (other than the Class A rights owned by the acquiring person or group, which will become void) for one share of Class A common stock or one-half of the shares or other units of other property for which a Class A right is exercisable immediately prior to the time of our decision to exchange the Class A rights (subject to adjustment); and

•	one Class B right (other than Class B rights owned by the acquiring person or group, which will become void) for one share of Class B common stock (or in some circumstances preferred stock) or one-half of the shares or other units of other property for which a Class B right is exercisable immediately prior to the time of our decision to exchange the Class B rights (subject to adjustment).

      Redemption of the Rights. At any time until a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire beneficial ownership of Class A common stock and/or Class B common stock representing, in the aggregate, 15 percent or more of the total number of votes entitled to be cast generally (other than in an election of directors) by the holders of Class A common stock and Class B common stock then outstanding, voting together as a class, we may redeem all, but not less than all, of the rights at a price of $0.001 per right (payable in cash, shares of Class A common stock, Class B common stock or other consideration deemed appropriate by our board of directors and subject to adjustment).

Immediately upon the effectiveness of action of our board of directors ordering redemption of the rights, the applicable rights will terminate and the only right of the holders of these rights will be to receive the redemption price.

      No Rights as Stockholder. Until a right is exercised, the holder will have no rights as a stockholder of CXP, including, without limitation, the right to vote or to receive dividends.

      Amendment of the Rights Agreement. Other than those provisions relating to the principal economic terms of the rights, any of the provisions of the stockholders’ rights plan may be amended by our board of directors at any time during the period in which the rights are redeemable. At any time when the rights are no longer redeemable, the provisions of the stockholders’ rights plan may be amended by our board only if the amendment does not adversely affect the interest of holders of rights (excluding the interest of any acquiring person) or cause the rights to become redeemable again.

      Periodic Review. Our board of directors will appoint a committee that is comprised of at least three directors of CXP who are not officers, employees or affiliates of CXP, to review and evaluate the stockholders’ rights plan beginning no later than the second anniversary of the consummation of the reclassification and at least every three years thereafter or sooner if any person shall become an acquiring person in order to consider whether the maintenance of the stockholders’ rights plan continues to be in the best interests of CXP and its stockholders. Following each review, the committee will communicate its conclusions to our full board of directors including any recommendation as to whether the rights agreement should be modified or the rights should be redeemed.

Objectives and Potential Advantages

      Stockholders’ rights agreements are widely accepted as a means of discouraging certain coercive takeover tactics. Our board of directors believes that the proposed rights agreement is similar to those adopted by many other corporations. The overriding objective of our board of directors in adopting our rights agreement was to enhance the ability of our board of directors to ensure that our stockholders receive full, fair value for their shares of common stock in a hostile takeover attempt.

      The rights agreement is not intended to prevent a takeover on terms that are in the best interests of all our stockholders, and it is not intended to deter a proxy contest initiated by any of our stockholders. The rights agreement is designed to provide our board of directors with the ability to take what the board of directors believes are the most effective steps to protect and maximize the value of stockholders’ investments in CXP. It is designed to encourage potential acquirors to negotiate directly with our board of directors, which we believe is in the best position to negotiate on behalf of all stockholders, evaluate the adequacy of any potential offer and protect stockholders against potential abuses during the takeover process. Our board of directors believes that the adoption of a stockholders’ rights agreement is particularly important to CXP after CXP’s reclassification and after the distribution by Centex because CXP has potential liability to Centex under the tax indemnification provisions of the distribution agreement in the event that certain business combinations or other transactions are consummated within two years after the distribution.

      In the view of our board of directors, the experiences of other companies indicate that rights agreements do not necessarily prevent unsolicited offers from occurring or prevent companies from being acquired in transactions that are fair to all stockholders. In recent years, a number of public companies with rights agreements similar to our proposed rights agreement have received unsolicited offers, many of which were successfully completed after the directors of those companies were satisfied that the transaction, as negotiated, was fair to and in the best interests of all stockholders.

      The proposed rights agreement was not designed or intended to entrench management. Our board of directors unanimously adopted the proposed rights agreement. Our board of directors did not adopt the proposed rights agreement as a result of any specific effort to obtain control of CXP.

      In adopting the stockholders’ rights plan and submitting it for stockholder approval, our board of directors has given careful and thoughtful consideration to the interests of the stockholders of CXP and the effects of the stockholders’ rights plan on them. In the course of that review, our board of directors concluded that numerous means existed by which a bidder could obtain control of CXP through tactics that may unfairly pressure our stockholders to sell their investments at less than full value and that the stockholders’ rights plan was a prudent measure to counteract those means.

Potential Disadvantages

      The stockholders’ rights plan will substantially dilute both the voting and economic interests of any person who attempts to acquire control of CXP without satisfying our board of directors as to the fairness of their offer in relation to the interests of the other stockholders of CXP. As a result, the stockholders’ rights plan may discourage some tender offers and other attempts to acquire CXP or change control of CXP, even though stockholders might feel the acquisition would be beneficial to them or CXP. In addition, the stockholders’ rights plan may discourage tender offers, open market purchases in anticipation of tender offers, and other investment and speculative market activity that may have the effect of increasing the market price of or price volatility in CXP’s stock. As a result, our stockholders could in some circumstances be deprived of opportunities to sell their shares at higher prices.

Current Anti-Takeover Provisions Available to CXP

      During the time that we have been a majority-owned subsidiary of Centex, our board of directors believed that it was not necessary to adopt anti-takeover provisions that are typically found in public companies that do not have a majority stockholder. Because we will not be a majority-owned subsidiary of Centex after the reclassification and the distribution, our board of directors believes that it is advisable to adopt anti-takeover provisions that are typically found in non-majority owned public companies. The following factors, and the potential for each to have an anti-takeover effect, should be reviewed in evaluating the proposal to approve the stockholders’ rights plan.

      Change of Control Provisions. Our stock compensation plans contain provisions to the effect that, if there occurs a change of control of CXP, all options granted pursuant to such plans will vest and become exercisable and all restrictions will lapse on shares of restricted stock granted under such plans.

      CXP’s Certificate of Incorporation and Bylaws. Although our certificate of incorporation and bylaws do not currently provide for common anti-takeover protections, we are asking our stockholders to approve a number of governance proposals that will, if approved, make it more difficult for a third party to acquire control of CXP. See “— The Governance Proposals, the Authorized Capital Increase Proposal and the Name Change Proposal.”

      Blank-Check Preferred Stock. Our authorized capital stock currently includes 2,000,000 shares of preferred stock, par value $0.01 per share. No preferred stock was outstanding as of the date of this proxy statement. Our board of directors has the authority to authorize the issuance of our preferred stock in one or more series and to fix the rights (including the voting rights, if any), preferences, privileges and restrictions granted to or imposed upon any series, without any further vote or action by our stockholders.

      We believe that our preferred stock provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Having authorized preferred shares available for issuance will allow CXP to issue shares of preferred stock without further action by our stockholders, unless stockholder action is required by applicable laws or the rules of any stock exchange or market on which CXP’s securities may be listed. Our board of directors will make any determination to issue preferred shares based on its judgment as to the best interests of CXP and our stockholders at the time of issuance. Our board of directors, in so acting, could issue preferred stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of their stock.

      State Anti-Takeover Statute. For a discussion of the state anti-takeover statute that we are subject to, see “— Purpose and Effects of the Governance Proposals — State Anti-Takeover Statutes.”

Recommendation of the CXP Board

      Our board of directors has unanimously approved the stockholders’ rights plan proposal and has determined that the stockholders’ rights plan proposal is advisable and in the best interests of CXP and our stockholders. Our board of directors recommends that you vote “For” the approval of the stockholders’ rights plan proposal.

Incentive Plan Proposal

      Our board of directors, upon the recommendation of the compensation committee, has approved the Centex Construction Products, Inc. Incentive Plan, which we refer to as the “Plan,” and its submission to our stockholders for their approval. The Plan is a combined amendment and restatement of our existing stock option plans, which are the Centex Construction Products, Inc. Amended and Restated Stock Option Plan and the Centex Construction Products, Inc. 2000 Stock Option Plan. The number of shares available for issuance under the Plan has not increased from, and is the same as, the total number of share available for issuance under our two existing stock option plans. We have elected to propose this new equity incentive compensation plan at this time in order to:

•	present stockholders with the opportunity to assess and approve equity incentive compensation provided by CXP;

•	ensure that our equity compensation agreements meet the requirements of Section 162(m) of the Internal Revenue Code necessary to maintain the deductibility of certain performance-based compensation, including the applicable stockholder approval requirements;

•	ensure that our equity compensation arrangements are governed by a uniform set of terms and provisions; and

•	facilitate the development of a more flexible equity incentive compensation strategy for CXP and certain of its subsidiaries.

      The purposes of the Plan are to align the interests of our employees and directors to the interests of our stockholders while rewarding outstanding contributions to the success and profitability of CXP. The Plan will also strengthen our ability to attract and retain talented employees and directors.

      The Plan is intended to provide us the means by which to pay long-term equity incentive compensation to its employees and directors. We expect that the types of awards that will be used for officers under the Plan will be primarily stock options and restricted stock.

Description of the Incentive Plan

      The following is a summary of the terms of the Plan and is qualified in its entirety by reference to the complete text of the Plan, which is attached to this proxy statement as Appendix F.

      Eligibility. Persons eligible to be considered for awards under the Plan are our directors and all employees of CXP and certain of our subsidiaries and joint ventures who hold positions of responsibility and whose performance, in the judgment of the compensation committee, can have a significant effect on ourselves and the success of our affiliates.

      Shares Available for Awards. Up to 1,875,000 shares of Class A common stock (which includes shares of Class A common stock subject to awards outstanding under the existing plans less those shares issued after the date of board approval and before shareholder approval of the Plan pursuant to outstanding grants) may be issued under the Plan. All of the shares available for issuance under the Plan may be issued pursuant to stock options or stock awards (including awards subject to the achievement of specified performance based goals.)

      Shares subject to awards that are forfeited, terminated, expire unexercised, settled in cash, exchanged for other awards, tendered to satisfy the purchase price of an award, withheld to satisfy tax obligations or otherwise lapse again become available for awards. Shares delivered in settlement, assumption, or substitution of awards granted by another entity as a result of an acquisition do not reduce the number of shares available under the Plan.

      Our board of directors may make appropriate adjustments in the number of shares available under the Plan to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to shareholders (other than normal cash dividends or dividends payable in shares of our capital stock) or other similar event.

      Administration. The compensation committee has been designated by our board to administer all awards under the Plan. The compensation committee has the discretion to determine the employees and directors who will be granted awards, the sizes and types of such awards, and the terms and conditions of such awards, subject to certain limitations set forth in the Plan. In addition, the compensation committee has full and final authority to interpret the Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the Plan.

      The compensation committee may delegate to our chief executive officer and other executive officers its administrative duties under the Plan (excluding its granting authority).

      Subject to certain restrictions contained in the Plan, the compensation committee has the discretion to extend the exercisability of an award, accelerate the vesting or exercisability of an award, or otherwise amend the award in a manner that is not adverse to, or is consented to, by the recipient of the award.

      Employee Awards. At the discretion of the compensation committee, employees may be granted awards under the Plan in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards. Such awards may be granted singly, in combination, or in tandem.

      Stock Options. The Plan provides for the granting of incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, and non-qualified stock options to employees.

      A stock option is a right to purchase a specified number of shares of Class A common stock at a specified grant price. All stock options granted under the Plan must have an exercise price per share that is not less than the fair market value (as defined in the Plan) of the Class A common stock on the date of grant and a term of no more than ten years. The grant price, number of shares, terms and conditions of exercise, whether a stock option will qualify as an incentive stock option under the Internal Revenue Code, and other terms of a stock option grant will be fixed by the compensation committee as of the grant date. However, stock options may not include provisions that “reload” the option upon exercise, and stock options may not be repriced, including by means of a substitute award.

      The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the compensation committee and elected by the participant, by means of tendering (either by actual delivery or by attestation) previously owned shares of Class A common stock or shares issued pursuant to an award under the Plan.

      Stock Appreciation Rights. The Plan also provides for the granting of stock appreciation rights or SARs to employees. A SAR is a right to receive a payment, in cash or Class A common stock or a combination of cash and Class A common stock, equal to the excess of the fair market value of a specified number of shares of Class A common stock over a specified grant price. A SAR may be granted to the holder of a stock option with respect to all or a portion of the shares of common stock subject to such stock option (a “tandem” SAR) or may be granted separately. The holder of a tandem SAR may elect to exercise either the stock option or the SAR, but not both.

      Stock Awards. The Plan also provides for the granting of stock awards, restricted stock and stock units to employees that consist of grants of Class A common stock or units denominated in Class A common stock. The terms, conditions and limitations applicable to any stock award will be decided by the compensation committee. However, any stock award granted to an employee that is not a performance award must have a minimum restriction period of three years from the date of grant, except that (1) stock awards granted in lieu of salary or bonus need not be subject to such three-year requirement, (2) in the event of a change in control all stock awards become immediately vested and fully exercisable and (3) the compensation committee may provide for earlier vesting upon a termination due to death, disability, or retirement. At the discretion of the compensation committee, the terms of a stock award may include rights to receive dividends or dividend equivalents.

      Cash Awards. The Plan also provides for the granting of cash awards to employees. The terms, conditions and limitations applicable to any cash awards granted pursuant to the Plan will be determined by the compensation committee.

      Performance Awards. At the discretion of the compensation committee, any of the above-described employee awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals.

      The terms, conditions and limitations applicable to any performance award will be decided by the compensation committee. However, any performance award granted to an employee must have a minimum restriction period of one year from the date of grant, except that the compensation committee may provide for earlier vesting upon a termination due to death, disability, or retirement.

      At the discretion of the compensation committee, certain awards under the Plan will be intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows deductions for compensation in excess of $1,000,000 for some executive officers unless the compensation qualifies as performance-based compensation. The Plan contains provisions consistent with the Section 162(m) requirements for performance-based compensation.

      In making qualified awards, the compensation committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more business units, or to CXP as a whole: stock price measures (including but not limited to growth measures and total shareholder return); earnings per share (actual or targeted growth); EBITDA; economic value added; net income measures (including but not limited to income after capital costs and income before or after taxes); operating income; cash flow measures; return measures (including but not limited to return on average assets, risk-adjusted return on capital, and return on average equity); operating measures (including sales volumes, production volumes and production efficiencies); expense measures (including but not limited to overhead cost and general and administrative expense); margins; and corporate values measures (including ethics compliance, environmental, and safety). Goals may also be based on performance relative to a peer group of companies.

      Employee Award Limitations. Under the Plan, no employee may be granted during any fiscal year:

•	stock options and/or SARs covering more than 200,000 shares of Class A common stock;

•	stock awards covering more than 100,000 shares of Class A common stock; or

•	cash awards (including performance awards) in respect of any fiscal year having a value determined on the grant date in excess of $3,000,000.

      Non-employee Director Awards. At the discretion of the compensation committee, non-employee directors may be granted awards under the Plan in the form of stock options or restricted stock. Awards to directors may be granted singly, in combination, or in tandem. We currently anticipate that awards to directors may not be sold, transferred, or otherwise disposed of during the non-employee director’s service on our board, except to certain family limited partnerships. Non-employee directors may not be granted stock options covering or relating to more than 25,000 shares of Class A common stock, or more than 15,000 shares of restricted stock, during any fiscal year.

      Change in Control Under Prior Plans. The change in control provisions under the existing plans shall govern the awards previously granted thereunder.

      Non-United States Participants. The Plan allows the compensation committee to grant awards to persons outside of the United States under appropriate terms and conditions for the applicable foreign jurisdiction.

      Deferred Payment. At the discretion of the compensation committee, amounts payable in respect of awards granted under the Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

      Amendment, Modification, and Termination. Our board of directors may amend, modify, suspend, or terminate the Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment shall be effective prior to approval by the stockholders if such approval is required by law or the requirements of the New York Stock Exchange.

Furthermore, without the prior approval of our stockholders, stock options issued under the Plan will not be repriced.

      Term. No award shall be made ten years after the date of stockholder approval of the Plan.

      Prior Plans. The following table summarizes information about our prior stock option plans as of October 24, 2003:

		(a)		(c)
		Number of		Number of securities
		securities to be		remaining available
		issued upon	(b)	for future issuance
		exercise of	Weighted-	under equity
		outstanding	average	compensation plans
		options,	exercise price	(excluding securities
		warrants and	of outstanding	reflected in column
Plan Category	Plan	rights	options,	(a))

Equity compensation plans approved by stockholders	Centex Construction Products, Inc. Amended and Restated Stock Option Plan	835,248	$33.57	23,206
	Centex Construction Products, Inc. 2000 Stock Option Plan	0	0	1,000,000
Equity compensation plans not approved by stockholders	None	—	—	—

Total		835,248	$33.57	1,023,206

      Below is a summary of the material differences between our existing plans and the Plan. The Plan:

•	offers broader types of awards, including stock appreciation rights and cash awards;

•	combines all aspects of the existing plans that provide for awards which are Section 162(m) compliant and expands the types of awards that may be Section 162(m) compliant;

•	removes existing plan provisions that dictate the treatment of awards upon termination of service;

•	removes change in control provisions in plan documents with the intent that such provisions may be contained in the individual awards;

•	modernizes the adjustment provisions for added flexibility, including to take into account corporate changes such as merger and acquisition transactions;

•	expands the flexibility to offer director awards in the form of options or stock awards; and

•	extends the term of the Plan to ten years.

Federal Income Tax Consequences

      The following is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This discussion is not to be construed as tax advice.

      Stock Awards. Federal income tax consequences with respect to stock awards depend on the facts and circumstances of each award, and, in particular, the nature of any restrictions imposed with respect to the award. In general, if the stock which is the subject of a stock award is actually issued to a participant but is subject to a “substantial risk of forfeiture”, for example, if rights to ownership of the stock are conditioned upon the future performance of substantial services by the participant, a taxable event occurs only when the substantive risk of forfeiture ceases. When the substantial risk of forfeiture ceases, the participant will realize ordinary income to the extent of the excess of the fair market value of the stock on the date the risk of forfeiture terminates over the participant’s cost for such stock (if any), and the same amount is then deductible by CXP as compensation. If the restrictions with respect to the stock award, by their nature, do not subject the participant to a “substantial risk of forfeiture” of the stock, then the participant will realize ordinary income at the time of grant to the extent of the excess of the fair market value of the stock over the participant’s cost (if any). The same amount is then deductible by CXP. If no stock is actually issued to the participant at the time the stock award is granted, the participant will realize ordinary income at the time the participant receives stock free of any substantial risk of forfeiture, and the amount of such income will be equal to the fair market value of the stock at such time over the participant’s cost (if any). The same amount is then deductible by CXP.

      Cash Awards. The recipient of a cash award will recognize ordinary compensation income at the time the payment is received. CXP will normally be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by such recipient.

      Stock Options and Stock Appreciation Rights. Some of the stock options issuable under the Plan may constitute incentive stock options within the meaning of Section 422 of the Internal Revenue Code, while other options granted under the Plan may be non-qualified stock options. The Internal Revenue Code provides for tax treatment of stock options qualifying as incentive stock options that may be more favorable to employees than the tax treatment accorded non-qualified stock options. Generally, upon the exercise of an incentive stock option, the optionee will recognize no income for U.S. federal income tax purposes. However, the difference between the exercise price of the incentive stock option and the fair market value of the stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of shares acquired by exercise of an incentive stock option (assuming that the sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain will be taxed to the optionee as long-term capital gain. No deduction is available to CXP upon the grant or exercise of an incentive stock option (although a deduction may be available if the employee sells the shares so purchased before the applicable holding period expires). Except with respect to death or disability of an optionee, an optionee has three months after termination of employment in which to exercise an incentive stock option and retain favorable tax treatment at exercise. An option exercised more than three months after an optionee’s termination of employment (other than upon death or disability) cannot qualify for the tax treatment accorded incentive stock options. Such option would be treated as a non-qualified stock option instead.

      General. A participant’s tax basis in shares purchased or awarded under the Plan is equal to the sum of the price paid for the shares, if any, and the amount of ordinary income recognized by the participant in connection with the transfer of the shares. The participant’s holding period for the shares begins immediately after ordinary income is recognized with respect to the transfer of the shares. If a participant sells shares, any difference between the amount realized in the sale and the participant’s tax basis in the shares is taxed as long-term or short-term capital gain or loss (provided the shares are held as a capital asset on the date of sale), depending on the participant’s holding period for the shares.

      Tax Deductibility Cap. Section 162(m) of the Internal Revenue Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by CXP for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The compensation committee believes that compensation to its executives should involve a direct and substantial link with financial measures that affect shareholder values. This generally permits the compensation committee to structure grants and awards made under the Plan to “covered employees” as performance-based compensation that is exempt from Section 162(m). However, the compensation committee may award compensation that is or may become non-deductible when such grants are in the best interest of CXP, balancing tax efficiency with long-term strategic objectives.

Compensation

      Board of Directors. Board members who are not employees of CXP, Centex or any of their respective subsidiaries received an annual retainer of $32,000 and options to purchase 3,000 shares of common stock during fiscal 2003. These options will vest upon the achievement by CXP of certain performance targets based on operating earnings and return on average net assets or, if not vested prior to such date, February 8, 2013. In addition, CXP reimburses the directors for reasonable expenses incurred in attending Board and Board committee meetings.

      Executive Compensation. The following table sets forth the cash and non-cash compensation for each of the last three fiscal years awarded to or earned by our Chief Executive Officer and our four other most highly compensated executive officers.

Summary Compensation Table

				Long-Term
				Compensation

				Awards
		Annual Compensation
				Securities	All Other
	Fiscal		Bonus	Underlying	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	Options/SARs(#)	($)(2)

Richard D. Jones, Jr.,	2003	$428,500	$457,944	—	$42,276
President and	2002	415,000	370,243	—	39,576
Chief Executive Officer(3)	2001	350,000	530,693	60,000	32,498

Steven R. Rowley,	2003	$245,557	$388,328	—	$21,809
Executive Vice President —	2002	190,000	401,047	—	17,758
Chief Operating Officer(4)	2001	154,900	414,194	28,000	15,019

H. David House,	2003	$231,750	$228,061	—	$22,710
Executive Vice President —	2002	225,000	139,085	—	21,028
Gypsum and Paperboard	2001	176,800	217,720	28,000	17,230

Arthur R. Zunker, Jr.,	2003	$195,700	$223,387	—	$19,387
Senior Vice President —	2002	190,000	180,606	—	18,275
Finance and Treasurer	2001	165,900	271,244	28,000	16,426

Gerald J. Essl	2003	$176,763	$274,300	—	$540,510 (6)
Executive Vice President —	2002	—	—	—	—
Cement/Concrete and	2001	—	—	—	—
Aggregates(5)

(1)	Cash bonuses for services rendered in fiscal years 2003, 2002 and 2001 have been listed in the year earned but were paid in the following fiscal year.

(2)	Except for Mr. Essl, the compensation reported represents CXP’s contributions to, and forfeitures allocated to, the account of the recipient under its profit sharing plan and contributions to the account of the recipient pursuant to its amended and restated supplemental executive retirement plan, an unfunded, non-qualified plan for certain executives of CXP. All of such amounts are fully vested in the recipient unless otherwise noted. The compensation for the named executive officers for fiscal years 2003, 2002 and 2001, respectively, includes contributions accrued pursuant to the profit sharing plan in the following amounts: Mr. Jones — $19,763, $16,792 and $16,779; Mr. House — $19,704, $16,733 and $16,720; Mr. Rowley — $19,753, $16,782 and $15,019; and Mr. Zunker — $19,387, $16,978 and $16,426. The compensation for the named executive officers also includes contributions accrued pursuant to the amended and restated supplemental executive retirement plan in the following amounts: Mr. Jones — $22,513, $22,604 and $15,719 for fiscal years 2003, 2002 and 2001, respectively; Mr. House — $3,006, $4,295 and $510 for fiscal years 2003, 2002 and 2001, respectively; Mr. Rowley $2,056 for fiscal year 2003.

(3)	Mr. Jones retired as of March 31, 2003 from all of his positions as an officer and a director of CXP and its subsidiaries.

(4)	Mr. Rowley was promoted to Chief Operating Officer of CXP in October 2002 and was promoted to President and Chief Executive Officer in September 2003.

(5)	Mr. Essl became Executive Vice President — Cement/Concrete and Aggregates on January 2, 2003. Prior to January 2, 2003, Mr. Essl was not an executive officer of CXP. Mr. Essl had been President of Texas Lehigh Cement Company, L.P., a 50% owned subsidiary of CXP from 1986 through 2002.

Salary and bonus represent compensation paid by Texas Lehigh with respect to services rendered from April 1, 2002 to December 31, 2002 and by CXP with respect to services rendered from January 2, 2003 through March 31, 2003. Mr. Essl’s current annual salary is $207,000.

(6)	Represents $521,054 paid to Mr. Essl under Texas Lehigh’s long-term incentive compensation plan and $19,456 in contributions to Mr. Essl’s account under Texas Lehigh’s non-qualified retirement plan.

      No options were granted by CXP to any of its executive officers during fiscal 2003.

Aggregated Option/ SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values(1)

			Number of Securities
			Underlying Unexercisable		Value of Unexercisable In-
			Options/ SARs at Fiscal		the-Money Options/ SARs
	Shares		Year-End(#)		at Fiscal Year-End($)(2)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard D. Jones, Jr.	33,300	473,555	127,000	—	359,220	—
H. David House	—	—	80,918	3,082	363,429	41,607
Steven R. Rowley	15,000	452,270	80,918	3,082	363,429	41,607
Arthur R. Zunker, Jr.	15,000	325,869	65,612	3,082	158,798	41,607
Gerald J. Essl	—	—	—	—	—	—

(1)	Amounts set forth in the table reflect the number and value of shares and options only. CXP has issued no SARs.

(2)	Represents the difference between the closing price of our common stock on March 31, 2003 of $36.00 per share and the exercise price of such options.

Recommendation of the CXP Board

      Our board of directors has unanimously approved the incentive plan proposal. Our board of directors recommends that you vote “For” the approval of the incentive plan proposal.

Required Vote

      Approval of each of the governance proposals, the authorized capital increase proposal, the name change proposal and the stockholders’ rights plan proposal requires the affirmative vote of a majority of the shares of our common stock outstanding as of the record date. Approval of the incentive plan proposal requires the affirmative vote of a majority of the shares of common stock voting on such proposal. Unless the merger agreement is adopted by the holders of our common stock as described under “Proposal One: The Reclassification and Related Transactions — Required Vote” and the reclassification is completed, the governance proposals, the authorized capital increase proposal, the name change proposal and the stockholders’ rights plan proposal will not be implemented. The incentive plan proposal will be implemented even if the reclassification proposal is not approved.

      If the governance proposals, the authorized capital increase proposal and the name change proposal are approved and the reclassification is completed, our certificate of incorporation will be amended as indicated in Appendix C, which includes the reclassification proposals, the governance proposals, the authorized capital increase proposal and the name change proposal. If the stockholders’ rights plan proposal is approved, we will adopt the stockholders’ rights plan. If the incentive plan proposal is approved, our existing stock option plans will be amended and restated as set forth on Appendix F.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT OF CXP

      The following table sets forth information as of October 7, 2003 with respect to the beneficial ownership of our common stock before and after the proposed transactions by:

•	each person known to us to own beneficially more than 5% of the outstanding shares of our common stock or Centex common stock;

•	our four most highly-compensated executive officers of CXP;

•	each director of CXP; and

•	all current executive officers and directors of CXP as a group.

      There may be other people that own shares of both our common stock and Centex common stock who would own, collectively, following the reclassification and the distribution, more than 5% of the total voting power of our Class A common stock and Class B common stock.

		Percent of	Number of Shares
	Number of	Common	and Percent of Class Owned		Percent of Total
	Shares Owned	Stock Prior	After the Transactions		Capital Stock
	Prior to the	to the			Owned After the
Name of Beneficial Owner	Transactions (*)	Transactions	Class A	Class B	Transactions

Centex Corporation	11,962,304	64.59%	0	0	0
2728 N. Harwood Dallas, Texas 75201
Artisan Partners Limited Partnership	1,429,983	7.72%	1,429,983/15.38%	0	7.72%
Artisan Investment Corporation Andrew A. Ziegler Carlene Murphy Ziegler 1000 North Water Street, #1770 Milwaukee, Wisconsin 53202(1)
FMR Corp	1,242,254	6.71%	1,242,254/13.36%	0	6.71%
82 Devonshire Street Boston, Massachusetts 02109(2)
AXA Assurances I.A.R.D. Mutuelle	0	0%	235,310/2.53%	882,413/9.57%	6.04%
370 Rue Saint Honore Paris, France 75001(3)**
Greenhaven Associates, Inc.	0	0%	173,212/1.86%	649,545/7.04%	4.44%
3 Manhattan Road Purchase, New York 10577(4)**
F. William Barnett	0	(5)	0	0	(5)
Robert L. Clarke(6)	17,609	(5)	17,609/(5)	0	(5)
Timothy R. Eller(7)**	0	(5)	5,860/(5)	21,975/(5)	(5)
Gerald J. Essl	0	(5)	0	0	(5)
Laurence E. Hirsch(7)**	10,000	(5)	54,730/(5)	167,740/1.82%	1.2%
H. David House(8)	80,918	(5)	80,918/(5)	0	(5)
Michael R. Nicolais(9)**	6,463	(5)	6,479/(5)	60/(5)	(5)
David W. Quinn(7)**	2,000	(5)	2,998/(5)	3,744/(5)	(5)
Steven R. Rowley(10)	97,082	(5)	97,082/(5)	0	(5)
Arthur R. Zunker, Jr.(11)**	70,917	(5)	70,925/(5)	32/(5)	(5)
Directors and Executive Officers as a group (10 persons)	284,989	1.52%	336,601/3.53%	193,551/2.1%	2.83%

*	Unless otherwise indicated in the following footnotes, each stockholder referred to above has sole voting and dispositive power with respect to the shares listed.

**	Assumes a distribution ratio of .15 shares of Class B common stock for each share of Centex common stock and .04 shares of Class A common stock for each share of Centex common stock.

(1)	Based solely upon information contained in the Schedule 13G of Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investment Corporation (“Artisan Corporation”), Andrew A. Ziegler and Carlene Murphy Ziegler (collectively, “Artisan”) filed with the SEC on January 31, 2003 with respect to shares of common Stock owned as of December 31, 2002 (the “Artisan 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of common stock issued and outstanding on the record date. According to the Artisan 13G, such number represents shares acquired on behalf of discretionary clients of Artisan Partners, an investment adviser registered under the Investment Advisers Act of 1940, none of whom has an economic interest in more than five percent of the outstanding shares of common stock. According to the Artisan 13G, Artisan Partners, Artisan Corporation, in its capacity as corporate general partner of Artisan Partners, and Andrew A. Ziegler and Carlene Murphy Ziegler, in their capacity as principal stockholders of Artisan Corporation, had shared power to vote or to direct the vote and shared power to dispose or to direct the disposition of such shares. As of October 7, 2003, Artisan has made no public filings regarding any ownership of shares of Centex common stock. The table assumes Artisan owns no shares of Centex common stock; however, it could own up to 5% of such shares without making any public filling regarding such ownership. If Artisan were to own any shares of Centex common stock prior to the transactions, the number of shares of Class A and Class B common stock owned after the transactions would be adjusted accordingly.

(2)	Based solely on information contained in the Schedule 13G of FMR Corp. filed with the SEC on February 14, 2003 with respect to shares of common stock owned as of December 31, 2002 (the “FMR 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of common stock issued and outstanding on the record date. According to the FMR 13G, FMR Corp. had sole dispositive power over such shares. As of October 7, 2003, FMR Corp. has made no public filings regarding any ownership of shares of Centex common stock. The table assumes FMR Corp. owns no shares of Centex common stock; however, it could own up to 5% of such shares without making any public filing regarding such ownership. If FMR Corp. were to own any shares of Centex common stock prior to the transactions, the number of shares of Class A and Class B common stock owned after the transactions would be adjusted accordingly.

(3)	Based solely upon information contained in the Schedule 13G of AXA Assurances I.A.R.D. Mutuelle filed with the SEC on February 12, 2003 with respect to shares of Centex common stock owned as of December 31, 2002 (the “AXA 13G”), but calculating the percentage shown by dividing the number of such shares of Centex common stock by the total number of shares of Centex common stock issued and outstanding on record date. According to the AXA 13G, such number includes the following: sole voting power — 2,991,465; shared voting power — 646,115; sole dispositive power — 5,290,498; and shared dispositive power — 592,260. As of October 7, 2003, AXA has made no public filings regarding any ownership of shares of CXP common stock. The table assumes AXA owns no shares of CXP common stock; however, it could own up to 5% of such shares without making any public filing regarding such ownership. If AXA were to own any shares of CXP common stock prior to the transactions, the number of shares of Class A common stock owned after the transactions would be adjusted accordingly.

(4)	Based solely upon information contained in the Schedule 13G of Greenhaven Associates, Inc. filed with the SEC on January 21, 2003 with respect to shares of Centex common stock owned as of December 31, 2002 (the “Greenhaven 13G”), but calculating the percentage shown by dividing the number of such shares by the total number of shares of Centex common stock issued and outstanding on the record date. According to the Greenhaven 13G, such number includes 1,031,000 shares over which Greenhaven Associates, Inc. had both sole voting power and sole dispositive power, and 3,299,300 shares over which Greenhaven Associates, Inc. had shared dispositive power. As of October 7, 2003, Greenhaven has made no public filings regarding any ownership of shares of CXP common stock. The table assumes Greenhaven owns no shares of CXP common stock; however, it could own up to 5% of such shares without making any public filing regarding such ownership. If Greenhaven were to own any shares of CXP common stock prior to the transactions, the number of shares of Class A common stock owned after the transactions would be adjusted accordingly.

(5)	Less than one percent.

(6)	The total number of shares includes 14,609 shares covered by stock options that are outstanding under the Centex Construction Products, Inc. Stock Option Plan (the “CXP Stock Option Plan”) which are exercisable on October 7, 2003 or within 60 days thereafter.

(7)	Does not include 11,962,304 shares of common stock of CXP owned by Centex, which shares may be deemed to be beneficially owned indirectly by each of Messrs. Eller, Hirsch and Quinn because of their positions of directors and/or executive officers of Centex. The total number of shares owned after the transactions for Messrs. Eller, Hirsch and Quinn includes shares to be received as a result of 146,500 shares, 1,118,269 shares, and 24,965 shares of common stock of Centex owned by Messrs. Eller, Hirsch and Quinn, respectively.

(8)	The total number of shares includes 80,918 shares covered by stock options that are outstanding under the CXP Stock Option Plan which are exercisable on October 7, 2003 or within 60 days thereafter.

(9)	The total number of shares of our common stock owned prior to the transactions and the total number of shares of Class A common stock owned after the transactions include 3,063 shares covered by stock options that are outstanding under the CXP Stock Option Plan which are exercisable on October 7, 2003 or within 60 days thereafter and 400 shares owned by Mr. Nicolais’ wife. The total number of shares owned after the transactions includes shares to be received as a result of 400 shares of common stock of Centex owned by Mr. Nicolais’ wife.

(10)	The total number of shares includes (i) 80,918 shares covered by stock options that are outstanding under the CXP Stock Option Plan which are exercisable on October 7, 2003 or within 60 days thereafter, (ii) 1,164 shares that are held for the account of Mr. Rowley as of October 7, 2003 pursuant to the Common Stock Fund of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc. and (iii) 15,000 shares of our common stock issued to Mr. Rowley on September 18, 2003 pursuant to a restricted stock award.

(11)	The total number of shares of our common stock owned prior to the transactions and the total number of shares of Class A common stock owned after the transactions include 65,612 shares covered by stock options that are outstanding under the Centex Construction Products, Inc. Stock Option Plan which are exercisable on October 7, 2003 or within 60 days thereafter and 5,305 shares that are held for the account of Mr. Zunker as of October 7, 2003 pursuant to the Common Stock Fund of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc. The total number of shares owned after the transactions includes shares to be received as a result of 216 shares of common stock of Centex owned by Mr. Zunker.

BOARD OF DIRECTORS AND MANAGEMENT OF CXP

Board of Directors

      Set forth below are the names, ages at the date of this proxy statement, and principal occupations for each director of CXP:

      F. William Barnett, 56, has been a member of our board of directors since June 2003 and serves as Chairman of the Compensation and Stock Options Committee and on our Audit Committee and the Nominating Committee. Mr. Barnett recently retired from his position as a director in the Dallas office of McKinsey & Company, Inc. after 23 years with the firm. Mr. Barnett is also a director of Papa Johns International, Inc.

      Robert L. Clarke, 61, has been a member of our board of directors since 1994, and serves as Chairman of the Audit Committee of our board of directors and also on the Compensation and Stock Option Committee and Nominating Committee of our board of directors. He has been a partner in the law firm of Bracewell & Patterson, L.L.P. from 1971 to December 1985 and since March 1992. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc.

      Timothy R. Eller, 54, has been a member of our board of directors since May 10, 2001. He was elected President and Chief Operating Officer of Centex in April 2002 and has been a director of Centex since July 2002. Mr. Eller joined Centex Homes’ Illinois operations in 1973 and was named Project Manager for the Illinois division in 1975. He became Vice President of the Minnesota division in 1977 and the division’s President in 1981. He was named an Executive Vice President of Centex Real Estate Corporation in 1985 and elected as the company’s President and Chief Operating Officer in January 1990. In July 1991, he was named President and Chief Executive Officer of Centex Homes and served as Chairman of Centex Homes from April 1998 to 2003. In August 1998, Mr. Eller was named Executive Vice President of Centex Corporation. Mr. Eller is the Chairman of the High Production Home Builders Council of the National Association of Home Builders and is a life trustee of the National Housing Endowment. He is Chairman of the Policy Advisory Board for Harvard University’s Joint Center for Housing Studies, a member of the Advisory Board of JP Morgan Chase Dallas Region and serves on the Board of Trustees of the Nature Conservancy of Texas. Mr. Eller has a B.S. in construction management from the University of Nebraska.

      Laurence E. Hirsch, 57, has been a member of our board of directors since 1985, was the Chief Executive Officer of CXP from April 2003 through September 2003. Mr. Hirsch serves as Chairman of the Executive Committee of our board of directors. He has served as Chairman of our board of directors from January 1994 through December 1997 and from July 1999 to the present. Mr. Hirsch has served as a director of Centex since 1985, as Chief Executive Officer of Centex since July 1988 and as Chairman of the Board of Centex since July 1991. He also served as President of Centex from March 1985 until July 1991. Mr. Hirsch also serves as a director of Belo Corp. and Luminex Corporation, and as an advisory director of Heidelberger Zement AG.

      Michael R. Nicolais, 44, has been a member of our board of directors since May 2001, and serves on the Audit Committee, the Compensation and Stock Option Committee and as Chairman of the Nominating Committee of our board of directors. In August 2002, Mr. Nicolais became a managing director of Stephens, Inc., an investment banking firm. He was a partner in the private investment firm of Olivhan Investments, L.P. from March 2001 until August 2002. From August 1986 to December 2000, he was employed by Donaldson, Lufkin & Jenrette Securities Corporation’s Investment Banking Division, most recently in the position of Managing Director and Co-head of the firm’s Dallas office.

      David W. Quinn, 61, has been a member of our board of directors since 1994, and serves on the Executive Committee of our board of directors. He has served as a director of Centex since 1989, served as Vice Chairman of the Board of Centex from May 1996 until March 2002, and as Executive Vice President of Centex from February 1987 until May 1996 and Chief Financial Officer of Centex from

February 1987 until June 1997 and from October 1997 through May 2000. Mr. Quinn is also a director of Elk Corp.

      Steven R. Rowley, 50, has been a member of our board of directors since September 2003 and has been the Chief Executive Officer of CXP since September 2003. Mr. Rowley joined CXP in 1991 as plant manager at its Nevada Cement Company operations and subsequently became Executive Vice President at Illinois Cement Company in June 1995. Mr. Rowley was named Executive Vice President — Cement in 1998. In 2001 Mr. Rowley’s operational responsibilities were expanded to include Concrete and Aggregates. Mr. Rowley was named Chief Operating Officer in October 2002.

      Mr. Eller has advised our board of directors that he intends to resign from the board of directors upon completion of the distribution. Subject to Mr. Eller’s resignation, our board has appointed Mr. O. Greg Dagnan to fill the vacancy created by Mr. Eller’s anticipated resignation. Certain biographical information with respect to Mr. Dagnan is provided below:

      O. Greg Dagnan, 63, served as Chairman of the Board and Chief Executive Officer of CXP from January 1990 through his retirement in July 1999. Mr. Dagnan served as President of CXP from January 1990 through December 1997, and as Senior Vice President-Operations of CXP from August 1989 to January 1990. From 1980 until 1989, he was employed by Southwestern Portland Cement, where he served as Vice President from 1982 to 1987 and as Executive Vice President from 1987 to 1989.

Executive Officers

      Listed below are the names, ages at the date of this proxy statement and principal occupations of each executive officer of CXP who is not also a director of CXP. All these people have been elected to serve until the next annual election of officers and their successors are elected or until their earlier resignation or removal.

Name	Age	Title

Arthur R. Zunker, Jr.	60	Senior Vice President — Finance and Treasurer; (Senior Vice President — Finance and Treasurer since January 1994; Senior Vice President — Administration from August 1984 to January 1994).
H. David House	61	Executive Vice President — Gypsum and Paperboard (Executive Vice President — Gypsum and Paperboard since November 2000; Executive Vice President — Gypsum from January 1998 through 2000; President of American Gypsum Company since June 1997).
Gerald J. Essl	53	Executive Vice President — Cement/ Concrete and Aggregates (Executive Vice President — Cement/ Concrete and Aggregates since January 2003; President of Texas-Lehigh Cement Company from 1985 through December 2002).

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

      Next year’s annual meeting of stockholders is scheduled to be held on July 22, 2004. In order to be considered for inclusion in CXP’s proxy material for that meeting, stockholder proposals must be received at our executive offices, addressed to the attention of the Secretary, not later than February 27, 2004.

      For any proposal that is not submitted for inclusion in our proxy material for the 2004 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Securities Exchange Act of 1934 permits management to exercise discretionary voting authority under proxies it solicits unless CXP is notified about the proposal on or before April 23, 2004, and the stockholder satisfies the other requirements of Rule 14a-4(c). Our bylaws provide that, to be considered at the 2004 annual meeting, a stockholder proposal must be submitted in writing and received by the Secretary at the executive offices of CXP during the period beginning on January 23, 2004 and ending April 23, 2004, and must contain the information specified by and otherwise comply with our bylaws. Any stockholder wishing to receive a copy of our bylaws should direct a written request to the Secretary at our principal executive offices.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any reports, statements or other information filed by CXP at the SEC’s public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed on the NYSE under the symbol “CXP,” and material relating to CXP may also be inspected at the offices of the NYSE, 20 Broad Street, New York, NY 10005. Some of the reports, statements and other information filed by CXP are also available on the Internet at the SEC’s website at http://www.sec.gov. Our filings are also available free of charge from our website at http://www.centex-cxp.com. Information contained on our website or any other website does not constitute a part of this proxy statement.

      We are “incorporating by reference” into this proxy statement information we file with the SEC, which means we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this proxy statement, unless we update or supersede that information by information contained in this proxy statement or the information we file subsequently that is incorporated by reference into this proxy statement. We are incorporating by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003; and

•	our Current Report on Form 8-K dated July 21, 2003,

      We also incorporate by reference any future filings that we may make with the SEC (excluding those made under Items 9 or 12 of Form 8-K) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 before the special meeting.

APPENDIX A

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER
among
CENTEX CONSTRUCTION PRODUCTS, INC.,
CENTEX CORPORATION
and
ARG MERGER CORPORATION
dated as of November 4, 2003

A-i

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

      This AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER, dated as of November 4, 2003 (this “Agreement”), amends and restates in its entirety the AGREEMENT AND PLAN OF MERGER, dated as of July 21, 2003, by and among CENTEX CONSTRUCTION PRODUCTS, INC., a Delaware corporation (the “Company”), CENTEX CORPORATION, a Nevada corporation (“Centex”), and ARG MERGER CORPORATION, a Delaware corporation and a wholly owned subsidiary of Centex (“Merger Sub”).

WITNESSETH:

      WHEREAS, Centex owns (i) all of the issued and outstanding shares of common stock, par value $.01 per share, of Merger Sub (“Merger Sub Common Stock”) and (ii) an aggregate of 11,962,304 shares of common stock, par value $.01 per share (“Common Stock”), of the Company, representing approximately 65% of the total number of issued and outstanding shares of Common Stock;

      WHEREAS, prior to the Effective Time (as hereinafter defined) of the Merger (as hereinafter defined), Centex plans to contribute to Merger Sub an aggregate of 9,220,000 shares of Common Stock owned by it (the “Contributed Shares”) and will retain 2,742,304 shares of Common Stock owned by it (the “Additional Shares”);

      WHEREAS, Centex and the Company desire that Merger Sub be merged with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), with the result that (i) all of the issued and outstanding shares of Merger Sub Common Stock will be converted into an aggregate of 9,220,000 shares of a new class of common stock of the Company to be designated as Class B Common Stock, par value $.01 per share (“Class B Common Stock”), and (ii) all of the issued and outstanding shares of Common Stock, including the Additional Shares (other than the Contributed Shares, which will be canceled with no securities or other consideration being issued in exchange therefor) will remain issued and outstanding;

      WHEREAS, concurrently with the execution hereof, the Company and Centex are entering into an Amended and Restated Distribution Agreement, dated as of the date hereof (the “Distribution Agreement”), pursuant to which Centex has agreed, subject to the satisfaction of certain conditions set forth in the Distribution Agreement, to distribute on a pro rata basis to the holders of the common stock, par value $.25 per share, of Centex (the “Distribution”) (i) all of the Additional Shares and (ii) all of the shares of Class B Common Stock received by it as a result of the Merger (the Class B Common Stock and the Additional Shares shall be collectively referred to herein as the “Distributable Shares”);

      WHEREAS, the Distribution Agreement provides that the Company will pay a pro rata cash dividend (the “Cash Dividend”) to all of its stockholders in the amount of $6.00 per share of Common Stock;

      WHEREAS, in accordance with the terms of the Distribution Agreement, the Cash Dividend is to be paid prior to the Effective Time of the Merger, and the Merger is to occur prior to the consummation of the Distribution;

      WHEREAS, a special committee of the Board of Directors of the Company (the “Special Committee”) has determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders (other than Centex and Merger Sub);

      WHEREAS, the Board of Directors of the Company has, based in part on the determination of the Special Committee referred to above, (i) determined that this Agreement and the Merger are fair to and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and, subject to obtaining the approval of the stockholders of the Company as required under applicable law, the Merger, and (iii) declared this Agreement to be advisable;

      WHEREAS, the Board of Directors of the Company has directed that this Agreement and the Governance Proposals (as hereinafter defined) the Authorized Capital Increase (as hereinafter defined), the Name Change Proposal (as hereinafter defined) and the Stockholder Rights Plan Proposal (as hereinafter defined) be submitted to the stockholders of the Company at the Stockholders Meeting (as hereinafter defined);

      WHEREAS, the Board of Directors of Merger Sub has (i) determined that this Agreement and the Merger are fair to and in the best interests of, Merger Sub and its sole stockholder, (ii) approved this Agreement and the Merger and (iii) declared the Merger Agreement to be advisable;

      WHEREAS, the sole stockholder of Merger Sub has approved this Agreement and the Merger by written consent of such sole stockholder;

      WHEREAS, the Merger is intended to constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended; and

      WHEREAS, capitalized terms used herein have the meanings assigned to them in the provisions identified in Section 6.2;

      NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained from the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

THE MERGER

      SECTION 1.1.     The Merger.

      (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall be the surviving corporation (the “Surviving Corporation”).

      (b) Following satisfaction or waiver of the conditions specified in Article IV, the Company and Merger Sub shall file a certificate of merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as is specified in the Certificate of Merger in accordance with applicable law (the “Effective Time”).

      (c) The Merger shall have the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Sub, all as provided in the DGCL.

      SECTION 1.2.     Effect on Capital Stock. At the Effective Time, automatically and without necessity of any action on the part of the Company or Merger Sub:

      (a) all of the shares of Merger Sub Common Stock outstanding immediately prior to the Effective Time shall be canceled and converted into 9,220,000 fully paid and non-assessable shares of Class B Common Stock of the Surviving Corporation and shall have the rights and privileges set forth in the Surviving Corporation Certificate of Incorporation (as hereinafter defined);

      (b) all of the Contributed Shares shall be canceled and shall cease to exist, and no stock of the Surviving Corporation or any other consideration shall be delivered in exchange therefor; and

      (c) all of the shares of Common Stock (including the Additional Shares) outstanding immediately prior to the Effective Time (other than the Contributed Shares), shall remain issued and outstanding, and each share of Common Stock that immediately prior to the Effective Time was held in the treasury of the Company, if any, shall remain in the treasury of the Company and, in each case, such shares shall have the rights and privileges set forth in the Surviving Corporation Certificate of Incorporation.

      SECTION 1.3.     Share Certificates.

      (a) As soon as practicable after the Effective Time:

(i) the Surviving Corporation shall deliver, or cause to be delivered, to Centex a certificate or certificates issued in the name of Centex, representing an aggregate of 9,220,000 shares of Class B Common Stock to be issued pursuant to Section 1.2(a);

(ii) Merger Sub shall surrender the certificates representing the Contributed Shares to the Surviving Corporation, and the Surviving Corporation shall cancel such certificates; and

(iii) the certificates that immediately prior to the Effective Time represented shares of Common Stock (including the Additional Shares) that remain issued and outstanding or in the treasury of the Company in accordance with Section 1.2(c) shall not be exchanged and shall continue to represent the same number of shares of Common Stock of the Surviving Corporation, without physical substitution of share certificates.

      (b) Any dividend or other distribution declared or made with respect to any shares of capital stock of the Company, whether the record date for such dividend or distribution is before or after the Effective Time, shall be paid to the holder of record of such shares of capital stock on such record date, regardless of whether such holder has surrendered its certificates representing Common Stock or received certificates representing shares of Class B Common Stock pursuant to Section 1.3(a)(i).

ARTICLE II

THE SURVIVING CORPORATION

      SECTION 2.1.     Certificate of Incorporation.

      (a) In the event that this Agreement is adopted by the stockholders, and each of the Written Consent Proposal, the Staggered Board Proposal, the Special Meeting Proposal and the Supermajority Voting Proposal (in each case as hereinafter defined, and collectively, the “Governance Proposals”), the Authorized Capital Increase Proposal and the Name Change Proposal are adopted by the stockholders of the Company at the Stockholders Meeting, at the Effective Time, the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A-1 hereto, and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation.

      (b) In the event the adoption of any of the Governance Proposals, the Authorized Capital Increase Proposal or the Name Change Proposal is not approved, but the adoption of this Agreement is approved, by the stockholders of the Company at the Stockholders Meeting, at the Effective Time, the Restated Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in its entirety as set forth in Exhibit A-2 hereto (with such changes as are set forth in Exhibit A-2 hereto to reflect such of the Governance Proposals, the Authorized Capital Increase Proposal or the Name Change Proposal, if any, as may be approved by the stockholders of the Company at the Stockholders Meeting in accordance with Section 242 of the DGCL), and as so amended shall be the Restated Certificate of Incorporation of the Surviving Corporation.

      (c) The Restated Certificate of Incorporation of the Surviving Corporation that becomes effective pursuant to Section 2.1(a) or 2.1(b) is herein referred to as the “Surviving Corporation Certificate of Incorporation.”

      SECTION 2.2.     By-Laws.

      (a) In the event that this Agreement is adopted by the stockholders of the Company, and each of the Governance Proposals, the Authorized Capital Increase Proposal and the Name Change Proposal are adopted by the stockholders of the Company at the Stockholders Meeting, at the Effective Time, the Amended and Restated Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit B-1 hereto, and as so amended shall be the Amended and Restated Bylaws of the Surviving Corporation.

      (b) In the event the adoption of any of the Governance Proposals, the Authorized Capital Increase Proposal or the Name Change Proposal is not approved, but the adoption of this Agreement is approved, by the stockholders of the Company at the Stockholders Meeting, at the Effective Time, the Amended and Restated Bylaws of the Company as in effect immediately prior to the Effective Time shall be amended so as to read in their entirety as set forth in Exhibit B -2 hereto (with such changes as are set forth in Exhibit B-2 hereto to reflect such of the Governance Proposals, the Authorized Capital Increase Proposal or the Name Change Proposal, if any, as may be approved by the stockholders of the Company at the Stockholders Meeting in accordance with Section 242 of the DGCL), and as so amended shall be the Amended and Restated Bylaws of the Surviving Corporation.

      (c) The Amended and Restated Bylaws of the Surviving Corporation as amended pursuant to Section 2.2(a) or 2.2(b) are herein referred to as the “Surviving Corporation Bylaws.”

      SECTION 2.3.     Directors and Officers.

      (a) The Board of Directors of the Surviving Corporation initially shall consist of the persons serving as members of the Board of Directors immediately prior to the Effective Time, together with one or more additional directors to be designated by the Board of Directors of the Company prior to the Effective Time, to the extent necessary to ensure that the total number of members of the Board of Directors shall be at least seven immediately after the Effective Time. From and after the Effective Time, the directors of the Surviving Corporation shall consist of the directors of the Company specified in the immediately preceding sentence, until the earlier of their removal or resignation or until their successors are duly elected or appointed and qualified in accordance with applicable law. At the Effective Time, the directors of the Surviving Corporation shall be divided pursuant to the Surviving Corporation Certificate of Incorporation into (i) two separate classes (each a “Voting Constituency Class” and together, the “Voting Constituency Classes”) based on the class of common stock of the Surviving Corporation the holders of which are entitled to elect the directors serving as members of each such Voting Constituency Class and (ii) if the Staggered Board Proposal is adopted, three classes (each a “Term of Office Class” and collectively, the “Term of Office Classes”) based on the expiration of the term of office of the members of each such Term of Office Class. Each director in office as of the Effective Time shall be allocated to a Voting Constituency Class and (in the event the Staggered Board Proposal is adopted) a Term of Office Class in accordance with the applicable provisions of the Surviving Corporation Certificate of Incorporation. The Voting Constituency Class and (in the event the Staggered Board Proposal is adopted) the Term of Office Class to which each director is to be allocated shall be set forth in the Proxy Statement (as hereinafter defined) at the time it is mailed to the stockholders of the Company.

      (b) From and after the Effective Time, until the earlier of their removal or resignation or until their successors are duly appointed and qualified in accordance with applicable law and the Surviving Corporation Bylaws, the officers of the Company in office at the Effective Time shall be the officers of the Surviving Corporation.

ARTICLE III

COVENANTS; REPRESENTATIONS AND WARRANTIES

      SECTION 3.1.     Stockholders Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the

“Stockholders Meeting”) for the purpose of considering, as eight separate proposals, (i) the adoption of this Agreement; (ii) the approval of an amendment to the Restated Certificate of Incorporation of the Company to eliminate the ability of stockholders to act by written consent (the “Written Consent Proposal”); (iii) the approval of an amendment to the Restated Certificate of Incorporation of the Company to divide the Board of Directors into three Term of Office Classes (the “Staggered Board Proposal”); (iv) the approval of an amendment to the Restated Certificate of Incorporation of the Company eliminating the ability of the Surviving Corporation’s stockholders to call a special meeting of the stockholders (the “Special Meeting Proposal”); (v) the approval of an amendment to the Restated Certificate of Incorporation of the Company requiring a supermajority vote of the Company’s stockholders entitled to vote thereon to amend certain provisions of the Surviving Corporation’s Certificate of Incorporation (the “Supermajority Voting Proposal”), (vi) the ratification of the adoption of a stockholder rights plan to become effective upon the consummation of the Distribution (the “Stockholder Rights Plan Proposal”); (vii) the approval of an amendment to the Restated Certificate of Incorporation of the Company increasing the authorized capital stock of the Company (the “Authorized Capital Increase Proposal”); and (viii) the approval of an amendment to the Restated Certificate of Incorporation of the Company to change the name of the Company to “Eagle Materials Inc.” (the “Name Change Proposal”). The Special Committee and the Board of Directors of the Company shall recommend to the stockholders of the Company that the stockholders adopt this Agreement and approve each of the Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal and the Stockholder Rights Proposal. The Special Committee and the Board of Directors of the Company shall not withdraw such recommendation; provided, however, that the Special Committee or the Board of Directors may withdraw, change or modify such recommendation if it determines reasonably and in good faith that the Special Committee or the Board of Directors will violate its fiduciary duties to the stockholders of the Company by not withdrawing, changing or modifying such recommendations.

      SECTION 3.2.     Filings; Other Actions.

      (a) Subject to the provisions of this Agreement and the Distribution Agreement, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable following the execution hereof a proxy statement (the “Proxy Statement”) for the solicitation of proxies in favor of (i) the adoption of this Agreement and (ii) the approval of the Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal and the Stockholder Rights Proposal. The Company shall not propose to its stockholders the adoption of any of the Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal or the Stockholder Rights Proposal as independent amendments to the Company’s Restated Certificate of Incorporation, but only as amendments to be adopted upon the effectiveness of the Merger. The Company shall use all reasonable efforts to have the Proxy Statement cleared by the SEC for mailing in definitive form as promptly as practicable after such filing. The Company and Centex shall cooperate with each other in the preparation of the Proxy Statement and any amendment or supplement thereto, and the Company shall notify Centex of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information, and shall provide to Centex promptly copies of all correspondence between the SEC and the Company or any of its advisors with respect to the Proxy Statement. The Company shall give Centex and its counsel appropriate advance opportunity to review the Proxy Statement and all responses to requests for additional information by and replies to comments of the SEC, and shall incorporate therein any reasonable comments Centex may deliver to the Company with respect thereto, before such Proxy Statement, response or reply is filed with or sent to the SEC. The Company agrees to use its reasonable best efforts, after consultation with Centex and its advisors, to respond promptly to all such comments of, and requests by, the SEC and to cause the Proxy Statement to be mailed to the holders of the Common Stock entitled to vote at the Stockholders Meeting promptly upon the resolution of all such comments and requests or at such other time agreed to by the parties hereto.

      (b) The Company agrees promptly to furnish to Centex all copies of written communications (and summaries of the substance of all oral communications) received by it, or any of its affiliates or representatives from, or delivered by any of its affiliates or representatives to, any federal, state or local or international court, commission, governmental body, agency, authority, tribunal, board or other governmental entity (each a “Governmental Entity”) in respect of the transactions contemplated hereby.

      SECTION 3.3.     Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to obtain the adoption of this Agreement by the stockholders of the Company as contemplated by Sections 4.1(a) and 4.2(a) and to consummate as soon as practicable following such approval, the Merger and the other transactions contemplated by this Agreement and the Distribution Agreement, including, but not limited to (a) the obtaining of all necessary actions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with the SEC and all other Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (b) the obtaining of all necessary consents, approvals or waivers from third parties, (c) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Distribution Agreement or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity with respect to the Merger, this Agreement or the Distribution Agreement vacated or reversed, (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement and the Distribution Agreement and (e) causing all conditions to the parties’ obligations to consummate (i) the Merger set forth in Article IV of this Agreement and (ii) the Distribution as set forth in Section 2.1(b) of the Distribution Agreement to be satisfied. The Company and Centex, upon the other’s request, shall provide all such information reasonably necessary to accomplish the foregoing concerning the party’s business and affairs to the other party.

      SECTION 3.4.     Representations and Warranties of the Company. The Company hereby represents and warrants to Centex and Merger Sub that:

      (a) the Special Committee has determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders (other than Centex and Merger Sub); and the Board of Directors of the Company has, based in part on the determination of the Special Committee referred to above, (i) determined that this Agreement and the Merger are fair to, and in the best interests of, the Company and its stockholders, (ii) approved this Agreement and, subject to obtaining the approval of the stockholders of the Company as required under applicable law, the Merger, and (iii) declared this Agreement to be advisable;

      (b) the Proxy Statement, the form of proxy and any other solicitation material used in connection therewith and any oral solicitations of proxies made by the Company shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading or omit any statement necessary to correct any statement in any earlier communication with respect to any solicitation of a proxy for any of the matters to be voted upon at the Stockholders Meeting which has become false or misleading, except that no representation or warranty is made by the Company with respect to information relating to Centex or Merger Sub that is provided by Centex in writing specifically for inclusion in the Proxy Statement or any such other solicitation materials or oral solicitations;

      (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except insofar as enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such is considered in a proceeding at law or in equity); and

      (d) subject to the changes in the Company’s capitalization contemplated by this Agreement, the authorized, issued and outstanding capitalization of the Company is as follows:

(i) 50,000,000 authorized shares of Common Stock, of which 18,440,000 shares were outstanding at the close of business on July 18, 2003; and

(ii) 2,000,000 authorized shares of preferred stock, of which no shares are outstanding on the date of this Agreement.

      SECTION 3.5.     Representations and Warranties of Centex and Merger Sub. Centex and Merger Sub jointly and severally represent and warrant to the Company that:

      (a) this Agreement has been approved by the Board of Directors or a duly authorized committee thereof of each of Centex and Merger Sub; no approval by the shareholders of Centex is required for the consummation of the transactions contemplated by this Agreement; and the sole stockholder of Merger Sub has approved this Agreement and the Merger;

      (b) this Agreement has been duly executed and delivered by Centex and Merger Sub and constitutes a valid and binding agreement of each of them, enforceable against Centex and Merger Sub in accordance with its terms, except insofar as enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such is considered in a proceeding at law or in equity);

      (c) Centex owns beneficially and of record all outstanding capital stock of Merger Sub free and clear of any claims, liens or encumbrances and no other person holds any capital stock of Merger Sub nor has any right to acquire any interest in Merger Sub;

      (d) Centex beneficially owns an aggregate of 11,962,304 shares of Common Stock free and clear of any claims, liens or encumbrances;

      (e) immediately prior to the Effective Time, all of the Contributed Shares shall be owned beneficially and of record by Merger Sub free and clear of any claims, liens or encumbrances;

      (f) Merger Sub was formed by Centex solely for the purposes of effectuating the Merger upon the terms and subject to the conditions of this Agreement, and Merger Sub has no liabilities, commitments or obligations of any kind (known or unknown, fixed or contingent) other than the obligations set forth in or arising from this Agreement and has not entered into any contracts, agreements, commitments or arrangements other than this Agreement; and

      (g) the information provided to the Company in writing specifically for inclusion in the Proxy Statement or other solicitation materials by Centex or the Merger Sub shall not contain any untrue statement of material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading.

ARTICLE IV

CONDITIONS TO THE MERGER

      SECTION 4.1.     Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, except that the condition set forth in Section 4.1(a) may not be waived) of the following conditions:

      (a) a proposal to adopt this Agreement shall have been approved by the holders of (i) a majority of the shares of Common Stock issued and outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held directly or indirectly by Centex or Merger Sub) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

      (b) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse effect on any party’s ability to consummate the transactions contemplated by this Agreement;

      (c) the Distribution Agreement shall be in full force and effect;

      (d) prior to the Effective Time, the Board of Directors of Centex shall have declared the Distribution (subject to the prior consummation of the Reclassification (as defined in the Distribution Agreement)); and

      (e) all conditions to the obligations of the Company to pay the Cash Dividend shall have been satisfied or waived by the Company.

      SECTION 4.2.     Conditions to the Obligations of Centex and Merger Sub. The obligations of Centex and Merger Sub to consummate the Merger are subject to the satisfaction (or waiver by Centex, except that the condition set forth in Section 4.2(a) may not be waived) of the following conditions:

      (a) a proposal to adopt this Agreement and approve the Merger shall have been approved by the holders of (i) a majority of the shares of Common Stock issued and outstanding and entitled to vote thereon and (ii) a majority of the shares of Common Stock (other than shares held directly or indirectly by Centex or Merger Sub) present in person or by proxy at the Stockholders Meeting and voting on such proposal;

      (b) all actions by or in respect of or filings with any Governmental Entity required to permit the consummation of the Merger shall have been obtained, except those that would not reasonably be expected to have a material adverse effect on any party’s ability to consummate the transactions contemplated by this Agreement;

      (c) the Distribution Agreement shall be in full force and effect;

      (d) immediately prior to the Effective Time, all the conditions to declaration of the Distribution and the making of the Distribution set forth in the Distribution Agreement, other than the prior consummation of the Merger, shall have been satisfied; and

      (e) prior to the Effective Time, the Company shall have declared and paid the Cash Dividend.

ARTICLE V

TERMINATION

      SECTION 5.1.     Termination

      (a) This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(i) by mutual written consent of the Company and Centex;

(ii) by either the Company or Centex, if there shall be any law or regulation that makes consummation of the Merger or the Distribution illegal or otherwise prohibited or if there shall be entered any judgment, injunction, order or decree enjoining the Company or Merger Sub from consummating the Merger or enjoining Centex from consummating the Distribution and, in either case, such judgment, injunction, order or decree shall have become final and nonappealable;

(iii) by either the Company or Centex if, after a vote on the matter by the Company’s stockholders at the Stockholders Meeting, the condition set forth in Sections 4.1(a) and 4.2(a) shall not be satisfied; or

(iv) by either the Company or Centex, if the Merger is not consummated by January 30, 2004; provided that if the Stockholders Meeting shall have been held and the conditions set forth in

Section 4.1(a) and 4.2(a) shall have been satisfied by January 30, 2004, but the Merger shall not have been consummated by such date, then the time period set forth in this clause (iv) shall be extended to the date that is 30 days after the date of the Stockholders Meeting (or such longer period as is agreed by the parties).

      (b) This Agreement shall terminate automatically without any action on the part of the Company, Centex or Merger Sub in the event that the Distribution Agreement is terminated in accordance with its terms.

      SECTION 5.2.     Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

ARTICLE VI

MISCELLANEOUS

      SECTION 6.1.     Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of facsimile or electronic message transmission with delivery confirmed (by voice or otherwise), or by overnight courier to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

      If to Centex or Merger Sub:

c/o Centex Corporation
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6859
Attention: Chief Executive Officer

with a copy to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Fax No.: (214) 953-6503
Attention: Geoffrey L. Newton

If to the Company:

Centex Construction Products, Inc.
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6559
Attention: Chief Operating Officer

and:

The Special Committee of the Board of Directors
c/o The Secretary of the Company
Centex Construction Products, Inc.
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6559

with a copy to:

Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Attention: Michael M. Boone
Fax No.: (214) 651-5940
and
Attention: William L. Boeing
Fax No.: (972) 692-9053

      SECTION 6.2.     Defined Terms. The following terms have the meanings assigned to them in the provisions of this Agreement referred to in the table below:

Term	Section

Additional Shares	Recitals
Agreement	Preamble
Authorized Capital Increase Proposal	Section 3.1
Centex	Preamble
Certificate of Merger	Section 1.1(b)
Class B Common Stock	Recitals
Common Stock	Recitals
Company	Preamble
Contributed Shares	Recitals
Distributable Shares	Recitals
Distribution	Recitals
Distribution Agreement	Recitals
DGCL	Recitals
Effective Time	Section 1.1(b)
Governance Proposals	Section 2.1(b)
Governmental Entity	Section 3.2(b)
Merger	Recitals
Merger Sub	Preamble
Merger Sub Common Stock	Recitals
Name Change Proposal	Section 3.1
Proxy Statement	Section 3.2(a)
Special Committee	Recitals
Special Meeting Proposal	Section 3.1
Staggered Board Proposal	Section 3.1
Stockholder Rights Plan Proposal	Section 3.1
Stockholders Meeting	Section 3.1
Supermajority Voting Proposal	Section 3.1
Surviving Corporation	Section 1.1(a)
Surviving Corporation Bylaws	Section 2.2(c)
Surviving Corporation Certificate of Incorporation	Section 2.1(c)
Term of Office Classes	Section 2.3(a)
Voting Constituency Classes	Section 2.3(a)
Written Consent Proposal	Section 3.1

      SECTION 6.3.     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Merger Sub may at any time prior to the mailing of the Proxy Statement assign all of its rights and obligations under this Agreement to any other wholly owned subsidiary of Centex, and in the case of such assignment, the parties hereto agree to amend this Agreement to reflect such assignment.

      SECTION 6.4.     Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

      SECTION 6.5.     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

      SECTION 6.6.     Amendments. Any provision of this Agreement may be amended or waived prior to the Effective Time (whether before or after approval of matters presented in connection with the Merger by the stockholders of the Company) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Centex and Merger Sub or, in the case of a waiver, by the party against whom such waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no amendment shall become effective without a vote of the stockholders approving such amendment if such stockholder vote is required by applicable law in order to effect the proposed amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ STEVEN R. ROWLEY

Name: Steven R. Rowley

Title: President & CEO

CENTEX CORPORATION

By:	/s/ LAURENCE E. HIRSCH

Name: Laurence E. Hirsch
Title: Chairman & CEO

ARG MERGER CORPORATION

By:	/s/ LAURENCE E. HIRSCH

Name: Laurence E. Hirsch
Title: President

APPENDIX B

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

between
CENTEX CORPORATION
and
CENTEX CONSTRUCTION PRODUCTS, INC.
November 4, 2003

B-i

EXHIBITS
Exhibit A — Form of Administrative Services Agreement
Exhibit B — Form of Intellectual Property Agreement

B-ii

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

      This AMENDED AND RESTATED DISTRIBUTION AGREEMENT, dated as of November 4, 2003 (this “Agreement”), amends and restates in its entirety the DISTRIBUTION AGREEMENT, dated as of July 21, 2003, between CENTEX CORPORATION, a Nevada corporation (“Centex”), and CENTEX CONSTRUCTION PRODUCTS, INC., a Delaware corporation (“CXP”).

WITNESSETH:

      WHEREAS, as of the date hereof, Centex owns 11,962,304 shares of Common Stock, par value $.01 per share, of CXP (“Common Stock”), representing approximately 65% of the outstanding shares of such class;

      WHEREAS, prior to the date upon which the Reclassification (as hereinafter defined) is consummated, Centex will contribute 9,220,000 shares of Common Stock (the “Contributed Shares”) to ARG Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Centex (“Merger Sub”) and will continue to own 2,742,304 shares of Common Stock (the “Additional Shares”);

      WHEREAS, concurrently with the execution hereof, CXP, Centex and Merger Sub are entering into an Amended and Restated Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the “Merger Agreement”), pursuant to which, among other things, Merger Sub will merge with and into CXP (the “Merger”), with the result that the following changes will be made to the capital stock of CXP and Merger Sub: (i) the Contributed Shares will be canceled and retired with no securities or other consideration issued in exchange therefor; (ii) all of the outstanding shares of common stock of Merger Sub will be converted into an aggregate of 9,220,000 shares (the “Class B Shares”) of a new class of common stock of the Company to be designated as Class B Common Stock, par value $.01 per share (“Class B Common Stock”), which class will be entitled to elect at least 85% of the members of the Board of Directors of CXP and will in all other respects be identical to the Common Stock; and (iii) all other shares of Common Stock held by the stockholders of CXP, including the Additional Shares, will remain issued and outstanding (such changes, as they relate to the capital stock of CXP, being referred to herein as the “Reclassification”);

      WHEREAS, the Board of Directors of Centex has determined that it is desirable and in the best interests of Centex and its stockholders to distribute the Class B Shares and all shares of Common Stock owned by Centex on the Distribution Date (as hereinafter defined) (collectively, the “Distributable Shares”), on the terms and subject to the conditions set forth in this Agreement, to the holders of record of the Common Stock, par value $.25 per share (“Centex Common Stock”), of Centex as of the Distribution Record Date (as hereinafter defined) (the “Distribution”);

      WHEREAS, upon the terms and subject to the conditions of this Agreement, the Board of Directors of CXP shall declare the Cash Dividend (as hereinafter defined), payable on a pro rata basis to the holders of record of Common Stock as of the Cash Dividend Record Date (as hereinafter defined);

      WHEREAS, the Cash Dividend shall be paid prior to the consummation of the Reclassification and the Distribution;

      WHEREAS, Centex has submitted a request for a ruling (as it may be amended from time to time, the “Ruling Request”) from the IRS (as hereinafter defined) confirming that the Distribution will be a tax-free distribution within the meaning of Section 355 of the Code (as defined herein); and

      WHEREAS, each of Centex and CXP desire to set forth their agreement as to the principal corporate transactions required in order to effect the Reclassification, the Cash Dividend, the Distribution and the other Transactions (as hereinafter defined);

      NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained from the performance thereof, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS

      SECTION 1.1     Certain Definitions. The following terms, as used herein, shall have the following meanings:

      “Action” means any suit, action, arbitration, inquiry, investigation or other proceeding of any nature (whether criminal, civil, legislative, administrative, regulatory, prosecutorial or otherwise) by or before any arbitrator or Governmental Entity or similar Person or body.

      “Administrative Services Agreement” means the Administrative Services Agreement to be entered into prior to or on the Distribution Date between CXP and Centex Service Company, which shall be substantially in the form of Exhibit A hereto, with such changes thereto as CXP and Centex Service Company shall mutually agree.

      “Affiliate” means, when used with respect to a specified Person, another Person that controls, is controlled by, or is under common control with such Person. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

      “Ancillary Agreements” means all agreements, certificates, deeds, instruments, assignments and other written arrangements (other than this Agreement) entered into between Centex or any of its Affiliates (including Centex Service Company) on the one hand and CXP or any of its Affiliates on the other hand in connection with the Transactions, including the Administrative Services Agreement and the Intellectual Property Agreement.

      “Assets” means assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

      “Authorized Capital Increase Proposal” has the meaning set forth in the Merger Agreement.

      “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

      “Cash Dividend Date” means the close of business on the Business Day next preceding to the Distribution Date.

      “Cash Dividend Record Date” means the close of business on the Business Day next preceding the Distribution Record Date.

      “Centex Business” means each and every business conducted at any time prior to, on or after the Distribution Date by Centex or any current, former or future Subsidiary of Centex (other than CXP and its Subsidiaries), whether or not such Subsidiary is a Subsidiary of Centex on the date hereof, except for the CXP Business.

      “Centex Group” means Centex and each Person (other than any member of the CXP Group) that is a Subsidiary of Centex immediately prior to the Distribution Date.

      “Centex Indemnitees” means Centex, each member of the Centex Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

      “Centex Liabilities” means any and all Liabilities whatsoever that arise out of, result from or are related to the operation of the Centex Business or the ownership of the Assets of the Centex Business by Centex, any predecessor entity of Centex (and all predecessors thereto) or any current, former or future Subsidiary of Centex (other than CXP and its Subsidiaries), whether such Liabilities arise before, on or after the Distribution Date and whether known or unknown, fixed or contingent, and shall include, without limitation:

(a) any Liabilities for a breach by Centex of any representation, warranty or covenant herein or in the Merger Agreement; and

(b) any and all Liabilities which CXP incurs as a result of, and to the extent resulting from, information provided by Centex in writing relating to Centex specifically for inclusion in the Proxy Statement (or any Amendment thereto), any other solicitation materials or any oral solicitation of proxies or any report or document filed by CXP with the Commission.

      “Code” means the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

      “Commission” means the Securities and Exchange Commission.

      “CXP Business” means each and every business conducted at any time prior to, on or after the Distribution Date by CXP or any current, former or future Subsidiary of CXP, whether or not such Subsidiary is a Subsidiary of CXP on the date hereof.

      “CXP Certificate of Incorporation” means the Restated Certificate of Incorporation of CXP as in effect immediately after the Reclassification.

      “CXP Group” means CXP and each Person that is a Subsidiary of CXP immediately prior to the Distribution Date.

      “CXP Indemnitees” means CXP, each member of the CXP Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing.

      “CXP Liabilities” means any and all Liabilities whatsoever that arise out of, result from or are related to the operation of the CXP Business or the ownership of the Assets of the CXP Business by CXP, any predecessor entity of CXP (and all predecessors thereto) or any current, former or future Subsidiary of CXP or any such predecessor, whether such Liabilities arise before, on or after the Distribution Date and whether known or unknown, fixed or contingent, and shall include, without limitation:

(a) any and all Liabilities to which Centex or any of its predecessors or successors may become subject arising from or based upon its status or alleged status as a “controlling person” (as defined under Section 15 of the Securities Act and Section 20 of the Exchange Act) of CXP or a stockholder of CXP relating to (i) the Proxy Statement (or any amendment thereto) or any other solicitation materials or any oral solicitations of proxies (except for liabilities which CXP incurs as a result of, and to the extent resulting from, information provided by Centex in writing relating to Centex specifically for inclusion in the Proxy Statement (or any amendment thereto) or any such other solicitation materials or oral solicitation); or (ii) any other report or document filed by CXP with the Commission at any time before, on or after the Distribution Date (except for liabilities which CXP incurs as a result of, and to the extent resulting from, information provided by Centex in writing relating to Centex specifically for inclusion in such report or document);

(b) any Liabilities for a breach by CXP of any representation, warranty or covenant herein or in the Merger Agreement; and

(c) any and all Liabilities which Centex incurs as a result of, and to the extent resulting from, information provided in writing by CXP relating to CXP specifically for inclusion in any proxy or information statement provided by Centex to its stockholders or any related solicitation materials or other similar communications or any report or document filed by Centex with the Commission.

      “Declaration Date” means the date on which (a) the Centex Board of Directors shall authorize and declare the Distribution and (b) the CXP Board of Directors shall authorize and declare the Cash Dividend.

      “DGCL” means the General Corporation Law of the State of Delaware.

      “Distribution Agent” means the distribution agent selected by Centex to effect the Distribution, which may be Centex’s stock transfer agent.

      “Distribution Date” means a Business Day determined by the Board of Directors of Centex, which shall be after the payment of the Cash Dividend and the consummation of the Reclassification, for the mailing of certificates evidencing Distributable Shares to stockholders of Centex in the Distribution.

      “Distribution Record Date” means a Business Day determined by the Board of Directors of Centex as the record date for the determination of the holders of record of Centex Common Stock entitled to receive the Distributable Shares in the Distribution.

      “Established Liability” means, with respect to each Centex stockholder, the amount of Tax Liability (including interest and penalties) resulting directly from the Distribution, as evidenced by (i) an amended tax return of such Centex stockholder reflecting the amount of such Tax Liability, together with proof of payment of such amount, or (ii) a deficiency notice received by such Centex stockholder from the IRS setting forth the amount of such Tax Liability, together with proof of payment of such amount.

      “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      “Form 8-A” means a registration statement on Form 8-A of CXP pursuant to which the Class B Common Stock is to be registered under the Exchange Act, including all amendments thereto.

      “Governance Proposals” has the meaning set forth in the Merger Agreement.

      “Governmental Entity” means any federal, state, local, or foreign government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

      “Intellectual Property Agreement” means the Intellectual Property Agreement to be entered into prior to or on the Distribution Date between Centex and CXP, which shall be substantially in the form of Exhibit B hereto, with such changes thereto as Centex and CXP shall mutually agree.

      “IRS” means the Internal Revenue Service.

      “Liabilities” shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys’ fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or the Merger Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any Person.

      “Material Adverse Effect” means, with respect to any Person, any change, effect, event, occurrence or development that is, individually or in the aggregate, materially adverse to the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person.

      “Name Change Proposal” has the meaning set forth in the Merger Agreement.

      “NYSE” means the New York Stock Exchange, Inc.

      “NYSE Listing Application” shall mean the application to be submitted by CXP to the NYSE for the listing of the Class B Common Stock.

      “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

      “Proxy Statement” has the meaning set forth in the Merger Agreement.

      “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      “Stockholder Rights Plan Proposal” has the meaning set forth in the Merger Agreement.

      “Stockholders Meeting” has the meaning set forth in the Merger Agreement.

      “Subsidiary” means, with respect to any Person, (i) any corporation of which at least a majority of the securities or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors are directly or indirectly owned or controlled by such Person and its Subsidiaries, (ii) any partnership of which such Person or one of its Subsidiaries is a general partner or as to which such Person and its Subsidiaries are entitled to receive at least a majority of the assets upon the liquidation thereof or (iii) any limited liability company of which such Person or one of its Subsidiaries is a manager (or is entitled as a member to exercise management rights over the conduct of the business of such limited liability company) or as to which such Person and its Subsidiaries are entitled to receive at least a majority of the assets upon the liquidation thereof.

      “Tax” or “Taxes” means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, additions to tax or additional amounts attributable to any such tax.

      “Transaction Agreements” means this Agreement, the Merger Agreement and the Ancillary Agreements.

      “Transactions” means the Reclassification, the Cash Dividend, the Distribution and the other transactions contemplated by the Transaction Agreements.

      SECTION 1.2     Other Defined Terms. The following terms have the meanings assigned to them in the provisions of this Agreement referred to in the table below:

Term	Section

355 Failure	5.1(b)
Acquisition Proposal	4.4(a)
Additional Shares	Recitals
Cash Dividend	2.2(a)
Centex	Preamble
Centex Common Stock	Recitals
Centex Failure	5.2(b)
Centex Member	5.1(b)
Centex Tax Liability	5.1(c)
Common Stock	Recitals
CXP	Preamble
CXP Failure	5.1(b)
CXP Member	5.2(b)
Distribution	Recitals
Distributable Shares	Recitals
Final Determination	5.3(b)
Indemnifying Party	5.3(a)
Indemnitee	5.3(a)
IRS Ruling	2.1(b)(i)
Merger	Recitals
Merger Agreement	Recitals
Merger Sub	Recitals
Required Consents	4.7
Ruling Request	Recitals
Target Date	4.1(c)
Tax Claim	5.3(b)
Third Party Claim	5.3(a)

ARTICLE II.

THE DISTRIBUTION AND CASH DIVIDEND

      SECTION 2.1     The Distribution.

      (a) The Distribution. Subject to the conditions set forth in Section 2.1(b), on the Declaration Date, the Board of Directors of Centex shall declare the Distribution. In addition, in order to effect the Distribution, on the Distribution Date, if the Cash Dividend shall have been paid and the Reclassification shall have been consummated and subject to the other conditions set forth in Section 2.1(b), Centex shall cause the Distribution Agent to distribute the Distributable Shares to the holders of record of Centex Common Stock as of the Distribution Record Date, on a pro rata basis and taking into account the provisions of Section 2.1(c). Upon receipt by Centex of certificates representing the Class B Shares as a result of the Reclassification, Centex shall deliver such certificates and its certificate evidencing the Additional Shares to the Distribution Agent. Until such time as the certificates representing the Distributable Shares are mailed to holders of record of Centex Common Stock on the Distribution Record Date or on which fractional Distributable Shares are sold on behalf of such holders, the Distribution Agent shall hold the certificates representing the Distributable Shares on behalf of such holders. Centex shall enter into an agreement with the Distribution Agent in connection with the foregoing, and shall agree, among other things, to reimburse the Distribution Agent for its reasonable costs, expenses and fees in connection with the Distribution.

      (b) Conditions to the Distribution. The obligations of Centex to declare the Distribution on the Declaration Date and to cause the Distribution to be effected on the Distribution Date are subject to the satisfaction or waiver by Centex, as determined by Centex in its sole discretion, of the conditions set forth below (which conditions must be satisfied or waived on or prior to the Declaration Date unless any such condition by its terms can only be satisfied after the Declaration Date, in which case such condition must be satisfied or waived on or prior to the Distribution Date):

(i) a private letter ruling from the IRS shall have been obtained, and shall continue in effect, providing that, among other things, the Reclassification and the Distribution will qualify as tax-free transactions for federal income tax purposes under Sections 368(a), 354 and 355 of the Code (the “IRS Ruling”), which ruling shall be in form and substance satisfactory to Centex in its sole discretion; and Centex and CXP shall have complied with all conditions set forth in such ruling that are required to be complied with prior to the Declaration Date and the Distribution Date;

(ii) any material governmental approvals and consents necessary for Centex to declare and effect the Distribution and the other Transactions shall have been obtained and shall be in full force and effect;

(iii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the declaration and effectuation of the Distribution or the consummation of the other Transactions shall be in effect and no other event outside the control of Centex shall have occurred or failed to occur that prevents the lawful declaration and effectuation of the Distribution or the consummation of the other Transactions;

(iv) the Distribution and the other Transactions shall be in compliance with applicable federal and state securities and other applicable laws;

(v) all of the Required Consents shall have been obtained;

(vi) in the case of the obligation to declare the Distribution, (A) all conditions to the payment of the Cash Dividend shall have been satisfied or waived by CXP; (B) the Cash Dividend shall have been declared by the Board of Directors of CXP and (C) no circumstances shall exist that, in the reasonable judgment of Centex, could be expected to prevent the payment of the Cash Dividend prior to the Distribution; and, in the case of the obligation to effect the Distribution, the Cash Dividend shall have been paid to the stockholders of CXP (including Centex);

(vii) in the case of the obligation to declare the Distribution, (A) all conditions to the obligations of Centex to consummate the Reclassification set forth in the Merger Agreement (other than the conditions set forth in Section 4.2(d) and the conditions set forth in Section 4.2(e) to the extent it requires that the Cash Dividend have been paid) shall have been satisfied or waived by Centex; and (B) no circumstances shall exist that, in the reasonable judgment of Centex, could be expected to prevent the consummation of the Reclassification immediately prior to the Distribution; and, in the case of the obligation to effect the Distribution, the Reclassification shall have been consummated;

(viii) the Form 8-A shall have been filed with the Commission;

(ix) the Class B Shares shall have been approved for listing on the NYSE, subject to official notice of issuance;

(x) all representations and warranties of CXP set forth in this Agreement and the Merger Agreement that are qualified as to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects, as of the Distribution Date; and

(xi) all covenants to have been performed at or prior to the Distribution Date by CXP pursuant to this Agreement or the Merger Agreement shall have been performed at or prior to the Distribution Date by CXP in all material respects.

The foregoing conditions are solely for the benefit of Centex and shall not give rise to or create any duty on the part of Centex to waive or not waive any such condition.

      (c) Sale of Fractional Shares. Centex shall appoint the Distribution Agent as agent for each holder of record of Centex Common Stock who would otherwise be entitled to receive in the Distribution any fractional Distributable Share. The Distribution Agent shall aggregate all such fractional shares and sell them in an orderly manner after the Distribution Date in the open market and, after completion of such sales, distribute a pro rata portion of the net proceeds from such sales, based upon the gross selling price of all such fractional shares, to each shareholder of Centex who would otherwise have received a fractional share. Centex shall reimburse the Distribution Agent for its reasonable costs, expenses and fees (other than selling expenses) in connection with the sale of fractional Distributable Shares and the distribution of the proceeds thereof in accordance with this Section 2.1(c).

      (d) Other Actions.

(i) Centex shall prepare and mail, at such time as determined by Centex, to the holders of Centex Common Stock, such information concerning CXP, its business, operations and management, the Distribution and the tax consequences thereof and such other matters as Centex shall reasonably determine or as may be required by law. Centex shall give CXP and its counsel reasonably appropriate advance opportunity to review and comment upon such documents and shall consider in good faith any comments CXP timely delivers to Centex with respect to such information. CXP agrees to cooperate with Centex in the preparation of, and provide any information reasonably requested by Centex for inclusion in, such mailing. CXP represents that all information provided to Centex for such mailing shall be true and correct in all material respects. Centex and CXP will prepare, and CXP will, to the extent required under applicable law, file with the Commission any such documentation, including any no action letters or other requests for interpretive or regulatory assistance, if any, which Centex reasonably determines are necessary or desirable to effectuate the Distribution and the other transactions contemplated hereby and by the Merger Agreement and Centex and CXP shall each use its reasonable best efforts to obtain all necessary approvals from the Commission with respect thereto as soon as practicable.

(ii) CXP and Centex shall take all such action as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution and the other Transactions.

(iii) CXP shall prepare and file, and shall use its reasonable best efforts to have approved, subject to official notice of issuance, the NYSE Listing Application.

(iv) CXP shall prepare and file the Form 8-A (which may include or incorporate by reference information contained in the Proxy Statement) with the Commission as promptly as practicable following the execution hereof, and shall use its reasonable best efforts to cause the Form 8-A to become effective under the Exchange Act immediately following the consummation of the Reclassification or as soon as practicable thereafter.

(v) On or prior to the Distribution Date, CXP shall from time to time, as and to the extent reasonably requested by Centex or requested by the IRS, provide any documentation, certifications or other information necessary to enable Centex to obtain the IRS Ruling.

(vi) Centex shall keep CXP informed regarding the status of the IRS Ruling and any significant requests made by the IRS for changes or undertakings in connection with the Transactions and shall provide CXP with copies of any additional submissions by Centex to the IRS related to the IRS Ruling.

(vii) Subject to the terms and conditions of this Agreement, on or prior to the Distribution Date, each of Centex and CXP shall consummate the transactions in connection with the Distribution that are contemplated by the IRS Ruling, the Ruling Request and any related submissions by Centex to the IRS.

(viii) Centex shall give CXP and its counsel reasonably appropriate advance opportunity to review and comment upon filings to be made by Centex with the Commission with respect to this Agreement, the Merger Agreement or any of the Transactions and shall consider in good faith any comments CXP timely delivers to Centex with respect to such filing.

(ix) In addition to those matters specifically set forth above, Centex and CXP shall each take such other reasonable steps as are necessary and appropriate to cause the conditions set forth in Section 2.1(b) to be satisfied and to effect the Distribution on the Distribution Date.

(x) CXP agrees that it shall not file with the Commission any report or other document that contains any disclosure relating to the Transaction Agreements or the Transactions without the prior written consent of Centex with respect to such disclosure, which consent shall not be unreasonably withheld. Centex will review all such draft reports and other documents promptly and will provide any comments to CXP within a reasonable period of time.

(xi) Prior to the Distribution Date, CXP shall not amend, and the CXP Board of Directors shall not approve any amendment to, CXP’s Restated Certificate of Incorporation or CXP’s Amended and Restated Bylaws, other than the Governance Proposals, the Authorized Capital Increase Proposal, the Name Change Proposal and the amendments to the Certificate of Incorporation, which will take effect upon the filing of the certificate of merger with the Secretary of State of the State of Delaware in connection with the Reclassification in accordance with the terms of the Merger Agreement.

(xii) On or prior to the Distribution Date, each of Centex (or, in the case of the Administrative Services Agreement, Centex Service Company) and CXP shall enter into the Administrative Services Agreement and the Intellectual Property Agreement.

(xiii) Except as expressly provided otherwise herein, all agreements and arrangements existing on the date hereof between Centex or any of its Subsidiaries on the one hand and CXP and any of its Subsidiaries on the other hand, whether written or oral, shall continue in full force and effect in accordance with their terms and consistent with past practice from the date hereof, through the Distribution Date and thereafter.

(xiv) On or prior to the Distribution Date, each of Centex and CXP, as the case may be, shall, from time to time and to the extent reasonably requested by the other, provide any documentation, certifications or other information to make required filings in connection with the transactions contemplated by this Agreement and the Merger Agreement.

      SECTION 2.2     The Cash Dividend.

      (a) The Cash Dividend. Subject to the conditions set forth in Section 2.2(b), on the Declaration Date, the Board of Directors of CXP shall declare a pro rata cash dividend to the holders of record of CXP Common Stock as of the Cash Dividend Record Date in the amount of $6.00 per share (the “Cash Dividend”). In addition, subject to the conditions set forth in Section 2.2(b), on the Cash Dividend Date, CXP shall pay the Cash Dividend to the holders of record of CXP Common Stock as of the Cash Dividend Record Date, on a pro rata basis.

      (b) Conditions of the Cash Dividend. The obligations of CXP to declare the Cash Dividend on the Declaration Date and to cause the Cash Dividend to be paid on the Cash Dividend Date are subject to the satisfaction or waiver by CXP, as determined by CXP in its sole discretion, of the conditions set forth below (which conditions must be satisfied or waived on or prior to the Declaration Date unless any such condition by its terms can only be satisfied after the Declaration Date, in which case such condition must be satisfied or waived on or prior to the Cash Dividend Distribution Date):

(i) any material governmental approvals and consents necessary for CXP to declare and pay the Cash Dividend and consummate the other Transactions shall have been obtained and shall be in full force and effect;

(ii) no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition in each case preventing the declaration or payment by CXP of the Cash Dividend or the consummation of the other Transactions shall be in effect and no other event outside the control of CXP shall have occurred or failed to occur that prevents the declaration or the lawful payment of the Cash Dividend or consummation of the other Transactions;

(iii) the Cash Dividend and the other Transactions shall be in compliance with applicable federal and state securities and other applicable laws;

(iv) all of the Required Consents shall have been obtained ;

(v) in the case of the obligation to declare the Cash Dividend, all conditions to the Distribution (other than the declaration and payment of the Cash Dividend) shall have been satisfied or waived by Centex; in the case of the declaration and the payment of the Cash Dividend, the Distribution shall have been declared by the Board of Directors of Centex substantially simultaneously with the declaration of the Cash Dividend and no circumstances shall exist that would reasonably be expected to prevent the prompt consummation of the Distribution following payment of the Cash Dividend;

(vi) in the case of the obligation to declare the Cash Dividend, all conditions to the obligations on the part of CXP to consummate the Reclassification set forth in the Merger Agreement shall have been satisfied or waived; in the case of the payment of the Cash Dividend, no circumstances shall exist that would reasonably be expected to prevent the prompt consummation of the Reclassification following payment of the Cash Dividend;

(vii) the Form 8-A shall have been filed with the Commission;

(viii) the Class B Common Stock shall have been approved for listing on the NYSE, subject to official notice of issuance;

(ix) all representations and warranties of Centex set forth in this Agreement and the Merger Agreement that are qualified as to materiality shall be true and correct, and any such representations and warranties that are not so qualified shall be true and correct in all material respects as of the Declaration Date and the Cash Dividend Date;

(x) all covenants to have been performed at or prior to the Distribution Date by Centex pursuant to this Agreement or the Merger Agreement shall have been performed by Centex at or prior to the Distribution Date in all material respects;

(xi) CXP shall have entered into definitive loan agreements for financing which, when added to CXP’s available cash and reasonably anticipated cash flow through the Declaration Date, will permit the payment of the Cash Dividend, with sufficient cash available, in the reasonable judgment of the Board of Directors of CXP, to meet the needs of CXP’s business, and which are subject only to customary conditions. CXP shall provide copies of such loan agreements to Centex and shall provide such other documents and information in connection therewith as Centex shall reasonably request; and

(xii) the payment of the Cash Dividend shall be permitted by the applicable provisions of the DGCL, and the Board of Directors of CXP shall have obtained such reasonable and customary assurances as the Board of Directors of CXP deems necessary for the authorization of such dividend.

The foregoing conditions are solely for the benefit of CXP and shall not give rise to or create any duty on the part of CXP to waive or not waive any such condition.

      (c) Certain Limitations on Expenditures by CXP. Until such time as the Cash Dividend has been paid, CXP shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Centex, (i) pay any other cash dividends on any of its capital stock other than regular quarterly cash dividends not in excess of $0.05 per share of Common Stock, or (ii) repurchase any shares of its capital stock, except purchases necessary to offset exercises of employee stock options that are outstanding on the date hereof.

      (d) Financing. CXP agrees that it will use its commercially reasonable efforts to secure financing which, when added to its available cash and reasonably anticipated cash flow through the Declaration Date, will permit payment of the Cash Dividend, with sufficient cash available, in the reasonable judgment of the Board of Directors of CXP, to meet the needs of CXP’s business.

      SECTION 2.3     Declaration Date; Further Assurances.

      (a) The parties agree that the Declaration Date shall occur as soon as reasonably practicable following the satisfaction or waiver of the conditions to the declaration of the Distribution set forth in Section 2.1(b) (other than the declaration of the Cash Dividend) and the conditions to the declaration of the Cash Dividend set forth in Section 2.2(b). The parties shall cause their respective Boards of Directors (or in the case of Centex, a duly authorized committee thereof) to meet in person or telephonically on the Declaration Date and each shall take such corporate action at such meeting as shall be required to (in the case of CXP) declare the Cash Dividend and (in the case of Centex) declare the Distribution. Following such meetings, the parties shall take all actions required to consummate the Reclassification in accordance with the terms of the Merger Agreement, including the filing of the certificate of merger relating to the Reclassification with the Secretary of State of the State of Delaware.

      (b) Subject to each of Centex’s and CXP’s right to terminate this Agreement in accordance with Section 6.11, if at any time after the date hereof any further action is reasonably necessary or desirable to carry out the Transactions or any other purpose of the Transaction Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, and subject as aforesaid, Centex and CXP shall use all reasonable efforts to obtain the IRS Ruling and all consents and approvals, to enter into all amendatory agreements to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Merger Agreement, including all applicable governmental and regulatory filings.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

      SECTION 3.1     Representations and Warranties of CXP. CXP hereby represents and warrants to Centex as follows:

(a) Organization; Good Standing. CXP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate power required to consummate the Transactions.

(b) Authorization. The execution, delivery and performance by CXP of the Transaction Agreements and the consummation by CXP of the Transactions have been duly authorized by all necessary corporate action on the part of CXP, other than the formal declaration of the Cash Dividend by the Board of Directors of CXP and the approval of the Reclassification, the Governance Proposals the Authorized Capital Increase Proposal, the Name Change Proposal and the Stockholder Rights Plan Proposal by the stockholders of CXP. Each of this Agreement and the Merger Agreement constitutes, and each other Transaction Agreement executed and delivered or to be executed and delivered by CXP will, upon such execution and delivery, constitute a legal, valid and binding obligation of CXP, enforceable against CXP in accordance with its terms, except insofar as enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such is considered in a proceeding at law or in equity).

(c) Consents and Filings. Except (i) for the filing of a certificate of merger in connection with the Reclassification and any other filings required to be made with the Secretary of State of the State of Delaware, (ii) for the IRS Ruling, (iii) for the filing of the Proxy Statement and the Form 8-A and any other reports or documents required to be filed under the Exchange Act and (iv) the NYSE Listing Application, no consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of the Transaction Agreements by CXP or the consummation by CXP of the Transactions.

(d) Noncontravention. Except in the case of any consents that CXP will use its reasonable best efforts to obtain prior to the Distribution Date (which consents are listed on Schedule 3.1(d)), the execution, delivery and performance of the Transaction Agreements by CXP do not, and the consummation by CXP of the Transactions will not, (i) violate any applicable federal, state or local statute, law, rule or regulation, (ii) violate any provision of the Restated Certificate of Incorporation or the Amended and Restated Bylaws of CXP or (iii) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which CXP or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clauses (i) and (iii) above, such violations as would not result in a Material Adverse Effect with respect to CXP or prevent the parties from complying with the terms and provisions of the Transaction Agreements in any material respect.

(e) Litigation. There are no actions or suits against CXP pending, or to the knowledge of CXP, threatened which seek to, and CXP is not subject to any judgments, decrees or orders which, enjoin or rescind the Transactions or otherwise prevent CXP from complying with the terms and provisions of the Transaction Agreements.

(f) Change of Control Adjustments. None of the Transactions will (i) constitute a “change of control” or otherwise result in the increase or acceleration of any benefits, including to employees of CXP, under any agreement to which CXP or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound, or (ii) result in any adjustment of the number of shares subject to, or the terms of, including exercise price, any outstanding employee stock options of CXP (except for any adjustment that may be approved by the Board of Directors of CXP or any committee thereof for the purpose of preserving, without increasing, the value of such options in light of the effect of the payment of the Cash Dividend).

(g) Certain Transactions. Except for transactions or other actions that occurred prior to January 1, 2002 or that are described in Schedule 3.1(g), neither CXP nor any other member of the CXP Group has engaged in any transaction or taken any other action, or engaged in any negotiations or discussions, involving or relating to any sale of CXP or a substantial portion of its business in a single transaction or series of related transactions (whether in the form of an asset sale, stock sale, merger or otherwise) or the issuance of any substantial portion of the capital stock of CXP or options, warrants or other rights to acquire capital stock of CXP (other than compensatory stock plan issuances). None of the transactions or other actions, negotiations or discussions described in Schedule 3.1(g) were undertaken by CXP in contemplation of the Distribution or are related to the Distribution.

      SECTION 3.2     Representations and Warranties of Centex. Centex hereby represents and warrants to CXP as follows:

(a) Organization; Good Standing. Centex is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all corporate power required to consummate the Transactions.

(b) Authorization. The execution, delivery and performance by Centex of the Transaction Agreements and the consummation by Centex of the Transactions have been duly authorized by all necessary corporate action on the part of Centex, other than the formal declaration of the Distribution by the Board of Directors of Centex (or a committee thereof). Each of this Agreement and Merger Agreement constitutes, and each other Transaction Agreement executed and delivered or to be executed and delivered by Centex pursuant to this Agreement will, upon such execution and delivery, constitute, a legal, valid and binding obligation of Centex, enforceable against Centex in accordance with its terms, except insofar as enforcement may be limited by (i) any bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such is considered in a proceeding at law or in equity).

(c) Consents and Filings. Except (i) for the filing of a certificate of merger in connection with the Reclassification and any other filings required to be made with the Secretary of State of the State of Delaware, (ii) for the IRS Ruling and (iii) for any reports or documents required to be filed under the Exchange Act, no material consent of, or filing with, any Governmental Entity which has not been obtained or made is required for or in connection with the execution and delivery of the Transaction Agreements by Centex or the consummation by Centex of the Transactions.

(d) Noncontravention. The execution, delivery and performance of the Transaction Agreements do not, and the consummation by Centex of the Transactions will not, (i) violate any applicable federal, state or local statute, law, rule or regulation, (ii) violate any provision of the Restated Articles of Incorporation or the Amended and Restated By-Laws of Centex or (iii) violate any provision of, or result in the termination or acceleration of, or entitle any party to accelerate any obligation or indebtedness under, any mortgage, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment or decree to which Centex or any of its Subsidiaries is a party or by which any of them are bound, except for, in the case of clause (iii) above, such violations that would not prevent Centex from complying with the terms and provisions of the Transaction Agreements in any material respect.

(e) Litigation. There are no actions or suits against Centex pending, or to the knowledge of Centex, threatened which seek to, and Centex is not subject to any judgments, decrees or orders which, enjoin or rescind the Transactions or otherwise prevent Centex from complying with the terms and provisions of the Transaction Agreements.

ARTICLE IV.

COVENANTS

      SECTION 4.1     Access to Information.

      (a) Other than in circumstances in which indemnification is sought pursuant to Article V (in which event the provisions of such Article will govern), from and after the Distribution Date, each of CXP and Centex shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to such other party’s performance of its obligations under the Transaction Agreements or such party’s financial, tax and other reporting obligations.

      (b) A party providing information or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such information or access to information.

      (c) For a period of two years following the Distribution Date, CXP shall provide to Centex: (i) promptly following the date (the “Target Date”) as of which there has been an aggregate change in the outstanding equity or capital structure of CXP (measured during the period beginning on the Distribution Date and ending on the Target Date and not taking into account the Reclassification or transfers of shares by CXP stockholders, unless CXP participates in such transfers or such transfers are reported on a Schedule 13D or 13G under the Exchange Act) that accounts for at least 10% of the total outstanding equity of CXP as of the Distribution Date written notice of such change and (ii) after the Target Date, reasonably detailed reports delivered promptly following the occurrence of each additional change or changes (if any) in the outstanding equity or capital structure of CXP that, individually or in the aggregate (not taking into account the Reclassification or transfers of shares by CXP stockholders, unless CXP participates in such transfers or such transfers are reported on a Schedule 13D or 13G under the Exchange Act), account for at least 5% of the total outstanding equity of CXP as of the Distribution Date.

      SECTION 4.2     Confidentiality. Each of CXP and its Subsidiaries and Centex and its Subsidiaries shall keep, and shall cause its employees, consultants, agents and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (a) such information has been in the public domain through no fault of such party, (b) such information has been later lawfully acquired from other sources by such party or (c) the Transaction Agreements permit the use or disclosure of such information), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party’s auditors and attorneys, unless compelled to disclose such information by judicial or administrative process or unless such disclosure is required by law and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure, and in each such case shall exercise all reasonable efforts to obtain reliable assurance that such information will be accorded confidential treatment.

      SECTION 4.3     Litigation Cooperation. Each of Centex and CXP shall use reasonable efforts to make available to the other party, upon written request and at the expense of the other party, its officers, directors, employees and agents as witnesses to the extent that such persons may reasonably be required in connection with any Action arising out of the business of such other party and its predecessors, if any, in which the requesting party may from time to time be involved; provided, that such Action does not involve a claim between either of Centex or CXP against the other.

      SECTION 4.4     No Solicitation.

      (a) Subject to Sections 4.4(b) and 4.4(c), neither Centex nor CXP shall, directly or indirectly, through any officer, director, employee, representative, securityholder or agent solicit, initiate or encourage any inquiries, offers or proposals or any indication of interest or the commencement of negotiations or continue any current negotiations or conduct any negotiations or enter into any agreement with respect to, or provide any nonpublic information regarding or in connection with, any proposal for the acquisition by any third party of any shares of capital stock of CXP from CXP or Centex (other than issuances of common stock by CXP pursuant to existing employee stock plans in the ordinary course of business) or the acquisition of, or business combination with, CXP or its businesses or operations through any other means, including a merger or purchase of assets (an “Acquisition Proposal”), until the earlier to occur of the termination of this Agreement or the time at which the Distribution is consummated; provided, however, that Centex and CXP may respond to any unsolicited inquiries or proposals solely to indicate that it is bound by this Section 4.4. If either of CXP or Centex receives any such inquiry or proposal, then CXP or Centex, as the case may be, shall inform the other of the terms and conditions, if any, of such inquiry or proposal and the identity of the Person making the proposal and shall keep such party promptly advised of all further communications relating to such inquiry or proposal.

      (b) Centex shall be relieved of its obligations under Section 4.4(a) (in the case of clause (iii) below, only to the extent set forth therein) if:

(i) the Board of Directors of CXP shall or shall resolve to (A) not recommend, or withdraw its approval or recommendation of, the Transactions or the Transaction Agreements, (B) modify any such approval or recommendation in a manner adverse to Centex or (C) approve, recommend or enter into any agreement for any Acquisition Proposal;

(ii) CXP breaches or fails to comply with any of its material obligations set forth in this Agreement or the Merger Agreement and fails to cure such breach or failure within 30 days following written notice from Centex; or

(iii) after receipt of a bona fide written Acquisition Proposal, the Board of Directors of Centex determines reasonably and in good faith that it would be inconsistent with the Board’s fiduciary duties to stockholders of Centex not to commence discussions or negotiations with, or not to provide nonpublic information (other than nonpublic information with respect to CXP) to, the person making such Acquisition Proposal; provided, however, that Centex shall only be released from its obligations under Section 4.4(a) pursuant to this Section 4.4(b)(iii) with respect to such Acquisition Proposal.

      (c) CXP shall be relieved of its obligations under Section 4.4(a) (to the extent specifically set forth in this Section 4.4(c)) if (i) after receipt of a bona fide written Acquisition Proposal, the Board of Directors of CXP determines reasonably and in good faith that it would be inconsistent with the Board’s fiduciary duties to stockholders of CXP not to commence discussions or negotiations with, or provide nonpublic information to, the person making such Acquisition Proposal; provided, however, that CXP shall only be released from its obligations under Section 4.4(a) pursuant to this Section 4.4(c) with respect to such Acquisition Proposal, or (ii) if Centex breaches or fails to comply with any of its material obligations set forth in this Agreement or the Merger Agreement and fails to cure such breach or failure within 30 days following written notice from CXP.

      SECTION 4.5     Certain Post-Distribution Transactions.

      (a) CXP and Centex shall each comply with, and shall cause its respective Subsidiaries to comply with, and otherwise not take, and prevent its respective Subsidiaries from taking, any action inconsistent with each representation and statement made by such respective party to the IRS in connection with the request by Centex for the IRS Ruling. Without limiting the generality of the foregoing, until two years after the Distribution Date, CXP will maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code.

      (b) CXP agrees that, prior to the second anniversary of the Distribution Date, it will not (i) merge or consolidate with or into any other corporation, which would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in CXP, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977-2 C.B. 568) in a single transaction or series of transactions, (iv) redeem or otherwise repurchase any CXP stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate (and taking into account the Reclassification) would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in CXP, unless prior to taking any such action set forth in the foregoing clauses (i) through (v), CXP has obtained (and provided to Centex) a written opinion in form and substance reasonably acceptable to Centex of a law firm reasonably acceptable to Centex, or Centex has obtained (at the reasonable request and at the expense of CXP) a supplemental ruling from the IRS, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the CXP shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code. CXP further agrees that, prior to the second anniversary of the Distribution Date, it shall not initiate or support, or call any meeting of its stockholders with respect to, any action that would in any way alter the ability of the holders of the Class B Common Stock to (i) elect at least 85% of the members of the Board of Directors of the Company (to the extent and in the manner set forth in the CXP Certificate of Incorporation) or (ii) otherwise possess at least 85% of the total combined voting power of all classes of capital stock of CXP entitled to vote for directors (as described in Section 368(c) of the Code), unless prior to taking any such action set forth in the foregoing clauses (i) and (ii), CXP has obtained (and provided to Centex) a written opinion in form and substance reasonably acceptable to Centex of a law firm reasonably acceptable to Centex, or Centex has obtained (at the reasonable request and at the expense of CXP) a supplemental ruling from the IRS, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the CXP shares failing to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code. Centex agrees(i) to cooperate with CXP in obtaining any opinion contemplated by this Section 4.5(b), including, where appropriate, by providing written representations as to factual events that transpired prior to the Distribution Date, and (ii) if requested by CXP as provided herein, to seek in good faith to obtain a supplemental ruling from the IRS contemplated by this Section 4.5(b).

      SECTION 4.6     Public Announcements. No public release or announcement concerning the Transactions shall be issued by either party without the prior written consent of the other (which shall not be unreasonably withheld), except as such release or announcement may be required by law or the rules or regulations of any United States securities exchange, in which case the party required to make the release or announcement shall use its commercially reasonable efforts to allow each other party reasonable time to comment on each release or announcement in advance of such issuance.

      SECTION 4.7     Required Consents. Each of Centex and CXP shall use commercially reasonable efforts to obtain all of the consents, waivers or authorizations required to be obtained by it in connection with the Transactions completion that are listed on Schedule 4.7 (the “Required Consents”).

      SECTION 4.8     Stockholder Rights Plan. The Special Committee has recommended that the Board of Directors of CXP consider the adoption of a stockholder rights plan. CXP agrees to use its reasonable best efforts to have its Board of Directors give due consideration to the adoption of a stockholders right plan to be effective upon the consummation of the Distribution, subject to ratification by the stockholders at the Stockholders Meeting as contemplated by the Merger Agreement.

ARTICLE V.

INDEMNIFICATION

      SECTION 5.1     Indemnification by CXP.

      (a) CXP shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the Centex Indemnitees from and against any and all CXP Liabilities or third party allegations of CXP Liabilities.

      (b) CXP shall, to the fullest extent permitted by law, indemnify, defend and hold harmless (i) Centex, (ii) each member of the consolidated group of corporations of which Centex is the common parent corporation (within the meaning of Section 1504 of the Code) and (iii) each direct or indirect Subsidiary of Centex (each Person referred to in clauses (ii) and (iii), a “Centex Member”) from and against (A) any actual Liability of Centex or any Centex Member (including any actual Liability for Taxes to the extent that, in the absence of any Liability for Taxes resulting from a determination that the Distribution fails to qualify under Section 355(a) of the Code or Section 355(e) of the Code or that the CXP shares fail to qualify as qualified property for purposes of Section 355(c)(2) of the Code (each, a “355 Failure”), such Liability would otherwise have been reduced or eliminated by a net operating loss deduction (within the meaning of Section 172 of the Code and the Treasury regulations thereunder)), and (B) any Established Liability of any stockholder of Centex (it being understood that any Established Liability of any stockholder of Centex shall be deemed to be an actual Liability of Centex for purposes of determining CXP’s indemnification obligation hereunder, regardless of whether such stockholder actually has or pursues a valid claim for such Established Liability against Centex), in each case arising from any inaccuracy in, or failure by CXP to comply with, any representation or undertaking made by CXP to the IRS or based upon information provided by CXP to Centex and made by Centex to the IRS in connection with the Ruling Request if such inaccuracy or failure was intentional or resulted from gross negligence on the part of CXP (referred to herein as an “CXP Failure”); provided, however, that, notwithstanding the foregoing, CXP shall not indemnify Centex or any Centex Member for any Liability or Established Liability that results solely from a Centex Failure (except to the extent that any such Centex Failure is in respect of a representation based in whole or in part upon inaccurate information provided by CXP if such inaccuracy was intentional or resulted from gross negligence on the part of CXP); and provided, further, that if any Liability or Established Liability described in this clause (b) arises as a result of both an CXP Failure and a Centex Failure, and each such failure is an independent cause of such Liability or Established Liability, then CXP and Centex shall allocate such Liability or Established Liability between themselves in such proportion as is appropriate to reflect the relative fault of CXP on the one hand and Centex on the other with respect to such Liability or Established Liability.

      (c) If CXP (or any of its Subsidiaries) fails to comply with any of its obligations under Section 4.5(a) or (b) or takes any action or fails to take any action, and such failure to comply, action or omission is the direct and primary or exclusive cause of a 355 Failure, then CXP shall, to the fullest extent permitted by law, indemnify, defend and hold harmless Centex and each Centex Member from and against (i) any and all federal, state and local Taxes, including any interest, penalties or additions to Tax, imposed upon or incurred by Centex and any Centex Member and (ii) any Established Liability of any stockholder of Centex (it being understood that any Established Liability of any stockholder of Centex shall be deemed to be a Centex Tax Liability (as defined below) for purposes of determining CXP’s indemnification obligation hereunder, regardless of whether such stockholder actually has or pursues a valid claim for such Established Liability against Centex), in each case arising from such 355 Failure (any such Tax, interest, penalty or addition to Tax, together with any such Established Liability, a “Centex Tax Liability”).

      (d) Any indemnity payment made by CXP pursuant to either clause (b) or (c) above shall be made on an after-tax basis, based on the actual tax position of Centex, the Centex Member or Centex stockholder, as the case may be, in the taxable year such indemnity payment is received and taking into account the deductibility for federal income tax purposes of any state taxes.

      SECTION 5.2     Indemnification by Centex.

      (a) Centex shall, to the fullest extent permitted by law, indemnify, defend and hold harmless the CXP Indemnitees from and against any and all Centex Liabilities or third party allegations of Centex Liabilities.

      (b) Centex shall, to the fullest extent permitted by law, indemnify, defend and hold harmless CXP and each member of the consolidated group of corporations of which CXP is the common parent corporation (within the meaning of Section 1504 of the Code) (each an “CXP Member”) from and against any actual Liability of CXP or any CXP Member arising from any inaccuracy in, or failure by Centex to comply with, any representation or undertaking made by Centex to the IRS in connection with the request by Centex for the IRS Ruling (referred to herein as a “Centex Failure”); provided, however, that, notwithstanding the foregoing, Centex shall not indemnify CXP or any CXP Member for any liability that results solely from a CXP Failure or a failure on the part of CXP to comply with its obligations under Section 4.5(a) or (b) (except to the extent that any such failure is in respect of a representation based in whole or in part upon information provided by Centex); and provided, further, that if any Liability described in this clause (b) arises as a result of both a Centex Failure and a CXP Failure or a failure on the part of CXP to comply with its obligations under Section 4.5(a) or (b), and each such failure is an independent cause of such Liability, then Centex and CXP shall allocate such Liability between themselves in such proportion as is appropriate to reflect the relative fault of Centex on the one hand and CXP on the other with respect to such Liability.

      SECTION 5.3     Procedures for Indemnification.

      (a) Third Party Claims. If a claim or demand is made against a CXP Indemnitee or a Centex Indemnitee (each, an “Indemnitee”) by any person who is not a party to this Agreement (a “Third Party Claim”) as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to the terms hereof to make such indemnification (the “Indemnifying Party”) in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within five Business Days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure. Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within two Business Days) after the Indemnitee’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

      If a Third Party Claim is made against an Indemnitee with respect to which a claim for indemnification is made pursuant to Section 5.1 or Section 5.2 hereof, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that the Indemnitee does not reasonably object to such counsel. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee’s reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party.

      If the Indemnifying Party assumes the defense of a Third-Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, but the fees and expenses of such counsel shall, subject to the proviso of the preceding sentence, be at its own expense, it being understood that the Indemnifying Party shall control such defense. If the Indemnifying Party assumes the defense of a Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

      If the Indemnifying Party assumes the defense of a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party’s prior written consent (which shall not be unreasonably withheld); provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall be permitted to enter into, and the Indemnitee shall agree to, any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee or subject the Indemnitee to any equitable remedy.

      If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim. In such case, the Indemnifying Party shall be responsible for the cost of such compromise, settlement or defense.

      Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

      (b) In the event any Tax Claim is disposed of pursuant to the provisions of this Section 5.3 or a Final Determination has been made in circumstances that give rise to a Tax Liability or an Established Liability on the part of Centex, any Centex Member or any Centex stockholder, as the case may be, then CXP shall pay to Centex all amounts in respect of any Tax Claim within twenty (20) business days after such Tax Claim is disposed of or such Final Determination has been made. For purposes of this Section 5.3(b), (i) “Tax Claim” shall mean any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination, suit, dispute or other written claim which is commenced or initiated against Centex, any Centex Member or any Centex stockholder with respect to Taxes that are attributable to the Reclassification or Distribution and which result from any act or acts of CXP or its Subsidiaries described in Section 4.5 or the breach by CXP of any representation or warranty set forth in this Agreement and (ii) “Final Determination” shall mean (A) the entry of a decision of a court of competent jurisdiction at such time as an appeal may no longer be taken from such decision or (B) the execution of a closing agreement or its equivalent between the particular taxpayer and the particular relevant taxing authority.

      SECTION 5.4     Subrogation. In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff or other person or entity asserting such Third-Party Claim, or any other person who is not a party to this Agreement. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

      SECTION 5.5     Remedies Not Exclusive. The remedies provided in this Article V shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party; provided, however, that upon the consummation of the Distribution, the Indemnification Agreement, dated as of April 19, 1994, among CXP, Centex and the other parties named therein shall be terminated and be of no further force or effect.

      SECTION 5.6     Indemnification Payments. Indemnification required by this Article V shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.

ARTICLE VI.

MISCELLANEOUS

      SECTION 6.1     Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise), or by overnight courier service to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

To Centex:

Centex Corporation
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6859
Attn: Chief Executive Officer

with a copy to:

Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201
Fax No.: (214) 953-6503
Attn: Geoffrey L. Newton

To CXP:

Centex Construction Products, Inc.
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6559
Attn: Chief Operating Officer

and:

The Special Committee of the Board of Directors
c/o The Secretary of Centex Construction Products, Inc.
Centex Construction Products, Inc.
2728 North Harwood
Dallas, Texas 75201
Fax No.: (214) 981-6559

with a copy to:

Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
Attention: Michael M. Boone
Fax No.: (214) 651-5940
and
Attention: William L. Boeing
Fax No.: (972) 692-9053

      SECTION 6.2     Interpretation.

      (a) The article, section and paragraph headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said articles, sections or paragraphs. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.” Whenever a reference is made in this Agreement to a “party” or “parties,” such reference shall be to a party or parties to this Agreement unless otherwise indicated.

Whenever the context requires, the use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to include the plural (and vice versa). Unless the context otherwise requires, references in this Agreement to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement. The use of the words “hereof” and “herein” and words of similar import shall refer to this entire Agreement and not to any particular article, section, subsection, clause, paragraph or other subdivision of this Agreement, unless the context otherwise requires.

      (b) Each party hereto stipulates and agrees that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other, and that no party, including any drafting party, shall have the benefit of any legal presumption (including “meaning of the authors”) or the detriment of any burden of proof by reason of any ambiguity or uncertain meaning contained in this Agreement.

      SECTION 6.3     Amendments; No Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each party, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

      SECTION 6.4     Assignment. This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other party hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

      SECTION 6.5     Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. Nothing contained in this Agreement is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any benefit, right or remedies under or by reason of this Agreement, except that the provisions of Article V shall inure to the benefit of the Centex Indemnitees and the CXP Indemnitees. In addition, the provisions of this Agreement shall be binding upon any person that acquires, directly or indirectly, 50% or more of the (a) voting power, in an election of directors or otherwise, represented by the outstanding common stock, (b) shares of outstanding common stock or (c) assets of CXP on or after the Distribution Date, but CXP shall not enter into any agreement with respect to the foregoing or permit to be consummated any such transaction unless and until a writing shall be signed by any such person and delivered to Centex whereby such person agrees to assume the obligations of CXP hereunder.

      SECTION 6.6     Governing Law. Except insofar as mandatory conflicts of law principles require that the Distribution be governed by Nevada law, this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

      SECTION 6.7     Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

      SECTION 6.8     Exhibits and Schedules. The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

      SECTION 6.9     Entire Agreement. This Agreement and the other Transaction Agreements constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth in the Transaction Agreements has been made or relied upon by any party hereto.

      SECTION 6.10     Severability. If any one or more of the provisions contained in this Agreement should be declared invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a declaration, the parties shall modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

      SECTION 6.11     Termination. This Agreement may be terminated and the Transactions may be amended, modified or abandoned at any time prior to the payment of the Cash Dividend by and in the sole discretion of Centex without the approval of CXP or the stockholders of CXP. This Agreement may be terminated by CXP only upon (i) a material breach by Centex of a representation, warranty or covenant contained in this Agreement, which breach is reasonably expected to result in a Material Adverse Effect with respect to CXP after giving effect to the Distribution and has not been substantially cured (so that no Material Adverse Effect would result therefrom) within 30 days after written notice thereof has been given to Centex or (ii) the termination of the Merger Agreement pursuant to Section 5.1(a)(iv) thereof. This Agreement shall terminate automatically without any action on the part of Centex or CXP in the event that the Merger Agreement is terminated in accordance with its terms. In the event of termination of this Agreement by either party hereto, except as set forth in Section 6.13, no party shall have any liability of any kind to any other party or any other person. After the payment of the Cash Dividend, this Agreement may not be terminated except by an agreement in writing signed by both parties and approved by a majority of the directors of CXP that are not affiliated with Centex.

      SECTION 6.12     Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

      SECTION 6.13     Expenses. Except as otherwise set forth in this Agreement or in the Merger Agreement, all costs and expenses incurred in connection with the preparation, execution and delivery and the consummation of the Transactions shall be charged to and borne by the party incurring such costs and expenses. Notwithstanding the foregoing, if this Agreement is terminated for any reason without the Distribution having been consummated, Centex shall pay all out-of-pocket expenses of CXP incurred in connection with the Transaction Agreements. The provisions of this Section 6.13 shall survive any termination of this Agreement.

[Signature Page Follows]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

CENTEX CORPORATION

By:	/s/ LAURENCE E. HIRSCH

Name: Laurence E. Hirsch
Title: Chairman & CEO

CENTEX CONSTRUCTION PRODUCTS, INC.

By:	/s/ STEVEN R. ROWLEY

Name: Steven R. Rowley

Title: President & CEO

APPENDIX C

RESTATED CERTIFICATE OF INCORPORATION

OF
EAGLE MATERIALS INC.1

      The undersigned, being the President of Centex Construction Products, Inc., a Delaware corporation, hereby certifies that:

1. The name of the corporation is EAGLE MATERIALS INC.[1] (the “Corporation”). The name under which the Corporation was originally incorporated is Centex Construction Products, Inc. and the date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was January 27, 1994.

2. This Restated Certificate of Incorporation amends and restates the provisions of the Certificate of Incorporation of the Corporation and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

3. The Restated Certificate of Incorporation of the Corporation, as restated and amended hereby, shall, upon its filing with the Secretary of State of the State of Delaware, read in its entirety as follows:

ARTICLE I

      The name of the Corporation is Eagle Materials Inc.1

ARTICLE II

      The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware. The name of the registered agent of the Corporation at such address is Corporation Service Company.

ARTICLE III

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), and the Corporation shall have perpetual existence.

ARTICLE IV

      [The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 105,000,000 shares, consisting of (i) 5,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”), (ii) 50,000,000 shares of Common Stock, par value $.01 per share (“Common Stock”), and (iii) 50,000,000 shares of Class B Common Stock, par value $.01 per share (“Class B Common Stock” and, together with the Common Stock, the “Corporation Common Stock”).]2

      1 If the Name Change Proposal is not approved, our name will remain Centex Construction Products, Inc.
      2 If the Authorized Capital Increase Proposal is not approved, then this Article IV shall read as follows: “The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of (i) 2,000,000 shares of Preferred Stock, par value $.01 per share (“Preferred Stock”), (ii) 40,780,000 shares of Common Stock, par value $.01 per share (“Common Stock”) and (iii) 9,220,000 shares of Class B Common Stock, par value $.01 per share (“Class B Common Stock” and, together with the Common Stock, the “Corporation Common Stock”).”

      The powers, preferences and rights of each class of capital stock, and the qualifications, limitations and restrictions thereof, are as follows:

      A. Preferred Stock.

      Shares of Preferred Stock may be issued in such series as may from time to time be determined by the Board of Directors. Prior to the issuance of a series, the Board of Directors by resolution shall designate the series to distinguish it from any other classes or series of capital stock of the Corporation, shall specify the number of shares to be included in the series and shall fix the powers, preferences and relative, participating, optional or other special rights of the series, and the qualifications, limitations or restrictions thereof. Without limiting the generality of the foregoing, any such resolution of the Board of Directors may set forth the following characteristics of the series:

(i) the designation of, and the number of shares of Preferred Stock which shall constitute, the series, which number may be increased (except as otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

(ii) the rate or rates and the date or dates at which (or the method of determination thereof), and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the nature of any preferences or the relative rights of priority of such dividends to the dividends payable on any other class or classes of capital stock of the Corporation or on any series of Preferred Stock of the Corporation, and whether such dividends shall be cumulative;

(iii) whether shares of the series shall be convertible into or exchangeable for shares of capital stock or other securities or property of the Corporation or of any other corporation or entity, and, if so, the terms and conditions of such conversion or exchange, including any provisions for the adjustment of the conversion or exchange rate upon the occurrence of such events as the Board of Directors shall determine;

(iv) whether shares of the series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount and type of consideration payable upon redemption, which amount may vary under different conditions and at different redemption dates;

(v) whether shares of the series shall have a sinking fund or redemption or purchase account for the redemption or purchase of shares of the series, and if so, the terms, conditions and amount of such sinking fund or redemption or purchase account;

(vi) the rights of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the Corporation;

(vii) whether shares of the series shall have voting rights in addition to the voting rights provided by law, which may include (a) the right to more or less than one vote per share on any or all matters submitted to a vote of the stockholders of the Corporation and (b) the right to vote, as a series by itself or together with any other series of Preferred Stock or together with all series of Preferred Stock as a class or with the Common Stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix (including, but not limited to, the right, voting as a series by itself or together with any other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any series of Preferred Stock or under such other circumstances and upon such other conditions as the Board of Directors may determine); and

(viii) any other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof.

Subject to the express terms of any series of Preferred Stock outstanding at any time, the vote or consent of the holders of Preferred Stock of any series shall not be required for the issuance of any other series of Preferred Stock, regardless of whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, on a parity with or junior to the powers, preferences and rights of such outstanding series.

      B. Common Stock. The Common Stock and the Class B Common Stock shall be identical in all respects, except as otherwise provided by law or expressly provided herein. The relative powers, preferences, rights, qualifications, limitations and restrictions of the shares of Common Stock and Class B Common Stock shall be as follows:

(1) Cash Dividends. Subject to the rights, if any, of the holders of Preferred Stock with respect to the payment of dividends and the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts for the benefit of such holders and subject to any other conditions that may be fixed in accordance with the provisions of paragraph A of this Article IV, then, but not otherwise, the holders of Common Stock and Class B Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors out of assets which are legally available therefor; provided, that whenever a cash dividend is paid on any Corporation Common Stock, the same amount shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

(2) Stock Dividends. If at any time a dividend is to be paid in shares of Common Stock or shares of Class B Common Stock (a “stock dividend”), such stock dividend may be declared and paid only as follows: only Common Stock may be paid to holders of Common Stock and only Class B Common Stock may be paid to holders of Class B Common Stock. Whenever a stock dividend is paid on any Corporation Common Stock, the same number of shares shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

(3) Property Dividends. If at any time a dividend is to be paid in rights to purchase shares of the capital stock of the Corporation (a “rights dividend”), then: (i) if the rights dividend is of rights that entitle the holder thereof to purchase shares of Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Common Stock (“Equivalent Shares”)) or Class B Common Stock (or shares of capital stock of the Corporation having voting rights equivalent to those of the Class B Common Stock (“Equivalent Class B Shares”)) then only rights to acquire Common Stock or Equivalent Shares may be paid to holders of Common Stock and only rights to acquire Class B Common Stock or Equivalent Class B Shares may be paid to holders of Class B Common Stock; and (ii) if the rights dividend is of rights that entitle the holder thereof to purchase shares of capital stock of the Corporation other than Common Stock (or Equivalent Shares) or Class B Common Stock (or Equivalent Class B Shares) then the Board of Directors of the Corporation may pay such dividend of rights to the holders of Common Stock and Class B Common Stock in such manner as the Board of Directors may determine. Whenever any rights dividend or dividend in the form of securities or other property (other than a cash dividend or stock dividend) is paid on any Corporation Common Stock, the same number or amount and kind of rights, securities or other property shall be paid in respect of each outstanding share of Common Stock and Class B Common Stock.

(4) Stock Subdivisions and Combinations. The Corporation shall not subdivide, reclassify or combine stock of any class of Corporation Common Stock without at the same time making a proportionate subdivision, reclassification or combination of shares of the other class.

(5) Voting. Voting power shall be divided between the classes of Corporation Common Stock as follows:

(i) Subject to Section B.(5)(ii) of this Article IV, in the election of directors, holders of shares of Class B Common Stock, voting separately as a class (the “Voting B Shares”), shall be entitled to elect that number of directors which constitutes 85% of the authorized number of members of the Board of Directors (or, if 85% of the authorized number of members of the Board of Directors is not a whole number, then the nearest higher whole number) (the “Voting B Share Directors”). The initial Voting B Share Directors shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting B Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Voting B Share Directors at the next annual meeting of stockholders. Each share of Class B Common Stock shall have one vote in the election of the Voting B Share Directors. Subject to Section B.(5)(ii) of this Article IV, in the election of directors, holders of shares of Common Stock (the “Voting Shares”), shall be entitled to elect the remaining director or directors, if any (the “Voting Share Directors”). The initial Voting Share Director, if any, shall be designated by a majority of the directors of the Corporation as of the effectiveness of this Restated Certificate of Incorporation, and the holders of Voting Shares, voting separately as a class, shall be entitled to vote for the election or replacement of such Voting Share Director at the next annual meeting of stockholders. Each share of Common Stock shall have one vote in the election of the Voting Share Directors. For purposes of Sections B.(5)(i), (ii) and (iii) of this Article IV, references to the authorized number of members of the Board of Directors shall not include any directors which the holders of any shares of a series of Preferred Stock have the right to elect voting separately as one or more series.

(ii) For purposes of this Section B.(5)(ii) of this Article IV, “Special Voting Rights” means the different voting rights of the holders of Common Stock, on the one hand, and the holders of Class B Common Stock, on the other hand, with respect to the election of the applicable percentages of the authorized number of members of the Board of Directors as described in Section B.(5)(i) of this Article IV. At any time after , 2005[3], if approved by the Board of Directors, at any annual or special meeting of stockholders of the Corporation, the holders of at least 66 2/3% of the outstanding shares of the Common Stock and Class B Common Stock, voting together as a class, may vote to eliminate the Special Voting Rights (the “Elimination Vote”), in which case the Special Voting Rights provided for in Section B.(5)(i) of this Article IV shall have no further force or effect, and thereafter holders of the Corporation Common Stock shall have equal voting rights in all respects, except as otherwise provided by law, and shall be entitled to elect the total authorized number of members of the Board of Directors voting together as a single class, with each share of Corporation Common Stock having one vote.

(iii) Unless the Special Voting Rights have been eliminated in accordance with Section B.(5)(ii) of this Article IV, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated between Voting Share Directors and Voting B Share Directors such that at all times the number of Class B Common Stock directorships shall be 85% of the authorized number of members of the Board of Directors (or if such 85% is not a whole number, then the nearest higher whole number) and the remaining directorships shall be Common Stock directorships.

(iv) Except as otherwise specified herein or required by law, the holders of Common Stock and Class B Common Stock shall in all matters not otherwise specified in Section B.(5)(i) of this Article IV vote together as one class, with each share of Common Stock and Class B Common Stock having one vote.

(v) Notwithstanding anything to the contrary contained in Section B.(5)(i), (ii), (iii) or (iv) of this Article IV, for so long as any person or entity or group of persons or entities acting in concert beneficially own 15% or more of the outstanding shares of Class B Common Stock, then in any election of directors or other exercise of voting rights with respect to the election or removal of directors, such person, entity or group shall only be entitled to vote (or otherwise

      3 The second anniversary of the spin-off.

exercise voting rights with respect to) a number of shares of Class B Common Stock that constitutes a percentage of the total number of shares of Class B Common Stock then outstanding which is less than or equal to such person, entity or group’s Entitled Voting Percentage. For the purposes hereof, a person, entity or group’s “Entitled Voting Percentage” at any time shall mean the percentage of the then outstanding shares of Common Stock beneficially owned by such person, entity or group at such time. For purposes of this Section B.(5)(v), a “beneficial owner” of Common Stock includes any person or entity or group of persons or entities who, directly or indirectly, including through any contract, arrangement, understanding, relationship or otherwise, written or oral, formal or informal, control the voting power (which includes the power to vote or to direct the voting) of such Common Stock within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended.

(6) Merger or Consolidation. The Corporation shall not enter into any consolidation of the Corporation with one or more other corporations, a merger of the Corporation with another corporation, a reorganization of the Corporation or other similar combination of the Corporation with one or more third parties, unless each holder of a share of Common Stock or Class B Common Stock is entitled to receive with respect to such share the same kind and amount of shares of stock and other securities and property (including cash) receivable upon such consolidation, merger, reorganization or other combination as each other holder of a share of Common Stock and Class B Common Stock; provided that, in any such transaction consummated prior to the Elimination Vote, the holders of shares of Common Stock and Class B Common Stock may each receive different kinds of shares of stock that differ to the extent and only to the extent that the Board of Directors determines in good faith that such shares differ with respect to the rights of holders of such shares to substantially the same extent as the Common Stock and the Class B Common Stock differ as provided herein.

(7) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, the holders of the Common Stock and Class B Common Stock shall participate equally per share in any distribution to stockholders, without distinction between classes.

ARTICLE V

      A. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation. In furtherance and not in limitation of the powers conferred upon the Board of Directors by the DGCL and this Restated Certificate of Incorporation, the Board of Directors is hereby expressly empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject to the provisions of the DGCL, this Restated Certificate of Incorporation and any bylaws adopted by the stockholders of the Corporation; provided, however, that no bylaws adopted by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such bylaws had not been adopted.

      B. Number and Class of Directors.

(1) Number of Directors. The number of directors that shall constitute the entire Board of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors; provided, however, (i) that in no event shall the number of directors constituting the entire Board of Directors be less than three nor more than fifteen (provided, however, that until such time as an Elimination Vote occurs, the Board of Directors shall not reduce the number of directors to a number less than seven) and (ii) no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

[(2) Classified Board. The directors, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes: Class I, Class II and Class III. As of the effectiveness of this Restated Certificate of Incorporation, the Board of Directors shall assign each person who is serving as a director to one of such classes, as determined in the sole discretion of the Board of Directors; provided, however, that the initial Voting Share Director shall be assigned to Class I. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting of stockholders following the annual meeting of stockholders at which that director was elected; provided, however, that the directors first designated as Class I directors shall serve for a term expiring at the annual meeting of stockholders next following the date of their designation as Class I directors, the directors first designated as Class II directors shall serve for a term expiring at the second annual meeting of stockholders next following the date of their designation as Class II directors, and the directors first designated as Class III directors shall serve for a term expiring at the third annual meeting of stockholders next following the date of their designation as Class III directors. Each director shall hold office until the annual meeting of stockholders at which his term expires and, the foregoing notwithstanding, shall serve until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall have designated one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

In the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. The Board of Directors shall specify the class to which a newly created directorship shall be allocated.][4]

      C. Manner of Election. The election of directors at any annual or special meeting of the stockholders of the Corporation need not be by written ballot unless the Bylaws of the Corporation so provide.

      D. Vacancies.

(1) Any vacancy in the office of a director created by the death, resignation, retirement, disqualification, removal from office of a director or other cause, elected by (or appointed on behalf of) the holders of the Voting B Shares, on the one hand, or the holders of the Voting Shares, on the other hand, as the case may be, shall be filled by the vote of the majority of the directors (or the sole remaining director) elected by (or appointed on behalf of) such holders of Voting B Shares, on the one hand, or Voting Shares, on the other hand, as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting B Shares or Voting Shares, respectively, unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the Bylaws. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as that of his predecessor.

(2) Unless the Elimination Vote shall have occurred, all newly-created directorships resulting from an increase in the authorized number of directors shall be allocated pursuant to Section B(5) of Article IV. Once such newly-created directorships have been allocated as Voting Share Directors or Voting B Share Directors, such newly-created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless

      4 This Section B(2) of Article V will be included only if the Staggered Board Proposal is approved.

there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, respectively, unless the Elimination Vote shall have occurred, in which case such vacancy shall be filled by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in the Bylaws.

ARTICLE VI

      A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended or replaced, or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE VII

      A. Indemnification. Each person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise (an “Indemnitee”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law in effect on the date of the filing of this Restated Certificate of Incorporation, and to such greater extent as applicable law may thereafter permit, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred by such Indemnitee in connection with such a Proceeding, and such right of indemnification shall continue with respect to an Indemnitee who has ceased to be such a director or officer and shall inure to the benefit of his or her heirs, executors and administrators. The rights of an Indemnitee under the immediately preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL in the case of Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the DGCL in the case of all other Proceedings.

      B. Advancement of Expenses. An Indemnitee shall be entitled to the payment of expenses (including attorneys’ fees) incurred in defending any Proceeding in advance of the final disposition thereof in accordance with the provisions set forth in the Bylaws of the Corporation or, if no provisions relating to the advancement of expenses are set forth therein, in accordance with such terms and conditions as the Board of Directors deems appropriate.

      C. Determination of Entitlement to Indemnification. A determination as to whether an Indemnitee is entitled to indemnification in respect of any expenses (including attorneys’ fees), judgments, fines or amounts paid in settlement incurred by such Indemnitee in connection with a Proceeding shall be made in accordance with Section 145(d) of the DGCL and the provisions set forth in the Bylaws of the Corporation.

      D. Non-Exclusivity. The rights conferred by this Article VII shall not be exclusive of any other rights which an Indemnitee or any other person may now or hereafter have under this Restated Certificate of Incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

ARTICLE VIII

      No stockholder of the Corporation shall by reason of his or her holding shares of any class or series of its capital stock have any preemptive or preferential right to purchase or subscribe for or otherwise acquire or receive any shares of any class or series of capital stock issued by the Corporation, whether now or hereafter authorized, or any shares of any class or series of capital stock of the Corporation now or hereafter acquired by the Corporation as treasury stock and subsequently reissued or sold or otherwise disposed of, or any notes, debentures, bonds or other securities convertible into, or any warrants, rights or options exercisable for, any shares of any class or series of capital stock of the Corporation, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities or warrants, rights or options would adversely affect the dividend, voting or any other rights of such stockholder.

[ARTICLE IX

      Special meetings of the stockholders of the Corporation may be called only by the Chairman, or in his absence by the President, by the Board of Directors, or by the Secretary at the request in writing of a majority of the Board of Directors and may not be called by the stockholders of the Corporation.]5

[ARTICLE X

      Any action required to be taken or which may be taken by the holders of the Corporation Common Stock must be effected at a duly called annual or special meeting of such holders and may not be taken by written consent in lieu of a meeting.]6

ARTICLE XI

      The Board of Directors shall have the power to adopt, alter, amend and repeal the Bylaws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware, subject to the power of the stockholders to adopt, amend or repeal the Bylaws.

[ARTICLE XII

      Notwithstanding anything else contained in this Restated Certificate of Incorporation or the Bylaws to the contrary, the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all of the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class, shall be required (A) to alter, amend, rescind or repeal Section B(5)(v) of Article IV, Article V, Article IX, Article X, Article XI or this Article XII of this Restated Certificate of Incorporation or to adopt any provision inconsistent therewith or (B) in order for the stockholders to adopt, alter, amend, rescind or repeal any Bylaws of the Corporation.]7

ARTICLE XIII

      The Corporation reserves the right to amend, alter, change, rescind or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      5 This Article IX will be included only if the Special Meeting Proposal is approved.
      6 This Article X will be included only if the Written Consent Proposal is approved.
      7 This Article XII will be included only if the Supermajority Voting Proposal is approved.

APPENDIX D

AMENDED AND RESTATED

BYLAWS
of
EAGLE MATERIALS INC.1
adopted and effective
                    , 20032

      1 If the Name Change Proposal is not approved, our name will remain Centex Construction Products, Inc.
      2 The date of the spin-off.

D-i

D-ii

AMENDED AND RESTATED

BYLAWS
of
EAGLE MATERIALS INC.3

ARTICLE I

OFFICES

      SECTION 1.1     Registered Office. The registered office of Eagle Materials Inc.3 (the “Corporation”) in the State of Delaware shall be in care of Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware.

      SECTION 1.2     Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

      SECTION 2.1     Place of Meetings. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors.

      SECTION 2.2     Annual Meeting. An annual meeting of the stockholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on such date in each year and at such time as shall be designated by the Board of Directors. A failure to hold the annual meeting at the designated time or to elect a sufficient number of directors to conduct the business of the Corporation shall not affect otherwise valid corporate acts or work a forfeiture or dissolution of the Corporation, except as may be otherwise specifically provided by law. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon thereafter as convenient. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      SECTION 2.3     Special Meeting. [Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board or in his absence by the President, by the Board of Directors, or by the Secretary, at the request in writing of a majority of the members of the Board of Directors and may not be called by the stockholders of the Corporation.]4 Any such request shall state the purpose or purposes of the proposed meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

      3 If the Name Change Proposal is not approved, our name will remain Centex Construction Products, Inc.
      4 If the Special Meeting Proposal is not approved, then this sentence shall read as follows: “Unless otherwise prescribed by law or by the Certificate of Incorporation, a special meeting of the stockholders, for any purpose or purposes, may be called (i) by the President or (ii) by the Secretary if requested to do so by a majority of the members of the Board of Directors.”

      SECTION 2.4     Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the voting power of the shares of capital stock of the Corporation entitled to vote on any matter shall constitute a quorum for the purpose of considering such matter at a meeting of the stockholders. If a meeting of the stockholders cannot be organized because a quorum has not attended, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting at which a quorum shall be present or represented, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

      SECTION 2.5     Voting. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, (i) any question brought before any meeting of stockholders shall be decided by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter and (ii) directors of the Corporation shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

      SECTION 2.6     Conduct of Meetings of Stockholders. At each meeting of the stockholders, the Chairman of the Board or, in his absence, the President or, in his absence, a chairman chosen by a majority vote of the stockholders present in person or represented by proxy and entitled to vote thereat, shall preside and act as chairman of the meeting. The Secretary or, in his absence, an Assistant Secretary, or, in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of such meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof. The Board of Directors may adopt such rules and regulations as it determines are reasonably necessary or appropriate in connection with the organization and conduct of any meeting of the stockholders. Without limiting the generality of the foregoing, the Board of Directors, in its discretion, or the person presiding at a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting be cast by written ballot.

      SECTION 2.7     Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

      SECTION 2.8     Stockholder List. The officer or agent who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. In lieu of making and producing such list, the Corporation may make the information therein available by any other means permitted by law.

      SECTION 2.9     Stock Ledger. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2.8 or the books of the Corporation, or to vote in person or by proxy at any meeting, of the stockholders.

      SECTION 2.10     Stockholder Action by Written Consent. [No action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent, without a meeting, as the power of the stockholders to take action by written consent is specifically denied.]5

      SECTION 2.11     Stockholder Proposals at Annual or Special Meetings. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors or otherwise properly brought before the meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before a meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 90 days nor more than 180 days prior to an annual meeting, or in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 50 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the stockholder and (iv) any material interest of the stockholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual or special meeting except in accordance with the procedures set forth in this Section 2.11; provided, however, that nothing in this Section 2.11 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting in accordance with said procedures.

      SECTION 2.12     Stockholder Nominations of Persons for Election to the Board of Directors. In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at an annual or special meeting of the stockholders. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.12. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 180 days prior to an annual meeting or, in the case of a special meeting, not less than 30 days nor more than 60 days prior to such meeting; provided, however, that in the event that less than 50 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder’s notice shall set forth

      5 If the Written Consent Proposal is not approved, then this Section 2.10 shall read as follows: “Any action required to be taken or which may be taken at any annual or special meeting of the stockholders of the Corporation may be taken by written consent, without a meeting.”

(a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation at an annual or special meeting of the stockholders unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to the nomination of any persons entitled to be separately elected by holders of any class or series of preferred stock.

ARTICLE III

DIRECTORS

      SECTION 3.1     Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the entire Board of Directors of the Corporation shall be fixed from time to time exclusively by the affirmative vote of a majority of the members at any time constituting the Board of Directors, and such number may be increased or decreased from time to time; provided, however, that (i) in no event shall the number of directors serving on the Board of Directors be less than three nor more than fifteen and (ii) no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Except as provided in the Certificate of Incorporation or in Section 3.2, directors shall be elected by a plurality of the votes of the shares present or represented by proxy at annual meetings of the stockholders. Except as provided in the Certificate of Incorporation, each director shall hold office until the next annual meeting of the stockholders and until his successor shall have been duly elected and qualified. [If the Certificate of Incorporation so provides, (i) the directors of the Corporation shall be divided into classes (“Term of Office Classes”) based upon the expiration of their terms of office and (ii) the directors of the Corporation shall be divided into classes (“Voting Constituency Classes” ) based on the class of capital stock the holders of which are entitled to elect such directors. If the Certificate of Incorporation provides for both Term of Office Classes and Voting Constituency Classes, each director shall be assigned to a Term of Office Class and a Voting Constituency Class in accordance with the terms of the Certificate of Incorporation and the provisions set forth in the remainder of this Article III. Notwithstanding anything to the contrary contained in this Article III, the manner of election, terms of office and other provisions relating to directors serving in any Term of Office Classes or Voting Constituency Classes shall be as provided in the Certificate of Incorporation.]6

      SECTION 3.2     Vacancies and Newly Created Directorships. In addition to any applicable requirements set forth in the Certificate of Incorporation, if at a time when the Certificate of Incorporation provides for Voting Constituency Classes7 there occurs any vacancy in the office of a Voting Share Director (as defined in Section B.(5)(i) of Article IV of the Certificate of Incorporation) or Voting B Share Director (as defined in Section B.(5)(i) of Article IV of the Certificate of Incorporation) due to the death, resignation, retirement, disqualification or removal from office of such director or other cause, such vacancy shall be filled by the vote of the majority of the Voting Share Directors (or the sole remaining Voting Share Director) or a majority of the Voting B Share Directors (or the sole remaining Voting B Share Director), as the case may be, unless there are no such directors in such class, in which

      6 To be included only if the Staggered Board Proposal is approved.
      7 If the Staggered Board Proposal is not approved, the term “Voting Constituency Classes” will be defined here.

case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, as the case may be. If at a time when the Certificate of Incorporation does not provide for Voting Constituency Classes there occurs any vacancy in the office of a director due to the death, resignation, retirement, disqualification or removal from office of such director or other cause, such vacancy shall be filled exclusively by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.

      All newly-created directorships resulting from an increase in the authorized number of directors at a time when the Certificate of Incorporation provides for Voting Constituency Classes shall be allocated between such classes pursuant to in Section B.(5)(iii) of Article IV of the Certificate of Incorporation. Once such newly-created directorships have been designated as Voting Share Directors or Voting B Share Directors, such newly created directorships shall be filled by the vote of the majority of the directors in such class (or the sole remaining director in such class), as the case may be, unless there are no such directors in such class, in which case such vacancy shall be filled by the holders of the Voting Shares or Voting B Shares, as the case may be. All newly-created directorships resulting from an increase in the authorized number of directors at a time when the Certificate of Incorporation does not provide for Voting Constituency Classes shall be filled exclusively by the vote of the majority of the directors (or the sole remaining director) then in office, even if less than a quorum, regardless of any quorum requirements set out in these Bylaws.

      Any vacancies or newly-created directorships filled in accordance with this Section 3.2 at a time when the Certificate of Incorporation provides for Term of Office Classes shall be allocated among the Term of Office Classes pursuant to Section B of Article V of the Certificate of Incorporation.

      No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.

      SECTION 3.3     Place of Meetings. The Board of Directors of the Corporation may hold its meetings, both regular and special, at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President.

      SECTION 3.4     Regular Meetings. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of the election of officers and the transaction of other business, at the place where such annual election is held. The Board of Directors may also hold other regular meetings at such time or times and at such place or places as shall be designated by the Board of Directors from time to time. Notice of regular meetings of the Board of Directors need not be given.

      SECTION 3.5     Special Meetings. Special meetings of the Board of Directors may be called by (i) the Chairman of the Board or (ii) the Secretary, if requested to do so by a majority of the members of the Board of Directors. Notice shall be sent to the last known address of each director, by mail, telegram, cable or telex, at least two days before the meeting, or oral notice may be substituted for such written notice if received not later than the day preceding such meeting, and the place and time of such special meeting shall be as designated in the notice of such meetings.

      SECTION 3.6     Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors a majority of the total number of directors in office shall constitute a quorum for the transaction of business, and the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until quorum shall be present.

      SECTION 3.7     Conduct of Meetings of the Board of Directors. The Board of Directors may, in its discretion, elect from among its members a Chairman of the Board, who may, but need not be, an officer of the Corporation. A person elected as Chairman of the Board shall serve in such capacity for such term as is specified by the Board of Directors at the time of his or her election. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, any other director chosen by a majority of the directors present, shall preside and act as chairman of the meeting. The Secretary or, in his or her absence, any other person whom the chairman of the meeting shall appoint, shall act as secretary of such meeting and keep the minutes thereof.

      SECTION 3.8     Meetings by Telephone Conference. Members of the Board of Directors of the Corporation may participate in a meeting of such Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.8 shall constitute presence in person at such meeting.

      SECTION 3.9     Action by Written Consent. Except as otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing setting forth the action so taken, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

      SECTION 3.10     Committees of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Notwithstanding the foregoing, no committee shall have the power or authority to take any of the following actions:

(a) amend the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of any series of capital stock of the Corporation adopted by the Board of Directors as permitted by the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”), fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

(b) adopt an agreement of merger or consolidation under the DGCL;

(c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets;

(d) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or

(e) amend the Bylaws of the Corporation.

      In addition, unless the resolution of the Board of Directors designating the committee expressly so provides, no such committee shall have the power or authority to take any of the following actions:

(i) declare a dividend;

(ii) authorize the issuance of stock; or

(iii) adopt a certificate of ownership and merger pursuant to the DGCL.

      Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

      SECTION 3.11     Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or the committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

      SECTION 3.12     Resignation. Any director of the Corporation may resign at any time by giving written notice of his resignation to the President or the Secretary. Such resignation shall take effect at the date of receipt of such notice by the President or the Secretary, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      SECTION 3.13     Compensation of Directors. The directors shall receive such compensation for their services as the Board of Directors may from time to time determine. No director shall be prevented from receiving compensation for his services as a director by reason of the fact that he is also an officer of the Corporation. All directors shall be reimbursed for their reasonable expenses of attendance at each regular or special meeting of the Board of Directors. Members of any committee of directors may be allowed like compensation and reimbursement for expenses for serving as members of any such committee and for attending committee meetings.

ARTICLE IV

OFFICERS

      SECTION 4.1     General. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also elect a Chief Executive Officer, one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders or directors of the Corporation.

      SECTION 4.2     Election and Terms. The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified or until their earlier resignation or removal. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

      SECTION 4.3     Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors and may be altered from time to time, except as otherwise provided by contract. No officer shall be prevented from receiving a salary solely be reason of the fact that he is also a director.

      SECTION 4.4     Chief Executive Officer and President. The Chief Executive Officer, or if there be none, the President shall be the chief executive officer of the Corporation. Subject to the supervision of the Board of Directors, the Chief Executive Officer and, subject to the supervision of the Chief Executive Officer, the President shall have general charge of the business, affairs and property of the Corporation and shall have control over its officers, agents, and employees. The President shall see that all orders and resolutions of the Board of Directors and the Chief Executive Officer are carried into effect. Either the Chief Executive Officer or the President may execute and deliver certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments that the Board of Directors has authorized to be executed and delivered, except where required or permitted by law to be otherwise executed and delivered and except that the other officers of the Corporation may execute and deliver documents when authorized to do so by these Bylaws, the Board of Directors or the President. The Chief Executive Officer and the President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

      SECTION 4.5     Vice Presidents. Each Vice President shall perform such duties and have such other powers as the Board of Directors from time to time may prescribe. Certain Vice Presidents may from time to time be designated by the Board of Directors as Executive Vice Presidents or Senior Vice Presidents, which positions shall have such varying degrees of authority as the Board of Directors shall prescribe.

      SECTION 4.6     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, under whose supervision he or she shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then the Board of Directors may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or an Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

      SECTION 4.7     Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meeting, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

      SECTION 4.8     Assistant Secretaries. Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

      SECTION 4.9     Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

      SECTION 4.10     Other Officers. Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

      SECTION 4.11     Delegation of Authority. In the case of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee, stockholder or agent for whatever period of time the Board of Directors determines is necessary or appropriate.

      SECTION 4.12     Removal. Any officer may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors, or, except in the case of any officer elected by the Board of Directors, by any officer upon whom the powers of removal may be conferred by the Board of Directors.

      SECTION 4.13     Resignation. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Such resignation shall take effect at the date of receipt of such notice by the Corporation, or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

ARTICLE V

STOCK AND STOCK CERTIFICATES

      SECTION 5.1     Certificates Evidencing Shares. Every holder of stock in the Corporation shall be entitled to have a certificate evidencing the number of shares owned by such holder signed by or in the name of the Corporation by (i) the President or a Vice President and (ii) the Secretary or an Assistant Secretary.

      SECTION 5.2     Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

      SECTION 5.3     Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or an employee thereof or (ii) a registrar other than the Corporation or an employee thereof, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar continued to discharge said office or function at the date of issuance.

      SECTION 5.4     Lost, Stolen or Destroyed Stock Certificates. The Corporation may issue a new stock certificate in place of any certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require that the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

      SECTION 5.5     Transfers. Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued.

      SECTION 5.6     Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more then 60 days nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

      SECTION 5.7     Registered Stockholders. Except as otherwise required by law, the Corporation shall be entitled to recognize the exclusive right of the person registered on its books as the owner of shares to receive dividends in respect of such shares and to vote as the owner thereof, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have notice thereof.

ARTICLE VI

INDEMNIFICATION

      SECTION 6.1     General. The Corporation shall indemnify, and advance Expenses (as this and all other capitalized words used in this Article VI and not otherwise defined shall have the respective meanings set forth in Section 6.14) to, each Indemnitee to the fullest extent permitted by applicable law in effect on the date of the adoption of these Bylaws, and to such greater extent as applicable law may thereafter permit. The rights of an Indemnitee provided under the preceding sentence shall include, but not be limited to, the right to be indemnified to the fullest extent permitted by Section 145(b) of the DGCL in the case of Proceedings by or in the right of the Corporation and to the fullest extent permitted by Section 145(a) of the DGCL in the case of all other Proceedings. The provisions set forth below in this Article VI are provided in furtherance, and not by way of limitation, of the obligations expressed in this Section 6.1.

      SECTION 6.2     Expenses Related to Proceedings. If an Indemnitee is, by reason of his or her Corporate Status, a witness in or a party to and is successful, on the merits or otherwise, in any Proceeding, he or she shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to any Matter in such Proceeding, the Corporation shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf relating to such Matter. The termination of any Matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Matter.

      SECTION 6.3     Advancement of Expenses. To the fullest extent permitted by Section 145(e) of the DGCL, each Indemnitee shall be entitled to payment of, and the Corporation shall pay, Expenses in advance of the final disposition of any Proceeding within ten days after receipt by the Corporation of a written notice requesting the advancement of such Expenses, which notice shall contain an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by Section 145 of the DGCL.

      SECTION 6.4     Request for Indemnification. To obtain indemnification hereunder, an Indemnitee shall submit to the Corporation a written request with such information pertinent to such request as is reasonably available to the Indemnitee. The Secretary of the Corporation shall promptly advise the Board of Directors of any such request.

      SECTION 6.5     Determining Entitlement to Indemnification Prior to a Change of Control. If a Change of Control has not occurred prior to or at the time a request for indemnification hereunder is submitted to the Corporation, an Indemnitee’s entitlement to indemnification shall be determined in accordance with Section 145(d) of the DGCL. If entitlement to indemnification is to be determined by Independent Counsel, the Corporation shall furnish notice to the Indemnitee within ten days after receipt of the request for indemnification, specifying the identity and address of Independent Counsel. The Indemnitee may, within 14 days after receipt of such written notice of selection, deliver to the Corporation a written objection to such selection. Such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of Independent Counsel and the objection shall set forth with particularity the factual basis of such assertion. If there is an objection to the selection of Independent Counsel, either the Corporation or the Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the objection is without a reasonable basis or for the appointment of Independent Counsel selected by the court.

      SECTION 6.6     Determining Entitlement to Indemnification After a Change of Control. If a Change of Control has occurred prior to or at the time a request for indemnification hereunder is submitted to the Corporation, an Indemnitee’s entitlement to indemnification shall be determined in a written opinion of Independent Counsel selected by the Indemnitee. The Indemnitee shall give the Corporation written notice advising of the identity and address of the Independent Counsel so selected. The Corporation may, within seven days after receipt of such written notice of selection, deliver to the Indemnitee a written objection to such selection. The Indemnitee may, within five days after the receipt of such objection from the Corporation, submit the name of another Independent Counsel and the Corporation may, within seven days after receipt of such written notice of selection, deliver to Indemnitee a written objection to such selection. Any objection is subject to the limitations set forth in Section 6.5. The Indemnitee may petition the Court of Chancery of the State of Delaware or any other court of competent jurisdiction for a determination that the Corporation’s objection to any selection of Independent Counsel is without a reasonable basis or for the appointment as Independent Counsel of a person selected by the court.

      SECTION 6.7     Procedures of Independent Counsel. If a Change of Control has occurred prior to or at the time the request for indemnification hereunder is submitted to the Corporation, an Indemnitee shall be presumed (except as otherwise expressly provided in this Article VI) to be entitled to indemnification upon submission of a request for indemnification in accordance with Section 6.4, and thereafter the Corporation shall have the burden of proof to overcome the presumption in reaching a determination contrary to the presumption. The presumption shall be used by Independent Counsel as a basis for a determination of entitlement to indemnification unless the Corporation provides information sufficient to overcome such presumption by clear and convincing evidence or the investigation, review and analysis of Independent Counsel convinces him or her by clear and convincing evidence that the presumption should not apply.

      Except where the determination of entitlement to indemnification is to be made by Independent Counsel, if the person or persons empowered under Section 6.5 or 6.6 to determine entitlement to indemnification shall not have made and furnished to the Indemnitee in writing a determination within 60 days after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to such indemnification unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VI) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that (a) the Indemnitee did not act in good faith and in a manner that he or she reasonably believed, in the case of conduct in his or her official capacity as a director of the Corporation, to be in the best interests of the Corporation, or, in all other cases, that at least his or her conduct was not opposed to the Corporation’s best interests, or (b) with respect to any criminal Proceeding, the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

      SECTION 6.8     Expenses of Independent Counsel. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel acting pursuant to this Article VI and in any proceeding to which it is a party or witness in respect of its investigation and written report and shall pay all reasonable fees and expenses incident to the procedures in which such Independent Counsel was selected or appointed. No Independent Counsel may serve if a timely objection has been made to his or her selection until a court has determined that such objection is without a reasonable basis.

      SECTION 6.9     Trial De Novo. In the event that (a) a determination is made pursuant to Section 6.5 or 6.6 that an Indemnitee is not entitled to indemnification under this Article VI, (b) advancement of Expenses is not timely made pursuant to Section 6.3, (c) Independent Counsel has not made and delivered a written opinion determining the request for indemnification (i) within 90 days after being appointed by a court, (ii) within 90 days after objections to his or her selection have been overruled by a court or (iii) within 90 days after the time for the Corporation or the Indemnitee to object to his or her selection or (d) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 6.5, 6.6 or 6.7, the Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of Expenses. In the event that a determination shall have been made that the Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 6.9 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding commenced pursuant to this Section 6.9, the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be. If a determination shall have been made or deemed to have been made that the Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6.9, or otherwise, unless the Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification.

      The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6.9 that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in any such court that the Corporation is bound by all provisions of this Article VI. In the event that an Indemnitee, pursuant to this Section 6.9, seeks a judicial adjudication to enforce his or her rights under, or to recover damages for breach of, this Article VI, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all Expenses actually and reasonably incurred by him or her in such judicial adjudication, but only if he or she prevails therein. If it shall be determined in such judicial adjudication that an Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

      SECTION 6.10     Non-Exclusivity. The rights of indemnification and to receive advancement of Expenses provided by this Article VI shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, these Bylaws, any agreement, vote of stockholders, resolution of the Board of Directors or otherwise. The provisions of this Article VI shall continue as to an Indemnitee whose Corporate Status has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

      SECTION 6.11     Insurance and Subrogation. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors or officers of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person serves at the request of the Corporation, each Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of coverage available for any such director or officer under such policy or policies.

      In the event of any payment hereunder, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

      The Corporation shall not be liable under this Article VI to make any payment of amounts otherwise indemnifiable hereunder if, and to the extent that, Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

      SECTION 6.12     Severability. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby; and, to the fullest extent permitted by law, the provisions of this Article VI shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

      SECTION 6.13     Certain Persons Not Entitled to Indemnification. Subject to the provisions of Section 6.9, no person shall be entitled to indemnification or advancement of Expenses under this Article VI with respect to any Proceeding, or any Matter therein, brought or made by such person against the Corporation.

      SECTION 6.14     Definitions. As used in this Article VI, the terms set forth below shall have the following respective meanings:

      “Affiliate” means, with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person.

      “Change of Control” means the occurrence after                     , 20038 of any of the following events: (a) an event required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirement; (b) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the then outstanding voting securities of the Corporation without prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person’s attaining such percentage interest; or (c) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter.

      “Corporate Status” describes the status of (i) an individual who is or was a director or officer of the Corporation, (ii) an individual who is an employee or agent of the Corporation (who is not also director or officer of the Corporation), if the Board of Directors adopts a resolution that specifically states that such employee or agent shall be entitled to the benefits of this Article VI to the same extent as if he were an officer or director, or (iii) an individual identified in clause (i) or (ii) above who is serving at the request of the Corporation as a director, officer or administrator of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

      8 The date of the spin-off.

      “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding.

      “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Section 6.1 or 6.2 by reason of his or her Corporate Status.

      “Independent Counsel” means a law firm, or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the five years prior to his or her selection or appointment has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party, (b) any other party to the Proceeding giving rise to a claim for indemnification hereunder or (c) the beneficial owner, directly or indirectly, of securities of the Corporation representing 5% or more of the combined voting power of the then outstanding voting securities of the Corporation.

      “Matter” is a claim, a material issue or a substantial request for relief.

      “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding, whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 6.9 to enforce his or her rights under this Article VI.

      SECTION 6.15     Notices. Any notice or other communication required or permitted to be sent to the Corporation pursuant to this Article VI shall be addressed to the Secretary of the Corporation and any such notice or other communication to an Indemnitee shall be given in writing by depositing the same in the United States mail, with postage thereon prepaid, addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be so deposited in the United States mail.

      SECTION 6.16     Contractual Rights. The right to be indemnified and to the advancement or reimbursement of Expenses in accordance with this Article VI (i) is a contract right based upon good and valuable consideration, pursuant to which Indemnitee may sue as if these provisions were set forth in a separate written contract between him or her and the Corporation, (ii) is and is intended to be retroactive and shall be available as to events occurring prior to the adoption of these provisions and (iii) shall continue after any rescission or restrictive modification of such provisions as to events occurring prior to such rescission or modification.

ARTICLE VII

NOTICES

      SECTION 7.1     Notices. Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by telegram, telecopy, telex or cable and such notice shall be deemed given at the time when the same is sent.

      SECTION 7.2     Waiver of Notice. Whenever notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any director, member of a committee or stockholder, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders, in person or by proxy, or at a meeting of the Board of Directors or committee thereof shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

AMENDMENTS

      SECTION 8.1     Amendments by Stockholders. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by the affirmative vote of the holders of record of at least 66 2/3% of the combined voting power of all the outstanding stock of the Corporation entitled to vote in respect thereof, voting together as a single class.

      SECTION 8.2     Amendments by Directors. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted, by action of a majority of directors then in office.

ARTICLE IX

GENERAL PROVISIONS

      SECTION 9.1     Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of March of each year, unless otherwise provided by resolution of the Board of Directors.

      SECTION 9.2     Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

      SECTION 9.3     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

APPENDIX E

July 21, 2003

The Special Committee

     of the Board of Directors
Centex Construction Products, Inc.
2728 N. Harwood, Suite 600
Dallas, TX 75201-1516

Gentlemen:

      We understand that Centex Construction Products, Inc. (“CXP”), Centex Corporation (“Centex”) and ARG Merger Corporation, (“Merger Sub”) have proposed to enter into an Agreement and Plan of Merger dated as of July 21, 2003 (the “Merger Agreement”), pursuant to which 9,222,000 of the shares of CXP Common Stock owned by Centex will be exchanged for an equal number of shares of CXP Class B Common Stock, which new class will be entitled to elect 85% of the members of the Board of Directors of CXP and in all other respects be identical to the CXP Common Stock which will be entitled to elect 15% of the members of the Board of Directors of CXP (the “Reclassification”). Additionally, we understand that CXP and Centex have proposed to enter into a Distribution Agreement dated as of July 21, 2003 (the “Distribution Agreement”), pursuant to which (i) CXP will pay a cash dividend of $6.00 per share on a pro rata basis to all of the holders of CXP Common Stock immediately prior to the Reclassification and Distribution (the “Cash Dividend”) and (ii) Centex will then distribute all of its holdings of CXP Class B Common Stock and all of its holdings of CXP Common Stock to Centex’s stockholders on a pro rata basis (the “Distribution”) (the Reclassification, the Cash Dividend and the Distribution are herein collectively referred to as the “Transaction”). You have provided us with copies of the final drafts of the Merger Agreement and the Distribution Agreement. All defined terms not otherwise defined herein shall have the meanings as ascribed to them in such documents.

      You have asked us to render our opinion as to whether the Transaction, taken as a whole, is fair from a financial point of view to the holders of the shares of CXP Common Stock, other than Centex.

      In the course of performing our review and analyses for rendering this opinion, we have:

•	reviewed the final drafts of the Merger Agreement and the Distribution Agreement;

•	reviewed the final drafts of the Restated Certificate of Incorporation including the terms of the CXP Class B Common Stock and CXP Common Stock as described therein and the Amended and Restated Bylaws;

•	reviewed CXP’s Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended March 31, 2001 through 2003, its preliminary results for the quarter ended June 30, 2003 and its Reports on Form 8-K for the three years ended the date hereof;

•	reviewed certain operating and financial information relating to CXP’s business and prospects, including projections for the five years ended March 31, 2008, all as prepared and provided to us by CXP’s management;

The Special Committee of the Board of Directors
Centex Construction Products, Inc.
July 21, 2003

•	met with certain members of CXP’s senior management to discuss CXP’s business, operations, historical and projected financial results and future prospects both on a status quo basis and giving effect to the Transaction;

•	met with certain members of Centex’s senior management and with the financial advisors of Centex to discuss Centex’s strategic and financial rationale for the Transaction;

•	met with the Special Committee of the Board of Directors of CXP to discuss the Transaction rationale, the Transaction structure and its impact on the public holders of CXP Common Stock and alternatives for enhancing the stock float of the CXP Common Stock;

•	reviewed the historical prices, trading multiples, trading volumes and stock float of the CXP Common Stock;

•	reviewed publicly available financial data, stock market performance data, trading multiples and stock float of companies which we deemed generally comparable to CXP;

•	reviewed the terms, stock price performance and stock float characteristics of selected spin-off transactions and step-up spin-off transactions which we deemed generally comparable to the Transaction;

•	reviewed the trading performance of companies with dual-class stock structures that we deemed generally comparable to the dual-class stock structure that CXP will maintain after consummation of the Transaction;

•	reviewed the pro forma financial results, financial condition and capitalization of CXP giving effect to the Transaction; and

•	conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

      We have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided to us by CXP, including, without limitation, the projections. With respect to CXP’s projected financial results, we have relied on representations that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of CXP as to the expected future performance of CXP. We have not assumed any responsibility for the independent verification of any such information or of the projections provided to us, and we have further relied upon the assurances of the senior management of CXP that they are unaware of any facts that would make the information and projections provided to us incomplete or misleading.

      In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets or liabilities (contingent or otherwise) of CXP, nor have we been furnished with any such appraisals. We have assumed, with your consent, that (i) the Reclassification and Merger will qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the Distribution will qualify as a tax-free transaction within the meaning of Section 355 of the Internal Revenue Code, (iii) the Cash Dividend will be a taxable dividend to CXP’s shareholders, and (iv) the Administrative Services Agreement, the Intellectual Property Agreement and the Sublease Agreement, when executed, will provide that the transactions and services contemplated by such agreements will be effected on terms substantially equivalent to the current arrangements between Centex and CXP with respect thereto. We understand that the Transaction will be conditioned upon receiving a ruling from the Internal Revenue Service to the effect that the Distribution will be a tax-free distribution within the meaning of Section 355 of the Internal Revenue Code. We have assumed that the Transaction will be consummated in a timely manner and in accordance with the terms of the Merger Agreement and Distribution Agreement without

The Special Committee of the Board of Directors
Centex Construction Products, Inc.
July 21, 2003

any limitations, restrictions, conditions, amendments, waivers or modifications, regulatory or otherwise, that collectively would have a material effect on CXP or the stockholders of CXP (other than Centex).

      We do not express any opinion as to the price or range of prices at which the shares of CXP Common Stock may trade subsequent to the announcement of the Transaction or as to the price or range of prices at which the shares of CXP Common Stock or CXP Class B Common Stock may trade subsequent to the consummation of the Transaction.

      We have acted as a financial advisor to the Special Committee of the Board of Directors of CXP in connection with the Transaction and will receive a customary fee for such services. In the ordinary course of business, Bear Stearns and its affiliates may actively trade the equity and debt securities and/or bank debt of Centex and CXP for our own account and for the account of our customers and, accordingly, may at any time hold a long or short position in such securities or bank debt.

      It is understood that this letter is intended for the benefit and use of the Board of Directors and the Special Committee of the Board of Directors of CXP and that the Special Committee of the Board of Directors of CXP will rely, in part, upon this letter in exercising its business judgment in making a recommendation to the Board of Directors and any holders of CXP Common Stock as to how to vote in connection with the Transaction. This letter does not constitute a recommendation to the Board of Directors or the Special Committee of the Board of Directors of CXP or any holders of CXP Common Stock as to how to vote in connection with the Transaction. This opinion does not address CXP’s underlying business decision to pursue the Transaction, the relative merits of the Transaction as compared to any alternative business strategies that might exist for CXP, the financing of the Transaction or the effects of any other transaction in which CXP might engage. This letter is not to be used for any other purpose, or be reproduced, disseminated, quoted from or referred to at any time, in whole or in part, without our prior written consent; provided, however, that this letter may be included in its entirety in any proxy statement to be distributed to the holders of CXP Common Stock in connection with the Transaction. Our opinion is subject to the assumptions and conditions contained herein and is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof except as requested by the Special Committee of the Board of Directors of CXP in accordance with the terms of our engagement letter.

      Based on and subject to the foregoing, it is our opinion that, as of the date hereof, the Transaction, taken as a whole, is fair from a financial point of view to the holders of CXP Common Stock, other than Centex.

Very truly yours,

BEAR, STEARNS & CO. INC.

By:

Senior Managing Director

APPENDIX F

CENTEX CONSTRUCTION PRODUCTS, INC.

INCENTIVE PLAN

      1. Plan. This Centex Construction Products, Inc. Incentive Plan (the “Plan”) is a combined amendment and restatement of the Centex Construction Products, Inc. Amended and Restated Stock Option Plan and the Centex Construction Products, Inc. 2000 Stock Option Plan (the “Existing Plans”) which were adopted by the Corporation to reward certain key Employees of the Corporation and its Affiliates and Nonemployee Directors of the Corporation by enabling them to acquire shares of Common Stock of the Corporation.

      2. Objectives. The purpose of this Centex Construction Products, Inc. Incentive Plan is to further the interests of the Corporation and its shareholders by providing incentives in the form of Awards to key Employees and Nonemployee Directors who can contribute materially to the success and profitability of the Corporation and its Affiliates. Such Awards will recognize and reward outstanding performances and individual contributions and give Participants in the Plan an interest in the Corporation parallel to that of the shareholders, thus enhancing the proprietary and personal interest of such Participants in the Corporation’s continued success and progress. This Plan will also enable the Corporation and its Affiliates to attract and retain such Employees and Nonemployee Directors.

      3. Definitions. As used herein, the terms set forth below shall have the following respective meanings:

“Affiliate” means a Subsidiary or Joint Venture.

“Authorized Officer” means the Chief Executive Officer of the Corporation (or any other senior officer of the Corporation to whom he or she shall delegate the authority to execute any Award Agreement, where applicable).

“Award” means an Employee Award or a Director Award.

“Award Agreement” means a written agreement setting forth the terms, conditions and limitations applicable to an Award, to the extent the Committee determines such agreement is necessary.

“Board” means the Board of Directors of the Corporation.

“Cash Award” means an award denominated in cash.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the independent Compensation Committee of the Board as is designated by the Board to administer the Plan.

“Common Stock” means Centex Construction Products, Inc. common stock, par value $.01 per share.

“Corporation” means Centex Construction Products, Inc., a Delaware corporation, or any successor thereto.

“Director” means an individual who is a member of the Board.

“Director Award” means any Nonqualified Options or Stock Award granted, whether singly, in combination or in tandem, to a Participant who is a Nonemployee Director pursuant to such applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Disability” means a disability that renders the Participant unable to engage in any occupation in accordance with the terms of the Long Term Disability Plan of Centex Construction Products, Inc.

“Dividend Equivalents” means, with respect to Stock Units or shares of Restricted Stock that are to be issued at the end of the Restriction Period, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period on a like number of shares of Common Stock.

“Employee” means an employee of the Corporation or any of its Affiliates and an individual who has agreed to become an Employee of the Corporation or any of its Affiliates and actually becomes such an Employee within the following six months.

“Employee Award” means any Option, SAR, Stock Award, Cash Award, or Performance Award granted, whether singly, in combination or in tandem, to a Participant who is an Employee pursuant to such applicable terms, conditions and limitations (including treatment as a Performance Award) as the Committee may establish in order to fulfill the objectives of the Plan.

“Employee Director” means an individual serving as a member of the Board who is an Employee of the Corporation or any of its Affiliates.

“Equity Award” means any Option, SAR, Stock Award, or Performance Award (other than a Performance Award denominated in cash) granted to a Participant under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) (A) if Common Stock is listed on a national securities exchange, the mean between the highest and lowest sales price per share of such Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise, (B) the mean between the highest and lowest sales price per share of such Common Stock reported on the consolidated transaction reporting system for The Nasdaq Stock Market, Inc. or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported, (C) if Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by The Nasdaq Stock Market, Inc., or, if not reported by The Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated or (D) if Common Stock is not publicly traded, the most recent value determined by an independent appraiser appointed by the Corporation for such purpose, or (ii) if applicable, the price per share as determined in accordance with the procedures of a third party administrator retained by the Corporation to administer the Plan.

“Grant Date” means the date an Award is granted to a Participant pursuant to the Plan. The Grant Date for a substituted award is the Grant Date of the original award.

“Grant Price” means the price at which a Participant may exercise his or her right to receive cash or Common Stock, as applicable, under the terms of an Award.

“Incentive Stock Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Joint Venture” means any joint venture or partnership in which the Corporation has at least 50% ownership, voting, capital or profit interests (in whatever form) and which is a subsidiary of the Corporation within the meaning of the Securities Act of 1933, as amended.

“Nonemployee Director” means an individual serving as a member of the Board who is not an Employee of the Corporation or any of its Affiliates.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified Grant Price, which may be an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an Employee or Nonemployee Director to whom an Award has been granted under this Plan.

“Performance Award” means an Award made pursuant to this Plan that is subject to the attainment in the future of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Qualified Performance Award shall be earned.

“Qualified Performance Award” means a Performance Award made to a Participant who is an Employee that is intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, as described in Section 8(a)(v)(B) of the Plan.

“Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.

“Restriction Period” means a period of time beginning as of the Grant Date of an Award of Restricted Stock and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means termination from employment at age 62 or later with at least 10 years of service.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash, Common Stock or a combination of cash and Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified Grant Price, in each case, as determined by the Committee.

“Stock Award” means an Award in the form of shares of Common Stock or Stock Units, including an award of Restricted Stock.

“Stock Unit” means a unit equal to one share of Common Stock (as determined by the Committee) granted to either an Employee or a Nonemployee Director.

“Subsidiary” means any corporation, partnership, limited liability company or other business venture or entity of which the Corporation directly or indirectly owns 50% or more of the ownership interest in such entity, as determined by the Committee in its sole and absolute discretion (such determination by the Committee to be conclusively established by the grant of an Award by the Committee to an officer or employee of such an entity).

      4. Eligibility.

      (a) Employees. Employees eligible for the grant of Employee Awards under this Plan are those Employee Directors and Employees who hold positions of responsibility and whose performance, in the judgment of the Committee, can have a significant effect on the success of the Corporation and its Affiliates.

      (b) Directors. Members of the Board eligible for the grant of Director Awards under this Plan are those who are Nonemployee Directors.

      5. Common Stock Available for Awards. Subject to the provisions of paragraph 16 hereof, there shall be available for Awards under this Plan granted or payable wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 1,875,000 shares (which includes shares of Common Stock subject to awards outstanding under the Existing Plans less those shares issued after the date of Board approval of the Plan and before shareholder approval of the Plan pursuant to outstanding grants). All of the shares authorized for issuance to Employees may be issued pursuant to Incentive Options granted to Employees, Nonqualified Stock

Options granted to Employees or any combination thereof. All shares are available for issuance pursuant to Stock Awards (including Stock Awards that are granted as Performance Awards).

      The number of shares of Common Stock that are the subject of Awards under this Plan that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or otherwise in a manner such that all or some of the shares covered by an Award are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall not be counted against the aggregate plan maximum or any sublimit set forth above and shall again immediately become available for Awards hereunder. If the Grant Price or other purchase price of any Option or other Award granted under the Plan is satisfied by tendering shares of Common Stock to the Corporation, or if the tax withholding obligation resulting from the settlement of any such Option or other Award is satisfied by tendering or withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock tendered or withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. Shares of Common Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity shall not reduce the maximum number of shares of Common Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Corporation’s or a Affiliate’s acquiring another entity or an interest in another entity. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement. The Board and the appropriate officers of the Corporation shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

      6. Administration.

      (a) This Plan shall be administered by the Committee except as otherwise provided herein.

      (b) Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Corporation and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions applicable to an Award, waive any restriction or other provision of this Plan (insofar as such provision relates to Awards) or an Award or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant to whom such Award was granted or (ii) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Corporation’s stockholders, Options issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Option. The Committee may make an Award to an individual who it expects to become an Employee of the Corporation or any of its Affiliates within the next six months, with such award being subject to the individual’s actually becoming an Employee within such time period, and subject to such other terms and conditions as may be established by the Committee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the Plan purposes. Any decision of the Committee, with respect to Awards, in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned.

      (c) No member of the Committee or officer of the Corporation to whom the Committee has delegated authority in accordance with the provisions of paragraph 7 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Corporation in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

      7. Delegation of Authority. Following the authorization of a pool of cash or shares of Common Stock to be available for Awards, the Committee may authorize the Chief Executive Officer of the Corporation or a committee consisting solely of members of the Board to grant individual Employee Awards from such pool pursuant to such conditions or limitations as the Committee may establish. The Committee may also delegate to the Chief Executive Officer and to other executive officers of the Corporation its administrative duties under this Plan (excluding its granting authority) pursuant to such conditions or limitations as the Committee may establish. The Committee may engage or authorize the engagement of a third party administrator to carry out administrative functions under the Plan.

      8. Awards.

      (a) The Committee shall determine the type or types of Awards to be made under this Plan and shall designate from time to time the Participants who are to be the recipients of such Awards. Each Award may, in the discretion of the Committee, be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Corporation. Awards may consist of those listed in this paragraph 8(a) and may be granted singly, in combination or in tandem. Awards may also be granted in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under this Plan or any other plan of the Corporation or any of its Affiliates, including the plan of any acquired entity. An Award may provide for the grant or issuance of additional, replacement or alternative Awards upon the occurrence of specified events. All or part of an Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Corporation and its Affiliates, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. Upon the termination of employment by a Participant who is an Employee, any unexercised, deferred, unvested or unpaid Employee Awards shall be treated as set forth in the applicable Employee Award Agreement or as otherwise specified by the Committee.

      (i) Option. An Employee Award or Director Award may be in the form of an Option; provided that Options granted as Director Awards are not Incentive Stock Options. The Grant Price of an Option shall be not less than the Fair Market Value of the Common Stock subject to such Option on the Grant Date. Notwithstanding anything contrary contained in this Plan, in no event shall the term of the Option extend more than ten (10) years after the Grant Date. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Options awarded to Participants pursuant to this Plan, including the Grant Price, the term of the Options, the number of shares subject to the Option and the date or dates upon which they become exercisable, shall be determined by the Committee.

      (ii) Stock Appreciation Rights. An Employee Award may be in the form of an SAR. On the Grant Date, the Grant Price of an SAR shall be not less than the Fair Market Value of the Common Stock subject to such SAR. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period for an SAR shall extend no more than 10 years after the Grant Date. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any SARs awarded pursuant to this Plan, including the Grant Price, the term of any SARs and the date or dates upon which they become exercisable, shall be determined by the Committee.

      (iii) Stock Award. An Employee Award or Director Award may be in the form of a Stock Award. The terms, conditions and limitations applicable to any Stock Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award granted as an Employee Award which is not a Performance Award shall have a minimum Restriction Period of three years from the Grant Date, provided that (i) the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement, (ii) such three-year minimum Restriction Period shall not apply to a Stock Award that is granted in lieu of salary or bonus, and (iii) vesting of a Stock Award may occur incrementally over the three-year minimum Restricted Period.

      (iv) Cash Award. An Employee Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to any Cash Awards granted pursuant to this Plan shall be determined by the Committee.

      (v) Performance Award. Without limiting the type or number of Employee Awards or Director Awards that may be made under the other provisions of this Plan, an Employee Award or Director Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to any Performance Awards granted to Participants pursuant to this Plan shall be determined by the Committee; provided that any Stock Award granted as an Employee Award which is a Performance Award shall have a minimum Restriction Period of one year from the Grant Date, provided that the Committee may provide for earlier vesting upon a termination of employment by reason of death, Disability or Retirement. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant.

      (A) Nonqualified Performance Awards. Performance Awards granted to Employees or Directors that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be based on achievement of such goals and be subject to such terms, conditions and restrictions as the Committee or its delegate shall determine.

      (B) Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates and (y) the lapse of 25% of the period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. Such a Performance Goal may be based on one or more business criteria that apply to the Employee, one or more business units or divisions of the Corporation or the applicable sector, or the Corporation as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal may include one or more of the following: Stock price measures (including but not limited to growth measures and total shareholder return); Earnings per share (actual or targeted growth); Earnings before interest, taxes, depreciation, and amortization (“EBITDA”); Economic value added (“EVA”); Net income measures (including but not limited to income after capital costs and income before or after taxes); Operating income; Cash flow measures; Return measures (including but not limited to return on average assets, risk-adjusted return on capital, and return on average equity); Operating measures (including sales volumes, production volumes and production efficiency); Expense measures (including but not limited to overhead cost and general and administrative expense); Margins; and corporate values measures (including ethics compliance, environmental, and safety).

      Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation §1.162-27(e)(2)(i), as to grants to those Employees whose compensation is, or is likely to be, subject to Section 162(m) of the Code, and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to this Plan shall be determined by the Committee.

      (b) Notwithstanding anything to the contrary contained in this Plan, the following limitations shall apply to any Employee Awards made hereunder:

(i) no Participant may be granted, during any fiscal year, Employee Awards consisting of Options or SARs (including Options or SARs that are granted as Performance Awards) that are exercisable for more than 200,000 shares of Common Stock;

(ii) no Participant may be granted, during any fiscal year, Employee Awards consisting of Stock Awards (including Stock Awards that are granted as Performance Awards) covering or relating to more than 100,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above and (c)(i) and (ii) below, being hereinafter collectively referred to as the “Stock Based Awards Limitations”); and

(iii) no Participant may be granted Employee Awards under this Plan consisting of cash (including Awards that are granted as Performance Awards) in respect of any fiscal year having a value determined on the Grant Date in excess of $3,000,000.

      (c) Notwithstanding anything to the contrary contained in this Plan the following limitations shall apply to any Director Awards made hereunder:

(i) no Participant may be granted, during any fiscal year, Director Awards consisting of Options that are exercisable for more than 25,000 shares of Common Stock and

(ii) no Participant may be granted, during any fiscal year, Director Awards consisting of Stock Awards covering or relating to more than 15,000 shares of Common Stock.

      (d) Prior to the effective date of this amendment and restatement, certain awards on shares of Common Stock (the “Existing Awards”) have been granted under the Existing Plans as in effect from time to time. As of the effective date of this Plan, each Existing Award shall continue to be outstanding and the shares of Common Stock that are the subject of such Existing Awards shall be subject to adjustment in accordance with Section 16 and to the other provisions of the Plan.

      9. Change in Control Under Existing Plans. Unless otherwise expressly provided in the applicable award agreement, the change in control provisions under the Existing Plans shall govern the awards previously granted thereunder.

      10. Non-United States Participants. The Committee may grant awards to persons outside the United States under such terms and conditions as may, in the judgment of the Committee, be necessary or advisable to comply with the laws of the applicable foreign jurisdictions and, to that end, may establish sub-plans, modified option exercise procedures and other terms and procedures. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, any governing statute, or any other applicable law.

      11. Payment of Awards.

      (a) General. Payment made to a Participant pursuant to an Award may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If such payment is made in the form of Restricted Stock, the Committee shall specify whether the underlying shares are to be issued at the beginning or end of the Restriction Period. In the event that shares of Restricted Stock are to be issued at the beginning of the Restriction Period, the certificates evidencing such shares (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. In the event that shares of Restricted Stock are to be issued at the end of the Restricted Period, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine.

      (b) Deferral. With the approval of the Committee, amounts payable in respect of Awards may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards or any other compensation otherwise payable by the Corporation in accordance with procedures established by the Committee and may provide that such deferred compensation may be payable in shares of Common Stock. Any deferred payment pursuant to an Award, whether elected by the Participant or specified by the Award Agreement or the terms of the Award or by the Committee, maybe forfeited if and to the extent that the Award Agreement or the terms of the Award so provide.

      (c) Dividends, Earnings and Interest. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest or other earnings on deferred cash payments and Dividend Equivalents for Stock Awards.

      (d) Substitution of Awards. Subject to paragraphs 14 and 16, at the discretion of the Committee, a Participant who is an Employee may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type.

      12. Option Exercise. The Grant Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the optionee, the optionee may purchase such shares by means of tendering Common Stock or surrendering another Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for Participants to tender Common Stock or other Awards provided that any Common Stock that is or was the subject of an Award may be so tendered only if it has been held by the Participant for six months. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of an Option, a number of the shares issued upon the exercise of the Option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee. The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time, provided that such rules and procedures are not inconsistent with the provisions of this paragraph.

      An optionee desiring to pay the Grant Price of an Option by tendering Common Stock using the method of attestation may, subject to any such conditions and in compliance with any such procedures as the Committee may adopt, do so by attesting to the ownership of Common Stock of the requisite value in which case the Corporation shall issue or otherwise deliver to the optionee upon such exercise a number of shares of Common Stock subject to the Option equal to the result obtained by dividing (a) the excess of the aggregate Fair Market Value of the shares of Common Stock subject to the Option for which the Option (or portion thereof) is being exercised over the Grant Price payable in respect of such exercise by (b) the Fair Market Value per share of Common Stock subject to the Option, and the optionee may retain the shares of Common Stock the ownership of which is attested.

      13. Taxes. The Corporation or its designated third party administrator shall have the right to deduct applicable taxes from any Employee Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes or other amounts required by law or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Corporation of shares of Common Stock theretofore owned by the holder of the Employee Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. The Committee may provide for loans, to the extent not otherwise prohibited by law, on either a short term or demand basis, from the Corporation to a Participant who is an Employee to permit the payment of taxes required by law.

      14. Amendment, Modification, Suspension or Termination of the Plan. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made without the consent of such Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Corporation to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Corporation’s stock is listed.

      15. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement or the terms of the Award, no Award or any other benefit under this Plan shall be assignable or otherwise transferable except by will, by beneficiary designation or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. In the event that a beneficiary designation conflicts with an assignment by will, the beneficiary designation will prevail. The Committee may prescribe and include in applicable Award Agreements or the terms of the Award other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this paragraph 15 shall be null and void.

      16. Adjustments.

      (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Corporation or its business or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the existing Common Stock) or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

      (b) In the event of any subdivision or consolidation of outstanding shares of Common Stock, declaration of a dividend payable in shares of Common Stock or other stock split, then (i) the number of shares of Common Stock reserved under this Plan and available for issuance pursuant to specific types of Awards as described in paragraph 5, (ii) the number of shares of Common Stock covered by outstanding Awards, (iii) the Grant Price or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards, and (v) the Stock Based Awards Limitations shall each be proportionately adjusted by the Board as appropriate to reflect such transaction. In the event of any other recapitalization or capital reorganization of the Corporation, any consolidation or merger of the Corporation with another corporation or entity, the adoption by the Corporation of any plan of exchange affecting Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Board shall make appropriate adjustments to (x) the number of shares of Common Stock reserved under this Plan and (y)(i) the number of shares of Common Stock covered by Awards, (ii) the Grant Price or other price in respect of such Awards, (iii) the appropriate Fair Market Value and other price determinations for such Awards, and (iv) the Stock Based Awards Limitations to reflect such transaction; provided that such adjustments shall only be such as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without increasing, the value of such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall be authorized (x) to assume under the Plan previously issued compensatory awards, or to substitute new Awards for previously issued compensatory awards, including Awards, as part of such adjustment; (y) to cancel Awards that are Options or SARs and give the Participants who are the holders of such Awards notice and opportunity to exercise for 30 days prior to such cancellation; or (z) to cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.

      17. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Corporation shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

      18. Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants under this Plan, any such accounts shall be used merely as a bookkeeping convenience, including bookkeeping accounts established by a third party administrator retained by the Corporation to administer the Plan. The Corporation shall not be required to segregate any assets for purposes of this Plan or Awards hereunder, nor shall the Corporation, the Board or the Committee be deemed to be a trustee of any benefit to be granted under this Plan. Any liability or obligation of the Corporation to any Participant with respect to an Award under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement or the terms of the Award, and no such liability or obligation of the Corporation shall be deemed to be secured by any pledge or other encumbrance on any property of the Corporation. Neither the Corporation nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

      19. Right to Employment. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Corporation to terminate any Participant’s employment or other service relationship at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Corporation.

      20. Successors. All obligations of the Corporation under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Corporation.

      21. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

      22. Effectiveness and Term. The Existing Plans shall be amended and restated in their entirety as set forth herein effective as of the date of approval of the Plan by the stockholders of the Corporation. No Award shall be made ten years after the date of such stockholder approval.

CENTEX CONSTRUCTION PRODUCTS, INC.

Proxy for Special Meeting of Stockholders to be Held                 , 2003
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned stockholder of Centex Construction Products, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Centex Construction Products, Inc. Proxy Statement, each dated                 , 2003, and hereby appoints                               , and each of them singly, each with full power of substitution, as the proxy and attorney-in-fact of the undersigned with full authority to represent and vote all shares of common stock of the undersigned at the special meeting of stockholders to be held at 2728 N. Harwood, 10th Floor, Dallas, TX on                 , 2003, at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth in the Proxy Statement and upon those other matters as may properly come before the special meeting, voting as specified on the reverse side of this proxy card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named person on such other matters as may properly come before the special meeting. The undersigned hereby revokes any proxy previously given.

     The shares represented by this proxy will be voted as directed by the undersigned. The board of directors of Centex Construction Products, Inc. recommends a vote “FOR” each of Proposals One through Seven. IF THIS PROXY IS SIGNED AND RETURNED AND DOES NOT SPECIFY A VOTE ON ONE OR MORE OF THE PROPOSALS, THE PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AS TO WHICH NO VOTE IS SPECIFIED.

SEE REVERSE SIDE

(Continued and to be signed on the reverse side)

[ X ]	Please mark your votes as in this example	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF PROPOSALS 1 – 9.

1.	Approval of Recapitalization Proposal	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

2.	Approval of Staggered Board Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

3.	Approval of Written Consent Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

4.	Approval of Special Meeting Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

5.	Approval of Supermajority Voting Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

6.	Approval of Authorized Capital Increase Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

7.	Approval of Name Change Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

8.	Approval of Stockholders’ Rights Plan Proposal (This Proposal is conditioned on the approval of Proposal 1)	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

9.	Approval of Incentive Plan Proposal	[ ]	FOR	[ ]	AGAINST	[ ]	ABSTAIN

[ ]	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

[ ]	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as your name appears on your stock certificate. For joint accounts, each owner should sign. Executors, Administrators, Trustees, etc. should give full title.

Date:	Signature:	Signature:	Title: